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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                                PROXY STATEMENT
       PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 4)

  Filed by the registrant [X]
  Filed by a party other than the registrant [_]
  Check the appropriate box:
  [_] Preliminary proxy statement
  [X] Definitive proxy statement
  [_] Definitive additional materials
  [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           A. L. LABORATORIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           A. L. LABORATORIES, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

  [_] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
  6(j)(2).
  [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
  11.

  (1)  Title of each class of securities to which transaction applies:
_______________________________________________________________________________

  (2)  Aggregate number of securities to which transactions applies:
_______________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
_______________________________________________________________________________

  (4)  Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
_______________________________________________________________________________

  (2)  Form, schedule or registration statement no.:
_______________________________________________________________________________

  (3)  Filing party:
_______________________________________________________________________________

  (4)  Date filed:
_______________________________________________________________________________
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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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

                        [A. L. LABORATORIES LETTERHEAD]

                                                                 August 22, 1994

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of A.
L. Laboratories, Inc. ("A. L. Laboratories" or the "Company") to be held on September 27, 1994, at 11:00 a.m., local time, at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey 07670 (the "Special Meeting").

  At the Special Meeting, you will be asked to approve the Restructuring Agreement dated as of May 16, 1994 by and among Apothekernes Laboratorium A.S, a corporation organized and existing under the laws of the Kingdom of Norway ("A. L. Oslo"), and the Company (the "Restructuring Agreement") and the transactions contemplated thereby. The Restructuring Agreement provides, among other things, for the acquisition (the "Acquisition") by the Company of the pharmaceutical, animal health, aquatic animal health and bulk antibiotics businesses of A. L. Oslo (the pharmaceutical, animal health, aquatic animal health and bulk antibiotics businesses of A. L. Oslo, including certain of its subsidiaries, being collectively referred to herein as the "Related Norwegian Businesses") for approximately $23.1 million (subject to adjustments) and warrants to purchase 3,600,000 shares of the Company's Class A Common Stock, par value $0.20 per share (the "Class A Stock"). The warrants will have an exercise price equal to 140% of the average trading price of the Class A Stock over a specified period, subject to adjustments, generally become exercisable one year after closing and expire on the later of December 31, 1998 or the date which is 51 months after the closing date of the transactions contemplated by the Restructuring Agreement. The Restructuring Agreement also provides for A.
L. Oslo to transfer the Related Norwegian Businesses to a newly formed Norwegian corporation ("New A. L. Oslo") through a "demerger" (a transaction similar to a spin-off in the United States). In the demerger, each holder of a share of capital stock of A. L. Oslo will be entitled to receive one share of capital stock of New A. L. Oslo for each share of capital stock of A. L. Oslo that it holds. The Company will make the Acquisition through an offer (the "Exchange Offer") to acquire all shares of New A. L. Oslo which the A. L. Oslo shareholders are entitled to receive in the demerger.

  The Restructuring Agreement further provides that the Company will transfer substantially all of its operations, consisting primarily of its animal health business and its administrative personnel and facilities, to a newly formed, wholly owned subsidiary to be named "A. L. Laboratories, Inc." In addition, if the Restructuring Agreement and the transactions contemplated thereby are approved, you will be asked to approve an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation Amendment"), which will be effective upon consummation of the Acquisition, to increase the percentage of directors elected by the holders of the Class A Stock from 25% to 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors) and to change the name of the Company to "A.L. Pharma Inc."

  A. L. Laboratories was formed as a wholly owned subsidiary of A. L. Oslo in 1975. The Company went public in 1984 and A. L. Oslo remains the Company's largest shareholder through ownership of all of the Company's shares of Class B Common Stock, representing approximately 38% of all outstanding shares of the Company.

  There has been interest for some time in combining the Related Norwegian Businesses with the Company because of their related and complementary nature. The objective of the combination is to create an entity that will be in a stronger position to compete on a worldwide basis in specialized pharmaceutical and animal health products. Among other things, the proposed transaction offers opportunities for strengthened and more effective marketing including sales force consolidation, broadening of the Company's product lines and more effective research and development through coordinated efforts. Further, the Company's Board of Directors believes that the Acquisition has the potential to add to the earnings of the Company for 1994 and 1995.

  The proposed transaction more than doubles the Company's sales of finished dosage-form pharmaceuticals in the Nordic countries, opens the Company's access to the world market outside North America for bacitracin-based feed additives, including BMD (R), adds important pharmaceutical grade bulk antibiotic products to the present product line and expands specialized fermentation capabilities, while creating the world's leading supplier of fish vaccines. For the year ended December 31, 1993, the Related Norwegian Businesses to be acquired by the Company had total revenues of $78,467,000 and operating income of $8,599,000, and at June 30, 1994 had total assets of $115,746,000, long-term debt of $65,157,000, and stockholders' equity of $21,966,000.

  FOLLOWING A RECOMMENDATION BY A SPECIAL COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS CONSISTING OF DIRECTORS ELECTED BY THE HOLDERS OF CLASS A STOCK, THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RESTRUCTURING AGREEMENT AND THE TRANSACTIONS (INCLUDING THE CERTIFICATE OF INCORPORATION AMENDMENT) CONTEMPLATED THEREBY AS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND FAIR TO THE HOLDERS OF CLASS A STOCK AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS RELATING THERETO. Further, Lehman Brothers, a nationally recognized investment banking firm, was retained by the Special Committee of the Company's Board of Directors and has issued a written opinion that the consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and the holders of Class A Stock.

  At the Special Meeting, if the Restructuring Agreement and the Transactions are approved, you will also be asked to elect one director to the Board of Directors to serve effective upon consummation of the Acquisition until the 1995 Annual Meeting of Stockholders. THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IF THE RESTRUCTURING AGREEMENT AND THE TRANSACTIONS ARE APPROVED, YOU VOTE FOR ELECTION AS A DIRECTOR THE BOARD'S NOMINEE LISTED IN THE PROXY STATEMENT ACCOMPANYING THIS LETTER.

  In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by the Company's stockholders at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed Transactions and other matters to be considered at the Special Meeting and includes certain information concerning the Company, New A. L. Oslo and the Related Norwegian Businesses.

  YOUR VOTE IS IMPORTANT. APPROVAL OF THE RESTRUCTURING AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY REQUIRES, AMONG OTHER THINGS, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A STOCK, VOTING AS A SINGLE CLASS. IF A SHARE OF CLASS A STOCK IS NOT VOTED IT WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH MATTER. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, STOCKHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON SHOULD YOU ATTEND THE MEETING. PLEASE ACT AT YOUR EARLIEST CONVENIENCE.

                                          Very truly yours,

                                          /s/ Einar W. Sissener

                                          Einar W. Sissener
                                          Chairman of the Board and Chief
                                          Executive Officer

                                      LOGO

                            A. L. LABORATORIES, INC.
                              ONE EXECUTIVE DRIVE
                                 P.O. BOX 1399
                           FORT LEE, NEW JERSEY 07024

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 27, 1994

                               ----------------

To the Stockholders of A. L. Laboratories, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of A. L. Laboratories, Inc., a Delaware corporation (the "Company"), will be held at THE CLINTON INN HOTEL, 145 DEAN DRIVE, TENAFLY, NEW JERSEY 07670, on Tuesday, September 27, 1994 at 11:00 a.m., local time, to consider and act upon the following matters:

    1. Approval of a Restructuring Agreement dated as of May 16, 1994 by and between Apothekernes Laboratorium A.S, a corporation organized and existing under the laws of the Kingdom of Norway ("A. L. Oslo"), and the Company and the transactions contemplated thereby, including, among other things, (i) the acquisition (the "Acquisition") by the Company of the pharmaceutical, animal health, aquatic animal health and bulk antibiotics businesses of A.
  L. Oslo and (ii) the transfer of substantially all of the Company's operations to a newly formed subsidiary of the Company.

    2. If the matter referred to in item 1 is approved, approval of an amendment to the Company's Certificate of Incorporation to increase the percentage of directors elected by holders of the Company's Class A Common Stock (the "Class A Stockholders") from 25% to 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors).

    3. If the matter referred to in item 1 is approved, approval of an amendment to the Company's Certificate of Incorporation to change the Company's name to "A.L. Pharma Inc."

    4. If the matter referred to in item 1 is approved, election by the Class A Stockholders of one director to the Company's Board of Directors to hold office effective upon consummation of the Acquisition until the 1995 Annual Meeting of Stockholders and until such person's successors shall be elected and shall qualify.

    5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  If the matter referred to in item 1 is not approved by the Company's stockholders, including holders of a majority of the outstanding shares of the Company's Class A Common Stock voting as a separate class, or the Acquisition is not consummated for any other reason, the amendments to the Company's Certificate of Incorporation (the matters referred to in items 2 and 3) and the election of a new director by the Class A Stockholders (the matter referred to in item 4) will not take effect as they are expressly conditioned upon the consummation of the Acquisition.

  The Board of Directors has fixed the close of business on August 18, 1994 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE WHICH, IF MAILED IN THE UNITED STATES, REQUIRES NO ADDITIONAL POSTAGE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR COOPERATION IS APPRECIATED.

  A Proxy Statement accompanies this notice.

                                          By order of the Board of Directors,

                                          Beth P. Hecht
                                          Secretary

August 22, 1994

                                 --IMPORTANT--

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE SPECIAL MEETING. APPROVAL OF THE MATTERS REFERRED TO IN ITEMS 1, 2 AND 3 REQUIRES, AMONG OTHER THINGS, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A STOCK, VOTING AS A SINGLE CLASS. IF A SHARE OF CLASS A STOCK IS NOT VOTED IT WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH MATTERS. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE TAKE A MOMENT TO SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. YOUR PROMPTNESS WILL ASSIST YOUR COMPANY IN AVOIDING ADDITIONAL COSTS OF SOLICITATION.

                                      LOGO

                            A. L. LABORATORIES, INC.
                              ONE EXECUTIVE DRIVE
                                 P.O. BOX 1399
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                AUGUST 22, 1994

                    ----------------------------------------

              Proxy Statement for Special Meeting of Stockholders

                    ----------------------------------------

                        To Be Held on September 27, 1994

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of A. L. Laboratories, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on September 27, 1994, at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey 07670, at 11:00 a.m., local time, and at any adjournment or postponement thereof.

The Special Meeting has been called to consider and vote upon, among other things, the approval of a Restructuring Agreement (the "Restructuring Agreement") dated as of May 16, 1994 by and between the Company and Apothekernes Laboratorium A.S, a corporation organized and existing under the laws of the Kingdom of Norway ("A. L. Oslo"), and the transactions contemplated thereby, which generally provide for the combination of the related businesses of the Company and A. L. Oslo. The transactions contemplated by the Restructuring Agreement (such transactions, each one conditioned on the others, being referred to as the "Transactions") are (i) the acquisition (the "Acquisition") by the Company of the pharmaceutical, animal health, aquatic animal health and bulk antibiotics businesses of A. L. Oslo (the pharmaceutical, animal health, aquatic animal health and bulk antibiotics businesses of A. L. Oslo, including certain of its subsidiaries, being collectively referred to herein as the "Related Norwegian Businesses"), and
(ii) certain actions (the "A. L. Labs Actions") to change the Company's name, to increase the percentage of directors elected by the holders of the Company's Class A Common Stock, par value $0.20 per share (the "Class A Stock"), and to transfer substantially all of the Company's operations to a newly formed subsidiary of the Company. A. L. Oslo, as the beneficial owner of 100% of the outstanding shares of the Company's Class B Common Stock, par value $0.20 per share (the "Class B Stock"), is currently entitled to elect 75% of the members of the Company's Board of Directors and to cast in excess of a majority of the votes generally entitled to be cast on matters presented to the stockholders of the Company. Accordingly, A. L. Oslo is able to control the Company. The Restructuring Agreement and the Transactions, however, are subject to approval of the holders of a majority of the outstanding shares of Class A Stock, voting as a separate class.

The Restructuring Agreement provides that the Company will acquire the Related Norwegian Businesses for a consideration ("Consideration") equal to (i) a cash amount, which is subject to adjustment under certain circumstances, of 170,000,000 Norwegian kroner ($24.6 million based on an exchange rate as of June 30, 1994) and (ii) warrants (the "Warrants") to purchase 3,600,000 shares of Class A Stock. The cash portion of the Consideration has already been reduced to NOK 160,000,000 ($23.1 million based on an exchange rate as of June 30, 1994) as a result of a NOK 10,000,000 cash dividend paid by A. L. Oslo to its shareholders on June 8, 1994. The Acquisition will be made pursuant to an offer (the "Exchange Offer") by the Company to the holders of ordinary shares of A. L. Oslo capital stock ("A. L. Oslo Shares") to exchange for each share of capital stock (the "New A.
L. Oslo Shares") of a new corporation to be organized under the laws of the Kingdom of Norway ("New A. L. Oslo") to be issued to them upon consummation of the Demerger (as defined below) a pro rata portion of the Consideration. If the Company obtains more than 90% of the outstanding New A. L. Oslo Shares upon consummation of the Exchange Offer, it intends to compel, as permitted under Norwegian law, any remaining holders of New A. L. Oslo Shares who did not accept the Exchange Offer to sell such shares to the Company. Immediately prior to the consummation of the Exchange Offer, A. L. Oslo will transfer all of the assets and liabilities of the Related Norwegian Businesses to New A. L. Oslo in a demerger (the "Demerger") under the laws of the Kingdom of Norway. A Norwegian demerger is similar to a spin-off in the United States in that it divides one company (A. L. Oslo) into two companies (A. L. Oslo and New A. L.
Oslo). Upon consummation of the Demerger, each holder of A. L. Oslo Shares will be entitled to receive one New A. L. Oslo Share for each A. L. Oslo Share held by such holder and A. L. Oslo will be renamed, "A.L. Industrier A.S," and will use its best efforts to permit New A. L. Oslo to use the name, "Apothekernes Laboratorium AS."

The Restructuring Agreement further provides that the Company will transfer substantially all of its operations, consisting primarily of its animal health business and its administrative personnel and facilities, to a newly formed, wholly owned subsidiary to be named "A. L. Laboratories, Inc." ("New A. L. Labs") (such transfer to New A. L. Labs being referred to as the "New A. L. Labs Transfer"). In addition, if the Transactions are approved, the Company's Certificate of Incorporation will also be amended (such amendment being referred to as the "Certificate of Incorporation Amendment") to increase the percentage of directors elected by the holders of the Class A Stock from 25% to 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors) (such provision being referred to as the "Class A Board Representation Increase Provision") and to change the name of the Company to "A.L. Pharma Inc." (the "Name Change").

A detailed description of the Restructuring Agreement and the Transactions is set forth in this Proxy Statement.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  The Special Meeting.....................................................   1
  The Transactions........................................................   3
  Election of Directors...................................................  10
  Certain Historical and Pro Forma Financial Data.........................  11
THE SPECIAL MEETING.......................................................  18
  Date, Time and Place....................................................  18
  Purpose of the Special Meeting..........................................  18
  Record Date.............................................................  18
  Quorum..................................................................  18
  Required Vote...........................................................  19
  Proxies.................................................................  20
  Manner of Solicitation..................................................  21
  No Dissenters' Rights...................................................  21
THE TRANSACTIONS..........................................................  21
  The Parties to the Transactions.........................................  21
  Benefits to be Obtained from the Transactions by Certain Interested
   Persons................................................................  22
  Transactions Between the Company and A. L. Oslo.........................  22
  The Transactions........................................................  23
  Financing of the Transactions and Refinancing of Indebtedness of the
   Related Norwegian Businesses...........................................  26
  Unaudited Pro Forma Condensed Combined Financial Statements.............  27
  Conflicts of Interest...................................................  40
  Background of the Transactions..........................................  40
  Recommendations of the Company's Board of Directors; Reasons for the
   Transactions...........................................................  48
  Opinion of the Special Committee's Financial Advisor....................  52
  Accounting Treatment of the Transactions................................  56
  Certain Federal Income Tax Consequences of the Transactions.............  56
  Regulatory Approvals....................................................  57
  Conduct of the Business and Management of the Company Following the
   Closing................................................................  57
  Certain Information Regarding the Related Norwegian Businesses..........  58
DESCRIPTION OF WARRANTS AND CLASS A STOCK.................................  74
  Warrants................................................................  74
  Class A Stock...........................................................  76
DESCRIPTION OF CERTAIN AGREEMENTS.........................................  77
  Certain Provisions of the Restructuring Agreement.......................  77
  The Demerger Agreement..................................................  83
  Skoyen Lease............................................................  83
  Administrative Services Agreement.......................................  85
ELECTION OF DIRECTOR......................................................  85
  Election of Director....................................................  85
  Nominee for Class A Director............................................  85
  Members of the Company's Board of Directors.............................  86
  Certain Relationships...................................................  87
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................  88
INDEPENDENT AUDITORS......................................................  90
STOCKHOLDERS' PROPOSALS FOR THE 1995 ANNUAL MEETING.......................  90
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  90
OTHER BUSINESS............................................................  91

 EXHIBITS:
 Exhibit A    --Restructuring Agreement, dated as of May 16, 1994,
               between A. L. Laboratories, Inc. and Apothekernes
               Laboratorium A.S
 Exhibit B    --Form of Warrant Agreement between A.L. Pharma Inc.
               (formerly known as A. L. Laboratories, Inc.) and The First
               National Bank of Boston, as warrant agent
 Exhibit C    --Form of Demerger Agreement between Apothekernes
               Laboratorium A.S (to be renamed A.L. Industrier A.S) and
               Apothekernes Laboratorium AS (under incorporation)
 Exhibit D    --Opinion of Lehman Brothers
              --Combined Financial Statements of the Related Norwegian
 Exhibit E     Businesses

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement, including the Exhibits hereto and the documents incorporated herein by reference. Stockholders are urged to read carefully the entire Proxy Statement, including the Exhibits. As used in this Proxy Statement, the terms the "Company", "A. L. Oslo" and "New A. L. Oslo" refer to such corporations respectively and, where the context requires, such entities and their respective subsidiaries, except that for purposes of this Proxy Statement the Company is not considered a subsidiary of A. L. Oslo. As used in this Proxy Statement, "NOK" refers to Norwegian kroner and "$" or "dollars" refers to United States dollars. Except as otherwise specified herein, all Norwegian kroner amounts that are also expressed in United States dollars have been translated into United States dollars using the June 30, 1994 currency exchange rate (or NOK 6.9219 to $1.00).

                              THE SPECIAL MEETING

  TIME, DATE AND PLACE. The Special Meeting will be held on Tuesday, September 27, 1994 at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey 07670, at 11:00 a.m., local time.

  PURPOSE OF THE SPECIAL MEETING. The purpose of the Special Meeting is to consider and act upon the following matters:

    1. Approval of the Restructuring Agreement and the Transactions (other than the Certificate of Incorporation Amendment). (Proposal #1) See "The Transactions."

    2. If Proposal #1 is approved, approval of the Class A Board
  Representation Increase Provision. (Proposal #2) See "The Transactions --
   A. L. Labs Actions."

    3. If Proposal #1 is approved, approval of the Name Change. (Proposal #3) See "The Transactions -- A. L. Labs Actions."

    4. If Proposal #1 is approved, election by the holders of Class A Stock of one director to the Company's Board of Directors to hold office effective upon consummation of the Acquisition until the 1995 Annual Meeting of Stockholders and until such person's successor shall be elected and shall qualify. (Proposal #4) See "Election of Director."

    5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  If Proposal #1 is not approved by the Company's stockholders, including holders of a majority of the outstanding shares of Class A Stock voting as a separate class, or the Acquisition is not consummated for any other reason, the Certificate of Incorporation Amendment (Proposal #2 and Proposal #3) and the election of a new director by the holders of Class A Stock will not take effect as they are expressly conditioned upon the consummation of the Acquisition.

  RECORD DATE. The close of business on August 18, 1994 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of Class A Stock and Class B Stock, entitled to notice of, and entitled to vote at, the Special Meeting. As of the Record Date, 13,349,560 shares of Class A Stock and 8,226,562 shares of Class B Stock were outstanding and entitled to vote. See "The Special Meeting --Record Date."

  QUORUM. For each matter to be voted upon at the Special Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Special Meeting. Shares abstaining on Proposal #1, Proposal #2 and Proposal #3, shares as to which authority to vote on Proposal #4 is withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on any of the Proposals will be considered present at the Special Meeting for purposes of establishing a quorum. See "The Special Meeting -- Quorum."

  REQUIRED VOTE. The Transactions (other than the Certificate of Incorporation Amendment) are being submitted to the stockholders as a single matter as Proposal #1. The two components of the Certificate of Incorporation Amendment, namely the Class A Board Representation Increase Provision and the Name Change, are being submitted to the stockholders as two separate matters as Proposal #2 and Proposal #3, respectively. Under the Company's Certificate of Incorporation and applicable Delaware law, approval of Proposal #1, Proposal #2 and Proposal #3 requires the affirmative vote of a majority of the aggregate number of votes cast by the holders of the Class A Stock and the Class B Stock voting together as a single class, with the holders of the Class A Stock casting one vote per share of Class A Stock held and the holders of the Class B Stock casting four votes per share of Class B Stock held. Pursuant to a resolution of the Company's Board of Directors and the Restructuring Agreement, approval of Proposal #1, Proposal #2 and Proposal #3 will also require the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock voting as a single class. The affirmative vote of a majority of the aggregate number of votes cast by the holders of the Class B Stock, voting as a separate class, is also required under Delaware law to approve Proposal #2 since the Class A Board Representation Increase Provision would have the effect of decreasing the voting power of the holders of Class B Stock when voting for directors. A. L. Oslo, the beneficial owner of 100% of the outstanding shares of Class B Stock, has agreed to vote its shares in favor of Proposal #1, Proposal #2 and Proposal #3.

  If Proposal #1 is approved, one director will be elected by the holders of Class A Stock. Under the Company's Certificate of Incorporation as presently in effect, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 25% of the Company's Board of Directors (or if such 25% is not a whole number, the nearest higher whole number of directors that is at least 25% of such membership), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. At the Annual Meeting of the Company's stockholders held on June 20, 1994 (the "1994 Annual Meeting"), the holders of Class A Stock elected two directors (directors elected or to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of Class B Stock elected six directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). Prior to the Special Meeting, the Company's Board of Directors will adopt a resolution to amend the Company's bylaws, effective upon consummation of the Acquisition, to increase the size of the Company's Board of Directors from eight members to nine members if and when Proposal #1 is approved. Therefore, if Proposal #1 is approved, there will be a newly created directorship which the holders of Class A Stock will be entitled to fill. Such director will be elected by the affirmative vote of a plurality of the votes cast at the Special Meeting by the holders of the Class A Stock voting as a single class. (A plurality of the votes cast means the greatest number of votes cast for a director.)

  PROXIES. Shares of Class A Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR: (i) Proposal #1 and
(ii) if Proposal #1 is approved, Proposal #2, Proposal #3 and the election of the nominee for Class A Director nominated by the Company's Board of Directors; and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof, including, without limitation, any adjournment or postponement thereof and a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise;

provided, however, that no proxy which is voted against Proposal #1 will be voted in favor of any such adjournment or postponement. See "The Special Meeting -- Proxies" for a description of the treatment of abstentions and broker non-votes.

  YOUR VOTE IS IMPORTANT. APPROVAL OF PROPOSALS #1, #2 AND #3 REQUIRES, AMONG OTHER THINGS, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A STOCK, VOTING AS A SINGLE CLASS. IF A SHARE OF CLASS A STOCK IS NOT VOTED IT WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH PROPOSALS. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING.

  The holders of the Class A Stock may revoke a proxy at any time prior to exercise at the Special Meeting by giving notice of revocation to the Secretary of the Company, properly submitting to the Company a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. See "The Special Meeting -- Proxies."

                                THE TRANSACTIONS

THE PARTIES TO THE TRANSACTIONS

  THE COMPANY. The Company is a specialized international pharmaceutical company engaged in developing, manufacturing and marketing specialty generic and proprietary human pharmaceuticals, animal health products and bulk antibiotics. The Company's mailing address for its principal executive offices is One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey 07024 and its telephone number at its principal executive offices is (201) 947-7774. Additional information concerning the Company is set forth under "Security Ownership of Certain Beneficial Owners" and is disclosed in certain other documents which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

  A. L. OSLO. A. L. Oslo is a Norwegian corporation that develops, manufactures and markets finished generic and specialty pharmaceuticals, animal, aquatic animal and human health products, bulk antibiotics, food products and certain other products. Its antibiotic products are marketed on a worldwide basis, and its pharmaceutical and other products are sold primarily in Norway and the other Nordic countries. Immediately prior to the consummation of the Exchange Offer, all of the assets and liabilities of the Related Norwegian Businesses will be transferred to New A. L. Oslo in the Demerger. After the Demerger, New A. L. Oslo will own A. L. Oslo's pharmaceutical, animal health, aquatic animal health and bulk antibiotics divisions and certain of its subsidiaries which are engaged in such businesses. A. L. Oslo will retain ownership of the shares of Class B Stock, the land and facility in Oslo, Norway where the Related Norwegian Businesses' principal administrative offices and fermentation plant for its bulk antibiotics and animal health businesses are located (the "Skoyen Facility"), its food businesses and its investments in various affiliates. The Skoyen Facility will be leased to New A. L. Oslo on a long-term basis as more fully described below.

  A. L. Oslo established the Company in 1975, after acquiring S.B. Penick & Co.'s bacitracin business. A. L. Oslo, as the beneficial owner of 100% of the outstanding shares of Class B Stock, is able to control the Company through its ability to elect more than a majority of the members of the Company's Board of Directors and to cast in excess of a majority of the votes generally entitled to be cast on matters presented to the stockholders of the Company. Einar W. Sissener, a director and the Chairman and Chief Executive Officer of the Company and the President and Chief Executive Officer of A. L. Oslo, controls a total of

138,232 A. L. Oslo Shares (representing approximately 34.6% of the outstanding
A. L. Oslo Shares), consisting of 52,462 A. L. Oslo Shares he owns directly and 85,770 A. L. Oslo Shares owned by A/S Swekk, his family-controlled private holding company ("Swekk"). In addition, Mr. Sissener has the authority to vote most of the Sissener family's 64,850 A. L. Oslo Shares, which shares represent approximately 16.2% of the outstanding A. L. Oslo Shares.

  A. L. Oslo receives significant income from the Company from products sold to the Company and in the form of royalties payable pursuant to certain license agreements with the Company. See "The Transactions -- Transactions Between the Company and A. L. Oslo."

  A. L. Oslo's principal executive offices are located at Harbitzalleen 3-5, 0275 Oslo, Norway and its telephone number is 47 22 52 90 00. Upon consummation of the Transactions, New A. L. Oslo's principal executive offices will be located at Harbitzalleen 3-5, 0275 Oslo, Norway and its telephone number will be 47 22 52 90 00. Additional information concerning the Related Norwegian Businesses is set forth under "The Transactions -- Certain Information Regarding the Related Norwegian Businesses."

THE TRANSACTIONS

  THE ACQUISITION. The Company will acquire the Related Norwegian Businesses for the Cash Purchase Price (as defined below) and the Warrants. The cash portion of the Consideration has already been reduced to NOK 160,000,000 ($23.1 million based on an exchange rate as of June 30, 1994) as a result of a NOK 10,000,000 cash dividend paid by A. L. Oslo to its Shareholders on June 8, 1994. The Acquisition will be made by the Exchange Offer, pursuant to which the Company will pay to each holder of A. L. Oslo Shares who properly tenders the New A. L. Oslo Shares it is entitled to receive upon consummation of the Demerger a pro rata portion (based upon the number of New A. L. Oslo Shares outstanding on the date the Exchange Offer is consummated) of the Cash Purchase Price and the Warrants. The Company will, subject to the receipt of all governmental and regulatory approvals, commence the Exchange Offer contemporaneously with or as soon as practicable after the mailing of this Proxy Statement to its stockholders and, if the Transactions are approved and all conditions to Closing (as defined below) are satisfied or waived, will consummate the Exchange Offer after the Demerger is consummated.

  The Demerger will occur immediately prior to the consummation of the Exchange Offer. In the Demerger, A. L. Oslo will transfer to New A. L. Oslo all of the assets and liabilities which comprise the Related Norwegian Businesses. Upon consummation of the Demerger, the holders of A. L. Oslo Shares will be entitled to receive one New A. L. Oslo Share for each A. L. Oslo Share. After consummation of the Demerger, New A. L. Oslo will own A. L. Oslo's pharmaceutical, animal health, aquatic animal health and bulk antibiotics divisions and certain of its subsidiaries which are engaged in such businesses.
A. L. Oslo will retain ownership of the shares of Class B Stock, the Skoyen Facility which will be leased on a long-term basis to New A. L. Oslo, its food businesses and its investments in various affiliates. Pursuant to the demerger agreement (the "Demerger Agreement") between A. L. Oslo and New A. L. Oslo, the Demerger will be deemed effective for Norwegian tax and accounting purposes as of January 1, 1994 so that the earnings and operating results of the Related Norwegian Businesses from that date will be for New A. L. Oslo's benefit.

  The "Cash Purchase Price," which shall be paid in Norwegian kroner, will be NOK 170,000,000 ($24.6 million). Such amount is subject to adjustment if A. L. Oslo pays certain dividends to its shareholders and if the exchange rate of Norwegian kroner to United States dollars (the "NOK Exchange Rate") exceeds NOK
7.5 to $1.00 or is less than NOK 6.5 to $1.00 during the 10 business days prior to the fifth business day prior to the closing of the Transaction. The NOK Exchange Rate on June 30, 1994 was NOK 6.9219 to $1.00. Since A. L. Oslo paid a cash dividend of NOK 10,000,000 on June 8, 1994, the Cash Purchase Price (assuming no adjustment for NOK Exchange Rate fluctuations) has been reduced to NOK 160,000,000 ($23.1 million).

  The Warrants will constitute the right to purchase 3,600,000 shares of Class A Stock at a specified price per share of Class A Stock (the "Exercise Price") which will be equal to 140% of the arithmetic average of the daily closing prices of the Class A Stock on the New York Stock Exchange for the period beginning on the date this Proxy Statement is first mailed to the Company's stockholders and ending on the last trading day which is at least five trading days prior to the date of the Special Meeting (the "Average Closing Price"), subject to certain adjustments. The Warrants will expire on the later of December 31, 1998 and the date which is 51 months after the Closing Date (as defined below). The Warrants generally will not be exercisable and, except for certain permitted transfers, will not be transferable until the earlier of the first anniversary of the Closing Date or the date the registration statement covering the Warrants is declared effective by the Securities and Exchange Commission (the "Commission"). In addition, Warrants issued to or held by Einar
W. Sissener and Swekk (collectively, the "Sissener Parties"), and their permitted transferees will not be exercisable and, except for certain permitted transfers, will not be transferable until the third anniversary of the Closing Date. The Warrants will be issued to the holders of New A. L. Oslo Shares pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation S promulgated thereunder and Section 4(2) thereof. The Company has agreed to register the Warrants and the shares of Class A Stock to be issued upon exercise of the Warrants (the "Warrant Shares") under the Securities Act on or before the first anniversary of the consummation of the Transactions. To facilitate the trading of the Warrants and the Warrant Shares, the Company has also agreed to list such securities for trading or quotation on the New York Stock Exchange (the "NYSE"), or if such listing is in the opinion of the Company impracticable, on another appropriate national securities exchange or an over-the-counter quotation system. See "Description of Warrants and Class A Stock--Warrants."

  The Company will not be obligated to accept for payment and exchange New A.
L. Oslo Shares tendered pursuant to the Exchange Offer unless certain conditions set forth in the Restructuring Agreement are met, including the condition that holders of more than 90% of the New A. L. Oslo Shares accept the Exchange Offer (the "Minimum Condition"). If the Minimum Condition is satisfied, the Company would be permitted under Norwegian law and intends to compel the non-tendering holders of New A. L. Oslo Shares to sell such shares to the Company. If the Minimum Condition is not satisfied, the Company with the approval of A. L. Oslo could waive such condition and make a determination at that time to consummate the Acquisition anyway. Such a determination on the part of the Company would be based upon a number of factors, including the number of New A. L. Oslo Shares tendered in (and not withdrawn from) the Exchange Offer, the Company's ability to obtain additional New A. L. Oslo Shares from New A. L. Oslo or non-tendering holders of New A. L. Oslo Shares and the impact of having minority shareholders of New A. L. Oslo. See "Description of Certain Agreements--Certain Provisions of the Restructuring Agreement--Conditions to Consummation of the Transactions."

  After the Closing, A. L. Oslo will lease the Skoyen Facility to New A. L. Oslo for a term of 20 years, which term shall be renewable, at the option of New A. L. Oslo, for four additional consecutive five year terms. Basic rent during the initial 20-year term will be $1.00 per year and, during any renewal term thereafter, basic rent will be the then prevailing fair rental value of the premises. In addition to basic rent, New A. L. Oslo will pay all documented expenses of ownership and operation of the Skoyen Facility, such as taxes and maintenance expenses. New A. L. Oslo will have the right to terminate the Skoyen Lease at any time during its term upon twelve months written notice to
A. L. Oslo. See "Description of Certain Agreements--Skoyen Lease."

  Since A. L. Oslo will not retain any administrative personnel after the Demerger, New A. L. Oslo will provide on a full cost basis certain administrative services to A. L. Oslo pursuant to an administrative services agreement (the "Administrative Services Agreement") to be entered into prior to the effectiveness of the Demerger. See "Description of Certain Agreements-- Administrative Services Agreement." New A. L. Oslo will also license to A. L. Oslo the "A. L." name and logo presently being used by A. L. Oslo.

  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS. In addition to the approval of the stockholders of the Company, the obligations of the parties to consummate the Transactions are subject to the satisfaction or, where legally permissible, waiver of certain conditions, including, without limitation, the acceptance of the Exchange Offer by holders of more than 90% of the New A. L. Oslo Shares, the receipt of all regulatory approvals, the approval of the Demerger by holders of at least 66 2/3% of the A. L. Oslo Shares, the absence of a material adverse change in the Company's business and the Related Norwegian Businesses and the accuracy of the representations and warranties of the Company and A. L. Oslo set forth in the Restructuring Agreement. See "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Conditions to Consummation of the Transactions."

  The Company has received a letter from Einar W. Sissener expressing his agreement to vote, or cause to be voted, all 138,232 A. L. Oslo Shares owned by the Sissener Parties (representing approximately 34.6% of the outstanding A. L. Oslo Shares), in favor of the Transactions (including the Demerger) and to tender, or cause to be tendered, to the Company pursuant to the Exchange Offer all New A. L. Oslo Shares that the Sissener Parties are entitled to receive upon consummation of the Demerger. In addition, Mr. Sissener has advised the Company that he anticipates his wife and children will vote in favor of the Demerger and will tender, or cause to be tendered, to the Company pursuant to the Exchange Offer all New A. L. Oslo Shares that they are entitled to receive upon consummation of the Demerger. Mr. Sissener's wife and children own, in the aggregate, approximately 8.0% of the outstanding A. L. Oslo Shares. A. L. Oslo has also agreed to use its reasonable efforts to cause Nopal International AG, a wholly owned subsidiary of A. L. Oslo, to tender to the Company pursuant to the Exchange Offer all 3,085 New A. L. Oslo Shares (representing approximately 0.8% of the outstanding A. L. Oslo Shares) that it is entitled to receive upon consummation of the Demerger.

  A. L. LABS ACTIONS. At the Closing, the Company will transfer substantially all of its personnel, and as soon as reasonably practicable after the Closing, substantially all of its operating assets and liabilities, consisting primarily of its animal health business and its administrative facilities, to New A. L. Labs. Upon consummation of such transfer, the Company will operate its current pharmaceutical, animal health and bulk antibiotics businesses and the Related Norwegian Businesses through subsidiaries. See "Conduct of the Business and Management of the Company Following the Closing."

  Prior to the Closing, the Company will amend its Certificate of Incorporation to increase the representation of the holders of the Class A Stock on the Company's Board of Directors from 25% to 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors) and to change its name to "A.L. Pharma Inc."

  DETERMINATION OF CONSIDERATION AND FINANCING OF THE TRANSACTIONS. In negotiating the consideration to be paid for the Related Norwegian Businesses, there was a significant gap between the consideration that A. L. Oslo was seeking for the Related Norwegian Businesses and the consideration which the Special Committee of the Company's Board of Directors, which was established to evaluate the Transactions (the "Special Committee"), could recommend to the Company's Board of Directors. It was determined that the Company would pay a portion of the consideration in cash in an amount which was approximately equal to the shareholders' equity of the Related Norwegian Businesses and would issue the Warrants to bridge the gap in values. The Warrants would give the A. L. Oslo shareholders additional value if and only if the future value of the Class A Stock, which might be affected by the acquisition of the Related Norwegian Businesses, significantly increased. In addition, the Warrants would increase the incentive of Mr. Sissener, who (together with his family interests) would receive a significant portion of the Warrants, to take actions to assure that the benefits of the Transactions would be maximized, would reduce the additional borrowings and/or dilution that would result if cash, debt or common stock were offered in place of Warrants and would provide a source of equity financing for the Company in the future if the Warrants became "in the money" and were exercised prior to their expiration. See "The Transactions --
 Background of the Transactions."

  The Company believes that it will have sufficient liquidity from internally generated and external sources (including borrowings under existing bank lines) to consummate the Transactions. In addition, the Company has negotiated the principal business terms of a new bank facility with a bank syndicate led by Union Bank of Norway (the "UBN Facility"), subject to definitive documentation. If the UBN Facility is obtained, the proceeds thereof will be utilized, among other things, to refinance certain of the Company's and New A. L. Oslo's indebtedness, pay the Cash Purchase Price and provide general purpose financing for the Company and its subsidiaries. The UBN Facility, if obtained, will provide for borrowings of up to $185 million in multiple tranches for up to seven years. See "The Transactions -- Financing of the Transactions and Refinancing of Indebtedness of the Related Norwegian Businesses."

  REASONS FOR THE TRANSACTIONS. There has been interest for some time in combining the Related Norwegian Businesses with the Company because of their related and complementary nature. The Transactions will provide opportunities to utilize the resources of these complementary businesses to put the Company in a stronger position to compete on a worldwide basis in its specialized pharmaceuticals and animal health markets, to access new markets for its products through established distribution channels and to add new products to its product lines. The overlapping nature of certain of the Company's businesses and the Related Norwegian Businesses will also create opportunities to achieve synergies by eliminating duplicative functions and coordinating efforts in various areas. The Transactions will eliminate conflicts of interest that have arisen in connection with ongoing transactions between the Company and A. L. Oslo regarding the Related Norwegian Businesses and are expected to reduce potential conflicts of interest between the Company and A. L. Oslo regarding the Related Norwegian Businesses because the same stockholders will own 100% of all of the businesses. In addition, the Company's Board of Directors believes that the Acquisition has the potential to add to the earnings of the Company for 1994 and 1995. See "The Transactions -- Background of the Transactions" and " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS. The Company's Board of Directors believes that the Transactions are fair to, and in the best interests of, the Company and fair to the holders of the Class A Stock. On May 16, 1994, the Company's Board of Directors unanimously approved the Transactions. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE RESTRUCTURING AGREEMENT AND THE TRANSACTIONS. The recommendations of the Company's Board of Directors are based upon a number of factors discussed in this Proxy Statement, including the recommendation of the Special Committee and the opinion of Lehman Brothers, the Special Committee's financial advisor. See "The Transactions -- Background of the Transactions" and " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR. Lehman Brothers rendered its opinion on May 16, 1994 to the Special Committee and to the Company's Board of Directors that the Consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and the holders of the Class A Stock. A copy of the written opinion of Lehman Brothers, dated May 16, 1994, setting forth the assumptions made, the matters considered, the scope and limitations on the review undertaken and the procedures followed by Lehman Brothers in rendering its opinion is attached to this Proxy Statement as Exhibit D. The Company's stockholders should read carefully the opinion of Lehman Brothers in its entirety. See "The Transactions -- Opinion of the Special Committee's Financial Advisor."

  CERTAIN CONSEQUENCES TO PUBLIC STOCKHOLDERS OF THE COMPANY. Set forth below is a summary of certain advantages and disadvantages of the Transactions to public stockholders of the Company:

  . The Transactions are expected to put the Company in a stronger position to compete on a worldwide basis due to the potential synergies that might be obtained from eliminating duplicative efforts and the increase in the international scope of the operations of the Company. See "The

     Transactions --Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  . The Transactions are expected to eliminate certain potential conflicts of interests that arise in connection with ongoing transactions between the Company and A. L. Oslo regarding the Related Norwegian Businesses. See "The Transactions -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  . The Company's Board of Directors believes that the Acquisition has the potential to be accretive to the Company's earnings for 1994 and 1995. See "The Transactions -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  . If the Transactions are consummated, the Company would incur additional indebtedness which might increase the Company's borrowing costs and could reduce the number and types of acquisitions and other investment opportunities that might, in the future, become available to the Company. See "The Transactions -- Financing of the Transactions and Refinancing of Indebtedness of the Related Norwegian Businesses" and
     " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

  . The parties to the Transactions are related and, as a result of such relationship, there was a potential for conflicts of interest when the Restructuring Agreement and the terms of the Transactions were being negotiated. See "The Transactions -- The Parties to the Transactions" and " -- Benefits to be Obtained from the Transactions by Certain Interested Persons." However, as a consequence of such potential conflicts of interest, the Company's Board of Directors established the Special Committee and has required that the Transactions be approved by the holders of a majority of the outstanding shares of Class A Stock voting as a separate class. See "The Transactions -- Conflicts of Interest."

  . Although it is not certain that the Warrants will ever be exercised or, if exercised, who will actually hold the Warrants at such time, the holders of Warrants as a group will have the right to acquire approximately 21.2% of the Class A Stock (assuming no other changes in the number of outstanding shares of Class A Stock). If Einar W. Sissener, Swekk and his relatives were to retain and exercise all of the Warrants to be issued to them in the Exchange Offer, such persons as a group would be able to control approximately 10.8% of the Class A Stock (assuming no other changes in the number of outstanding shares of Class A Stock).

  CONFLICTS OF INTEREST. The Board of Directors established the Special Committee consisting solely of the directors elected by the holders of the Class A Stock, authorized the Special Committee to retain its own legal and financial advisors and to evaluate and make a recommendation with respect to any combination transaction with A. L. Oslo and determined that any such transaction should be subject to approval by holders of a majority of the outstanding shares of Class A Stock voting separately as a class. These actions were taken to avoid all conflicts between the interests of the holders of Class A Stock and the interests of A. L. Oslo, as the owner of the Related Norwegian Businesses and the controlling stockholder (through ownership of the Class B Stock) of the Company, that could have been involved in the review, negotiation and approval of any combination transaction with A. L. Oslo such as the Transactions. Such conflicts of interest may be deemed to some extent to have existed in the review, negotiation and approval of the Transactions as a result of the management of the Company and each of the directors of the Company (other than the members of the Special Committee) participating in the review, negotiation or approval of such Transactions being employed by or otherwise receiving compensation from the Company, which is controlled by A. L. Oslo, and/or being elected as a director of the Company by A. L. Oslo as a holder of the Class B Stock. See "The Transactions -- Conflicts of Interest," " --
 Background of the Transactions," " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions" and " -- Opinion of the Special Committee's Financial Advisor."

  ACCOUNTING TREATMENT. The Company intends to account for the acquisition of all of the outstanding New A. L. Oslo Shares as a transfer and exchange between companies under common control. Accordingly, the assets and liabilities of New A. L. Oslo will be combined with the Company at historical cost in a manner similar to a pooling-of-interests; and the Company's historical financial statements will be restated to reflect the combined results of operations, assets, liabilities and net worth of the Company and the Related Norwegian Businesses. The payment of the purchase price (cash and warrants) will be reflected as a reduction of combined equity when the Transactions are consummated. Expenses related to the combination will be charged to the combined company's income statement at the time of consummation of the Acquisition. See "The Transactions -- Accounting Treatment."

  Because the Transactions have not been completed and transition plans are not finalized, and the benefits and costs of integrating certain operations cannot be estimated with reasonable assurance, the pro forma combined income statements included in this Proxy Statement exclude the financial impact of benefits expected to be achieved upon combining the resources of the companies and any special charges or other costs to achieve these benefits. As a result of the Acquisition, there may be a restructuring charge taken in the fourth quarter of 1994. Such a charge and its magnitude have yet to be determined. As more fully described in "The Transactions -- Conduct of the Business and Management of the Company Following the Closing," the Company expects to operate as a pharmaceutical and animal health company and will be managed on a global basis through decentralized strategic business units (or divisions) ("SBU's"). It is anticipated that by the end of August 1994 key executives will be named by the Chief Executive Officer of the Company to head the various SBU's. Each SBU head will begin a study of their business to determine what actions may be taken to realize potential synergies of the Acquisition and to maximize both the SBU and the Company's global competitive position. Such actions may include rationalization of the combined businesses. At the conclusion of the studies, the head of each SBU working with the Chief Executive Officer of the Company will make appropriate recommendations to the Company's Board of Directors. It is anticipated that the Company's Board of Directors will decide on the recommended actions by December 31, 1994. Given the timing of this plan, the financial impact of the actions that may be taken as a result of such studies and the related actions of the Company's Board of Directors are not estimable at this time. See Note 1 to Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions --Unaudited Pro Forma Condensed Combined Financial Statements."

  REGULATORY APPROVALS. Consummation of the Transactions is conditioned upon, among other things, the Company and A. L. Oslo obtaining all authorizations, consents and approvals of all third parties and governmental authorities which are necessary to consummate the Transactions, including, without limitation, all concessions and other approvals required under Norwegian law to effectuate the Transactions (and in particular, the Demerger and the Exchange Offer), except that certain authorizations, consents and approvals the failure to obtain of which would not have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries, taken as a whole as conducted on the date of the Restructuring Agreement (a "Material Adverse Effect"), or a material adverse effect on the financial condition, properties, business or results of operations of the Related Norwegian Businesses, taken as a whole as conducted on the date of the Restructuring Agreement (an "RNB Material Adverse Effect"), will not be required to be obtained prior to the Closing. See "The Transactions -- Regulatory Approvals" and "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Conditions to Consummation of the Transactions."

CLOSING

  The Restructuring Agreement provides that the closing of the Transactions (the "Closing") will occur on the fifth business day after the date on which the last to be fulfilled or waived of the conditions set forth in the Restructuring Agreement shall have been fulfilled or waived, or such other date as the Company and A. L. Oslo may agree. The time and date on which the Closing occurs is referred to herein as the "Closing Date." See "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement --Conditions to Consummation of the Transactions" for a description of such conditions.

MARKET PRICE DATA

  There is no established public trading market for A. L. Oslo Shares or New A.
L. Oslo Shares. The Class A Stock is listed on the NYSE. The following table sets forth the high and low sales prices per share of Class A Stock for the periods indicated.

                                                                   SALES PRICE
                                                                  -------------
                                                                   HIGH   LOW
                                                                  ------ ------
CALENDAR YEAR 1992
  1st Quarter.................................................... $26.00 $20.63
  2nd Quarter....................................................  24.50  18.50
  3rd Quarter....................................................  24.00  18.00
  4th Quarter....................................................  28.50  18.63
CALENDAR YEAR 1993
  1st Quarter.................................................... $27.25 $20.00
  2nd Quarter....................................................  29.38  20.00
  3rd Quarter....................................................  27.50  13.75
  4th Quarter....................................................  18.75  12.75
CALENDAR YEAR 1994
  1st Quarter.................................................... $16.88 $14.00
  2nd Quarter....................................................  16.25  13.00
  3rd Quarter (through August 19)................................  15.00  12.63

  On May 16, 1994, the last full trading day preceding the public announcement of the execution of the Restructuring Agreement, the high and low sales prices per share of Class A Stock were $14.125 and $13.875, respectively. On August 19, 1994, the last full trading day preceding the date of this Proxy Statement, the high and low sales prices per share of Class A Stock were $15.00 and $14.625, respectively.

                             ELECTION OF DIRECTORS

  Subject to approval of Proposal #1, the Company's Board of Directors intends to cause the nomination for election to the Company's Board of Directors the individual identified in this Proxy Statement. IF PROPOSAL #1 IS APPROVED, PROXIES WILL BE VOTED AT THE SPECIAL MEETING IN FAVOR OF THE ELECTION, AS DIRECTOR, OF THE NOMINEE FOR CLASS A DIRECTOR SET FORTH UNDER "ELECTION OF DIRECTOR--NOMINEE FOR CLASS A DIRECTOR," UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD. See "Election of Director."

  The affirmative vote of a plurality of the votes cast at the Special Meeting by the holders of the Class A Stock is necessary to elect the director nominated as a Class A Director pursuant to Proposal #4.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT, IF PROPOSAL #1 IS APPROVED, STOCKHOLDERS VOTE FOR THE ELECTION, AS DIRECTOR, OF THE INDIVIDUAL LISTED UNDER "ELECTION OF DIRECTOR--NOMINEES FOR CLASS A DIRECTOR."

                CERTAIN HISTORICAL AND PRO FORMA FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA

  THE COMPANY. The following table sets forth selected historical financial data of the Company as of and for each of the fiscal years in the five-year period ended December 31, 1993 and as of and for each of the six-month periods ended June 30, 1993 and 1994. Such selected historical financial data as of and for each of the fiscal years in the five-year period ended December 31, 1993 have been derived from the consolidated financial statements of the Company audited by Coopers & Lybrand, independent public accountants. The selected financial data as of and for the six-month periods ended June 30, 1993 and 1994 are derived from unaudited consolidated financial statements. In management's opinion, the Company's unaudited consolidated financial statements as of and for the six-month periods ended June 30, 1993 and 1994 include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation.

  This information is qualified in its entirety by, and should be read in conjunction with, the Consolidated Financial Statements and Notes thereto of the Company which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                       COMPANY HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            SIX MONTHS ENDED
                                    YEARS ENDED DECEMBER 31,                    JUNE 30,
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (UNAUDITED)
INCOME STATEMENT
 DATA(1):
Total revenue...........  $223,185  $241,375  $257,129  $295,112  $338,230  $159,541  $185,370
Cost of sales...........   124,274   131,121   144,283   166,947   207,573    93,091   114,591
Gross profit............    98,911   110,254   112,846   128,165   130,657    66,450    70,779
Selling, general and
 administrative
 expenses...............    69,877    78,063    99,156    99,671   109,733    52,560    59,018
Operating income........    29,034    32,191    13,690    28,494    20,924    13,890    11,761
Interest expense........   (11,217)  (11,652)  (12,098)  (10,134)   (6,598)   (3,255)   (3,666)
Other income (loss),
 net....................       623       709       174      (785)      498       169       (64)
Income from continuing
 operations before
 taxes..................    18,440    21,248     1,766    17,575    14,824    10,804     8,031
Provision for taxes.....     7,628     8,025     1,187     6,208     6,203     4,348     3,204
Income from continuing
 operations.............    10,812    13,223       579    11,367     8,621     6,456     4,827
Discontinued operations,
 net of tax.............     1,029       883     4,502     4,809        --        --        --
Net income..............    11,841    14,106     5,081    16,176     8,621     6,456     4,827
AVERAGE NUMBER OF SHARES
 OUTSTANDING:
 Primary................    16,737    16,788    16,904    18,264    21,510    21,497    21,554
 Fully diluted..........    19,311    21,434    21,611    21,568    21,581    21,622    21,590
EARNINGS PER SHARE:
 Primary:
  Income from continuing
   operations...........     $.65      $.79       $.03      $.62      $.40      $.30      $.22
  Net income............      .71       .84        .30       .89       .40       .30       .22
 Fully diluted:
  Income from continuing
   operations...........      .64       .76        .03       .64       .40       .30       .22
  Net income............      .70       .80        .30       .87       .40       .30       .22
Cash dividends declared
 per share..............      .087      .107       .16       .18       .18       .09       .09
                                       AS OF DECEMBER 31,                    AS OF JUNE 30,
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (UNAUDITED)
BALANCE SHEET DATA(2):
Current assets..........  $126,160  $148,396  $159,540  $155,372  $176,305  $152,463  $172,997
Non-current assets......   163,490   180,099   199,290   216,352   246,897   234,790   259,680
Total assets............   289,650   328,495   358,830   371,724   423,202   387,253   432,677
Current liabilities.....    78,092    95,747   105,720    87,490   124,857    84,333   129,270
Long-term debt, less
 current maturities.....   101,606   101,386   119,394    73,651    81,713    90,475    77,842
Deferred taxes and other
 non-current
 liabilities............    16,610    20,347    19,710    26,458    31,801    26,348    33,595
Stockholders' equity....    93,342   111,015   114,006   184,125   184,831   186,097   191,970
Total liabilities and
 equity.................   289,650   328,495   358,830   371,724   423,202   387,253   432,677

- --------
(1) Income statement data include results of operations from the date of acquisition of the Lincolnton facility by Barre-National, Inc. ("Barre-National") in March 1993, Able Laboratories, Inc. ("Able") in October 1992 and NMC Laboratories, Inc. ("NMC") in August 1990. Income statement data for 1989 through 1992 reflect the human nutrition segment as a discontinued operation. Income statement data reflect the adoption of Statement of Financial Accounting Standards No. 109 and No. 106 effective January 1, 1992 and January 1, 1993, respectively.
(2) Balance sheet data reflect the acquisition of the Lincolnton facility by Barre-National in March 1993, Able in October 1992 and NMC in August 1990 and the conversion of the Company's 7 3/4% Convertible Subordinated Debentures to shares of Class A Stock in 1992.

  THE RELATED NORWEGIAN BUSINESSES. The following table sets forth selected historical combined financial data of the Related Norwegian Businesses as of and for each of the fiscal years in the five-year period ended December 31, 1993 and as of and for each of the six-month periods ended June 30, 1993 and 1994. Such data are expressed in Norwegian kroner, except that a convenience translation into United States dollars has been provided in addition to the Norwegian kroner presentation for the fiscal year ended December 31, 1993 and the six months ended June 30, 1994. The balance sheet data as of December 31, 1993 and June 30, 1994 were converted using the exchange rates in effect at the respective dates. The exchange rates of Norwegian kroner into United States dollars as of December 31, 1993 and June 30, 1994 were NOK 7.5290 to $1.00 and NOK 6.9219 to $1.00, respectively. The income statement data for the year ended December 31, 1993 and for the six-month period ended June 30, 1994 were converted by first converting the income statement data for each quarter in the period presented using the average exchange rate for such quarter and then aggregating the converted income statement data for all of the quarters in such period. See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions -- Unaudited Pro Forma Condensed Combined Financial Statements" for the exchange rates used to convert such income statement data. Such income statement data for fiscal years ended December 31, 1990, 1991, 1992 and 1993 and such balance sheet data as of December 31, 1991, 1992 and 1993 have been taken or derived from the historical combined financial statements of the Related Norwegian Businesses and the notes thereto audited by Coopers & Lybrand AS. This information is qualified in its entirety by, and should be read in conjunction with, the Combined Financial Statements and Notes thereto (prepared in accordance with United States generally accepted accounting principles) of the Related Norwegian Businesses included elsewhere in this Proxy Statement. See Exhibit E to this Proxy Statement. Income statement data for the fiscal year ended December 31, 1989 and the six-month periods ended June 30, 1993 and 1994, and balance sheet data as of December 31, 1989 and 1990 and June 30, 1993 and 1994, are based on unaudited combined financial statements of the Related Norwegian Businesses. In management's opinion, the unaudited combined financial statements of the Related Norwegian Businesses include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation.

  For an explanation of the combination and presentation of the audited combined financial statements of the Related Norwegian Businesses, see Note 1 of the Notes to the Combined Financial Statements of the Related Norwegian Businesses included as Exhibit E to this Proxy Statement.

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE RELATED NORWEGIAN BUSINESSES
                                 (IN THOUSANDS)
                          (IN NOK OR $, AS INDICATED)

                                        YEARS ENDED DECEMBER 31,                      SIX MONTHS ENDED JUNE 30,
                          ---------------------------------------------------------  -----------------------------
                             1989      1990      1991     1992     1993      1993      1993      1994      1994
                          ----------- -------  --------  -------  -------  --------  --------  --------  ---------
                                               (IN NOK)                     (IN $)       (IN NOK)         (IN $)
                          (UNAUDITED)                                                        (UNAUDITED)
INCOME STATEMENT
 DATA(1)(2):
Net sales...............    311,118   343,524  378,935   457,304  528,688  $ 74,578   267,551   290,631  $  40,005
Other revenue...........     28,275    30,569   34,566    28,803   27,626     3,889    11,948    12,313      1,689
Total revenue...........    339,393   374,093  413,501   486,107  556,314    78,467   279,499   302,944     41,694
Cost of sales...........    162,736   186,561  207,058   248,200  268,575    37,890   135,675   144,090     19,839
Gross profit............    176,657   187,532  206,443   237,907  287,739    40,577   143,824   158,854     21,855
Selling, general and
 administrative
 expenses...............    162,607   160,165  179,022   192,910  226,822    31,978   112,181   118,862     16,363
Operating income........     14,050    27,367   27,421    44,997   60,917     8,599    31,643    39,992      5,492
Interest expense........    (15,835)  (10,653) (21,493)  (51,846) (59,454)   (8,398)  (31,259)  (23,147)    (3,182)
Foreign exchange gains
 (losses)(3)............      2,090     3,295   44,239    20,506    1,770       244       620      (494)       (67)
Other income (expense),
 net....................      5,357     5,406   (2,138)    6,113    8,083     1,138     3,604     2,248        309
Equity in net earnings
 of affiliated company..        369       211      723     1,555       --        --        --        --         --
Income before provision
 for income taxes, and
 cumulative effect of
 change in accounting
 principle..............      6,031    25,626   48,752    21,325   11,316     1,583     4,608    18,599      2,552
Provision for income
 taxes..................        320     9,555   16,994     6,400    4,120       575     1,553     5,629        773
Income before cumulative
 effect of change in
 accounting principle...      5,711    16,071   31,758    14,925    7,196     1,008     3,055    12,970      1,779
Cumulative effect of
 change in accounting
 principle..............         --        --       --    16,210       --        --        --        --         --
Net income..............      5,711    16,071   31,758    31,135    7,196     1,008     3,055    12,970      1,779
                                           AS OF DECEMBER 31,                              AS OF JUNE 30,
                          ---------------------------------------------------------  -----------------------------
                             1989      1990      1991     1992     1993      1993      1993      1994      1994
                          ----------- -------  --------  -------  -------  --------  --------  --------  ---------
                                               (IN NOK)                     (IN $)       (IN NOK)         (IN $)
                              (UNAUDITED)                                                    (UNAUDITED)
BALANCE SHEET DATA(4):
Current assets..........    153,176   188,552  185,339   179,775  215,550  $ 28,630   231,843   217,099  $  31,364
Non-current assets......    139,811   306,483  607,782   600,190  588,267    78,133   598,618   584,091     84,382
Total combined assets...    292,987   495,035  793,121   779,965  803,817   106,763   830,461   801,190    115,746
Current liabilities.....     84,807   102,953  133,129   150,809  120,429    15,996   234,352   127,537     18,424
Long-term debt..........     92,597   241,709  457,759   415,333  471,597    62,637   381,369   451,010     65,157
Deferred taxes and other
 non-current
 liabilities............     25,064    34,013   52,148    48,390   62,700     8,328    54,322    70,596     10,199
Equity..................     90,519   116,360  150,085   165,433  149,091    19,802   160,418   152,047     21,966
Total combined
 liabilities and equity.    292,987   495,035  793,121   779,965  803,817   106,763   830,461   801,190    115,746

- --------
(1) The historical income statement data do not include per share data as the Demerger and contemporaneous issuance of New A. L. Oslo Shares will not be accomplished until immediately prior to the consummation of the Exchange Offer.
(2) Income statement data include results of operations from the date of acquisition of Norgesplaster A/S ("Norgesplaster") in January 1993 and from product line purchases in November 1991 and March 1992. Income statement data reflect the adoption of Statement of Financial Accounting Standards No. 109 as of January 1, 1992.
(3) In 1991 and 1992, the Related Norwegian Businesses realized unusual foreign currency gains of NOK 27.2 million and NOK 14.8 million, respectively. See "The Transactions--Certain Information Regarding the Related Norwegian Businesses--Management's Discussion and Analysis of Financial Condition and Results of Operations of the Related Norwegian Businesses--Results of Operations." Such gains are not expected to recur.
(4) Balance sheet data include the accounts of Norgesplaster acquired in January 1993, and assets related to product line purchases in November 1991 and March 1992.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following table sets forth summary unaudited pro forma financial data of the Company, giving effect to the Acquisition and, in particular, assuming the acquisition of all of the outstanding New A. L. Oslo Shares and is presented in accordance with United States generally accepted accounting principles presented in United States dollars. Such unaudited pro forma data assume that the Acquisition had occurred as of June 30, 1994 for the balance sheet data dated as of June 30, 1994. Balance sheet data for prior years and all income statements are restated to reflect the Acquisition as a transfer and exchange between companies under common control (i.e., similar to a pooling of interests). The unaudited pro forma financial data set forth in the following table have been derived from, and should be read in conjunction with, the historical consolidated financial statements of the Company and the historical combined financial statements of the Related Norwegian Businesses, including the respective notes thereto, which are included elsewhere in this Proxy Statement or are incorporated herein by reference. See "The Transactions-- Unaudited Pro Forma Condensed Combined Financial Statements" for a description of the adjustments to the historical financial data required to arrive at the unaudited pro forma combined financial data of the Company. All financial information of the Related Norwegian Businesses that is presented in its historical combined financial statements has been converted from Norwegian kroner to United States dollars. The balance sheets of the Related Norwegian Businesses as of December 31, 1991, 1992 and 1993 and as of June 30, 1993 and 1994 were converted using the exchange rate in effect at the respective dates. The income statements of the Related Norwegian Businesses for each of the periods presented were converted by first converting the income statements for each quarter in the period presented using the average exchange rate for such quarter and then aggregating the converted income statements for all of the quarters in such period. See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements" for the exchange rates used to convert such data. The following unaudited pro forma financial data are presented for informational purposes only, are not necessarily indicative of the results that actually would have occurred had the Transactions been consummated on the dates indicated or the results that may occur or be obtained in the future. See Note 1 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements."

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            SIX MONTHS ENDED
                               YEAR ENDED DECEMBER 31,          JUNE 30,
                              ----------------------------  ------------------
                                1991      1992      1993      1993      1994
                              --------  --------  --------  --------  --------
INCOME STATEMENT DATA:
Total revenue...............  $301,814  $358,632  $402,675  $192,290  $218,338
Cost of sales...............   162,523   194,665   233,423   106,443   127,604
Gross profit................   139,291   163,967   169,252    85,847    90,734
Selling, general and
 administrative expenses....   122,175   128,658   139,038    67,461    73,831
Operating income............    17,116    35,309    30,214    18,386    16,903
Interest expense............   (15,070)  (18,534)  (14,996)   (7,794)   (6,848)
Other income (expense) net..     5,961     3,937     1,880       783       178
Income from continuing
 operations before provision
 for taxes..................     8,007    20,712    17,098    11,375    10,233
Provision for taxes.........     3,389     7,161     6,969     4,546     3,875
Income from continuing
 operations.................     4,618    13,551    10,129     6,829     6,358
AVERAGE NUMBER OF SHARES
 OUTSTANDING:
 Primary....................    16,904    18,264    21,510    21,497    21,554
 Fully diluted..............    21,611    21,568    21,581    21,622    21,590
INCOME FROM CONTINUING
 OPERATIONS PER SHARE:
 Primary....................  $    .27  $    .74  $    .47  $    .32  $    .29
 Fully diluted..............       .27       .74       .47       .32       .29
BALANCE SHEET DATA (AT END
 OF PERIOD):
Current assets..............  $187,416  $178,283  $202,913  $180,768  $201,085
Non-current assets..........   301,140   302,730   324,704   317,328   342,812
Total assets................   488,556   481,013   527,617   498,096   543,897
Current liabilities.........   125,697   107,015   139,205   113,858   145,716
Long-term debt, less current
 maturities.................   196,103   133,701   144,350   143,314   168,114
Deferred taxes and other
 non-current liabilities....    28,449    33,454    40,129    33,874    43,794
Stockholders' equity........   138,307   206,843   203,933   207,050   186,273
Total liabilities and
 equity.....................   488,556   481,013   527,617   498,096   543,897

  Pro forma income statement data reflect the combined historical operations of the Company and the Related Norwegian Businesses. The data do not include interest expense which would have been incurred had the transaction actually occurred in the periods presented.

  Pro forma balance sheet data assume the assets, liabilities and stockholders' equity of the Related Norwegian Businesses are combined with the Company as of the earliest period presented and the June 30, 1994 balance sheet reflects the Acquisition and the concurrent reduction of stockholders' equity and incurrence of long-term debt to finance the Acquisition.

  See "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements" for a description of the adjustments to the historical financial data required to arrive at the unaudited pro forma combined financial data of the Company.

  The data does not include the pro forma effects of a business acquisition consummated subsequent to June 30, 1994. See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements."

COMPARATIVE UNAUDITED PER SHARE DATA

  The following table sets forth certain unaudited historical and pro forma per share data for the Company as of and for the fiscal years ended December 31, 1991, 1992 and 1993 and as of and for the six-month periods ended June 30, 1993 and 1994. Such pro forma data give effect to the Acquisition and, in particular, assume the acquisition of all of the outstanding New A. L. Oslo Shares on June 30, 1994. Book value per share data for the year ended December 31, 1993 and income from continuing operations per share data for all the periods presented have been restated to reflect the Acquisition as a transfer and exchange between companies under common control (i.e., similar to a pooling of interests). The following data are derived from, and should be read in conjunction with, the historical consolidated financial statements of the

Company and the Unaudited Pro Forma Condensed Combined Financial Statements, in each case including notes thereto, included elsewhere in this Proxy Statement or incorporated herein by reference. See "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements" and "Incorporation of Certain Documents by Reference." The following unaudited pro forma financial data are presented for informational purposes only, and are not necessarily indicative of the results that actually would have occurred had the Transactions been consummated during such periods or the results that may occur or be obtained in the future.

                               INCOME FROM CONTINUING          CASH DIVIDENDS          BOOK VALUE
                              OPERATIONS PER SHARE (1)          PER SHARE (1)         PER SHARE (1)
                         ---------------------------------- --------------------- ---------------------
                         THE COMPANY       PRO FORMA        THE COMPANY PRO FORMA THE COMPANY PRO FORMA
                         HISTORICAL         COMBINED        HISTORICAL  COMBINED  HISTORICAL  COMBINED
                         ----------- ---------------------- ----------- --------- ----------- ---------
                                     PRO FORMA SUPPLEMENTAL
                                        (2)        (3)
                                     --------- ------------
Six months ended
 June 30, 1994..........    $.22       $.29        $.27        $.09       $.09       $8.90      $8.66
Six months ended
 June 30, 1993..........    $.30       $.32        $.28        $.09       $.09
Year ended December 31,
 1993...................    $.40       $.47        $.42        $.18       $.18       $8.58      $9.46
Year ended December 31,
 1992...................    $.64       $.74        $.67        $.18       $.18
Year ended December 31,
 1991...................    $.03       $.27        $.21        $.16       $.16

- --------
(1) Since the Related Norwegian Businesses will not have any shares of stock issued until the Demerger is consummated, per share data for the Related Norwegian Businesses is not applicable.

(2) The pro forma combined income from continuing operations per share computation is based on historical average common shares outstanding and pro forma income from continuing operations. The pro forma per share data does not include the effects of a business acquisition consummated subsequent to June 30, 1994. See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements."

(3) The pro forma supplemental combined income from continuing operations per share computation is based on historical average common shares outstanding, the warrants as common stock equivalents assuming a $20 exercise price and a reduction of pro forma earnings for imputed interest expense net of taxes based on cash consideration of $23,115.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Special Meeting of Stockholders to be held on September 27, 1994, at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey 07670, at 11:00 a.m., local time, and at any adjournments or postponements thereof.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, the Company's stockholders will consider and act upon the following matters:

    1. Approval of the Restructuring Agreement and the Transactions (other than the Certificate of Incorporation Amendment). (Proposal #1) See "The Transactions."

    2. If Proposal #1 is approved, approval of the Class A Board
  Representation Increase Provision. (Proposal #2) See "The Transactions--A.
  L. Labs Actions."

    3. If Proposal #1 is approved, approval of the Name Change. (Proposal #3) See "The Transactions--A. L. Labs Actions."

    4. If Proposal #1 is approved, election by the holders of Class A Stock of one director to the Company's Board of Directors to hold office effective upon consummation of the Acquisition until the 1995 Annual Meeting of Stockholders and until such person's successor shall be elected and shall qualify. (Proposal #4) See "Election of Director."

    5. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  If Proposal #1 is not approved by the Company's stockholders, including holders of a majority of the outstanding shares of Class A Stock voting as a separate class, or the Acquisition is not consummated for any other reason, the Certificate of Incorporation Amendment (Proposal #2 and Proposal #3) and the election of a new director by the holders of Class A Stock will not take effect as they are expressly conditioned upon the consummation of the Acquisition.

RECORD DATE

  The close of business on August 18, 1994 has been fixed as the Record Date for determining holders of outstanding shares of Class A Stock and Class B Stock entitled to notice of, and entitled to vote at, the Special Meeting. As of the Record Date, 13,349,560 shares of Class A Stock and 8,226,562 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

  For each matter to be voted upon at the Special Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Special Meeting. For purposes of determining whether a quorum exists with respect to Proposal #1, Proposal #2 or Proposal #3, shares abstaining on such Proposal and all broker non-votes with respect to such Proposal will be considered present at the Special Meeting. For purposes of determining whether a quorum exists with respect to Proposal #4, shares as to which authority to vote on such Proposal has been withheld and broker non-votes with respect to such Proposal will be considered present at the Special Meeting.

REQUIRED VOTE

  VOTES ENTITLED TO BE CAST BY EACH CLASS OF STOCK. The holders of the Class A Stock are entitled to cast one vote for each share of Class A Stock held on each matter on which the holders of the Class A Stock are entitled to vote. The holders of the Class B Stock are entitled to cast four votes for each share of Class B Stock held when voting together with the holders of the Class A Stock as a single class, and one vote for each share of Class B Stock held when voting as a separate class.

  PROPOSAL #1, PROPOSAL #2 AND PROPOSAL #3. The Transactions (other than the Certificate of Incorporation Amendment) are being submitted to the stockholders as a single matter as Proposal #1. The two components of the Certificate of Incorporation Amendment, namely the Class A Board Representation Increase Provision and the Name Change, are being submitted to the stockholders as two separate matters as Proposal #2 and Proposal #3, respectively. Applicable Delaware law requires the stockholders of the Company to approve certain of the transactions that comprise the Transactions, namely the A. L. Labs Transfer and the Certificate of Incorporation Amendment. Under the Company's Certificate of Incorporation as presently in effect, assuming the presence of a quorum, such approval requires the affirmative vote of a majority of the aggregate number of votes cast by the holders of the Class A Stock and the Class B Stock, voting together as a single class, with the holders of the Class A Stock casting one vote per share of Class A Stock held and the holders of Class B Stock casting four votes per share of Class B Stock held.

  In addition, the Company's Board of Directors has required that the Transactions (including the Certificate of Incorporation Amendment) be approved by the holders of a majority of the outstanding shares of Class A Stock voting as a separate class and has made such approval a condition to the Company's obligations to consummate the Transactions in the Restructuring Agreement. The Company's Board of Directors has required the separate vote of the holders of the Class A Stock because A. L. Oslo, the holder of 100% of the shares of Class B Stock, is a party to the Transactions and, absent the separate Class A Stock vote requirement, would be able to approve the Transactions on its own because, under the Company's Certificate of Incorporation, the holders of the Class B Stock are entitled to cast more than a majority of the aggregate number of votes cast when voting together with the holders of the Class A Stock as a single class.

  Applicable Delaware law also requires that the holders of the Class B Stock voting as a separate class approve Proposal #2 since the Class A Board Representation Increase Provision would have the effect of decreasing the voting power of the holders of the Class B Stock when voting for directors. Such approval requires the affirmative vote of the holders of a majority of the shares of Class B Stock, voting as a single class. A. L. Oslo, the beneficial owner of 100% of the outstanding shares of Class B Stock, has agreed to vote its shares in favor of Proposal #1, Proposal #2 and Proposal #3.

  Since approval of Proposal #1, Proposal #2 and Proposal #3 requires, among other things, the affirmative vote of a majority of the outstanding shares of Class A Stock, it might be the case that a majority of the outstanding shares of Class A Stock are present at the Special Meeting to produce a quorum but that Proposal #1, Proposal #2 or Proposal #3 is not approved because a majority of the outstanding shares of Class A Stock have not affirmatively voted in favor of such Proposal. If holders of a majority of the outstanding shares of Class A Stock voting as a single class do not approve Proposal #1, Proposal #1 will be considered not approved and the Transactions (including the Certificate of Incorporation Amendment) will not be consummated. In addition, the Company's bylaws will not be amended to increase the size of the Company's Board of Directors from eight members to nine members and the holders of Class A Stock will not elect an additional director.

  PROPOSAL #4. If Proposal #1 is approved, one director will be elected by the holders of Class A Stock. Under the Company's Certificate of Incorporation as presently in effect, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 25% of the Company's Board of Directors (or if such 25% is not a whole number, the nearest higher whole number of directors that is at least 25% of such membership), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. At the 1994 Annual Meeting, two Class A Directors and six Class B Directors were elected. Prior to the Special Meeting, the Company's Board of Directors will adopt a resolution to amend the Company's bylaws, effective upon consummation of the Acquisition, to increase the size of the Company's Board of Directors from eight members to nine members if and when Proposal #1 is approved. Therefore, if Proposal #1 is approved there will be a newly created directorship which the holders of Class A Stock will be entitled to fill. The affirmative vote of a plurality of the votes cast at the Special Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect such Class A Director.

PROXIES

  The enclosed proxy provides space for stockholders to vote for, against, or to abstain from voting on, Proposal #1, and subject to approval of Proposal #1, Proposal #2 and Proposal #3. The proxy also provides space for a stockholder to vote for, or withhold authority to vote for, the Company's nominee for Class A Director subject to approval of Proposal #1.

  Shares of Class A Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR: (i) Proposal #1 and (ii) if Proposal #1 is approved, Proposal #2, Proposal #3 and the election, as director, of the nominee for Class A Director nominated by the Company's Board of Directors (see "Election of Director -- Nominee for Class A Director" below); and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof, including, without limitation, any adjournment or postponement thereof and a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against Proposal #1 will be voted in favor of any such adjournment or postponement.

  With respect to Proposal #1, Proposal #2 or Proposal #3, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote and thus will have the effect of a vote against such Proposal, (ii) for purposes of the vote of the holders of the Class A Stock and the Class B Stock voting together as a single class, broker non-votes will be considered not entitled to vote on such Proposal and thus will not be counted in determining whether such Proposal has received the requisite votes and (iii) for purposes of the vote of the holders of the Class A Stock voting separately as a single class, broker non-votes will be considered not entitled to vote but will have the effect of a vote against such Proposal since such class vote requires the approval of a majority of the outstanding shares of Class A Stock as opposed to a majority of the votes cast by the holders of the Class A Stock. With respect to the election of a director (Proposal #4), neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes.

  YOUR VOTE IS IMPORTANT. APPROVAL OF PROPOSALS #1, #2 AND #3 REQUIRES, AMONG OTHER THINGS, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CLASS A STOCK, VOTING AS A SINGLE CLASS. IF A SHARE OF CLASS A STOCK IS NOT VOTED IT WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH PROPOSALS. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING.

  A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's executive offices, located at One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey 07024.

  If a quorum is not obtained, the Special Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

MANNER OF SOLICITATION

  The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained D. F. King & Co. Inc. for a fee of $5,750 plus out-of-pocket expenses to assist in soliciting proxies and to provide proxy materials to banks, brokerage firms, nominees, fiduciaries and other custodians.

NO DISSENTERS' RIGHTS

  The stockholders of the Company do not have any rights of appraisal or similar rights of dissenters, whether they vote for or against the Transactions.

                                THE TRANSACTIONS

  The following information describes the material aspects of the Restructuring Agreement and the Transactions. This description does not purport to be complete and is qualified in its entirety by reference to the Exhibits hereto, including the Restructuring Agreement, which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. All stockholders are urged to read such Exhibits in their entirety.

THE PARTIES TO THE TRANSACTIONS

  THE COMPANY. The Company is a specialized international pharmaceutical company engaged in developing, manufacturing and marketing specialty generic and proprietary human pharmaceuticals, animal health products and bulk antibiotics. The Company's mailing address for its principal executive offices is One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey 07024 and its telephone number at its principal executive offices is (201) 947-7774. Additional information concerning the Company is set forth under "Security Ownership of Certain Beneficial Owners" and is disclosed in certain other documents which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

  A. L. OSLO. A. L. Oslo is a Norwegian corporation that develops, manufactures and markets finished generic and specialty pharmaceuticals, animal, aquatic animal and human health products, bulk antibiotics, food products and certain other products. Its antibiotic products are marketed on a worldwide basis, and its pharmaceutical and other products are sold primarily in Norway and the other Nordic countries. Immediately prior to the consummation of the Exchange Offer, all of the assets and liabilities of the Related Norwegian Businesses will be transferred to New A. L. Oslo in the Demerger. After the Demerger, New
A. L. Oslo will own A. L. Oslo's pharmaceutical, animal health, aquatic animal health and bulk antibiotics divisions, its subsidiaries, Apolab OY ("Apolab"), Norgesplaster and A.L Lakemedel AB ("Lakemedel"). A. L. Oslo will retain ownership of the shares of Class B Stock, the Skoyen Facility which will be leased to New A. L. Oslo on a long-term basis as more fully described below, its food businesses and its investments in various affiliates.

  A. L. Oslo established the Company in 1975, after acquiring S.B. Penick & Co.'s bacitracin business. A. L. Oslo, as the beneficial owner of 100% of the outstanding shares of Class B Stock, is able to control the Company through its ability to elect more than a majority of the members of the Company's Board of Directors and to cast in excess of a majority of the votes generally entitled to be cast on matters presented to the stockholders of the Company. Einar W. Sissener, a director and the Chairman and Chief Executive Officer of the Company and the President and Chief Executive Officer of A. L. Oslo, controls a total of 138,232 A. L. Oslo Shares (representing approximately 34.6% of the outstanding A. L. Oslo Shares), consisting of 52,462 A. L. Oslo Shares he owns directly and 85,770 A. L. Oslo Shares owned by Swekk. In addition, Mr. Sissener has the authority to vote most of the Sissener family's 64,850 A. L. Oslo Shares, which shares represent approximately 16.2% of the outstanding A. L. Oslo Shares.

  A. L. Oslo receives significant income from the Company from products sold to the Company and in the form of royalties payable pursuant to certain license agreements with the Company. See "The Transactions -- Transactions Between the Company and A. L. Oslo."

  A. L. Oslo's principal executive offices are located at Harbitzalleen 3-5, 0275 Oslo, Norway and its telephone number is 47 22 52 90 00. Upon consummation of the Transactions, New A. L. Oslo's principal executive offices will be located at Harbitzalleen 3-5, 0275 Oslo, Norway and its telephone number will be 47 22 52 90 00. Additional information concerning the Related Norwegian Businesses is set forth under "The Transactions -- Certain Information Regarding the Related Norwegian Businesses."

BENEFITS TO BE OBTAINED FROM THE TRANSACTIONS BY CERTAIN INTERESTED PERSONS

  In determining to proceed with the Transactions, A. L. Oslo's board of directors considered several benefits to A. L. Oslo and its shareholders which could be derived from the Transactions. First, the Transactions would create a combined company with a unified shareholder base, which would be free from potential conflicts of interest and would have greater resources and an improved international presence to compete more effectively worldwide. Second, there would be a continued commitment of the combined enterprise, in the context of the Company's global business strategy and perspective, to the constituencies presently being served by A. L. Oslo. Finally, the Transactions permit the A. L. Oslo shareholders (including Einar W. Sissener) to realize liquidity with respect to a minor portion of their investment in A. L. Oslo, while being able to participate in the potential benefits of the combined organization through their ownership of Warrants and A. L. Oslo's continued ownership of the shares of Class B Stock. As a major stockholder of A. L. Oslo, Mr. Sissener will receive a pro rata portion of the cash and Warrants to be issued in the Exchange Offer.

TRANSACTIONS BETWEEN THE COMPANY AND A. L. OSLO

  During 1993, as in prior years, the Company and A. L. Oslo engaged in a variety of transactions, including the Company's purchase of products and its licensing of technology from, and the sale of goods to, A. L. Oslo. The Company acts as distributor in the United States for pharmaceutical grades of bacitracin and zinc bacitracin and feed grade zinc bacitracin manufactured by
A. L. Oslo. The Company and A. L. Oslo are continuing to engage in these transactions during 1994. During 1993 and the six-month period ended June 30, 1994, the Company's animal health and bulk antibiotics group purchased $5,932,000 and $4,239,000, respectively, of products, principally bacitracin antibiotics, from A. L. Oslo; A. L. Oslo and its subsidiaries purchased $975,000 and $346,000, respectively, of pharmaceutical and animal health products from the Company and its subsidiaries, principally on a contract manufacturing basis; and the Company and its subsidiaries incurred an aggregate of $1,874,000 and $1,023,000, respectively, payable to A. L. Oslo as fees payable under the Technology Agreement (defined below).

  Pursuant to an agency agreement, a Danish subsidiary of the Company purchases and resells pharmaceutical products manufactured by A. L. Oslo and is reimbursed for its promotion costs in connection with such sales. During 1993 and the six-month period ended June 30, 1994, such subsidiary purchased $5,241,000 and $3,118,000, respectively, of such products from A. L. Oslo and received a promotion cost reimbursement of $660,000 and $325,000, respectively.

  Under a Technical Support and Technology Agreement dated September 30, 1983 (the "Technology Agreement"), A. L. Oslo provides the Company on an ongoing basis with fermentation, technical, engineering and managerial advice and services. This Technology Agreement was renewed in 1993 for an additional ten-year period. Under the Technology Agreement as presently in effect, the Company has an exclusive license until December 2003 (followed by one ten-year renewal option at the election of the Company) to use the manufacturing and technical know-how of A. L. Oslo with respect to the manufacture and sale of bacitracin methylene disalicylate ("BMD (R)") antibiotic feed grade and soluble BMD (R) antibiotic in North America. A. L. Oslo furnishes the Company with technical and engineering services, and microorganisms necessary for the production of the Company's BMD (R) antibiotic. The Technology Agreement also provides that the Company will have access to the services of executive and professional personnel of A. L. Oslo on an occasional basis which does not interfere with such personnel's responsibilities to A. L. Oslo. A. L. Oslo has agreed to use its best efforts to have such personnel available on a short-term basis to meet the needs of the Company. For its services and license under the Technology Agreement, the Company pays A. L. Oslo 2 1/2% of the net sales of its production of BMD (R) antibiotic (excluding soluble BMD (R) antibiotic), 1/3% of the consolidated net sales value of certain pharmaceutical and antibiotic products and 10% of the net sales of soluble BMD (R) antibiotic.

  During 1993 and the first six months of 1994, unlike previous years, the Company did not purchase any BMD (R) antibiotic feed grade from A. L. Oslo. As a result, A. L. Oslo contends that the Company has a contract to purchase 60,000 KgA of BMD (R) antibiotic feed grade per year. The Company denies that such a contract exists.

  If the Transactions are consummated, the Company will acquire the technology currently licensed from A. L. Oslo and the facilities in Norway for manufacturing the products previously purchased from A. L. Oslo. Therefore, the foregoing transactions between the Company and A. L. Oslo will become intercompany transactions which may be continued on an intercompany basis after the Closing to the extent such transactions are in the best interests of the Company. If such transactions are continued on an intercompany basis, they will be eliminated in the consolidation of the Company's financial results.

  All transactions with A. L. Oslo have been subject to review by, and in certain circumstances prior approval of, the Audit Committee of the Company's Board of Directors.

THE TRANSACTIONS

  THE ACQUISITION. The Company will acquire the Related Norwegian Businesses for the Cash Purchase Price and the Warrants. The Acquisition will be made by the Exchange Offer, pursuant to which the Company will pay to each holder of A.
L. Oslo Shares who properly tenders the New A. L. Oslo Shares that it is entitled to receive upon consummation of the Demerger a pro rata portion (based upon the number of New A. L. Oslo Shares outstanding on the date the Exchange Offer is consummated) of the Cash Purchase Price and the Warrants. The Company will, subject to the receipt of all governmental and regulatory approvals, commence the Exchange Offer contemporaneously with or as soon as practicable after the mailing of this Proxy Statement to its stockholders and, if the Transactions are approved and all conditions to Closing are satisfied or waived, will consummate the Exchange Offer after the Demerger is consummated.

  The Demerger will occur immediately prior to the consummation of the Exchange Offer. In the Demerger, A. L. Oslo will transfer to New A. L. Oslo all of the assets and liabilities which comprise the Related Norwegian Businesses. Upon consummation of the Demerger, the holders of A. L. Oslo Shares will be entitled to receive one New A. L. Oslo Share for each A. L. Oslo Share. After consummation of the Demerger, New A. L. Oslo will own the Related Norwegian Businesses and A. L. Oslo will retain ownership of the shares of Class B Stock, the Skoyen Facility which will be leased on a long-term basis to New A. L. Oslo, its food businesses and its investments in various affiliates. Pursuant to the Demerger Agreement, the Demerger will be deemed effective for Norwegian tax and accounting purposes as of January 1, 1994 so that the earnings and operating results of the Related Norwegian Businesses from that date will be for New A. L. Oslo's benefit.

  The "Cash Purchase Price," which shall be paid in Norwegian kroner, will be NOK 170,000,000 ($24.6 million). Such amount is subject to adjustment if the NOK Exchange Rate exceeds NOK 7.5 to $1.00 or is less than NOK 6.5 to $1.00. If the arithmetic average of the closing NOK Exchange Rates as published by The Wall Street Journal in its "Exchange Rates" table for the 10 business days prior to the fifth business day prior to the Closing (the "Average Closing NOK Rate") exceeds NOK 7.5 to $1.00, then the Cash Purchase Price will be an amount equal to NOK 170,000,000 divided by 7.5 and multiplied by the Average Closing NOK Rate. If the Average Closing NOK Rate is less than NOK 6.5 to $1.00, then the Cash Purchase Price will be an amount equal to NOK 170,000,000 divided by
6.5 and multiplied by the Average Closing NOK Rate. The NOK Exchange Rate on June 30, 1994 was NOK 6.9219 to $1.00. In addition, the Cash Purchase Price will be reduced on a Norwegian kroner for Norwegian kroner basis to the extent, prior to Closing,A. L. Oslo pays a dividend on the A. L. Oslo Shares which reduces the equity of New A. L. Oslo or the Related Norwegian Businesses. Since
A. L. Oslo paid a dividend of NOK 10,000,000 on the A. L. Oslo Shares on June 8, 1994, the Cash Purchase Price (assuming no adjustment for NOK Exchange Rate fluctuations) has been reduced to NOK 160,000,000 ($23.1 million).

  The Warrants will constitute the right to purchase 3,600,000 shares of Class A Stock at a specified Exercise Price which will be calculated prior to the issuance of the Warrants and will be equal to 140% of the Average Closing Price, subject to certain adjustments. The Warrants will expire on the later of December 31, 1998 and the date which is 51 months after the Closing Date. The Warrants generally will not be exercisable and, except for certain permitted transfers, will not be transferable until the earlier of the first anniversary of the Closing Date or the date the registration statement covering the Warrants is declared effective by the Commission. In addition, Warrants issued to or held by the Sissener Parties and their permitted transferees will not be exercisable and, except for certain permitted transfers, will not be transferable until the third anniversary of the Closing Date. The Warrants will be issued to the holders of New A. L. Oslo Shares pursuant to exemptions from the registration requirements of the Securities Act in reliance on Regulation S promulgated thereunder and Section 4(2) thereof. The Company has agreed to register the Warrants and the Warrant Shares under the Securities Act on or before the first anniversary of the consummation of the Transactions. To facilitate the trading of the Warrants and the Warrant Shares, the Company has also agreed to list such securities for trading or quotation on the NYSE, or if such listing is in the opinion of the Company impracticable, on another appropriate national securities exchange or an over-the-counter quotation system. See "Description of Warrants and Class A Stock --Warrants."

  The Company will not be obligated to accept for payment and exchange New A.
L. Oslo Shares tendered pursuant to the Exchange Offer unless certain conditions set forth in the Restructuring Agreement are met, including the Minimum Condition. If the Minimum Condition is satisfied, the Company would be permitted under Norwegian law and intends to compel the non-tendering holders of New A. L. Oslo Shares to sell such shares to the Company. If the Minimum Condition is not satisfied, the Company with the approval of A. L. Oslo could waive such condition and make a determination at that time to consummate the Acquisition anyway. Such a determination on the part of the Company would be based upon a number of factors, including the number of New A. L. Oslo Shares tendered in (and not withdrawn from) the Exchange Offer, the Company's ability to obtain additional New A. L. Oslo Shares from New A. L. Oslo or non-tendering holders of New A. L. Oslo Shares and the impact of having minority shareholders of New A. L. Oslo. See "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Conditions to Consummation of the Transactions."

  The process whereby the Company can compel the holders of New A. L. Oslo Shares not tendered in the Exchange Offer to sell their shares to the Company requires a valuation of the New A. L. Oslo Shares, which valuation ultimately may be higher or lower than the consideration paid in the Exchange Offer for each New A. L. Oslo Share, by the City Court in Oslo, Norway (the "City Court"), unless all of the non-tendering holders of New A. L. Oslo Shares and the Company agree on a purchase price for such New A. L. Oslo Shares. The determination of a final, non-appealable valuation of such New A.
L. Oslo Shares could take a few years. However, assuming the Company obtains more than 90% of the outstanding New A. L. Oslo Shares, the voting rights and all other rights of a shareholder in respect of any New A. L. Oslo Shares not tendered in the Exchange Offer will cease upon the filing of a petition for valuation with the City Court.

  Within six months after the Closing, the Company will invest NOK 100,000,000 ($14.4 million) in equity capital in New A. L. Oslo. See "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement-- Covenants." After the Closing, A. L. Oslo will lease the Skoyen Facility to New
A. L. Oslo for a term of 20 years, which term shall be renewable, at the option of New A. L. Oslo, for four additional consecutive five-year terms. Basic rent during the initial 20-year term will be $1.00 per year and, during any renewal term thereafter, basic rent will be the then prevailing fair rental value of the premises. In addition to basic rent, New A. L. Oslo will pay all documented expenses of ownership and operation of the Skoyen Facility, such as taxes and maintenance expenses. New A. L. Oslo will have the right to terminate the Skoyen Lease at any time during its term upon twelve months' written notice to
A. L. Oslo. See "Description of Certain Agreements -- Skoyen Lease."

  Since A. L. Oslo will not retain any administrative personnel after the Demerger, New A. L. Oslo will provide certain administrative services to A. L. Oslo pursuant to the Administrative Services Agreement to be entered into prior to the effectiveness of the Demerger. New A. L. Oslo will provide such administrative services to A. L. Oslo on a full cost basis, except that A. L. Oslo will be required to pay New A. L. Oslo a minimum fee for services rendered during calendar years 1994, 1995 and 1996 equal to NOK 5,650,000 ($816,250),
NOK 4,000,000 ($577,876) and NOK 3,000,000 ($433,407), respectively. The
Administrative Services Agreement will have an initial term of three years and will be automatically extended for one-year terms thereafter unless terminated by either of the parties thereto. See "Description of Certain Agreements -- Administrative Services Agreement." New A. L. Oslo will also license to A. L. Oslo the "A. L." name and logo presently used by A. L. Oslo. Such license will expire in the event that A. L. Oslo ceases to have the right, directly or indirectly, to elect a majority of the members of the Company's Board of Directors. However, A. L. Oslo will not be entitled to use such "A. L." logo to identify products sold by A. L. Oslo, except for products sold by A. L. Oslo and its affiliates on the Closing Date for a period of five years after Closing.

  The Company has received a letter from Einar W. Sissener expressing his agreement to vote, or cause to be voted, all 138,232 A. L. Oslo Shares owned by the Sissener Parties (representing approximately 34.6% of the outstanding A. L. Oslo Shares), in favor of the Transactions (including the Demerger) and to tender, or cause to be tendered, to the Company pursuant to the Exchange Offer all New A. L. Oslo Shares that the Sissener Parties are entitled to receive upon consummation of the Demerger. In addition, Mr. Sissener has advised the Company that he anticipates that his wife and children will vote in favor of the Demerger and will tender, or cause to be tendered, to the Company pursuant to the Exchange Offer all New A. L. Oslo Shares that they are entitled to receive upon consummation of the Demerger. Mr. Sissener's wife and children own, in the aggregate, approximately 8.0% of the outstanding A. L. Oslo Shares.
A. L. Oslo has also agreed to use its reasonable efforts to cause Nopal International AG, a wholly owned subsidiary of A. L. Oslo, to tender to the Company pursuant to the Exchange Offer all 3,085 New A. L. Oslo Shares (representing approximately 0.8% of the outstanding A. L. Oslo Shares) that it is entitled to receive upon consummation of the Demerger.

  A. L. LABS ACTIONS. At the Closing, the Company will transfer substantially all of its personnel, and as soon as reasonably practicable after the Closing, substantially all of its operating assets and liabilities, consisting primarily of its animal health business and its administrative facilities, to New A. L. Labs. Upon consummation of such transfer, the Company will operate its current pharmaceutical, animal health and bulk antibiotics businesses and the Related Norwegian Businesses through subsidiaries. See "Conduct of the Business and Management of the Company Following the Closing."

  Prior to the Closing, the Company will amend its Certificate of Incorporation to increase the representation of the holders of the Class A Stock on the Company's Board of Directors from 25% to 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors) and to change its name to "A.L. Pharma Inc." The relative voting rights of the holders of shares of Class A Stock and Class B Stock are being altered pursuant to the amendment of the Company's Certificate of Incorporation in part for tax reasons and in part because the U.S. Directors (as defined below) of the Company believe that a greater representation of the holders of the Class A Stock on the Company's Board of Directors is desirable. While these changes will result in a greater representation of the holders of the Class A Stock on the Company's Board of Directors, control over election of a majority of the Company's Board of Directors will remain with the holders of the Class B Stock. The Company's name is being changed to reflect the increased international scope of its operations as a result of the Transactions.

  Prior to the Special Meeting, the Company's Board of Directors will adopt a resolution to amend the Company's bylaws, effective upon consummation of the Acquisition, to increase the size of the Company's Board of Directors from eight members to nine members if and when Proposal #1 is approved.

FINANCING OF THE TRANSACTIONS AND REFINANCING OF INDEBTEDNESS OF THE RELATED NORWEGIAN BUSINESSES

  As of June 30, 1994 there was outstanding approximately NOK 451,010,000 (or approximately $65.2 million) of indebtedness attributable to the Related Norwegian Businesses all of which indebtedness will be assumed by New A. L. Oslo upon consummation of the Demerger (the "RNB Indebtedness"). Pursuant to the agreements governing the RNB Indebtedness, (a) consent is required from A.
L. Oslo's creditors in order to transfer such indebtedness to New A. L. Oslo in the Demerger and (b) certain of such creditors maintain security interests in
A. L. Oslo's assets. The Company has agreed in the Restructuring Agreement to use commercially reasonable efforts to provide assistance to A. L. Oslo in obtaining the required consents in connection with the transfer of the RNB Indebtedness. In agreeing to render such consents certain of A. L. Oslo's creditors may require the Company to provide credit support in the form of guarantees or otherwise. In no event will the Company provide credit support for more than NOK 490,000,000 (or approximately $70.8 million) of indebtedness since pursuant to the Restructuring Agreement New A. L. Oslo is not permitted to have indebtedness exceeding NOK 490,000,000 at the closing of the Transactions. The Restructuring Agreement also provides that A. L. Oslo will agree to permit the Skoyen property (which will be retained by A. L. Oslo upon consummation of the Demerger) to be used by New A. L. Oslo as collateral for New A. L. Oslo's indebtedness for a period of five years following the acquisition of the Related Norwegian Businesses. The Company and A. L. Oslo are currently in negotiations with A. L. Oslo's creditors in connection with obtaining the required consents to transfer the RNB Indebtedness and believe that such consents will be obtained on terms satisfactory to them.

  The Company believes that it will have sufficient liquidity from internally generated and external sources (including borrowings under existing bank lines) to consummate the Transactions. In addition, the Company has negotiated the principal business terms of the new UBN Facility, subject to definitive documentation. If the UBN Facility is obtained, the proceeds will be utilized to (a) refinance the Company's current bank facility with a syndicate of banks led by the Union Bank of Norway, (b) refinance certain other indebtedness of the Company, (c) pay the Cash Purchase Price, (d) refinance NOK 100 million of New A. L. Oslo's indebtedness and (e) provide general purpose financing for the Company and its subsidiaries. The UBN Facility, if obtained, will provide for borrowings of up to $185 million and will be structured in the form of a seven-year and a five-year term loan and a 39-month revolving credit facility. It is the Company's intention to refinance $80 to $100 million of the Company's indebtedness through a future offering of equity or convertible debt securities as soon as practicable following consummation of the Transactions, subject to market conditions. See "The Transactions -- Background of the Transactions" and " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income present the combined financial position and results of operations of the Company as of June 30, 1994 and for the years ended December 31, 1991, 1992 and 1993 and for the six months ended June 30, 1993 and 1994.

  Such pro forma financial information is based upon the balance sheets and statements of income of the Company and the Related Norwegian Businesses for the years ended December 31, 1991, 1992 and 1993 and as of and for the six-month periods ended June 30, 1993 and 1994, giving effect to the Acquisition and, in particular, assuming the acquisition of all of the outstanding New A.
L. Oslo Shares, and is presented in accordance with United States generally accepted accounting principles presented in United States dollars. Such unaudited pro forma data assume that the Acquisition had occurred as of June 30, 1994 for the balance sheet data dated as of June 30, 1994 and as of the beginning of the earliest period presented for the income statement data. All financial information of the Related Norwegian Businesses that is presented in its historical combined financial statements has been converted from Norwegian kroner to United States dollars. The balance sheet of the Related Norwegian Businesses as of June 30, 1994 was converted using the exchange rate in effect at June 30, 1994. The income statements of the Related Norwegian Businesses for each of the periods presented were converted by first converting the income statements for each quarter in the period presented using the average exchange rate for such quarter and then aggregating the converted income statements for all of the quarters in such period. See Note 3 to Unaudited Pro Forma Condensed Combined Financial Statements below for the exchange rates used to convert such data. The average of the quarterly exchange rates for each of the years ended December 31, 1991, 1992 and 1993 and the six-month periods ended June 30, 1993 and 1994 are approximately equal to the average exchange rate for the years ended December 31, 1991, 1992 and 1993 and the six-month periods ended June 30, 1993 and 1994, respectively. However, since income varies from quarter to quarter, income for a twelve-month (or six-month) period converted using the average exchange rate for such period may not be approximately equal to the aggregate of the four (or two) quarters of income during the same twelve-month (or six-month) period converted using the average exchange rate for each of such quarters. The exchange rate of Norwegian kroner into United States dollars as of June 30, 1994 was NOK 6.9219 to $1.00. The average exchange rates for the years ended December 31, 1991, 1992 and 1993 and the six-month periods ended June 30, 1993 and 1994 were NOK 6.4488 to $1.00, NOK 6.2011 to $1.00, NOK
7.1029 to $1.00, NOK 6.8910 to $1.00 and NOK 7.2648 to $1.00, respectively.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1994
                                 (IN THOUSANDS)

                                         RELATED                          PRO
                                 THE    NORWEGIAN   PRO FORMA            FORMA
                               COMPANY  BUSINESSES ADJUSTMENTS          COMBINED
                               -------- ---------- -----------          --------
ASSETS
  Current assets:
    Cash and cash equivalents. $  6,676  $  2,820        --             $  9,496
    Accounts receivable, net..   77,312    15,698   $ (2,201)(a)          90,809
    Inventories...............   82,053    11,528     (1,075)(b)          92,506
    Prepaid expenses and other
     current assets...........    6,956     1,318        --                8,274
                               --------  --------   --------            --------
      Total current assets....  172,997    31,364     (3,276)            201,085
  Property, plant and
   equipment, net.............  133,707    57,402       (250)(b)         190,859
  Intangible assets, net......  113,731    20,659        --              134,390
  Other assets and deferred
   charges....................   12,242     6,321     (1,000)(c)          17,563
                               --------  --------   --------            --------
      Total assets............ $432,677  $115,746   $ (4,526)           $543,897
                               ========  ========   ========            ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Current liabilities:
    Current portion of long-
     term debt................ $  9,560  $  7,254        --             $ 16,814
    Short-term debt...........   61,365       215        --               61,580
    Accounts payable, accrued
     expenses and income
     taxes....................   58,345    10,955    $(1,978)(a)(b)(c)    67,322
                               --------  --------   --------            --------
      Total current
       liabilities............  129,270    18,424     (1,978)            145,716
  Long-term debt..............   77,842    65,157     25,115(c)          168,114
  Deferred income taxes.......   23,797     6,733        --               30,530
  Other non-current
   liabilities................    9,798     3,466        --               13,264
  Stockholders' equity........  191,970    21,966    (27,663)(d)(e)      186,273
                               --------  --------   --------            --------
      Total liabilities and
       stockholders' equity... $432,677  $115,746   $ (4,526)           $543,897
                               ========  ========   ========            ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        RELATED                         PRO
                               THE     NORWEGIAN   PRO FORMA           FORMA
                             COMPANY   BUSINESSES ADJUSTMENTS         COMBINED
                             --------  ---------- -----------         --------
Total revenue............... $185,370   $41,694     $(8,726)(a)       $218,338
  Cost of sales.............  114,591    19,839      (6,826)(a)(b)(d)  127,604
                             --------   -------     -------           --------
Gross profit................   70,779    21,855      (1,900)            90,734
  Selling, general and
   administrative expenses..   59,018    16,363      (1,550)(a)         73,831
                             --------   -------     -------           --------
Operating income............   11,761     5,492        (350)            16,903
  Interest expense..........   (3,666)   (3,182)        --              (6,848)
  Other income (expense),
   net......................      (64)      242         --                 178
                             --------   -------     -------           --------
Income before provision for
 income taxes...............    8,031     2,552        (350)            10,233
  Provision for income
   taxes....................    3,204       773        (102)(e)          3,875
                             --------   -------     -------           --------
Net income.................. $  4,827   $ 1,779     $  (248)          $  6,358
                             ========   =======     =======           ========
Average common shares
 outstanding:
  Primary...................   21,554                                   21,554
  Fully diluted.............   21,590                                   21,590
Earnings per share:
  Primary...................    $0.22                                    $0.29
  Fully diluted.............    $0.22                                    $0.29

   See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           RELATED                      PRO
                                  THE     NORWEGIAN   PRO FORMA        FORMA
                                COMPANY   BUSINESSES ADJUSTMENTS      COMBINED
                                --------  ---------- -----------      --------
Total revenue.................. $159,541   $40,596     $(7,847)(a)    $192,290
  Cost of sales................   93,091    19,707      (6,355)(a)(b)  106,443
                                --------   -------     -------        --------
Gross profit...................   66,450    20,889      (1,492)         85,847
  Selling, general and
   administrative expenses.....   52,560    16,293      (1,392)(a)      67,461
                                --------   -------     -------        --------
Operating income...............   13,890     4,596        (100)         18,386
  Interest expense.............   (3,255)   (4,539)        --           (7,794)
  Other income (expense), net..      169       614         --              783
                                --------   -------     -------        --------
Income before provision for
 income taxes..................   10,804       671        (100)         11,375
  Provision for income taxes...    4,348       226         (28)(e)       4,546
                                --------   -------     -------        --------
Net income..................... $  6,456   $   445     $   (72)       $  6,829
                                ========   =======     =======        ========
Average common shares
 outstanding:
  Primary......................   21,497                                21,497
  Fully diluted................   21,622                                21,622
Earnings per share:
  Primary......................    $0.30                                 $0.32
  Fully diluted................    $0.30                                 $0.32

   See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        RELATED                          PRO
                               THE     NORWEGIAN   PRO FORMA            FORMA
                             COMPANY   BUSINESSES ADJUSTMENTS          COMBINED
                             --------  ---------- -----------          --------
Total revenue............... $338,230   $78,467    $(14,022)(a)        $402,675
  Cost of sales.............  207,573    37,890     (12,040)(a)(b)(d)   233,423
                             --------   -------    --------            --------
Gross profit................  130,657    40,577      (1,982)            169,252
  Selling, general and
   administrative expenses..  109,733    31,978      (2,673)(a)         139,038
                             --------   -------    --------            --------
Operating income............   20,924     8,599         691              30,214
  Interest expense..........   (6,598)   (8,398)        --              (14,996)
  Other income (expense),
   net......................      498     1,382         --                1,880
                             --------   -------    --------            --------
Income before provision for
 income taxes...............   14,824     1,583         691              17,098
  Provision for income
   taxes....................    6,203       575         191(e)            6,969
                             --------   -------    --------            --------
Net income.................. $  8,621   $ 1,008    $    500            $ 10,129
                             ========   =======    ========            ========
Average common shares
 outstanding:
  Primary...................   21,510                                    21,510
  Fully diluted.............   21,581                                    21,581
Earnings per share:
  Primary...................    $0.40                                     $0.47
  Fully diluted.............    $0.40                                     $0.47

   See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           RELATED                       PRO
                                  THE     NORWEGIAN   PRO FORMA         FORMA
                                COMPANY   BUSINESSES ADJUSTMENTS       COMBINED
                                --------  ---------- -----------       --------
Total revenue.................. $295,112   $78,724    $(15,204)(a)     $358,632
  Cost of sales................  166,947    40,195     (12,477)(a)(b)   194,665
                                --------   -------    --------         --------
Gross profit...................  128,165    38,529      (2,727)         163,967
  Selling, general and
   administrative expenses.....   99,671    31,231      (2,244)(a)(c)   128,658
                                --------   -------    --------         --------
Operating income...............   28,494     7,298        (483)          35,309
  Interest expense.............  (10,134)   (8,400)        --           (18,534)
  Other income (expense), net..     (785)    4,722         --             3,937
                                --------   -------    --------         --------
Income from continuing
 operations and before
 provision for income taxes and
 cumulative effect of a change
 in accounting principles......   17,575     3,620        (483)          20,712
  Provision for income taxes...    6,208     1,085        (132)(e)        7,161
                                --------   -------    --------         --------
Income from continuing
 operations.................... $ 11,367   $ 2,535    $   (351)        $ 13,551
                                ========   =======    ========         ========
Average common shares
 outstanding:
  Primary......................   18,264                                 18,264
  Fully diluted................   21,568                                 21,568
Earnings per share:
  Primary......................    $0.62                                  $0.74
  Fully diluted................    $0.64                                  $0.74

   See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           RELATED
                                  THE     NORWEGIAN   PRO FORMA        PRO FORMA
                                COMPANY   BUSINESSES ADJUSTMENTS       COMBINED
                                --------  ---------- -----------       ---------
Total revenue.................. $257,129   $58,321    $(13,636)(a)     $301,814
  Cost of sales................  144,283    29,211     (10,971)(a)(b)   162,523
                                --------   -------    --------         --------
Gross profit...................  112,846    29,110      (2,665)         139,291
  Selling, general and
   administrative expenses.....   99,156    25,260      (2,241)(a)      122,175
                                --------   -------    --------         --------
Operating income...............   13,690     3,850        (424)          17,116
  Interest expense.............  (12,098)   (2,972)        --           (15,070)
  Other income (expense), net..      174     5,787         --             5,961
                                --------   -------    --------         --------
Income from continuing
 operations and before
 provision for income taxes....    1,766     6,665        (424)           8,007
  Provision for income taxes...    1,187     2,324        (122)(e)        3,389
                                --------   -------    --------         --------
Income from continuing
 operations.................... $    579   $ 4,341    $   (302)        $  4,618
                                ========   =======    ========         ========
Average common shares
 outstanding:
  Primary......................   16,904                                 16,904
  Fully diluted................   21,611                                 21,611
Earnings per share:
  Primary......................    $0.03                                  $0.27
  Fully diluted................    $0.03                                  $0.27

   See accompanying notes to unaudited pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

1. BASIS OF PRESENTATION

  The unaudited pro forma condensed combined financial statements ("pro forma financials") are presented for illustrative purposes only, giving effect to the Acquisition, as described and therefore are not necessarily indicative of the financial position that might have been achieved had the combination occurred as of an earlier date, nor are they necessarily indicative of the financial position which may occur in the future. In accordance with the rules of the Commission, the Company has been required to present pro forma combined income statements (and will be required to present the pro forma income statements as restated historical financial statements when the Acquisition is consummated) of the companies as if a pooling of interests was consummated at the beginning of the earliest period presented. The pro forma results of operations presented are therefore not indicative of the results of the combined companies that might have been achieved had the combination occurred as of an earlier date nor are they indicative of results which may occur in the future since to effect the Acquisition the cash consideration paid would have resulted in interest expense in each of the periods presented.

  The pro forma financials give effect to the Acquisition as a transfer and exchange between companies under common control. See "The Transactions-- Accounting Treatment." Accordingly, the assets and liabilities of the Related Norwegian Businesses will be combined with the Company at their historical costs in a manner similar to a pooling-of-interests. Upon restatement of the combined consolidated balance sheet the initial period presented will reflect the addition of the net equity of the Related Norwegian Businesses as of that date as an increase in consolidated equity and the subsequent payment of consideration by the Company for the Related Norwegian Businesses as a reduction in consolidated equity.

  The pro forma financials assume that the New A. L. Oslo shareholders will tender 100% of the New A. L. Oslo Shares in the Exchange Offer. If, however, less than 100% but more than 90% of the New A. L. Oslo Shares were tendered in the Exchange Offer, the Company does not believe that the cost of acquiring the remaining outstanding New A. L. Oslo Shares would significantly affect the pro forma financials.

  Because the Transactions have not been completed and transition plans are not finalized, and the benefits and costs of integrating certain operations cannot be estimated with reasonable assurance, the pro forma combined income statements for the periods exclude the financial impact of benefits expected to be achieved upon combining the resources of the companies and any special charges or other costs to achieve these benefits. As a result of the Acquisition, there may be a restructuring charge taken in the fourth quarter of 1994. Such a charge and its magnitude have yet to be determined. As more fully described in "The Transactions--Conduct of the Business and Management of the Company Following the Closing," the Company expects to operate as a pharmaceutical and animal health company and will be managed on a global basis through decentralized SBU's. It is anticipated that by the end of August 1994 key executives will be named by the Chief Executive Officer of the Company to head the SBU's. Each SBU head will begin a study of their business to determine what actions may be taken to realize potential synergies of the Acquisition and to maximize both the SBU and the Company's global competitive position. Such actions may include rationalization of the combined businesses. At the conclusion of these studies, the head of each SBU working with the Chief Executive Officer of the Company will make appropriate recommendations to the Company's Board of Directors. It is anticipated that the Company's Board of Directors will decide on recommended actions by December 31, 1994. Given the timing of this plan, the financial impact of the actions that may be taken as a result of such studies and the related action of the Company's Board of Directors are not estimable at this time. The pro forma income statements for the periods also exclude investment banking, legal, accounting and other transaction expenses, including the expensing of debt issuance costs related to existing debt expected to be refinanced, and tax effects relating to the combination to be incurred and recorded by the Company subsequent to the signing of the Restructuring Agreement in May 1994, estimated to be up to

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
         (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)--(CONTINUED)

$3,600 after tax. Tax effects of the combination will include the non-deductibility for tax purposes of a majority of the expenses previously incurred or to be incurred to complete the Acquisition.

  The pro forma condensed combined balance sheet as of June 30, 1994 includes, in accordance with the reporting rules of the Commission, the impact of all transactions, whether of a recurring or non-recurring nature, that can be reasonably reflected and should be reflected as of that date. Therefore, current liabilities and long-term debt have been increased by $600 and $2,000, respectively, and other assets and deferred charges have been reduced by $1,000. Such adjustments represent an estimate of the investment banking, legal, accounting and other transaction expenses, including the expensing of debt issuance costs related to existing debt expected to be refinanced, and tax effects relating to the combination expected to be incurred and recorded by the Company subsequent to the signing of the Restructuring Agreement in May 1994 and as a result of the planned refinancing of the existing debt.

2. TRANSACTIONS BETWEEN THE COMPANY AND THE RELATED NORWEGIAN BUSINESSES

  The Company and the Related Norwegian Businesses have engaged in and will continue to engage in a number of transactions including inventory purchased from the Related Norwegian Businesses, license fees for technology paid to the Related Norwegian Businesses and sales from the Company to the Related Norwegian Businesses. See "The Transactions--Transactions Between the Company and A. L. Oslo."

  As a result, current amounts are generally payable from the Company to the Related Norwegian Businesses for inventory and license fees. When the companies are combined, the profit related to inventory purchased from either party will be deferred or recognized depending on the amount on hand and the change in the amounts from the preceding period.

  Upon consummation of the Transactions described in the proxy statement these transactions will be intercompany in nature and will be eliminated in preparing the consolidated accounts. Accordingly, in the preparation of the pro forma financials these transactions are designated as "intercompany" and are eliminated. For additional information on the transactions between the Company and the Related Norwegian Businesses, see "The Transactions--Transactions between the Company and A. L. Oslo."

3. TRANSLATION OF RELATED NORWEGIAN BUSINESSES FINANCIAL INFORMATION

  The Related Norwegian Businesses financial information is maintained and translated where applicable into Norwegian kroner. For purposes of the pro forma financials, (a) the balance sheet at June 30, 1994 in Norwegian kroner has been translated into United States dollars at the quarter end rate of NOK
6.9219 to $1.00; and (b) the income statements for each of the years ended December 31, 1991, 1992 and 1993 and for each of the six-month periods ended June 30, 1993 and 1994 have been translated by first converting the income statements for each quarter in the period presented using the average exchange rate for such quarter and then aggregating the converted income statements for all of the quarters in such period. The average exchange rates for each of the quarters in the years ended December 31, 1991, 1992 and 1993 and the six months ended June 30, 1994 were as follows:

                                                        AVERAGE EXCHANGE RATE
                                                     ---------------------------
                                                      1991   1992   1993   1994
                                                     ------ ------ ------ ------
   1st Quarter...................................... 6.0672 6.2991 6.8954 7.4070
   2nd Quarter...................................... 6.7845 6.2819 6.8740 7.1239
   3rd Quarter...................................... 6.7997 5.7649 7.2716
   4th Quarter...................................... 6.3563 6.3475 7.3419

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS--
                                  (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

4. EARNINGS PER COMMON SHARE -- PRO FORMA

  The pro forma earnings per common share computations are based on historical average common shares outstanding and income from continuing operations as presented on a pro forma basis.

  To reflect the effect of the consideration to be paid, the Company has presented a supplemental computation of earnings per common share with earnings being decreased by imputed interest expense net of taxes based on the proposed cash consideration of $23,115 at a 7% interest rate and has reflected the 3,600,000 Warrants to be issued as part of the Transactions as outstanding (assuming an exercise price of $20) for all periods presented. It should be noted that the impact of the Warrants was either antidilutive or not material for all periods presented.

  Supplemental fully diluted earnings per share for the periods presented is as follows:

                                                 YEAR ENDED       SIX MONTHS
                                                DECEMBER 31,    ENDED JUNE 30,
                                              ----------------- --------------
                                              1991  1992  1993   1993    1994
                                              ----- ----- ----- ------- -------
Income from continuing operations -- fully
 diluted..................................... $ .21 $ .67 $ .42 $   .28 $   .27

5. PRO FORMA ADJUSTMENTS -- BALANCE SHEET AT JUNE 30, 1994

  The unaudited pro forma balance sheet gives effect to the Acquisition as if it had been consummated on June 30, 1994. The adjustments are as follows:

  (a)To eliminate intercompany receivable and payable of $2,201.

  (b) To eliminate profit in inventory on intercompany sales of $1,075, profit on intercompany sale of equipment of $250, and the tax effect related thereto of $377.

  (c) To reflect additional long-term debt expected to be incurred by the Company as part of a refinancing in order to pay the Cash Purchase Price pursuant to the Restructuring Agreement, NOK 160,000 ($23,115 at June 30, 1994 exchange rates), and estimated transaction expenses, including the expensing of debt issuance costs related to existing debt expected to be refinanced, of $3,600 after tax. The Company expects to obtain long-term financing to complete the Transactions by the Closing Date. See "The Transactions -- Financing of the Transactions and Refinancing of Indebtedness of the Related Norwegian Businesses." For purposes of the pro forma financials, $2,000 of the $3,600 transaction expenses are assumed to be financed at Closing. The $3,600 of transaction expenses are reflected as a decrease in other assets and deferred charges of $1,000, an increase in accounts payable, accrued expenses and income taxes of $600, and an increase in long-term debt of $2,000.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS--
                                  (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

  (d) To reflect the reduction of stockholders' equity relating to the consideration paid of $29,667 by the Company to the holders of New A.
      L. Oslo Shares to acquire the Related Norwegian Businesses. The reduction of stockholders' equity is offset by the recording of the Warrants as an increase to stockholders' equity. The net effect is a reduction of stockholders' equity of $23,115 (as detailed below).

    Calculation of Consideration Paid:

                                             ENTRIES IN STOCKHOLDERS' EQUITY
                                             -----------------------------------
                                                         ADDITIONAL
                               CONSIDERATION RETAINED      PAID IN
                                   PAID      EARNINGS      CAPITAL      TOTAL
                               ------------- ----------  ------------ ----------
                                                  (REDUCTION) INCREASE
     Cash (NOK 160,000, at
      exchange rate of NOK
      6.9219 to $1.00).......     $23,115          --     $  (23,115) $  (23,115)
     Warrants (3,600,000 @
      $1.82).................       6,552    $  (6,552)        6,552           0
                                  -------    ---------    ----------  ----------
                                  $29,667    $  (6,552)   $  (16,563) $  (23,115)
                                             =========    ==========
     Net book value of
      Related Norwegian
      Businesses.............      21,966                                 21,966
                                  -------                             ----------
     Excess of total                         Excess of cash paid
      consideration paid over                 over net book value
      net book value of the                   of the Related
      Related Norwegian                       Norwegian
      Businesses.............     $ 7,701     Businesses..........    $    1,149
                                  =======                             ==========

      The actual amount by which the total consideration and cash to be paid will exceed the net book value of the Related Norwegian Businesses at the Closing Date will be determined by the exchange rate in effect on the Closing Date and the actual net book value of the Related Norwegian Businesses on the Closing Date.

      For purposes of the pro forma financials, the Warrants have been valued at $1.82 each. The $1.82 value is the average of the range ($1.36 to $2.27) determined by the Special Committee's financial advisor, Lehman Brothers, based on the 26-week observed volatility of the Company's Class A Stock assuming up to a 40% discount. Based on different hypothetical assumptions, Lehman Brothers observed additional Black-Scholes Model ranges for valuation of the Warrants of between $.90 and $3.41. See "The Transactions -- Opinion of the Special Committee's Financial Advisor." The Company chose the average of $1.82 because it was based on actual Class A Stock volatility and on generally recognized variations between Black-Scholes theoretical values and actual trading values. A wide range of different valuations is possible depending on the chosen assumptions.

      A. L. Oslo's financial advisor, Bear, Stearns & Co. Inc., had estimated the value of the Warrants to be in a range of $2.93 to $3.30 using the Black-Scholes Model, assuming a $14.00 market price of the Class A Stock and a 4.5 year exercise period for the Warrants. The difference in the Warrant valuation is primarily due to varying assumptions relating to the expected future volatility of the market price of Class A Stock and discounts attributable to marketability.

      Each $.25 change in the value of the Warrants will result in a $900 corresponding change in the consideration to be paid by the Company for the Related Norwegian Businesses. However, the final value attributed to the Warrants for accounting purposes will not result in any change in total stockholders' equity since the difference in the value will be reflected as a change in the amount of the stockholder's equity reduction related to the Acquisition offset by the change in the increase in equity relating to recording the issuance of the Warrants. The actual value of the Warrants will be determined by the actual performance of the Class A Stock as traded in the public market over the period that the Warrants are outstanding.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS --
                                   (CONCLUDED)
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

  (e) To record the net effect after tax to retained earnings of:

           Profit in inventory and intercompany
            equipment sale elimination...............   (948)
           Transaction expenses including related
            taxes.................................... (3,600)
                                                      ------
                                                      (4,548)
                                                      ======

6. PRO FORMA ADJUSTMENTS -- INCOME STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993 AND SIX MONTHS ENDED JUNE 30, 1993 AND 1994.

  The unaudited pro forma income statements give effect to the Acquisition as if it were a pooling of interests. The adjustments are as follows:

                                       DECEMBER 31,              JUNE 30,
                                ----------------------------  ----------------
                                  1991      1992      1993     1993     1994
                                --------  --------  --------  -------  -------
 (a) To eliminate intercompany
      transactions:
     Sales and other revenues.. $(13,636) $(15,204) $(14,022) $(7,847) $(8,726)
     Cost of sales.............  (11,395)  (12,560)  (11,349)  (6,455)  (7,176)
     Selling, general and
      administrative...........   (2,241)   (2,644)   (2,673)  (1,392)  (1,550)
 (b) To record rollover of
      profit in inventory at
      period end
     Cost of goods sold --
      (reduction) increase..... $    424  $     83  $   (617) $   100  $   426
 (c) To reverse the
      intercompany profit
      realized on the sale of
      certain equipment by
      the Related Norwegian
      Businesses to the
      Company..................      --   $   (400)      --       --       --
 (d) To reverse depreciation
      on the equipment
      purchased from the
      Related Norwegian
      Businesses...............      --        --   $    (74)     --   $   (76)
 (e) Estimated tax effect
      related to the cost of
      goods sold adjustment
      and the profit and
      depreciation related to
      the equipment sales...... $    122  $    132  $   (191) $    28  $   102

  As previously disclosed the unaudited pro forma income statements do not include an adjustment for interest expense related to the cash consideration to be paid by the Company to the shareholders of New A. L. Oslo. Assuming cash consideration of $23,115 and an interest rate of 7%, interest expense after tax would have decreased net income by approximately $1,000 in 1993, 1992 and 1991 and $500 for the six months ended June 30, 1994 and 1993.

  The Related Norwegian Businesses experienced unusual foreign exchange translation gains of NOK 27,200 ($4,200 at the average exchange rate for 1991 of 6.4488) and NOK 14,800 ($2,400 at the average exchange rate for 1992 of 6.2011) in 1991 and 1992, respectively. Such gains are not expected to recur. See "The Transactions -- Certain Information Regarding the Related Norwegian Businesses -- Management's Discussion and Analysis of Financial Condition and Results of Operation of the Related Norwegian Businesses -- Results of Operations -- Year Ended December 31, 1992 Compared with the Year Ended December 31, 1991."

7. SUBSEQUENT EVENT--BUSINESS ACQUISITION.

  On July 21, 1994, the Company announced the acquisition of the stock of the Mikjan Corporation (hereinafter referred to as the "Wade Jones Company" or "Wade Jones") headquartered in Lowell, Arkansas. Wade Jones is a distributor of poultry animal health products and also manufactures and blends certain animal health products.

  The purchase agreement required a purchase price of approximately $8,200 subject to adjustments based on actual financial position on the closing date. In addition, the agreement provides for contingent payments based on certain product approvals. The Company will account for the acquisition in accordance with the purchase method. The contingent payments, if any, will be included in intangible assets when earned and amortized over their remaining life. The excess of purchase price over net assets (approximately $6,300 based on a preliminary purchase price allocation) will be amortized over 20 years.

  The purchase price was financed primarily under an acquisition advance note which bears interest at prime less 1/4% and is due on October 31, 1994. Such note is expected to be refinanced as part of the overall refinancing of the Company.

  If the acquisition had occurred as of January 1, 1993 the pro forma condensed combined statements of income for the year ended December 31, 1993 and the six months ended June 30, 1994 would have been as follows:

                                                           DECEMBER 31, JUNE 30,
                                                               1993       1994
                                                           ------------ --------
Total Revenue.............................................   $427,014   $230,600
Gross Profit..............................................    175,792     93,832
Operating Income..........................................     31,653     17,678
Net Income................................................   $ 10,471   $  6,573
Earnings per share
  Primary.................................................   $   0.49   $   0.30
  Fully Diluted...........................................   $   0.49   $   0.30

CONFLICTS OF INTEREST

  The Board of Directors established the Special Committee consisting solely of the directors elected by the holders of the Class A Stock, authorized the Special Committee to retain its own legal and financial advisors and to evaluate and make a recommendation with respect to any combination transaction with A. L. Oslo and determined that any such transaction should be subject to approval by holders of a majority of the outstanding shares of Class A Stock voting separately as a class. These actions were taken to avoid all conflicts between the interests of the holders of Class A Stock and the interests of A.
L. Oslo, as the owner of the Related Norwegian Businesses and the controlling stockholder (through ownership of the Class B Stock) of the Company, that could have been involved in the review, negotiation and approval of any combination transaction with A. L. Oslo such as the Transactions. Such conflicts of interest may be deemed to some extent to have existed in the review, negotiation and approval of the Transactions as a result of the management of the Company and each of the directors of the Company (other than the members of the Special Committee) participating in the review, negotiation or approval of such Transactions being employed by or otherwise receiving compensation from the Company, which is controlled by A. L. Oslo, and/or being elected as a director of the Company by A. L. Oslo as a holder of the Class B Stock. Mr. Einar W. Sissener is the President and a principal stockholder of A. L. Oslo and Chairman and Chief Executive Officer of the Company. Mr. Sivert A. Nielsen, a director of the Company until the 1994 Annual Meeting who was elected by A.
L. Oslo as holder of the Class B Stock, is a director of A. L. Oslo. Messrs. I. Roy Cohen, Glen E. Hess, Oscar W. Kaalstad (a director of the Company until the 1994 Annual Meeting) and William S. Leonhardt (a director of the Company until the 1994 Annual Meeting) were each elected as directors of the Company by A. L. Oslo as holder of the Class B Stock. In addition to fees received as members of the Company's Board of Directors, Mr. Cohen receives compensation as consultant to the Company; Mr. Hess' professional corporation is a partner of a law firm which provides substantial legal services for the Company (including in connection with the Transactions) and also represents A. L. Oslo and certain of its other affiliates on various matters; Mr. Kaalstad, through a wholly-owned corporation, receives certain consulting fees from the Company; and Mr. Leonhardt, together with members of his family, owns approximately 3% of the outstanding capital stock of A. L. Oslo. See "The Transactions -- Background of the Transactions," " -- Recommendations of the Company's Board of Directors; Reasons for the Transactions" and " -- Opinion of the Special Committee's Financial Advisor."

BACKGROUND OF THE TRANSACTIONS

  On various occasions since the mid-1980's Mr. Einar W. Sissener, Chairman of the Company and President of A. L. Oslo, Mr. I. Roy Cohen, President and Chief Executive Officer (until January 1991) and Chairman of the Executive Committee of the Company, and other representatives of the Company and A. L. Oslo had from time to time informally discussed the benefits that might be available to the stockholders of the Company and A. L. Oslo if the complementary businesses of both companies were combined in a manner which allowed a better coordination of the operations of those businesses and which eliminated the conflicts of interest that arose in connection with ongoing transactions between the companies and as a result of the companies being potential competitors in certain markets. These discussions sometimes also referred to the possibility of transferring certain material assets between the companies, including a transfer of ownership of the Company's Danish subsidiary, A/S Dumex Ltd. ("Dumex"), to A. L. Oslo, the transfer of certain bacitracin technology and related assets from A. L. Oslo to the Company and other possible transactions. Although the Company has acquired certain assets of A. L. Oslo from time to time, none of these discussions led to any proposal or substantive examination of the relevant issues involved in a general combination transaction until late 1991.

  During 1989 and 1990, A. L. Oslo reviewed various transactions which would enable it to raise capital and finance expansion of its businesses in Europe. As a result, A. L. Oslo proposed an offering of its common shares in Europe, which was planned to occur in the second half of 1990. This planned offering was eventually postponed, but review of various alternatives continued in 1991. In September 1991, Mr. Sissener informed the management of the Company that A.
L. Oslo intended to undertake an offering process in late 1991 which would involve an offering in the United States as well as Europe. Mr. Jeffrey E. Smith, Executive Vice

President and formerly a member of the Office of the Chief Executive of the Company, with the agreement of the Company's Board of Directors suggested in a letter to Mr. Sissener dated September 24, 1991 that he was convinced that shareholders of both companies could benefit from some type of combination of
A. L. Oslo and the Company and that, prior to commencing such an offering process, a feasibility evaluation of combining the complementary businesses of the Company and A. L. Oslo be undertaken. In response to Mr. Smith's letter, Mr. Sissener, on behalf of A. L. Oslo, indicated on October 7, 1991 that A. L. Oslo agreed to a study of combining the companies in a Norwegian corporation whose shares would be publicly traded and listed on the New York and Oslo Stock Exchanges.

  During late 1991 and early 1992, the Company's Board of Directors and management discussed the concept of such a combination in general and, in particular, the advisability of a transaction which would result in the Class A Stock being exchanged for shares of a Norwegian corporation or related American Depository Receipts ("Norwegian Corporate Shares"). The directors and management of the Company (excluding Messrs. Sissener and Sivert Nielsen) sought the advice of the Company's lawyers and its investment bankers, Paine Webber & Co., regarding the legal and financial consequences of having the Company's common stock exchanged for Norwegian Corporate Shares.

  From October 1991 through January 1992, management and representatives of the Company had various discussions with Mr. Sissener, on behalf of A. L. Oslo, and attorneys and investment bankers for A. L. Oslo concerning the potential benefits of such a combination transaction, various possible transaction structures, general accounting and tax issues involved in such a transaction, the view of the Company's management that the substitution of Norwegian Corporate Shares for the Company's shares would be less desirable for the Company's stockholders than shares of a corporation incorporated in Delaware or another United States jurisdiction, financial issues relating to A. L. Oslo's debt and the combined balance sheet of the companies, the general procedures that would be followed if the Company's Board of Directors determined to proceed with an evaluation of such a combination transaction with A. L. Oslo and certain other issues. These discussions led to the preliminary conclusion that from a legal and tax perspective a combination transaction was feasible, but did not specifically address any relative valuation of the Company, A. L. Oslo or any businesses of either company, and no specific terms or form of transaction were proposed. During the same period, management of the Company outlined the general benefits that might result from a combination with the related businesses of A. L. Oslo although no study was undertaken to quantify or to determine the specific feasibility or timing of such potential benefits.

  After receiving a report from management regarding the discussions relating to a possible combination, on January 23, 1992, the Company's Board of Directors established the Special Committee to evaluate whether it appeared feasible to agree on terms of a combination of the Company with the related businesses of A. L. Oslo which would be fair to holders of the Class A Stock and to report back to the Board of Directors. The members of the Special Committee were Messrs. James Balog, who served as Chairman, and Charles Specht, the two directors elected by the holders of the Class A Stock. The Special Committee retained Lehman Brothers as its financial advisor and Debevoise & Plimpton as its legal advisor. During the period following its appointment and the retention of advisors, the Special Committee and its advisors (i) studied the historical financial statements of the Company and A. L. Oslo and divisional statements of the Related Norwegian Businesses and various financial projections prepared by each company, (ii) became familiar with the Related Norwegian Businesses and visited the principal operating facilities in Norway,
(iii) reviewed various combination structures, particularly those involving an exchange of the Company's Common Stock for Norwegian Corporate Shares, and the related legal, tax and accounting considerations, (iv) evaluated the legal and practical effects on the Company's stockholders of holding Norwegian Corporate Shares instead of shares of a Delaware corporation, (v) met with members of senior management of A. L. Oslo to discuss its business plan and prospects and benefits and detriments of a combination transaction, (vi) reviewed a preliminary analysis of synergies that could result from a combination transaction, (vii) analyzed the effect that existing debt of the Related Norwegian Businesses would have on the combined business, and (viii) on several occasions met with representatives of A. L. Oslo to discuss possible alternative structures for a combination transaction.

  In October 1992, the Special Committee reported to the Company's Board of Directors that the financial advisors to the Special Committee and A. L. Oslo were continuing to exchange projections and other information and that operating managers of the Company and A. L. Oslo had met to review potential benefits of a combination transaction. However, since no financial proposals had been made and there had been no substantive discussion with A. L. Oslo representatives as to the respective values of the companies, the Special Committee could not yet report whether it would be feasible to reach a mutually acceptable agreement on financial terms which would be fair to the holders of the Class A Stock. The Chairman of the Special Committee advised representatives of A. L. Oslo that if meaningful valuation discussions were to occur, A. L. Oslo should make a proposal for a combination transaction.

  In a letter dated December 7, 1992, from Mr. Aage Petersen, the Chairman of
A. L. Oslo's board of directors, to the Special Committee, A. L. Oslo proposed a transaction in which A. L. Oslo would transfer the Related Norwegian Businesses to a newly formed Norwegian corporation which would acquire the Company through a merger with a Delaware subsidiary of such Norwegian corporation. Under the terms of the proposal, the common stock of the new Norwegian corporation would be divided into two classes having substantially the same respective rights (except as modified by Norwegian law) as the Company's existing Class A and Class B Stocks, and each share of Class A Stock and Class B Stock would be converted in the merger into a share of the comparable class of common stock of the new Norwegian corporation. The proposal would have resulted in the holders of the Company's Class A Stock owning, as a group, approximately 52.6% of the outstanding stock of the Norwegian corporation which, in turn, would own all of the Company's businesses and the Related Norwegian Businesses. The balance of the stock of the new Norwegian corporation would have been owned by A. L. Oslo or its shareholders, directly or indirectly. The letter emphasized the importance to any combination transaction of policies which integrate the resources of both companies, build upon the increased internationalization of the resulting combined entity and recognize the Norwegian contributions to the businesses.

  The Special Committee on December 10, 1992 reported the proposal to the directors of the Company, excluding Messrs. Sissener and Nielsen (such group of directors hereafter being referred to as the "U.S. Directors"), who discussed the proposal and the potential consequences of a combination transaction. Although no specific determination was made, Messrs. Sissener and Nielsen excused themselves from meetings of the directors at which specific proposals or strategies regarding the Transactions were discussed because of the conflicts of interest resulting from Mr. Sissener's positions as a director, officer and principal shareholder of A. L. Oslo and Mr. Nielsen's position as a director of A. L. Oslo. The U.S. Directors expressed their concerns about the adequacy of the value which would be received by the holders of the Class A Stock under the proposal and the effect of converting the Company's shares into Norwegian Corporate Shares. The U.S. Directors also expressed their desire that any proposal be subject to approval of the holders of a majority of the shares of the Class A Stock voting as a separate class. The U.S. Directors authorized the Special Committee to obtain additional information and review the proposal and to negotiate with representatives of A. L. Oslo to determine whether a mutually acceptable proposal could be developed. Following the issuance of a press release disclosing the A. L. Oslo proposal, a class action lawsuit was filed in the Court of Chancery of the State of Delaware alleging that the proposed combination was unfair to the holders of the Class A Stock. The suit was stayed and eventually dismissed in February 1994.

  The Special Committee and its advisors obtained additional information, reviewed the proposal and met with representatives of A. L. Oslo to discuss the proposal, noting among other things the need for a discount on the value of the Related Norwegian Businesses to reflect the fact that under the proposed structure, shareholders of the Company would become shareholders of a non-U.S. company. On March 3, 1993, the Special Committee reported to the U.S. Directors the Special Committee's conclusion that, while a combination transaction on appropriate terms could be beneficial, the December 7, 1992 proposal from A. L. Oslo did not provide a framework for a transaction that would be acceptable to both companies, particularly in view of the negative effects of converting the shares of the Class A Stock into Norwegian Corporate Shares. The U.S. Directors supported the Special Committee's conclusion. By letter dated March 4, 1993, the Special

Committee advised the Chairman of the Board of A. L. Oslo of its conclusions, but added that the Special Committee would consider other approaches that A. L. Oslo might propose to effect a combination.

  By letter dated March 15, 1993, Mr. Aage Petersen, Chairman of A. L. Oslo's board of directors, advised the Special Committee that the A. L. Oslo board authorized an exploration of alternative structures, including a structure resulting in a United States holding company. Mr. Petersen stated that in light of this alternative structure and to insure the support of all relevant parties, a combination transaction must demonstrate the ongoing commitment to the development of the Norwegian businesses in the context of a global organization.

  During the period from March 1993 until June 1993, the Special Committee and its advisors communicated with representatives of A. L. Oslo and evaluated alternative transaction structures which would result in the holders of the Company's common stock continuing to hold shares in a Delaware corporation which would be a holding company for the Related Norwegian Businesses and the Company's businesses and subsidiaries. As a result of these evaluations, the Special Committee and its advisors reviewed with representatives of A. L. Oslo a transaction structure of the type now contemplated by the Restructuring Agreement and concluded that such a structure was feasible and would meet the objectives of an international holding company which owned and operated the Related Norwegian Businesses and the Company's businesses through subsidiaries.

  During this period the Special Committee and its representatives also received additional financial information regarding the Related Norwegian Businesses and engaged in various discussions of ranges of possible values of the Related Norwegian Businesses and other financial terms of a combination with Mr. Sissener, on behalf of A. L. Oslo, and other representatives of A. L. Oslo. In April 1993, Mr. Thomas G. Gibian replaced Mr. Charles Specht as a director of the Company, and in May 1993, became a member of the Special Committee. Mr. Specht had resigned from the Special Committee because of poor health in December 1992, and died in March 1993.

  In May 1993, the Special Committee's financial advisor reviewed a potential range of values for the Related Norwegian Businesses with the U.S. Directors, and the Special Committee reported to the U.S. Directors that it remained uncertain whether it would be feasible to reach agreement on financial terms. On June 6, 1993, the Special Committee reported to the U.S. Directors that a significant gap existed between A. L. Oslo's suggested value of the Related Norwegian Businesses and a value that the Special Committee could recommend. The U.S. Directors then discussed types of earn-out arrangements that might bridge the gap and reviewed the background of the combination study, the potential benefits and other consequences of a combination and requested the Special Committee to continue its efforts, with participation by the Company's management, to negotiate acceptable financial terms.

  On June 29, 1993, the Special Committee reported at a meeting of U.S. Directors that further discussions with representatives of A. L. Oslo had failed to result in any understanding on financially acceptable terms. The Committee also reported that recent financial information regarding the Related Norwegian Businesses had been disappointing and did not support A. L. Oslo's valuations. All U.S. Directors (including Messrs. Balog and Gibian) agreed that the activities of the Special Committee should be suspended unless and until, in the judgment of the U.S. Directors, a clear understanding on economic terms was reached. The U.S. Directors then asked that the Company's management, with the help of Mr. I. Roy Cohen, continue discussions with Mr. Sissener, on behalf of A. L. Oslo, regarding whether an agreement could be reached on financial terms that would be acceptable to A. L. Oslo and to the Special Committee, the U.S. Directors and the holders of the Class A Stock.

  In July 1993, there were various meetings between Mr. Sissener, on behalf of
A. L. Oslo, and one or more of I. Roy Cohen, Jeffrey E. Smith, Glen E. Hess and others on behalf of the Company. They discussed the historical and projected financial and operational aspects of the Related Norwegian Businesses, the potential benefits of a combination transaction, the effect that the debt level of the Related Norwegian Businesses would have on the Company and other matters. These discussions also reviewed various possible financial terms, including different forms of consideration (including contingent payments) that might be offered for the Related Norwegian Businesses. As a result of these discussions, the concept developed of using warrants to purchase shares of Class A Stock as part of the consideration that the Company might pay to acquire the Related Norwegian Businesses. These discussions led to the concept of paying for the Related Norwegian Businesses with a combination of cash and warrants, with the cash portion to be based on the book value of the Related Norwegian Businesses. Management of the Company believed that use of warrants would have several benefits, including: (i) permitting A. L. Oslo shareholders to realize value if, but only if, the future value of the Class A Stock, which might be affected by the Related Norwegian Businesses, significantly increased; (ii) increasing the incentive of Mr. Sissener, the indirect controlling stockholder of the Company who (together with his family interests) would receive a significant portion of any warrants that might be issued, to take actions to assure that the benefits of a combination transaction would be maximized; (iii) reducing the additional borrowings and/or dilution that would result if cash, debt or common stock were offered in place of warrants; and (v) providing a source of equity financing for the combined company if the warrants became "in the money" and were exercised prior to their expiration.

  On August 2, 1993 the U.S. Directors received a report from Mr. Cohen on the discussions with Mr. Sissener. Several days prior to this meeting the Company had reported that, as a result of various factors adversely affecting its businesses, earnings would be below previous expectations for the balance of 1993 and that the same adverse factors might continue into 1994. As a result of this report, the market prices of the Class A Stock had declined from a closing price of $23.625 the day before the announcement to a range of $15.125 to $16 on the day of the U.S. Directors meeting. Mr. Cohen reported that substantial progress had been made in reaching an understanding on financial terms that Mr. Sissener would recommend to the A. L. Oslo board and he described the concept of offering a combination of cash and warrants, with the cash portion to be based on the book value of the Related Norwegian Businesses. The U.S. Directors concluded that this concept, including the use of warrants, merited further discussions but that, given the then current price of the Class A Stock, the exercise price of the warrants should be at a very significant premium over the market price of the Class A Stock.

  Following the August 2, 1993 meeting of U.S. Directors, Messrs. I. Roy Cohen, Jeffrey E. Smith and Glen E. Hess had various discussions and communications with Mr. Sissener, on behalf of A. L. Oslo, and his legal advisors regarding the principal financial and other terms on which a combination transaction could be structured. The Company's management also sought updated financial estimates for the Related Norwegian Businesses and received advice from Lehman Brothers regarding the valuation of warrants. These discussions led to the preparation of an outline of terms as discussed between the managements of the Company and A. L. Oslo dated August 13, 1993 (the "August outline"). The August outline provided for the creation of an international holding company structure with the Company acquiring, subject to various terms and conditions, the Related Norwegian Businesses for (i) cash in an amount equal to the September 30, 1993 net book value of the Related Norwegian Businesses and (ii) warrants to acquire 3,000,000 shares of the Class A Stock at an exercise price of $23.625 per share (subject to certain adjustments), which would be exercisable for three years.

  Mr. Sissener presented the August outline to the A. L. Oslo Finance Committee which discussed the outline and obtained the advice of its financial advisors. On August 17, 1993, Mr. Roald Jotun, Chairman of the A. L. Oslo Finance Committee, advised Mr. Hess, as Secretary of the Company, by telefax that its financial advisor had reviewed the proposed financial terms and "find it difficult to render a positive fairness opinion" and that "the total value of the transaction for the A. L. Oslo's shareholders must be improved." Mr. Jotun stated that the Finance Committee proposed increasing the number of warrants to 4,000,000 and setting the warrant price at the average of the closing prices of the Class A Stock for the 20 trading days preceding the closing date. The telefax asked for a response from the Special Committee prior to a meeting of the A. L. Oslo board of directors scheduled for August 25, 1993. Mr. Hess responded to Mr. Jotun advising that the Special Committee had been suspended and would not be reactivated unless and until there was an outline of terms for the Committee to review which was acceptable to A. L. Oslo's management and board of directors and to the Company's management and the U.S. Directors. Mr. Hess further advised that Mr. Cohen and Mr. Smith might want to discuss the valuation issues with Mr. Sissener.

  Mr. Hess sent the foregoing correspondence to the U.S. Directors, and on August 20, 1993, the U.S. Directors discussed the financial terms in the August outline and possible modifications to those terms and requested that Mr. Cohen communicate with Mr. Sissener. Between August 21 and August 25, 1993, Mr. Cohen and Mr. Sissener had several discussions regarding the financial terms set forth in the August outline and possible changes in those terms. On August 26, 1993, Mr. Sissener advised the Company by telefax that A. L. Oslo's board of directors had discussed the combination and the August outline and decided to recommend to the A. L. Oslo Company Assembly (a governing body elected by the shareholders which in turn elects the directors) the combination transaction as proposed with certain modifications. The modifications would provide (i) for a cash payment based on the September 30, 1993, book value of the Related Norwegian Businesses and the issuance of warrants to purchase 3,600,000 shares of Class A Stock at $23.625 per share expiring three years and five months after closing; (ii) for the payment by the Company of all A. L. Oslo's transaction costs incurred after January 1, 1993; and (iii) a condition to the transaction that the market price of the Company's common stock be not less than $18 per share at closing. On August 25, 1993, the closing price of the Class A Stock on the NYSE was $18.875.

  Mr. Sissener's August 26 telefax was sent to all U.S. Directors who considered the matters in the telefax during a conference call on August 30, 1993. The U.S. Directors determined that various provisions of the A. L. Oslo proposals were unacceptable and that further negotiations should continue to determine the feasibility of reaching an agreement with A. L. Oslo on financial terms. The U.S. Directors also determined to reactivate the Special Committee to begin reviewing the fairness of the terms being discussed by the managements of the Company and A. L. Oslo in order to facilitate the process in the event that the terms proposed by A. L. Oslo's board of directors could be modified to result in a transaction which would be fair to the holders of the Class A Stock. Mr. Hess advised Mr. Sissener of the actions of the U.S. Directors.

  Between September 2 and September 15, 1993, Messrs. Cohen, Smith and Hess received updated financial estimates from A. L. Oslo regarding the Related Norwegian Businesses and advice regarding warrant valuation and negotiated with Mr. Sissener, on behalf of A. L. Oslo, and A. L. Oslo's legal advisors regarding the terms of a combination transaction. These negotiations culminated in a revised draft of the outline of terms dated September 15, 1993 (the "September outline") which A. L. Oslo's board of directors presented to the Company Assembly of A. L. Oslo on September 15, 1993. On September 16, 1993, Mr. Sissener, on behalf of A. L. Oslo, advised Messrs. Cohen and Smith that the Company Assembly had authorized A. L. Oslo's board of directors to proceed with negotiations of a transaction on the basis of the September outline. The September outline provided for a restructuring of the Company into a holding company which would acquire the Related Norwegian Businesses, subject to various terms, conditions and adjustments, for a consideration of (i) cash equal to the shareholders' equity of the Related Norwegian Businesses at September 30, 1993, (ii) warrants to purchase 3,500,000 shares of the Class A Stock at $23.625 per share, which would be exercisable until May 31, 1997 (or later if closing were delayed after December 31, 1993) and (iii) payment by the Company of up to NOK 20 million of A. L. Oslo's transaction costs on an after-tax basis. On September 15, 1993, the closing price of the Class A Stock on the NYSE was $18.875.

  Following the action of A. L. Oslo's Company Assembly, Company personnel and legal counsel and the Special Committee's financial and legal advisors began the process of reviewing and negotiating agreements to reflect the terms of the September outline, reviewing recent financial statements and forecasts, completing the due diligence review of the Related Norwegian Businesses, studying various tax and accounting issues, updating and reviewing prior studies of the synergies that could result from the combination transaction and taking other actions to confirm whether the September outline could become the basis for a combination transaction.

  As a result of these various reviews and negotiations with representatives of
A. L. Oslo, management of the Company reported to the U.S. Directors at a meeting on November 1, 1993, that there were a number of matters which needed to be resolved before any agreement could be reached with
A. L. Oslo and before the review and due diligence process could be satisfactorily completed. These unresolved matters included the following: resolution of certain potential United States withholding tax issues relevant to the consideration payable to A. L. Oslo shareholders; other United States tax considerations relating to the Company; responsibility for certain types of possible pre-closing environmental, regulatory or tax liabilities relating to the Related Norwegian Businesses; expense reimbursement; the scope of representations and warranties and other contractual issues; A. L. Oslo's recent and projected performance; and uncompleted due diligence matters. In addition, Mr. Sissener, on behalf of A. L. Oslo, had indicated that the directors and advisors to A. L. Oslo continued to have concern about the value of the proposed transaction to the A. L. Oslo shareholders in view of the decline in the market price of the Class A Stock since consideration of the transaction by A. L. Oslo's Company Assembly in September. On November 1, 1993, the closing price of the Class A Stock on the NYSE was $16.125. Management of the Company also expressed concern that the holders of the Class A Stock may be less willing to approve the transaction as a result of the Company's disappointing operating results in the second half of 1993. As a consequence of all these factors, the U.S. Directors determined to advise Mr. Sissener, on behalf of A. L. Oslo, that despite the potential benefits of a combination transaction, the continuing number and magnitude of unresolved issues and general uncertainty about the terms and approvability of the transaction made it advisable to consider terminating the attempts to agree upon a combination transaction. Mr. Sissener was so advised by the U.S. Directors on November 2, 1993. At the Company's Board of Directors meeting on November 17, 1993, Mr. Sissener, on behalf of A. L. Oslo, reviewed the concerns raised by the Company with respect to the transaction, reviewed the progress that had been made in determining how and generally on what terms a combination could be effected, provided the U.S. Directors with a summary quantification of certain potential synergies of a combination, and expressed the view, on behalf of A. L. Oslo, that the open issues and other unresolved matters between the Company and A. L. Oslo may ultimately be resolvable. Mr. Sissener, however, indicated that if the U.S. Directors believed that the open issues and other unresolved matters were not resolvable and that the combination study should be terminated, an appropriate resolution to that effect should be adopted at a meeting of the Company's Board of Directors the following week.

  Following the November 17, 1993 meeting, the U.S. Directors requested further information from Mr. Sissener, on behalf of A. L. Oslo, regarding the principal unresolved matters affecting the proposed combination terms. Mr. Sissener responded by letter dated November 22, 1993 regarding A. L. Oslo's position on these matters. At a meeting of the U.S. Directors on November 23, 1993, the Directors reviewed the unresolved matters affecting the proposed transaction and A. L. Oslo's positions with respect thereto, the terms set forth in the September outline and developments since the date of that outline and other factors, and concluded that an attempt should be made, with direct participation by the U.S. Directors, to resolve all unresolved matters with A.
L. Oslo and reach agreement on a transaction that could be reviewed by the Special Committee and its advisors.

  In a series of meetings between Mr. Sissener and A. L. Oslo's legal advisors and various groups of the U.S. Directors which took place between December 6 and December 10, 1993, the unresolved issues were discussed and certain terms of the proposed transaction as set forth in the September outline were renegotiated. In addition, the Company's management and U.S. Directors considered the tax and other consequences of changing the structure of the proposed transaction to a direct purchase of the Related Norwegian Businesses instead of the demerger structure. Following these meetings, the U.S. Directors and Mr. Sissener, on behalf of A. L. Oslo, agreed that the terms and conditions set forth in an outline of terms dated December 14, 1993 (the "December outline") would form the basis for a proposed transaction based on a demerger structure to be submitted for review by the Special Committee and its advisors. During the following week, discussions continued regarding several issues, including the book value measurement date, protection against certain liabilities and expenses reimbursement, as to which there was no agreement. Following a conference of several U.S. Directors with Mr. Sissener, on behalf of A. L. Oslo, and legal advisors to A. L. Oslo on December 21, 1993, a revised draft statement of terms dated December 22, 1993 (the "revised December outline") was prepared. The U.S. Directors also requested that Mr. Sissener present to the Company's Board of Directors a business and management plan for the combined businesses. The revised

December outline provided that the Company would acquire the Related Norwegian Businesses in a demerger structure, subject to various terms, conditions and adjustments, for a consideration of (i) cash equal to the shareholders equity of the Related Norwegian Businesses at December 31, 1993 and (ii) warrants, which would expire on December 31, 1998, to purchase 3,600,000 shares of the Class A Stock at an exercise price (with certain exceptions and subject to a $30 maximum) equal to 140% of the average per share market price during a period preceding the meeting of the Company's stockholders called to consider the transaction. The revised December outline also provided that the Company's Certificate of Incorporation would be amended to increase the percentage of directors to be elected by the holders of Class A Stock from 25% to 33 1/3%, that A. L. Oslo would indemnify the Company for certain tax, environmental or regulatory liabilities and that the Related Norwegian Businesses would not be charged with more than NOK 15 million of transaction costs incurred by A. L. Oslo.

  On the basis of the revised December outline, representatives of the Company and A. L. Oslo resumed preparation of transaction documents, Company personnel continued their due diligence investigation of the Related Norwegian Businesses, various legal and tax issues were reviewed, and the Special Committee and its advisors reviewed the proposed transaction and financial and other information regarding the Related Norwegian Businesses. Mr. Sissener also prepared and provided the U.S. Directors with a summary of the strategic and management plan for the operation of the Company following a combination with the Related Norwegian Businesses. At a meeting of the U.S. Directors on February 7, 1994, the principal operating officers of the Company reported on their due diligence review of the Related Norwegian Businesses and Lehman Brothers presented a preliminary financial analysis of the proposed transaction. The U.S. Directors determined to continue the attempt to agree with A. L. Oslo's representatives on definitive agreements reflecting the terms of the revised December outline. As a result of the negotiation of definitive agreements and related discussions, the U.S. Directors tentatively approved certain modifications in the terms set forth in the revised December outline, subject to continuing review by the Special Committee.

  On March 7, 1994, A. L. Oslo's board of directors approved the terms of the proposed combination as set forth in the then current drafts of the definitive agreements and authorized Messrs. Sissener and Nielsen, on behalf of A. L. Oslo, to negotiate the definitive terms of the agreements with respect to the proposed combination and, if they found the terms satisfactory, to execute and deliver such definitive agreements. At a meeting on March 16, 1994, the U.S. Directors heard additional reports from officers of the Company as to the operations of the related businesses of A. L. Oslo. Following such meeting, the U.S. Directors advised A. L. Oslo that in their view there remained a number of issues that needed to be resolved. Such issues included the terms on which New
A. L. Oslo would provide administrative services to A. L. Oslo, the terms on which A. L. Oslo would indemnify the Company for violations of law, the fact that certain members of management of the Company had expressed concern about certain aspects of the Transaction and the fact that several of the U.S. Directors believed that it would be desirable for the Company to refinance $80 to $100 million of the Company's indebtedness through an offering of convertible debentures as soon as practicable after the Closing subject to market conditions. In addition, the U.S. Directors advised A. L. Oslo that the definitive documents needed to be completed. At subsequent meetings in March and April 1994, the U.S. Directors (including the members of the Special Committee) explored with Mr. Sissener A. L. Oslo's views as to the management of the combined businesses and discussed with Mr. Sissener the open issues and matters referred to above. In addition, during this period several members of the Company's Board of Directors met separately with Mr. Sissener and legal counsel to A. L. Oslo on a number of occasions to discuss such matters. At a meeting held on April 27, 1994, A. L. Oslo and the Company agreed in principle on the terms of the administrative services agreement, on the open issues relating to indemnification for violations of law, and it was agreed that it was the intention of both companies to undertake a refinancing of the Company's indebtedness as soon as practicable after the Closing subject to market conditions. The Board of Directors then advised legal counsel to the Company and A. L. Oslo to resolve all remaining open issues and to finalize the definitive documentation.

  On May 16, 1994 the Special Committee met with the U.S. Directors with respect to the status of the Transactions negotiations. At such meeting, the U.S. Directors reviewed the status of the Transactions with certain members of management; counsel to the Company reviewed the Restructuring Agreement and related documents, drafts of which had been furnished to the U.S. Directors prior to the meeting; and Lehman Brothers reviewed the financial analysis they were prepared to present to the Company's full Board of Directors, focusing on changes from earlier analyses that had been discussed with the U.S. Directors (including the Special Committee). The Special Committee and the U.S. Directors then questioned the financial and legal advisors and discussed the information they had received. Following the meeting of the U.S. Directors, the Special Committee met separately with its counsel and representatives of Lehman Brothers, its financial advisors, and concluded that it would recommend that the proposed Transactions were fair to the Company and the holders of the Class A Stock. The meeting of the U.S. Directors was reconvened and the Special Committee advised them of its recommendation. Following this meeting of the U.S. Directors, the Company's full Board of Directors (including Messrs. Sissener and Nielsen) met to review the background and reasons for the Transactions and the terms of the Restructuring Agreement and related documents. The Company's Board of Directors received advice of legal counsel on certain legal aspects of the Transactions; a report from the Special Committee concluding that the Transactions were fair to the Company and the holders of Class A Stock and recommending approval of the Transactions; a detailed presentation from Lehman Brothers which analyzed various financial aspects of the Transactions. The Company's Board of Directors reviewed a copy of the written opinion of Lehman Brothers to the Special Committee concluding that the Transactions were fair to the Company and the holders of the Class A Stock. Following such reviews and presentation and after further discussion, the Company's Board of Directors unanimously determined that the Transactions are fair to, and in the best interests of, the Company and fair to the holders of the Class A Stock, unanimously approved the Restructuring Agreement and the Transactions and resolved to recommend that the Company's stockholders vote for approval of the Restructuring Agreement and the Transactions.

RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS; REASONS FOR THE
TRANSACTIONS

  As described in "The Transactions -- Background of the Transactions" above, at a special meeting on May 16, 1994, the Company's Board of Directors unanimously determined that the Transactions are fair to, and in the best interests of, the Company and fair to the holders of the Class A Stock, unanimously approved the Restructuring Agreement and the Transactions and resolved to recommend that the Company's stockholders vote FOR approval of the Restructuring Agreement and the Transactions. See "The Transactions --
 Background of the Transactions."

  In evaluating the advisability of a combination transaction and in approving the Restructuring Agreement and the Transactions, the Company's Board of Directors considered a number of factors, including the following:

    1. Complementary Nature of Businesses and Potential Synergies. The
       ----------------------------------------------------------
  Related Norwegian Businesses are complementary with the Company's businesses, and the Transactions will provide opportunities to utilize the resources of these complementary businesses in a manner which will put the Company in a stronger position to compete on a worldwide basis in its specialized pharmaceuticals and animal health product markets.

    In considering potential synergies which might be obtainable, the Company's Board of Directors considered the fact that the dosage-form pharmaceutical business of the Related Norwegian Businesses operates in the Nordic countries which are also principal markets for the Dumex pharmaceutical business and the products of both businesses are generally complementary. Consequently, the Transactions would create opportunities for more effective marketing and consolidation of sales forces of the respective businesses. Similarly, the bulk antibiotics business of the Related Norwegian Businesses is similar to and complements the bulk antibiotics business of Dumex. The Related Norwegian Businesses manufacture and/or market worldwide bacitracin, zinc bacitracin, tyrothricin and gramicidin; Dumex manufactures and markets worldwide polymyxin, vancomycin and colistin. The Company's Board of Directors believes that the Transactions provide opportunities to strengthen marketing efforts, broaden the Company's product line and enable more effective research and development through coordinated efforts. In the animal health area the Company's principal animal health product, BMD (R) antibiotic, is manufactured and marketed in North America under a North American technology license from A. L. Oslo (1993 license fees were $1,362,000) and in areas outside the United States by the Related Norwegian Businesses. Since such technology is an asset that would be acquired as part of the Related Norwegian Businesses as a result of the Transactions, the Company would be able to market BMD (R) antibiotics as well as other animal health products manufactured by the Related Norwegian Businesses outside the United States. The Company's aquatic animal health business currently competes against the Related Norwegian Businesses in Norway, the country which is the largest market for fish vaccines. In the event the Transactions are completed, the Company would be provided with potential benefits from coordinated production and marketing strategies in the aquatic animal health business.

    The overlapping nature of certain of the Company's businesses and the Related Norwegian Businesses will also create opportunities to achieve synergies by eliminating duplicative functions and coordinating efforts in various areas. The Transactions would provide opportunities to: eliminate duplicative research and development and regulatory efforts and provide coordinated focus on regulatory compliance and the development of new products or improvements of existing products and production techniques; develop and realign overall production methods which can realize savings through utilization of the additional pharmaceutical manufacturing and antibiotic production plants included in the Related Norwegian Businesses; and eliminate unnecessary administrative and regulatory overhead.

    In evaluating the synergies which potentially could be achieved, the Company's Board of Directors also recognized that the benefits of the Transactions were not reasonably quantifiable, that the extent to which such benefits could be realized and the time required to realize such benefits was uncertain and that certain consolidation or other costs would be required to realize certain of the benefits.

    2. Reduce Potential Conflicts of Interest. The Transactions will
       --------------------------------------
  harmonize the economic interests in the complementary businesses of the Company and the Related Norwegian Businesses in that the same shareholders will own 100% of all the businesses. Consequently, the Transactions should eliminate potential conflicts of interest that arise in connection with ongoing transactions between the Company and A. L. Oslo regarding the Related Norwegian Businesses and as a result of the companies being competitors or potential competitors in certain markets. See "The Transactions -- Transactions Between the Company and A. L. Oslo." However, the Company's Board of Directors noted that there might be certain conflicts between A. L. Oslo and New A. L. Oslo arising out of the Administrative Services Agreement but did not believe that such conflicts would be significant.

    3. Projected Impact on Future Earnings. Based upon the Revised Operating
       -----------------------------------
  Projections (as defined below) of the Related Norwegian Businesses which were provided to the Company's Board of Directors and the Lehman Pro Forma EPS Analysis (as defined below), the Company's Board of Directors believes that the acquisition of the Related Norwegian Businesses has the potential to add to the earnings of the Company for 1994 and 1995. In considering the Transactions, the Company received financial and operating information from
  A. L. Oslo with respect to the business, operations and prospects of the Related Norwegian Businesses for 1994 and 1995 (the "Base Case Projections") which the principal operating officers of the Company's international pharmaceutical and animal health businesses analyzed. Based on such analyses, the management of the Company twice revised downward the revenues, operating income and net income data received by the Company from
  A. L. Oslo and presented such revised forecasts (the first revision being referred to as the "Median Case Projections," the second revision being referred to as the "Conservative Case Projections," and the Median Case Projections and the Conservative Case Projections being collectively referred to as the "Revised Operating Projections") to the U.S. Directors and to the Company's Board of Directors for its consideration. The Revised Operating Projections also provided the basis for a pro forma earnings per share analysis (the "Lehman Pro Forma EPS Analysis") which was prepared as part of Lehman Brothers' presentation to the Company's Board of Directors. See "The Transactions -- Opinion of the

  Special Committee's Financial Advisor." The Lehman Pro Forma EPS Analysis indicated that, after considering additional interest expense related to financing the Transactions, the anticipated income from the Related Norwegian Businesses in 1994 and 1995 would be accretive to the net income of the Company. The Lehman Brothers' presentation also indicated that, even if income from the Related Norwegian Businesses for 1994 and 1995 were to be lower than as reflected in the Revised Operating Projections, the Transactions could nevertheless be accretive to the Company's net income. See "The Transactions -- Opinion of the Special Committee's Financial Advisor -- Pro Forma EPS Analysis." The projections and analyses described above assume the Transactions would be accounted for as described under "The Transactions -- Accounting Treatment." While there can be no assurance that such projections will accurately reflect future operations or that actual future income from the Related Norwegian Businesses will increase the Company's net income, A. L. Oslo has represented in the Restructuring Agreement that the projections it provided to the Company were prepared based upon estimates and assumptions that A. L. Oslo believed in good faith to be reasonable.

    4. Increased Indebtedness of the Company. If the Transactions are
       -------------------------------------
  consummated, the Company would incur approximately $26.0 million of indebtedness to finance the cash portion of the consideration and to pay expenses of the Transactions. The Company also is required to invest NOK 100 million ($14.4 million) in the Related Norwegian Businesses within six months after the Closing. The Company expects to borrow money to make the required investment; however, it is presently expected that the Related Norwegian Businesses will use the investment to repay a portion of its existing indebtedness. In addition, as indicated in the unaudited pro forma condensed combined balance sheet as of June 30, 1994, the acquisition and subsequent consolidation of the Related Norwegian Businesses will increase the long-term indebtedness of the consolidated company by approximately $65.2 million. See "The Transactions -- Unaudited Pro Forma Condensed Combined Financial Statements." Such increased indebtedness would adversely affect the Company's capacity to incur additional indebtedness, might increase the Company's borrowing costs and could reduce the number and types of acquisitions and other investment opportunities that might in the future become available to the Company. In addition, the increased indebtedness would increase the risks to the Company associated with higher leverage, including the risk of default.

    Management of the Company advised the Company's Board of Directors that at the time of the closing of the Transactions the Company will have sufficient financing resources available to finance the cash portion of the purchase price and, through guarantees by the Company, to assume the indebtedness of the Related Norwegian Businesses. In addition, the Company has negotiated the principal business terms of the UBN Facility which if obtained would be used to refinance a portion of its indebtedness, pay the Cash Purchase Price, refinance NOK 100 million of New A. L. Oslo's indebtedness and provide general purpose financing for the Company and its subsidiaries. It is the unanimous consensus of the Company's Board of Directors that as soon as practicable following consummation of the Transactions, subject to market conditions, the Company should refinance $80 to $100 million of the Company's indebtedness through the issuance of subordinated convertible debentures or other equity securities. There can be no assurance that any such refinancing, including any issuance of convertible debentures or other equity securities, can be completed. See "The Transactions -- Financing of the Transactions and Refinancing of Indebtedness of the Related Norwegian Businesses."

    5. Views of Management. The principal operating officers of the Company
       -------------------
  advised the Company's Board of Directors that they believe that a transaction combining the Related Norwegian Businesses with the businesses of the Company can be beneficial to the Company. These officers were also active in a diligence review of the Related Norwegian Businesses and commented on the operations, and on A. L. Oslo's projected earnings for, the Related Norwegian Businesses. Based on these comments, management of the Company revised the 1994 and 1995 income projections for the Related Norwegian Businesses forecasted by A. L. Oslo, and the U.S. Directors considered the projections as so revised in approving the Transactions. During the period that the Transactions were being considered by the U.S. Directors and the Special Committee, several members of management expressed concern about certain aspects of the Transactions, including the additional leverage referred to above and the apparent absence of a management plan to realize the potential synergy benefits available from the Transactions as described in paragraph 1 above. In response to these concerns the U.S. Directors requested and received from Mr. Einar W. Sissener a formal plan for the future management of the Company. The plan was reviewed by the U.S. Directors and discussed with Mr. Sissener. See "The Transactions--Conduct of the Business and Management of the Company Following Closing." In addition, as stated in paragraph 4, the Company's Board of Directors determined to seek the refinancing of a portion of the Company's indebtedness as soon as practicable following consummation of the Transactions subject to market conditions.

    6. The Transactions Will Result in an Increased International Scope of
       -------------------------------------------------------------------
  the Company's Operations. The Transactions will increase the international
  ------------------------
  scope of the operations of the Company and provide the Company the opportunity to access new markets for its products through established distribution channels and to add new products to its product line. For example, if the Transactions were consummated in 1993, the percentage of the Company's revenues from sources outside the United States in 1993 would have been 39% instead of 27%. The resulting increase in the portion of the Company's revenues being generated by international businesses which conduct their operations in currencies other than United States dollars, however, will increase the impact of currency fluctuations on the Company's earnings. In addition to currency exchange risks, the Company will increase its exposure to other risks normally involved in international operations, including those related to limitations on repatriation of earnings, import and export regulations, varying standards of protection of proprietary intellectual property rights and different regulatory schemes.

    7. Terms of the Transactions. The Company's Board of Directors believes
       -------------------------
  that the representations, warranties, covenants, conditions (including, in particular, the requirement that the holders of Class A Stock, voting as a separate class, approve the Transactions) and indemnities contained in the documentation for the Transactions adequately protect the Company's interests. In addition, the Company's Board of Directors believes that the Warrants issued in the Exchange Offer, which will have an initial exercise price that is at a premium over the current market price of the Class A Stock, have certain benefits over other forms of consideration, including increasing the incentives of Mr. Sissener to take actions to assure that the potential benefits of the Transactions are maximized.

    8. Special Committee Recommendation. The Special Committee determined
       --------------------------------
  that the Transactions are fair to the Company and the holders of the Class A Stock and recommended that the Transactions be approved. Among the factors noted by the Special Committee as the bases for its determination and recommendation were the following:

    (a) the complementary nature of the businesses of the Company and the Related Norwegian Businesses and the opportunity through the Transactions to (i) combine the resources of the two companies effectively and (ii) strengthen the businesses and extend their activities on a worldwide basis, particularly in the animal health area;

    (b) the fact that the Transactions will harmonize economic interests in the Company's businesses and the Related Norwegian Businesses, in that the same company will own all of the businesses;

    (c) the reports from the Company's management as to the operations and projected earnings of the Related Norwegian Businesses for 1994 and 1995;

    (d) the presentation by Lehman Brothers, the data and various analyses in that presentation, and the opinion of Lehman Brothers that the Consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and the holders of the Class A Stock; and

    (e) the fact that the Transactions are subject to approval by holders of a majority of the outstanding shares of Class A Stock.

    9. Lehman Brothers Opinion. The Company's Board of Directors received a
       -----------------------
  presentation of financial analyses from Lehman Brothers at its meeting on May 16, 1994. At such meeting, Lehman Brothers also expressed its opinion to the effect that, as of May 16, 1994, the Consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and the holders of the Class A Stock. See "The Transactions-- Opinion of the Special Committee's Financial Advisor."

  In view of the wide variety of factors considered in connection with its evaluation of the terms of the Transactions, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. Based on the factors described above, the Company's Board of Directors determined that the Transactions are fair to and in the best interests of the Company and the holders of the Class A Stock, approved the Restructuring Agreement and the related agreements and resolved to recommend that the Company's stockholders vote FOR approval of the Transactions.

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

  Lehman Brothers has acted as financial advisor to the Special Committee in connection with the Transactions. As part of its role as financial advisor to the Special Committee, Lehman Brothers was engaged to render to the Special Committee and the Board of Directors of the Company an opinion as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Exchange Offer.

  On several occasions during the period that a combination transaction was being studied and negotiated, Lehman Brothers made preliminary financial presentations to the U.S. Directors (including the Special Committee) regarding the range of values for a transaction which would be fair to the Company. On May 16, 1994, Lehman Brothers made a presentation with respect to the Transactions to the Special Committee and the Board of Directors of the Company and rendered a written opinion dated May 16, 1994 that, as of the date of such opinion, and subject to certain assumptions, factors and limitations set forth in such written opinion as described below, the consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and to the holders of the Class A Stock.

  THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS DATED MAY 16, 1994, WHICH SETS FORTH ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED AS EXHIBIT D TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY.

  No limitations were imposed by the Special Committee on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers did not make any recommendation to the Special Committee or the Board of Directors of the Company as to the form or amount of consideration to be offered for the Related Norwegian Businesses in connection with the Transactions. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to the Related Norwegian Businesses, but made its determination as to the fairness, from a financial point of view, of the consideration to be paid in connection with the Transactions on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is solely for the use of the Special Committee and the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transactions at the Special Meeting. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Transactions. In addition, Lehman Brothers expressed no opinion as to the impact of the Transactions on the price of the Class A Stock or the prices at which the Class A Stock will actually trade at any time.

  In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things, the following: (i) the Restructuring Agreement, the Warrant Agreement and the Demerger Agreement; (ii) such other publicly available and non-public information concerning the Company and A. L. Oslo which Lehman Brothers believed to be relevant to its inquiry; (iii) financial and operating information with respect to the business, operations and prospects of the Related Norwegian Businesses through the end of 1995 furnished to Lehman Brothers by A. L. Oslo; (iv) a comparison of the historical financial results and present financial condition of the Related Norwegian Businesses with those of other companies which Lehman Brothers deemed relevant; and (v) a comparison of the financial terms of the Transactions with the financial terms of other recent transactions which Lehman Brothers deemed relevant. In addition, Lehman Brothers had discussions with the management of the Company and A. L. Oslo concerning the business, operations, assets, financial condition and prospects for the Related Norwegian Businesses and the possible strategic benefits of a combination of the businesses of the Company and the Related Norwegian Businesses, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate for the purposes of rendering its opinion.

  In connection with its review, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion without independent verification and further relied upon the assurances of management of A. L. Oslo and the Company that they were not aware of any facts that would make such information materially inaccurate or misleading. With respect to the financial projections of the Related Norwegian Businesses for 1994 and 1995, Lehman Brothers has assumed with the Special Committee's permission that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of A. L. Oslo as to the future financial performance of the Related Norwegian Businesses through 1995 and that the Related Norwegian Businesses will perform substantially in accordance with such projections. In addition, for purposes of its analysis, Lehman Brothers also considered the evaluations of the business, operations and prospects of the Related Norwegian Businesses by the management of the Company. In arriving at its opinion, Lehman Brothers conducted physical inspections of certain (but not all) of the properties and facilities of the Related Norwegian Businesses but did not make or obtain any evaluations or appraisals of the assets or liabilities of the Related Norwegian Businesses. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

  In connection with preparing its presentation to the Special Committee and the Board of Directors of the Company and its written opinion on May 16, 1994, Lehman Brothers performed a variety of financial and comparative analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and A. L. Oslo. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  In the Transactions, the Company will offer to exchange for the outstanding New A. L. Oslo Shares held by the shareholders of New A. L. Oslo (i) 170,000,000 Norwegian kroner (approximately $23.5 million at the exchange rate on May 13, 1994 as reported in the Wall Street Journal), subject to adjustment as specified in the Restructuring Agreement and (ii) warrants to purchase 3,600,000 shares of Class A Stock through December 31, 1998, subject to the price and terms as set forth in the Restructuring Agreement and the Warrant Agreement between the Company and A. L. Oslo.

  WARRANT VALUATION; PURCHASE PRICE CALCULATION. Using a Black-Scholes option pricing model, Lehman Brothers analyzed the value for the warrants to be issued to the holders of New A. L. Oslo Shares in connection with the Transactions. Based upon the 26-week observed volatility of the Company's Class A Stock of 27.94%, Lehman Brothers observed that the warrants had a Black-Scholes value of $1.36 to $2.27 per warrant assuming discounts to the Black-Scholes valuation of up to 40.0%, which discounts are based on the generally recognized variation between Black-Scholes theoretical values and actual trading values for securities of this type and Lehman Brothers' general experience in trading and selling equity derivative securities of this type. Lehman Brothers further observed that, depending on assumed volatility levels of 20.0% to 40.0% and discounts to the Black-Scholes value of up to 40.0%, the Black-Scholes value of the warrants ranged from $0.90 per warrant to $3.41 per warrant.

  ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Lehman Brothers does not believe there are any publicly traded companies which are engaged in businesses substantially comparable to the Related Norwegian Businesses. Using publicly available information, Lehman Brothers compared selected financial data of the Related Norwegian Businesses with similar data of selected publicly traded companies engaged in businesses which Lehman Brothers deemed relevant. Specifically, Lehman Brothers included in its review (i) U.S.-based generic pharmaceutical companies, including the Company, Biocraft Laboratories, Inc., Copley Pharmaceuticals, Inc., IVAX Corporation, Marsam Pharmaceuticals Inc., Mylan Laboratories Inc., Watson Pharmaceuticals, Inc., and Zenith Laboratories, Inc.; (ii) medium capitalization European pharmaceutical companies, including Altana AG, Ares-Serono SA, Hafslund Nycomed AS, Institut Merieux SA, Medeva plc, Novo-Nordisk A/S, Recordati Industria Chimica e Farmaceutica SpA, Elf Sanofi SA, Schering AG, and Synthelabo SA; and (iii) small capitalization European health care companies including Amersham International plc, Fresenius AG, Paul Hartmann AG, Perlier SpA, Schiapparelli SpA, Scholl plc, and Seton Healthcare Group plc, (collectively, the "Related Norwegian Businesses Comparable Universe"). Lehman Brothers calculated, among other things, current market price per share as a multiple of the latest twelve months ("LTM") earnings per share ("EPS"), 1994 EPS estimate, 1995 EPS estimate and the latest reported book value per share. The 1994 and 1995 EPS estimates were based on the mean of publicly-available earnings estimates made by research analysts as provided by First Call Corporation for U.S. companies and Institutional Brokerage Estimate System Inc. for the non-U.S. companies. Lehman Brothers also calculated total equity value plus net debt as a multiple of each of LTM revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Lehman Brothers observed that the consideration to be offered by the Company in the Exchange Offer was at a discount to or within the range of current trading multiples for the Related Norwegian Businesses Comparable Universe.

  Because of the inherent differences between the businesses and operations of the Related Norwegian Businesses and the companies included in the Related Norwegian Businesses Comparable Universe, Lehman Brothers believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Transactions. An appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of the companies included in the Related Norwegian Businesses Comparable Universe and the Related Norwegian Businesses, which would affect the public trading values of each.

  ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS. Using publicly available information, Lehman Brothers compared selected financial data (including total equity market value as a multiple of LTM net income and book value and total equity market value plus net debt as a multiple of revenues, EBIT and EBITDA) for the Related Norwegian Businesses with similar data for eighteen selected transactions in the generic pharmaceutical industry. Specifically, Lehman Brothers included in its review the following transactions: Bayer AG/Schein Pharmaceutical, Inc., IVAX Corporation/McGaw, Inc., Hoechst Celanese Corporation/Copley Pharmaceutical, Inc., Marion Merrell Dow Inc./Rugby Group Inc. (Rugby-Darby Group Companies, Inc.), Welsh, Carson, Anderson & Stowe/Solopak Division (Smith & Nephew PLC), IVAX Corporation/Evans-Kerfoot Division (Medeva PLC), Medeva PLC/Armstrong Pharmaceuticals, Inc., IVAX Corporation/LuChem Pharmaceuticals, Inc., IVAX Corporation/Smith & Nephew Solopak

(Smith & Nephew, Inc.), IVAX Corporation/Willen Drug Company, Yamanouchi Pharmaceutical Co., Ltd./Roberts Pharmaceutical Corporation, IVAX Corporation/Baker Cummins Dermatologicals, Inc., IVAX Corporation/Goldline Laboratories, Inc. and Bioline Laboratories, Inc., IVAX Corporation/DVM Pharmaceuticals, Inc., Mylan Laboratories Inc./Dow B. Hickam, Inc., IVAX Corporation/Harris Pharmaceuticals Limited, Fujisawa Pharmaceutical Co., Ltd./Lyphomed, Inc., and A. L. Laboratories, Inc./Barre-National, Inc. Lehman Brothers observed that the multiples to be offered by the Company for the Related Norwegian Businesses were within the range of multiples paid by companies in comparable transactions.

  However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and the prospects of the Related Norwegian Businesses and the businesses, operations and prospects of the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Transactions that would affect the acquisition values of the Related Norwegian Businesses and such acquired companies.

  DISCOUNTED CASH FLOW ANALYSIS OF THE RELATED NORWEGIAN BUSINESSES. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that the Related Norwegian Businesses could be expected to produce in the future. The analysis utilized the Base Case Projections (i.e., financial and operating information relating to the business, operations and prospects of the Related Norwegian Businesses provided by A. L. Oslo management for 1994 and
1995). After-tax cash flows were calculated as the after-tax earnings plus amortization and depreciation less net changes in non-cash working capital and capital expenditures. Lehman Brothers calculated terminal values for the Related Norwegian Businesses by applying to projected net income a range of multiples based on the analysis of the trading multiples of the Related Norwegian Businesses Comparable Universe and on Lehman Brothers' general experience in mergers and acquisitions. The cash flow streams and terminal values were then discounted to present values using a range of discount rates, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk of the Related Norwegian Businesses as well as the pharmaceutical industry as a whole, and the cost of capital of the Related Norwegian Businesses. In addition, using the Median Case Projections, the Conservative Case Projections and projections of the Related Norwegian Businesses which were based on the Conservative Case Projections but discounted further by Lehman Brothers (the "LB Conservative Case Projections"), Lehman Brothers calculated sensitivities of the discounted cash flow valuation for the equity of the Related Norwegian Businesses utilizing the same discount rates and terminal multiples. Lehman Brothers observed that the consideration to be offered by the Company in the Exchange Offer was at a discount to or within the range of equity values calculated for the Base Case Projections, Median Case Projections, Conservative Case Projections and LB Conservative Case Projections.

  PRO FORMA EPS ANALYSIS. Lehman Brothers analyzed the pro forma EPS effects of the Transactions on the Company on an annual basis for 1994 and 1995, assuming a $95.0 million financing to fund the cash portion of the Acquisition and to refinance the A. L. Oslo indebtedness assumed in the Transactions. Assuming an average financing rate of 8.0%, Lehman Brothers observed that, for the Base Case, the Transactions would be approximately 25.2% accretive to earnings per share in 1994 (assuming an acquisition as of January 1, 1994) and 25.3% accretive to 1995 earnings per share. This pro forma analysis did not give any consideration to potential operating synergies resulting from the combination of the businesses of the Company and the Related Norwegian Businesses or to Transactions expenses to be incurred by either party. Lehman Brothers further observed that if the refinancing rate were as low as 5.0%, the Transactions would be 34.3% accretive to 1995 earnings per share, and if the refinancing rate were as high as 11.0%, the Transactions would be 16.3% accretive to 1995 earnings per share.

  Using the Median, Conservative and LB Conservative Case Projections, Lehman Brothers analyzed the sensitivity of the pro forma EPS effects of the Transactions to alternative sets of projections for the Related Norwegian Businesses. For the Median Case Projections at a refinancing rate of 5.0%, the Transactions would be 26.5% accretive to 1995 EPS, at 8.0% they would be 17.4% accretive to 1995 EPS, and at 11.0% they would be 8.4% accretive to 1995 EPS. For the Conservative Case Projections at a refinancing rate of 5.0%, the Transactions would be 22.5% accretive to 1995 EPS, at 8.0% they would be 13.5% accretive to 1995 EPS, and at 11.0% they would be 4.5% accretive to 1995 EPS. For the LB Conservative Case Projections, at a refinancing rate of 5.0%, the Transactions would be 19.0% accretive to 1995 EPS, at 8.0% they would be 9.9% accretive to 1995 EPS, and at 11.0% they would be 4.5% accretive to 1995 EPS. Lehman Brothers observed that the Transactions were accretive to pro forma 1995 EPS for all four sets of projections for refinancing rates ranging from 5.0% to 11.0%, which range Lehman Brothers believed to be consistent with financing alternatives available to the Company as of the date of their analysis.

  ENGAGEMENT OF LEHMAN BROTHERS. Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate, estate and other purposes. The Special Committee selected Lehman Brothers because of its expertise, reputation and familiarity with the pharmaceutical industry in general and because its investment banking professionals have substantial experience in transactions similar to the Transactions.

  Pursuant to an engagement letter between the Special Committee, the Company and Lehman Brothers, the Company has agreed to pay Lehman Brothers a fee of $1.5 million for acting as financial advisor in connection with the Transactions, including rendering its opinion. Of such fee, approximately $775,000 was received through an upfront and monthly retainer from February 1992 through May 31, 1994, $500,000 was payable upon delivery of the written opinion, and the remainder will be payable at the earlier of the consummation of the Transactions or a public announcement by the Company that it is terminating the Transactions. The Company has also agreed to reimburse Lehman Brothers for reasonable expenses (including, under certain circumstances, up to $25,000 of legal fees incurred by Lehman Brothers) and to indemnify Lehman Brothers for certain liabilities that may arise out of the rendering of its opinion. Lehman Brothers has not provided any investment banking services for the Company in the past. In the ordinary course of its business, Lehman Brothers actively trades in the equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT OF THE TRANSACTIONS

  In accordance with United States generally accepted accounting principles, the Company intends to account for the acquisition of all of the outstanding New A. L. Oslo Shares as a transfer and exchange between companies under common control. Accordingly, the assets and liabilities of New A. L. Oslo will be combined with the Company at historical cost in a manner similar to a pooling-of-interests; and the Company's historical financial statements will be restated to reflect the combined results of operations, assets, liabilities and net worth of the Company and the Related Norwegian Businesses. The payment of the purchase price (cash and warrants) will be reflected as a reduction of combined equity when the Transactions are consummated. Expenses related to the combination will be charged to the combined company's income statement at acquisition. Additionally, costs incurred relating to the integration of the companies' operations will be charged to the combined companies income statement when accruable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS

  The relative voting rights of the holders of shares of Class A Stock will increase pursuant to the Certificate of Incorporation Amendment. Kirkland & Ellis, counsel to the Company, will render an opinion to the Company as of the Closing Date to the effect that, based on certain facts and assumptions, the holders of the Class A Stock will recognize no gain or loss for United States federal income tax purposes as a result of the Certificate of Incorporation Amendment. An opinion of counsel is not binding on the Internal Revenue Service or the courts.

  THE FEDERAL INCOME TAX DISCUSSION ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH HOLDER OF CLASS A STOCK IS ADVISED TO CONSULT ITS OWN TAX ADVISOR CONCERNING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE CERTIFICATE OF INCORPORATION AMENDMENT.

REGULATORY APPROVALS

  Consummation of the Transactions is conditioned upon, among other things, the Company and A. L. Oslo obtaining all authorizations, consents and approvals of all third parties and governmental authorities necessary to consummate the Transactions, including all approvals required under Norwegian law, other than those the failure to obtain of which would not result in a Material Adverse Effect or an RNB Material Adverse Effect. Approval of the Norwegian Ministry of Industry and Energy is required for the Company to acquire the New A. L. Oslo Shares pursuant to the Exchange Offer and for the transfer of the real property of the Related Norwegian Businesses from A. L. Oslo to New A. L. Oslo in the Demerger (the "Ministry Approvals"). Acceptance by the Norwegian Health Commission is required for New A. L. Oslo to use the name "Apothekernes Laboratorium AS" (such acceptance and the Ministry Approvals being collectively referred to as the "Norwegian Concessions"). On June 24, 1994, the Company and
A. L. Oslo applied to the Norwegian Ministry of Industry and Energy and the Norwegian Health Commission for the Norwegian Concessions. On July 8, 1994, the Norwegian Health Commission accepted New A. L. Oslo's use of the name "Apothekernes Laboratorium AS."

  Based upon an examination of information available to the Company and A. L. Oslo relating to the businesses in which the Company and its subsidiaries and the Related Norwegian Businesses are engaged and the fact that the businesses are currently commonly controlled, the Company and A. L. Oslo believe that the consummation of the Transactions will not violate the antitrust laws and that the Transactions are not subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  The Company and A. L. Oslo are not aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the Transactions, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Transactions.

CONDUCT OF THE BUSINESS AND MANAGEMENT OF THE COMPANY FOLLOWING THE CLOSING

  Following the Closing, the Company will be managed on a global basis through decentralized strategic business units (or divisions) under central financial control. To reflect this decentralized operating structure, the animal health and administrative operations of the Company will be transferred to a new operating subsidiary so that the Company will, from an operating perspective, be a holding company. On June 20, 1994, the Office of the Chief Executive of the Company was dissolved and its current members, Messrs. Einar W. Sissener and Jeffrey E. Smith, assumed new positions with the Company. Einar W. Sissener, while continuing to serve as Chairman of the Board of Directors, became Chief Executive Officer of the Company and Jeffrey E. Smith became Chief Financial Officer of the Company. The Company will maintain headquarters in both Fort Lee, New Jersey, and Oslo, Norway, following the consummation of the Transactions.

  The Company presently intends to organize the pharmaceuticals business into four divisions. The North American Pharmaceuticals Division will develop, manufacture and market dosage-form human pharmaceuticals in North America. The division will have as its nucleus the Company's specialty generic pharmaceuticals business which is currently operated by four wholly-owned subsidiaries of the Company, Barre-National, NMC, Able and ParMed Pharmaceuticals, Inc. (such subsidiaries are collectively referred to as the "U.S. Pharmaceutical Group"). The division will also market products manufactured by the International Pharmaceuticals Division. The International Pharmaceuticals Division will be comprised of the current branded dosage-form human pharmaceuticals businesses of A. L. Oslo and Dumex (a subsidiary presently wholly owned by the Company), and will market internationally dosage-form human pharmaceuticals including products supplied by the North American Pharmaceuticals Division. The Oral Health Care Division will develop and market oral health care products on a worldwide basis including the current proprietary products manufactured by Dumex. The Fine Chemicals Division will develop, manufacture and market bulk pharmaceutical grade antibiotics worldwide, including the specialty bulk antibiotics presently manufactured and marketed by A. L. Oslo and Dumex.

  The Company presently intends to combine the Company's and A. L. Oslo's farm animal health and aquatic animal health businesses into two divisions. The Farm Animal Health Division and Aquatic Animal Health Division will develop, manufacture and market products for the livestock and poultry and for the fish farming industries, respectively.

  In order to efficiently coordinate the strategic business units, the Company presently intends to form an Operating Committee to oversee the operations and plan the development of the whole company. The Operating Committee's duties will include forming global business strategies, financial objectives and corporate policies, and reviewing and making recommendations regarding the Company's financial results and financing and acquisition opportunities. The Operating Committee will consist of the Chief Executive Officer, the Chief Financial Officer and the presidents of each of the divisions of the Company.

CERTAIN INFORMATION REGARDING THE RELATED NORWEGIAN BUSINESSES

  GENERAL. The Related Norwegian Businesses develop, manufacture and market finished branded generic and specialty pharmaceuticals, animal, aquatic animal and human health products and bulk antibiotics. The Related Norwegian Businesses have two business segments. The Related Norwegian Businesses' Pharmaceuticals segment (the "RNB Pharmaceuticals segment") develops, manufactures and markets generic and specialty pharmaceuticals under proprietary brands as well as adhesive bandages and surgical tapes. The Related Norwegian Businesses' Animal Health and Bulk Antibiotic segment (the "RNB Animal Health and Bulk Antibiotics segment") develops, manufactures and markets feed additives primarily for poultry and swine, fish vaccines and pharmaceuticals for the fish farming industry, and certain bulk antibiotics sold primarily to the pharmaceutical industry. The most significant active ingredient in the products of the RNB Animal Health and Bulk Antibiotic segment is bacitracin, which is marketed both as a feed additive and in pharmaceutical grade.

  During the last several years, the Related Norwegian Businesses' asset base has grown significantly through capital investments and acquisitions. In 1989, the Related Norwegian Businesses began construction of an NOK 297 million highly automated, modern pharmaceutical production facility in Lier just outside Oslo, Norway. Construction of the Lier facility was completed and pharmaceutical production initiated in the third quarter of 1991. In the fourth quarter of 1991, the Related Norwegian Businesses acquired the pharmaceutical grade bacitracin business and certain other pharmaceutical grade bulk antibiotic product lines from H. Lundbeck AS, a Danish pharmaceutical company, for NOK 145.6 million. In 1992, A. L. Oslo acquired the gramicidin and tyrothricin product lines from a French affiliate of the Dutch company, Gistbrocades N.V., for approximately NOK 5.5 million. In June 1993, the Related Norwegian Businesses acquired the remaining 50% of the capital stock of Norgesplaster, a company which manufactures and markets adhesive bandages and surgical tapes, for NOK 15.0 million in cash.

  The following table sets forth certain financial information for the RNB Pharmaceuticals and the RNB Animal Health and Bulk Antibiotic segments as of and for the years ended December 31, 1991, 1992 and 1993. See Note 20 of the Notes to Combined Financial Statements of the Related Norwegian Businesses in Exhibit E for more detailed information.

                                                          1991    1992    1993
                                                         ------  ------  ------
                                                         (IN MILLIONS OF NOK)
   Total Revenue
     Pharmaceuticals....................................    211     241     280
     Animal Health and Bulk Antibiotics.................    188     234     270
   Operating Income
     Pharmaceuticals....................................     15      20      19
     Animal Health and Bulk Antibiotics.................     15      30      48
   Identifiable Assets
     Pharmaceuticals....................................    364     369     389
     Animal Health and Bulk Antibiotics.................    304     329     334

  The Related Norwegian Businesses derive most of their operating revenue from non-U.S. operations. The following table sets forth the percentages of the Related Norwegian Businesses' total revenues by geographic regions as of and for the years ended December 31, 1991, 1992 and 1993. See Note 20 of the Notes to Combined Financial Statements of the Related Norwegian Businesses in Exhibit E for more detailed information.

                                                                 1991  1992  1993
                                                                 ----  ----  ----
   Norway.......................................................  44%   39%   42%
   Europe except Norway.........................................  34    36    32
   North America................................................  10    11    11
   Asia.........................................................   8     9    10
   South America................................................   3     4     4
   Australia and Africa.........................................   1     1     1
                                                                 ---   ---   ---
     Total...................................................... 100%  100%  100%
                                                                 ===   ===   ===

  PHARMACEUTICALS. The RNB Pharmaceuticals segment primarily develops, manufactures and markets generic and specialty dosage-form pharmaceuticals under proprietary brands and adhesive bandages and surgical tapes in the Nordic countries.

   Dosage-form Pharmaceuticals. The Related Norwegian Businesses manufacture and supply a broad range of dosage-form pharmaceuticals (such as tablets, ointments, creams, liquid pharmaceutical and injectable preparations) for many different therapies with a concentration on prescription drug antibiotics, analgesics/antirheumatics and psychotropics and over-the-counter skin care, oral health care, gastrointestinal and analgesic products. The principal geographic markets for the Related Norwegian Businesses' dosage-form pharmaceutical products are Norway (63% of the RNB Pharmaceuticals segment's dosage-form pharmaceutical sales in 1993), Denmark (19% of the RNB Pharmaceuticals segment's dosage-form pharmaceutical sales in 1993), Sweden (9% of the RNB Pharmaceuticals segment's dosage-form pharmaceutical sales in 1993) and Finland (9% of the RNB Pharmaceuticals segment's dosage-form pharmaceuticals sales in 1993). The RNB Pharmaceuticals segment's primary market is Norway, where, according to industry sources, it is one of the leading suppliers of finished pharmaceuticals. In 1993, the RNB Pharmaceuticals segment's products represented, according to industry sources, approximately 4% of the Norwegian market measured by value of pharmaceuticals sold in Norway and approximately 15% of the Norwegian market measured in defined daily doses sold in Norway. In 1993, approximately 55% of the RNB Pharmaceuticals segment's revenues were derived from prescription drugs and the remaining revenues were derived from over-the-counter preparations (which include non-prescription pharmaceuticals and medical consumer products).

   The RNB Pharmaceuticals segment sells an aggregate of 109 different dosage-forms and strengths of 81 prescription and 28 over-the-counter pharmaceuticals. In 1993, the RNB Pharmaceuticals segment's ten highest revenue generating dosage-form pharmaceuticals accounted for approximately 71% of the Related Norwegian Businesses' aggregate dosage-form pharmaceuticals revenues. The Related Norwegian Businesses believe that in 1993 each of their ten highest revenue generating dosage-form pharmaceuticals were ranked first or second in their respective market segments in Norway. Set forth below is certain revenue information regarding the Related Norwegian Businesses' ten most significant dosage-form pharmaceuticals in the Nordic countries (listed by revenue):

                                                                                                             PERCENT OF
                                                                                                             THE RELATED
                                                                                                  1993        NORWEGIAN
                                                                                               WHOLESALE     BUSINESSES
                                                                                                 SALES       DOSAGE-FORM
                                                                                              (IN MILLIONS PHARMACEUTICALS
    BRAND NAME             PRODUCT GROUP                     ACTIVE INGREDIENT                  OF NOK)       REVENUES
- -------------------  ------------------------- ---------------------------------------------- ------------ ---------------
Flux (TM)            Oral Health Care          Fluorine (as sodium fluoride)                      25.3           11%
Link (R)             Antacids                  Alumin. Hydroxyd. magnes. carb. co-precipitate     22.7           10%
Pinex (TM)           Analgesics/antirheumatics Paracetamol                                        21.4           10%
Vival (R)            Tranquilizers/sedatives   Diazepam                                           18.5            8%
Apocillin (R)        Antibiotics               Phenoxymethylpenicillin sodium                     17.8            8%
Diural (TM)          Cardiovasculars           Furosemide                                         14.8            7%
Doxylin (TM)         Antibiotics               Doxycycline                                        10.7            6%
Flunipam             Tranquilizers/sedatives   Flunitrazepam                                      10.1            5%
Alopam               Tranquilizers/sedatives   Oxazepam                                            9.5            4%
Penicillin A.L (TM)  Antibiotics               Sodium penicillin G                                 7.1            3%

   The Related Norwegian Businesses employ a specialized sales force which markets and promotes products to doctors, hospitals, pharmacies and consumers. In each of its markets, the Related Norwegian Businesses use wholesalers to distribute their pharmaceutical products. In Norway, historically all pharmaceuticals (including those sold by the Related Norwegian Businesses) have been distributed through Norsk Medisinaldepot ("NMD"), the state controlled distribution entity, but have been marketed and promoted by pharmaceutical manufacturers and suppliers to the ultimate customer. However, as a result of Norway's becoming a member state of the European Economic Agreement NMD is no longer entitled to be the sole distributor in Norway and A. L. Oslo believes that other wholesalers may begin to compete with NMD in the near future. In Finland and Sweden, the Related Norwegian Businesses distribute their dosage-form pharmaceutical products through wholesalers and market and promote their dosage-form pharmaceutical products through their wholly-owned subsidiaries, Apolab and Lakemedel, respectively. In Denmark, the Related Norwegian Businesses distribute their dosage-form pharmaceutical products through wholesalers and market and promote their dosage-form pharmaceutical products through A.L-Pharma A/S, a subsidiary of the Company.

   In Nordic countries in recent years, there has been an increase in volume of sales of generic pharmaceuticals relative to original pharmaceuticals. This increase in market share is primarily a result of governmental initiatives to reduce pharmaceutical expenses through new regulations which promote generic pharmaceuticals in lieu of original formulations. See "The Transactions --
 Certain Information Regarding the Related Norwegian Businesses --
 Regulations -- Pharmaceuticals" for a discussion on Reference Price Systems and Generic Substitution.

   The Related Norwegian Businesses manufacture substantially all of their dosage-form pharmaceutical products at the Lier facility. The Related Norwegian Businesses' investment in this manufacturing facility, completed in the third quarter of 1991, was an important element of its strategy to meet the anticipated increased demand for lower cost pharmaceuticals. The Related Norwegian Businesses believe that production at the Lier facility may be significantly expanded to accommodate sales growth at a relatively low marginal cost. The Lier facility has been designed with a view towards meeting the United States Food and Drug Administration's (the "FDA") Current Good Manufacturing Practice standard ("CGMP"). However, given that the facility's current production is not exported to the United States, the Related Norwegian Businesses have not initiated the process to cause the facility to be in compliance with the CGMP. See "The Transactions-- Certain Information Regarding the Related Norwegian Businesses -- Regulation."

   Adhesive Bandages and Surgical Tapes. Norgesplaster manufactures adhesive bandages, surgical tapes and non-medical tapes and is the only manufacturer of adhesive bandages and surgical tapes in the Nordic countries. Norgesplaster's most significant market is Norway, where it is the leading supplier in the industry. In 1993, approximately 28% of Norgesplaster's total revenues of NOK
45.3 million were generated outside Norway. Norgesplaster's products are sold to consumers and hospitals through pharmacies and other retail outlets. Norgesplaster's production facility is located at Vennesla, Norway, which is 320 km. southwest of Oslo.

  ANIMAL HEALTH AND BULK ANTIBIOTICS. The RNB Animal Health and Bulk Antibiotic segment develops, manufactures and markets feed additives for animal production, fish vaccines and pharmaceuticals for the fish farming industry and pharmaceutical grade bulk antibiotics. The most significant active ingredient in the products of this segment is the antibiotic, bacitracin, which the Related Norwegian Businesses have manufactured for forty years. The Related Norwegian Businesses are a leading supplier of bacitracin to the world market. The RNB Animal Health and Bulk Antibiotics segment is not dependent on a single customer or a few customers although the fees received from the Company pursuant to the Technology Agreement have been important to the profitability of this segment. See "The Transactions -- Transactions Between the Company and
A. L. Oslo."

   Feed Additives. For over 35 years, the Related Norwegian Businesses have sold health and nutrition products for livestock and poultry worldwide. The Animal Health segment manufactures several feed additives utilizing the Related Norwegian Businesses' bacitracin technology and production. The Related Norwegian Businesses' primary feed additive product is marketed under the brand name Albac(R). As a feed additive for poultry, swine and calves, Albac(R) is produced in granulated, powder and lactodispersible forms. The active substance in Albac(R) is a special grade of the antibiotic, zinc bacitracin. In 1993, Albac(R) feed additive products were marketed in over 50 countries worldwide. The Related Norwegian Businesses also manufacture and market BMD(R) in certain countries outside North America, including Taiwan, Brazil and Indonesia, as well as receive substantial license revenues from the Company in respect of the Company's sales of BMD(R) in North America. Albac(R) and BMD(R) feed additive products are designed to reduce feed costs by enhancing feed efficiency and preventing or treating various livestock and poultry diseases.

   Aquatic Animal Health Products. For approximately ten years, the Related Norwegian Businesses have been involved in the aquatic animal health industry. The Related Norwegian Businesses have developed several significant products for the disease prevention and treatment of farmed fish. The Related Norwegian Businesses were one of two leading suppliers (with the Company being the other) of fish vaccines to the Norwegian fish farming industry in 1993. Norway is the world leader for the farming of salmon and other cold water species of fish. In 1993, approximately 93% of revenues of the Related Norwegian Businesses' aquatic animal health business were generated from the Norwegian market. The Related Norwegian Businesses believe that the share of sales from markets outside Norway will increase in the future as the segment continues to expand its sales efforts internationally.

   Bulk Antibiotics. The Related Norwegian Businesses are suppliers of bulk antibiotics to the pharmaceutical industry worldwide. The products of the Related Norwegian Businesses' Bulk Antibiotics business constitute the active substances in a large number of finished pharmaceuticals, including finished pharmaceuticals for the treatment of certain skin, throat and intestinal infections. In 1993, 100% of the revenues of the Related Norwegian Businesses' Bulk Antibiotics business were from sales of its products to more than 50 countries worldwide outside of Norway (including the United States). Bacitracin and zinc bacitracin are the most significant products for the Related Norwegian Businesses' Bulk Antibiotics business. The Related Norwegian Businesses also market other well-established bulk antibiotics, such as gramicidin and tyrothricin, which are contract manufactured for the Related Norwegian Businesses by the Danish company, Chr. Hansen's Lab. Denmark A/S. The Related Norwegian Businesses' bulk antibiotics business owns the technology and is currently the world's largest manufacturer and supplier of pharmaceutical grades of bacitracin and zinc bacitracin and believes it is the only supplier of gramicidin, tyrothricin and ristocetin.

  SUPPLIERS AND MATERIALS. The principal materials used in the Related Norwegian Businesses are active and inactive pharmaceutical ingredients and certain packaging materials. Some of these materials may only be available from a small number of suppliers. Sources for materials for pharmaceutical products must be approved by the relevant regulatory authority, and in many instances only a small number of suppliers has been approved for certain materials. In addition, any change of suppliers for active ingredients requires approval from the relevant regulatory authority. See "The Transactions--Certain Information Regarding the Related Norwegian Businesses--Regulation." Arrangements with the Related Norwegian Businesses' international suppliers are subject to certain additional risks, including the availability of governmental clearances, export duties, political instability, currency fluctuations and restrictions on the transfer of funds.

  COMPETITION.

   Pharmaceuticals. The pharmaceutical business is highly competitive, and many of the Related Norwegian Businesses' competitors are substantially larger and have greater financial, technical and marketing resources than the Related Norwegian Businesses. Most of the Related Norwegian Businesses' pharmaceutical products compete with one or more products of other companies containing the same active ingredient. In the pharmaceutical industry, research and development can be particularly important as the improvement of products or discovery of new chemical compounds and treatment techniques can render existing products obsolete. The Related Norwegian Businesses' research and development is directed primarily at developing generic products and new delivery forms, finding new indications for known active pharmaceutical substances, and improving manufacturing procedures, as opposed to discovery of new drug molecules or treatment techniques. See "The Transactions--Certain Information Regarding the Related Norwegian Businesses--Research and Development."

   In Denmark, the Related Norwegian Businesses' pharmaceutical products are beginning to encounter price pressures from parallel imports (i.e., imports of competing products from neighboring countries). A. L. Oslo believes that it is likely that parallel imports may be a developing trend in other markets in which the Related Norwegian Businesses sell their dosage-form pharmaceuticals. Such parallel imports could lead to lower volume growth and downward pressure on prices in certain product and market areas. See "The Transactions--Certain Information Regarding the Related Norwegian Businesses--Regulation."

   The Related Norwegian Businesses believe that governmental price regulation could increase the utilization of lower-priced pharmaceuticals compared to their original equivalents. However, the increased focus on the regulation of pharmaceutical prices may lead to increased competition and price pressure for suppliers of all types of pharmaceuticals.

   Animal Health and Bulk Antibiotics. The animal health and bulk antibiotic industries are generally highly competitive and include a number of companies with greater financial, technical and marketing resources than the Related Norwegian Businesses. Such competitors also offer a wide range of products with various therapeutic and growth stimulating qualities.

   Within the feed additives business, the Related Norwegian Businesses' products face competition both from other antibiotics commonly used as animal growth stimulants as well as from generic versions of Albac(R). The Related Norwegian Businesses believe that, in addition to pricing which is an essential competitive factor, competition is also substantially based on the relative effectiveness of the product in preventing or treating disease or promoting growth and feed efficiency and the ability of the marketing personnel to demonstrate the products' merits to customers. The Related Norwegian Businesses believe that their bacitracin-based products have a competitive advantage over certain of their competitors' products as certain studies have shown that the use of bacitracin does not result in detectable antibiotic residues in the edible portions of livestock and poultry. As a result, Albac (R) and BMD (R) may be fed to livestock and poultry up until the time of slaughter. Certain tests have also shown that bacitracin does not tend to produce resistance in bacteria which is a characteristic of some competitive products.

   Competition in the aquatic animal health industry is characterized by relatively few competitors. However, the industry is subject to rapid technological change. As a result, new techniques and products developed by competitors could cause the Related Norwegian Businesses' products to become obsolete if the Related Norwegian Businesses are not able to match technological improvements.

   The Related Norwegian Businesses have limited competition in the bulk antibiotics markets. However, such markets may be subject to new entrants in the future.

  RESEARCH AND DEVELOPMENT. Scientific development is important to each of the segments of the Related Norwegian Businesses. As of June 30, 1994, the Related Norwegian Businesses had 62 employees engaged in research and development and product improvement. Research and development expenses for the Related Norwegian Businesses were approximately NOK 47.7, 39.1 and 37.6 million in 1993, 1992 and 1991, respectively. In 1993, research and development expenditures were 8.6% of total revenues.

   Pharmaceuticals. The research and product development activities in the RNB Pharmaceuticals segment concentrate on developing generics, new formulations and methods of drug delivery systems of known pharmaceutical substances. Such activities also focus on discovering and documenting new indications for the use of known active substances, including bacitracin. In their research and development activities, the Related Norwegian Businesses seek to add value to their products by focusing on user advantages such as bioavailability, improved therapeutic effect, reduced side effects, user friendly packaging and educational material. The development activities within the RNB Pharmaceuticals segment also focus on developing new types of packaging and manufacturing techniques. In view of the substantial funds which are generally required to develop new chemical drug molecules, the Related Norwegian Businesses have not emphasized such research and development activities.

   Animal Health and Bulk Antibiotics. The research and development activities for the RNB Animal Health and Bulk Antibiotics segment involve extensive product and production process development and testing for the purpose of establishing clinical support for new products and additional uses for or variations of existing products and obtaining regulatory approvals. The Related Norwegian Businesses' Aquatic Animal Health business focuses primarily on the development of new fish vaccines with improved properties over current products.

  REGULATION. The development, manufacture and marketing of the Related Norwegian Businesses' products are subject to comprehensive government regulation both in Norway and in other countries where the products are marketed. Government regulation includes detailed inspection of and controls over manufacturing and quality control practices and procedures, requires approvals to market products and can result in the recall of products and the suspension of production. Such government regulation substantially increases the cost of producing pharmaceutical and animal health products. Regulatory approvals are required before any new prescription or over-the-counter drug or bulk antibiotic product or any animal health drug can be marketed.

  The trend in recent years has been towards more comprehensive regulation and higher regulatory standards. Continuing studies of the proper utilization, safety and efficacy of pharmaceutical and other health care products are being conducted by the industry, government agencies and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety and efficacy of previously marketed products, can result in the discontinuance of marketing of such products in the future and, in certain countries, can give rise to damage claims from customers.

  The evolving and complex nature of regulatory requirements, the broad authority and discretion of applicable regulatory authorities and the generally increased level of regulatory oversight have resulted in a higher probability that, from time to time, the Related Norwegian Businesses will be adversely affected by regulatory actions despite their ongoing efforts and commitment to achieve and maintain full compliance with all regulatory requirements. The Related Norwegian Businesses are unable to predict whether, and to what extent, their business may be affected by new legislative and regulatory requirements.

  The Related Norwegian Businesses' manufacturing operations are also subject to various environmental laws and regulations. The Related Norwegian Businesses believe that their operations comply in all material respects with applicable environmental laws and regulations. Although the Related Norwegian Businesses continue to make capital expenditures for environmental protection, they do not anticipate being obligated as a result of such laws and regulations to incur costs which would have a material impact upon the results of operations or financial condition of the Related Norwegian Businesses.

   Pharmaceuticals. The Related Norwegian Businesses may not sell their pharmaceutical products or make representations in connection with the merchandising thereof without complying with the requirements of regulatory agencies in each country in which such products are marketed. Although each country's requirements differ, the regulatory requirements generally relate to the manufacturing process for, the quality control and assurance procedures for, and the stability, safety, and efficacy of, the products involved. Production of finished pharmaceuticals in Norway is subject to inspections by Norwegian health authorities at regular intervals. Such inspections generally receive reciprocal recognition in other countries through the Pharmaceutical Inspection Convention (the "PIC"). Most western European countries and Australia are members of the PIC.

   The Lier facility has been designed with a view towards meeting the FDA's CGMP. However, given that the facility's current production is not exported to the United States, the Related Norwegian Businesses have not initiated the process to cause the facility to be in compliance with the CGMP. The Related Norwegian Businesses likely will need to make certain expenditures and take certain actions in order to comply with the CGMP.

   The overall cost of providing health care services has been and will continue to be subject to review by governmental and regulatory authorities worldwide. Prices for products are sometimes subject to direct price controls and drug reimbursement programs which have varying price control mechanisms. While, as a general matter, government regulated prices are adjusted periodically, in recent years such permitted increases have not compensated for cost increases and currency exchange rate fluctuations.

   During 1993, in an effort to lower public expenditures on pharmaceuticals, the health authorities of Sweden, Denmark and Norway adopted regulations ("Reference Price Systems") which require patients to pay the excess of the cost of a prescription product over a predetermined price for such product instead of the government reimbursing the cost of such prescription product after certain deductibles have been paid by the patient. The health authorities in Finland have not yet imposed similar regulations, however the Related Norwegian Businesses anticipate that a Reference Price System will be introduced in Finland in the near future. In addition, the health authorities of Sweden, Denmark and Finland have adopted regulations ("Generic Substitution") which require pharmacies to substitute a generic equivalent for an original product under certain circumstances. The Related Norwegian Businesses anticipate that Generic Substitution will be introduced in Norway in 1995.

   Animal Health and Bulk Antibiotics. The Related Norwegian Businesses' animal health products are generally subject to the same type of regulatory manufacturing requirements as human pharmaceuticals. In Europe and elsewhere, the authorities are imposing increasingly strict process control and production hygiene standards which call for continuous upgrading of competence, facilities and control systems. For animal health products, however, the focus tends to be more on the product than on the process. In addition, within the European Union, certain standards exist relating to the maximum inclusion level of additives in animal feed. The Related Norwegian Businesses' primary feed additive product, Albac (R), has been approved by authorities in most countries with a significant livestock or poultry production, except for countries that were part of the former Soviet Union.

   While the Related Norwegian Businesses' production facility in Tromso, Norway is approved for the manufacture of fish vaccines for the Norwegian market, it does not comply with the CGMP, and therefore, certain quantities of fish vaccines sold in certain markets outside of Norway are contract manufactured for the Related Norwegian Businesses. The Related Norwegian Businesses intend to upgrade production processes to comply with CGMP.

   The Related Norwegian Businesses' Skoyen Facility has been approved as a manufacturer of sterile and non-sterile bulk antibiotics by the FDA in the United States and by the health authorities of European countries. The manufacturing methods, quality control procedures and quality assurance systems for the production of such antibiotics are subject to periodic inspections (generally, every two to four years) by regulatory agencies such as the FDA and the Norwegian health authorities. At the last inspection in January 1993, the FDA issued a form 483, detailing certain deficiencies on control procedures and stability test programs for some of the Related Norwegian Businesses' sterile and non sterile bulk antibiotics and BMD (R). The Related Norwegian Businesses have initiated and communicated to the FDA an action program to correct the noted deficiencies. A. L. Oslo believes this program will satisfy the FDA's requirements. Certain elements of this program are anticipated to be completed in 1994 consistent with the time schedule provided by the Related Norwegian Businesses to the FDA, while other elements are of an ongoing nature. The Related Norwegian Businesses do not expect that the form 483 which was issued by the FDA will have a material adverse affect on their business.

  PROPRIETARY RIGHTS. Due to the primarily generic nature of the products of the Related Norwegian Businesses, patents are not materially significant to the RNB Pharmaceuticals or RNB Animal Health and Bulk Antibiotic segments. However, the Related Norwegian Businesses market a number of products in both segments under proprietary trademarks which help customers distinguish the Related Norwegian Businesses' products from those of its competitors.

  EMPLOYEES. As of June 30, 1994, the Related Norwegian Businesses had approximately 439 employees. The following table sets forth the number of the Related Norwegian Businesses' employees by various classifications:

           Administration and Finance....................  66
           Research and Development......................  62
           Sales and Marketing...........................  57
           Quality Control and Assurance.................  55
           Production.................................... 199
                                                          ---
             Total Employees............................. 439
                                                          ===

  Approximately 130 employees of the Related Norwegian Businesses, principally engaged directly in production, are covered by industry collective bargaining agreements. The Related Norwegian Businesses have not experienced any significant work stoppages in its history and considers its employee relations to be good.

  PROPERTIES. Upon consummation of the Transactions, the Related Norwegian Businesses' principal executive offices and production facilities will be located in Norway. The following table sets forth certain information concerning the properties where the Related Norwegian Businesses' operations are expected to be conducted at the time the Transactions are consummated:

                  LAND   FACILITY SIZE
 LOCATION TITLE  (ACRES)   (SQ. FT.)                       USE
 -------- -----  ------- ------------- -------------------------------------------
 Lier     Owned  14.826     118,403    Production of finished pharmaceuticals,
                                       quality assurance and quality control,
                                       warehousing and offices
 Skoyen   Leased  4.160     204,406    Fermentation and production of antibiotics,
                                       headquarters for New A. L. Oslo, quality
                                       assurance and quality control
 Tromso   Leased    --       10,644    Production of fish vaccines, quality
                                       assurance and quality control, warehousing
                                       and offices
 Vennesla Owned     3.7      81,300    Production of adhesive bandages and
                                       surgical tapes, quality assurance and
                                       quality control, warehousing and offices

  LEGAL PROCEEDINGS. The development, manufacture and sale of pharmaceutical and other health-related products entail an inherent risk that product liability and other claims may be asserted against the manufacturer. The Related Norwegian Businesses may become involved from time to time in litigation alleging product liability and related theories. The Related Norwegian Businesses believe that there are no material legal proceedings pending or threatened to which the Related Norwegian Businesses are or may be a party or to which any of their material properties are subject. The Related Norwegian Businesses are involved with certain legal proceedings incidental to their businesses. However, the Related Norwegian Businesses do not believe that the outcome of such litigation will have a material adverse effect upon the operations or financial condition of the Related Norwegian Businesses.

  CURRENCY EXCHANGE RATES. As of June 30, 1994, the exchange rate for the United States dollar into the Norwegian kroner was approximately 6.92 Norwegian kroner per United States dollar. Fluctuations in this exchange rate may have a substantial effect on the profitability of the Related Norwegian Businesses expressed in Norwegian kroner because the Related Norwegian Businesses generate a significant amount of their revenues in United States dollars. The following table sets forth, for the periods indicated, certain currency exchange rates in Norwegian kroner per United States dollar.

                                            SIX MONTHS
                                               ENDED
                                             JUNE 30,   YEARS ENDED DECEMBER 31,
                                            ----------- ------------------------
                                            1994  1993  1993 1992 1991 1990 1989
                                            ----- ----- ---- ---- ---- ---- ----
Rate at end of period......................  6.92  7.16 7.53 6.94 5.98 5.92 6.62
Average during period......................  7.26  6.89 7.10 6.20 6.45 6.27 6.81
High during period.........................  7.60  7.24 7.53 6.95 7.15 6.66 7.33
Low during period..........................  6.89  6.65 6.00 5.51 5.66 5.76 6.51

  SELECTED HISTORICAL FINANCIAL DATA OF THE RELATED NORWEGIAN BUSINESSES. The following table sets forth selected historical combined financial data of the Related Norwegian Businesses as of and for each of the fiscal years in the five-year period ended December 31, 1993 and as of and for each of the six-month periods ended June 30, 1993 and 1994. Such data are expressed in Norwegian kroner, except that a convenience translation into United States dollars has been provided in addition to the Norwegian kroner presentation for the fiscal year ended December 31, 1993 and the six months ended June 30, 1994. The balance sheet data as of December 31, 1993 and June 30, 1994 were converted using the exchange rates in effect at the respective dates. The exchange rates of Norwegian kroner into United States dollars as of December 31, 1993 and June 30, 1994 were NOK 7.5290 to $1.00 and NOK 6.9219 to $1.00, respectively. The income statement data for the year ended December 31, 1993 and for the six-month period ended June 30, 1994 were converted by first converting the income statement data for each quarter in the period presented using the average exchange rate for such quarter and then aggregating the converted income statement data for all of the quarters in such period. See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements under "The Transactions--Unaudited Pro Forma Condensed Combined Financial Statements" for the exchange rates used to convert such income statement data. Such income statement data for fiscal years ended December 31, 1990, 1991, 1992 and 1993 and such balance sheet data as of December 31, 1991, 1992 and 1993 has been taken or derived from the historical combined financial statements of the Related Norwegian Businesses and the notes thereto audited by Coopers & Lybrand A.S. This information is qualified in its entirety by, and should be read in conjunction with, the Combined Financial Statements and Notes thereto (prepared in accordance with United States generally accepted accounting principles) of the Related Norwegian Businesses included elsewhere in this Proxy Statement. See Exhibit E to this Proxy Statement. Income statement data for the fiscal year ended December 31, 1989 and the six-month periods ended June 30, 1993 and 1994, and balance sheet data as of December 31, 1989 and 1990 and June 30, 1993 and 1994, are based on unaudited combined financial statements of the Related Norwegian Businesses. In management's opinion, the unaudited combined financial statements of the Related Norwegian Businesses include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation.

  For an explanation of the combination and presentation of the audited combined financial statements of the Related Norwegian Businesses, see Note 1 of the Notes to the Combined Financial Statements of the Related Norwegian Businesses included as Exhibit E to in this Proxy Statement.

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE RELATED NORWEGIAN BUSINESSES
                                 (in thousands)
                          (in NOK or $, as indicated)

                                      YEARS ENDED DECEMBER 31,                   SIX MONTHS ENDED JUNE 30,
                          -----------------------------------------------------  -----------------------------
                           1989     1990     1991     1992     1993      1993      1993      1994      1994
                          -------  -------  -------  -------  -------  --------  --------  --------  ---------
                                         (IN NOK)                       (IN $)       (IN NOK)         (IN $)
                                        (UNAUDITED)                                     (UNAUDITED)
INCOME STATEMENT
 DATA(1)(2):
Net sales...............  311,118  343,524  378,935  457,304  528,688  $ 74,578   267,551   290,631  $ 40,005
Other revenue...........   28,275   30,569   34,566   28,803   27,626     3,889    11,948    12,313     1,689
Total revenue...........  339,393  374,093  413,501  486,107  556,314    78,467   279,499   302,944    41,694
Cost of sales...........  162,736  186,561  207,058  248,200  268,575    37,890   135,675   144,090    19,839
Gross profit............  176,657  187,532  206,443  237,907  287,739    40,577   143,824   158,854    21,855
Selling, general and
 administrative
 expenses...............  162,607  160,165  179,022  192,910  226,822    31,978   112,181   118,862    16,363
Operating income........   14,050   27,367   27,421   44,997   60,917     8,599    31,643    39,992     5,492
Interest expense........  (15,835) (10,653) (21,493) (51,846) (59,454)   (8,398)  (31,259)  (23,147)   (3,182)
Foreign exchange gains
 (losses)(3)............    2,090    3,295   44,239   20,506    1,770       244       620      (494)      (67)
Other income (expense),
 net....................    5,357    5,406   (2,138)   6,113    8,083     1,138     3,604     2,248       309
Equity in net earnings
 of affiliated company..      369      211      723    1,555      --        --        --        --        --
Income before provision
 for income taxes, and
 cumulative effect of
 change in accounting
 principle..............    6,031   25,626   48,752   21,325   11,316     1,583     4,608    18,599     2,552
Provision for income
 taxes..................      320    9,555   16,994    6,400    4,120       575     1,553     5,629       773
Income before cumulative
 effect of change in
 accounting principle...    5,711   16,071   31,758   14,925    7,196     1,008     3,055    12,970     1,779
Cumulative effect of
 change in accounting
 principle..............      --       --       --    16,210      --        --        --        --        --
Net income..............    5,711   16,071   31,758   31,135    7,196     1,008     3,055    12,970     1,779
                                         AS OF DECEMBER 31,                            AS OF JUNE 30,
                          -----------------------------------------------------  -----------------------------
                           1989     1990     1991     1992     1993      1993      1993      1994      1994
                          -------  -------  -------  -------  -------  --------  --------  --------  ---------
                                         (IN NOK)                       (IN $)       (IN NOK)         (IN $)
                            (UNAUDITED)                                                 (UNAUDITED)
BALANCE SHEET DATA(4):
Current assets..........  153,176  188,552  185,339  179,775  215,550  $ 28,630   231,843   217,099  $ 31,364
Non-current assets......  139,811  306,483  607,782  600,190  588,267    78,133   598,618   584,091    84,382
Total combined assets...  292,987  495,035  793,121  779,965  803,817   106,763   830,461   801,190   115,746
Current liabilities.....   84,807  102,953  133,129  150,809  120,429    15,996   234,352   127,537    18,424
Long-term debt..........   92,597  241,709  457,759  415,333  471,597    62,637   381,369   451,010    65,157
Deferred taxes and other
 non-current
 liabilities............   25,064   34,013   52,148   48,390   62,700     8,328    54,322    70,596    10,199
Equity..................   90,519  116,360  150,085  165,433  149,091    19,802   160,418   152,047    21,966
Total combined
 liabilities and equity.  292,987  495,035  793,121  779,965  803,817   106,763   830,461   801,190   115,746

- --------
(1) The historical income statement data do not include per share data as the Demerger and contemporaneous issuance of New A. L. Oslo Shares will not be accomplished until immediately prior to the consummation of the Exchange Offer.
(2) Income statement data include results of operations from the date of acquisition of Norgesplaster in January 1993 and from product line purchases in November 1991 and March 1992. Income statement data reflect the adoption of Statement of Financial Accounting Standards No. 109 as of January 1, 1992.
(3) In 1991 and 1992, the Related Norwegian Businesses realized unusual foreign currency gains of NOK 27.2 million and NOK 14.8 million, respectively. See "The Transactions -- Certain Information Regarding the Related Norwegian Businesses -- Management's Discussion and Analysis of Financial Condition and Results of Operations of the Related Norwegian Businesses -- Results of Operations." Such gains are not expected to recur.
(4) Balance sheet data include the accounts of Norgesplaster acquired in January 1993, and assets related to product line purchases in November 1991 and March 1992.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS OF THE RELATED NORWEGIAN BUSINESSES.

   Overview. The Related Norwegian Businesses develop, manufacture and market finished branded generic and specialty pharmaceuticals and human, animal and aquatic animal health products and bulk antibiotics. While the Related Norwegian Businesses' animal health products and bulk antibiotics are sold on a world-wide basis, its dosage-form pharmaceuticals are marketed almost exclusively in the Nordic countries. Since the early 1950's, the Related Norwegian Businesses have manufactured bacitracin at its production facility in Oslo. Initially, bacitracin was manufactured and marketed as a pharmaceutical grade bulk antibiotic. In the late 1950's, bacitracin was also manufactured and marketed as an animal feed additive.

   Total revenue of the Related Norwegian Businesses increased from approximately NOK 339 million in the fiscal year ended December 31, 1989 to NOK 556 million in the fiscal year ended December 31, 1993, resulting in a compound annual growth rate of 13.1%. Of this compound annual growth, the Related Norwegian Businesses estimate that approximately 6.7% is attributable to organic growth and approximately 6.4% resulted from the acquisitions of bulk antibiotic product lines and Norgesplaster. The Related Norwegian Businesses have been able to achieve improved manufacturing efficiency during the periods discussed below through its investment in an NOK 297 million pharmaceutical production facility in Lier, Norway, which was completed in 1991. During the last five fiscal years (1989-1993), the aggregate expenditures in the Lier pharmaceutical production facility, equipment and acquisitions of bulk antibiotics product lines and businesses approximated NOK 460 million.

   In 1993, approximately 58% of the Related Norwegian Businesses' revenues were derived from markets outside Norway. The Related Norwegian Businesses' results of operations are most sensitive to the exchange rate fluctuations of the United States dollar because of license fees from and sales to the Company. In the past, there has been considerable volatility in the exchange rate between the Norwegian kroner and the United States dollar. See "The Transactions -- Currency Exchange Rate Data."

   Results of Operations.

    Six Months Ended June 30, 1994 Compared With the Six Months Ended June 30,
    --------------------------------------------------------------------------
1993. Total revenue, operating income and net income all increased in the first
- ----
six months of 1994 compared to the corresponding period in 1993. Total revenue was NOK 302.9 million, an increase of NOK 23.4 million (8.4%); operating income was NOK 40.0 million, an increase of NOK 8.3 million (26.4%); and net income was NOK 13.0 million, an increase of NOK 9.9 million (324.5%).

    Revenues in the RNB Pharmaceuticals segment increased by NOK 18.6 million (13.6%) in the first half of 1994 compared to the corresponding period in 1993. The increase in revenues is primarily attributable to increased sales of the Related Norwegian Businesses' dosage-form pharmaceuticals. Increased revenues were recorded in all the Nordic markets in all product lines.

    Revenue in the RNB Animal Health and Bulk Antibiotics segment increased NOK
5.2 million (3.7%) compared to the first half of 1993. The increase in revenue resulted primarily from significant increases in sales of the feed additive product, Albac (R), pharmaceutical grade bacitracin and fish vaccines, while other bulk antibiotics, Akvaletter (R) and BMD (R) showed a decrease compared to the corresponding period in 1993. In addition, revenues were favorably impacted by the higher average United States dollar versus Norwegian kroner exchange rate in the first half of 1994 compared to the first half of 1993 since a significant portion of the segment's revenues is invoiced in U.S. dollars.

    Gross profit (on a consolidated basis) for the first half of 1994 was NOK
158.9 million, an increase of NOK 15.0 million (10.5%) from the corresponding period in 1993, while the gross margin increased from 51.5% to 52.4%. The RNB Pharmaceuticals segment gross profit increased by NOK 12.9 million in the first half of 1994, and the gross margin improved from 45.7% in the first six months of 1993 to 48.5% in the first six months of 1994 primarily due to increased plant utilization. Gross profit increased by NOK 3.3 million in the RNB Animal Health and Bulk Antibiotic segment, but only increased marginally as a percentage of total revenue. This is principally due to increased energy costs and increased costs relating to the production of pharmaceutical grade bacitracin.

    Consolidated operating expenses increased NOK 6.7 million (6.0%) compared to the first half of 1993. Selling and marketing expenses increased NOK 2.6 million. During the first half of 1994, the Related Norwegian Businesses recorded a loss provision of NOK 2.5 million for a receivable resulting from the sale of Animal Health products in Turkey. During August 1994, however, the Related Norwegian Businesses collected NOK 2.1 million and now expect to collect the remaining balance. As a result, the Related Norwegian Businesses will reverse the previously recorded provision and recognize income of NOK 2.5 million during the third quarter of 1994.

    Consolidated operating income increased from NOK 31.6 million in the first six months of 1993 to NOK 40.0 million in the first six months of 1994. This is primarily due to an increase in the RNB Pharmaceuticals segment's operating income of NOK 11.0 million, which is primarily attributable to significantly increased sales.

    Interest expense decreased substantially from NOK 31.3 million in the first half of 1993 to NOK 23.1 million in the first half of 1994. This is primarily due to sharply lower interest rates in the Related Norwegian Businesses' Norwegian kroner denominated floating rate indebtedness and lower levels of average net debt outstanding during the first six months of 1994.

    The effective tax rate for the Related Norwegian Businesses for the six months ended June 30, 1994 was 30.3% compared to 33.7% for the six months ended June 30, 1993, due primarily to the impact of substantially higher pre-tax earnings in 1994, which diminishes the negative effect of non-deductible expenses.

    Year Ended December 31, 1993 Compared with the Year Ended December 31,
    ----------------------------------------------------------------------
1992. Total revenue and operating income both increased substantially in 1993
- ----
compared to 1992, while income before provision for income taxes, income before the cumulative effect of a change in accounting principle and net income decreased significantly. Total revenue was NOK 556.3 million, an increase of NOK 70.2 million (14.4%) and operating income was NOK 60.9 million, an increase of NOK 15.9 million (35.4%), over the corresponding 1992 amounts. Income before cumulative effect of change in accounting principles was NOK 7.2 million in 1993 compared with NOK 14.9 million in 1992. Net income was NOK 7.2 million compared to NOK 31.1 million in 1992.

    In 1992, the Related Norwegian Businesses recorded an unusual foreign currency gain of NOK 14.8 million and income of NOK 16.2 million from a change in accounting principle, both of which are described in further detail under the section "Year Ended December 31, 1992 Compared with Year Ended December 31, 1991" below.

    The 1993 combined statement of income includes a full year's consolidation of the results of Norgesplaster's operations, which was 50% owned during 1992, and, accordingly, accounted for using the equity method. Effective as of January 1, 1993 the remaining 50% of the capital stock of Norgesplaster was acquired for NOK 15.0 million in cash. The net effect of the acquisition of the remaining 50% of the capital stock of Norgesplaster on 1993 net income amounted to an increase of approximately NOK 0.8 million.

    Revenues in the RNB Pharmaceuticals segment increased by NOK 38.2 million (15.8%) in 1993 compared to 1992 resulting from the inclusion of a full year of the results of Norgesplaster's operations (NOK 45.3 million). Revenues generated by the RNB Pharmaceuticals segment, without Norgesplaster, decreased in 1993 by NOK 6.6 million from 1992. This decrease in revenue was primarily comprised of a decrease in pharmaceutical sales in the Scandinavian countries (other than Norway), partially offset by increased sales in Norway. The decline in revenues in the Scandinavian countries (other than Norway) is mainly attributable to the devaluation of the Swedish kronor and the Finnish mark in 1993 and aggressive price competition by the

Related Norwegian Businesses' competitors. While finished pharmaceutical sales increased in 1993 in the Norwegian market, sales growth was adversely affected by inventory reductions in Norwegian distribution channels as a result of changes in inventory practices by Norsk Medisinaldepot, the national distributor of pharmaceutical products in Norway.

    Revenue in the RNB Animal Health and Bulk Antibiotics segment in 1993 increased NOK 36.1 million from 1992. Increased revenue resulted from both price and volume increases for pharmaceutical grade bacitracin and other bulk antibiotics, the growth promotant and disease preventative products, Albac (R) and BMD (R), and fish vaccines. Also positively impacting the RNB Animal Health and Bulk Antibiotic revenues was a strengthening of the United States dollar in 1993 against the Norwegian kroner.

    On a consolidated basis, gross profit was up NOK 49.8 million from 1992 while the consolidated gross margin improved significantly from 48.9% in 1992 to 51.7% in 1993. The RNB Pharmaceuticals segment gross profits increased by NOK 18.5 million, consisting primarily of the inclusion of the results of Norgesplaster's operations, which accounted for NOK 17.8 million of the increase. Principally as a result of enhanced manufacturing efficiency relating to the streamlining of manufacturing operations at the Lier facility, the gross margin for the RNB Pharmaceuticals segment, excluding Norgesplaster, advanced from 47.0% to 48.8% in 1993. The RNB Animal Health and Bulk Antibiotics segment accounted for most of the increase in consolidated gross profit due to sales volume growth and a favorable change in product mix towards a higher percentage of sales generated by higher margin products, such as bulk antibiotics and fish vaccines. The gross margin for RNB Animal Health and Bulk Antibiotics increased from 47.9% in 1992 to 54.0% in 1993.

    Consolidated operating expenses in 1993 increased NOK 33.9 million compared to 1992. Of this amount, selling and marketing expenses increased NOK 16.1 million due mainly to the consolidation of Norgesplaster sales and marketing expenses (NOK 6.4 million), increased sales and other marketing expenses (particularly relating to the RNB Animal Health and Bulk Antibiotics segment) and increased advertising expenses in the RNB Pharmaceuticals segment. Research and development expenses increased NOK 8.6 million in 1993 due to higher development expenditures in each of the Related Norwegian Businesses' operating units, but particularly in the aquatic animal health business. Of the increase in general and administrative expenses of NOK 5.0 million in 1993, Norgesplaster accounted for NOK 2.7 million, and the remaining increase is primarily due to increased sales in 1993.

    Consolidated operating income increased NOK 15.9 million compared to 1992. This is primarily due to a sharp increase in the RNB Animal Health and Bulk Antibiotics segment's operating income of NOK 17.4 million. The consolidation of Norgesplaster accounted for NOK 4.9 million, while the rest of the RNB Pharmaceuticals business showed a decline in operating income as a result of lower sales (for the reasons enumerated above).

    Interest expense increased in 1993 by NOK 7.6 million compared to 1992. Increased interest expense in 1993 resulted from a higher average interest rate on net indebtedness, partially offset by lower levels of average net debt. The increase in average interest rate was primarily a result of the Related Norwegian Businesses' indebtedness being substantially denominated in United States dollars (rather than Norwegian kroner) at lower interest rates during the majority of 1992, as opposed to the Related Norwegian Businesses' indebtedness during 1993, which was solely denominated in Norwegian kroner. Increased interest expense resulting from the acquisition of the remaining 50% of the capital stock of Norgesplaster and the resulting consolidation of Norgesplaster amounted to approximately NOK 1.9 million. Lower average levels of net indebtedness and falling interest rates for indebtedness denominated in Norwegian kroner during 1993 partially offset the higher interest expense.

    The Related Norwegian Businesses' effective tax rate in 1993 was 36.4% compared to 30.0% in 1992 due primarily to the impact of substantially lower pre-tax earnings in 1993, which magnifies the effect of non-deductible expenses.

    Year Ended December 31, 1992 Compared with the Year Ended December 31,
    ----------------------------------------------------------------------
1991.  Total revenue and operating income each increased considerably in 1992
- ----
compared to 1991. Income before provision for income taxes decreased substantially, while net income decreased marginally compared to 1992. Total revenue was NOK 486.1 million, an increase of NOK 72.6 million (17.6%) and operating income was NOK 45.0 million, an increase of NOK 17.6 million (64.1%). Income before cumulative effect of change in accounting principles was NOK 14.9 million compared with NOK 31.8 million in 1991. Net income was NOK 31.1 million compared to NOK 31.8 million in 1992.

    The following factors should be taken into account when comparing 1992 and 1991 results:

    (i) In 1992, A. L. Oslo changed its method of calculating taxes by adopting SFAS 109 "Accounting for Income Taxes". As a result of the adoption of SFAS 109, a cumulative effect for periods ended prior to the effective date, January 1, 1992, of NOK 16.2 million was recorded;

    (ii) Other expenses in 1991 included NOK 6.9 million of professional fees incurred in connection with a possible initial public offering of A. L. Oslo Shares on the Oslo Stock Exchange and a possible combination of A. L. Oslo and the Company; and

    (iii) In July 1991, prior to initiating discussions as to a possible combination of the Company and A. L. Oslo, A. L. Oslo entered into United States dollar swap contracts, United States dollar loans and forward contracts, which combined totalled $45.0 million. These foreign currency transactions were designated as, and were effective as, economic hedges of A. L. Oslo's United States dollar based equity investment in the Company. In conjunction with the anticipated progress of discussions relating to the combination of related businesses of the Company and A. L. Oslo, the transactions were eliminated in the third quarter of 1992. It is not expected that such transactions will occur in the future. In the separate combined financial statements of the Related Norwegian Businesses the related gains on these foreign currency transactions have been included in net income currently. Since A. L. Oslo's investment in the Company is not included in the combined financial statements of the Related Norwegian Businesses, the hedging effect is negated. In 1992 and 1991, A.
          L. Oslo recorded net foreign currency gains of NOK 20.5 and NOK
          44.2 million, respectively. Of those gains, NOK 5.7 million and NOK 17.0 million, respectively, were gains realized and unrealized in the normal course of business, whereas NOK 14.8 million and 27.2 million, respectively, were unusual gains which resulted from the foregoing transactions.

    Revenue in the RNB Pharmaceuticals segment increased NOK 30.7 million compared to 1991 due primarily to volume growth, particularly in the Norwegian and Danish markets. Significant revenue increases were realized in analgesics, treatments for rheumatism and oral health products.

    Revenue in the RNB Animal Health and Bulk Antibiotics segment increased NOK 45.5 million in 1992. This was principally attributable to the consolidation of a full year's sales for the bulk antibiotics lines acquired in the fourth quarter of 1991. In addition, price and volume increases were recorded for Albac (R) and BMD (R), the growth promotant and disease preventative products.

    On a consolidated basis, gross profit was up NOK 31.5 million, while the consolidated gross margin declined marginally from 49.9% to 48.9% in 1992. The RNB Pharmaceuticals segment's gross profits increased by NOK 6.9 million, but declined as a percentage of revenue. Margins were negatively impacted by substantial startup costs incurred in the newly constructed NOK 297 million finished pharmaceutical production facility in Lier, Norway (outside of the City of Oslo). Production of finished pharmaceuticals was initiated at the facility in the third quarter of 1991. Depreciation expenses for the Lier facility were NOK 18.7 million in 1992 compared to NOK 7.0 million in 1991. Improved operating efficiencies relating to the streamlining of pharmaceutical manufacturing operations at the Lier facility were achieved towards the end of the year. RNB Animal Health and Bulk Antibiotics accounted for most of the increase in consolidated gross profit. Significantly higher gross profit and gross profit as a percentage of revenue resulted primarily from full year sales of certain bulk antibiotics product lines acquired in the fourth quarter of 1991, which have relatively higher gross margins than the average gross margins of other products in this segment.

    Consolidated operating expenses increased NOK 13.9 million in 1992 compared to 1991. Of this amount, NOK 8.2 million was directly related to increased amortization expenses of intangible assets arising from the acquisition of bulk antibiotics product lines in the fourth quarter of 1991. A general strengthening of administrative support functions in both business segments at the division level increased general and administrative expenses by NOK 4.2 million. Other operating expenses increased marginally compared to 1991.

    Consolidated operating income increased NOK 17.6 million compared to 1991. Operating margins were up both for RNB Pharmaceuticals and RNB Animal Health and Bulk Antibiotics. The majority of the increase in operating income came from the RNB Animal Health and Bulk Antibiotics segment due to higher sales volume and the inclusion for the full year of the results of the bulk antibiotics product line acquisition consummated in the fourth quarter of 1991.

    Interest expense increased substantially, from NOK 21.5 million in 1991 to NOK 51.8 million in 1992. The increase is primarily due to interest expense from borrowings relating to the construction of the Lier pharmaceutical production facility of approximately NOK 300 million and the acquisition of bulk antibiotics product lines for NOK 145.6 million in November 1991 which was capitalized in 1991. Partially offsetting the increase in interest expense was lower levels of short-term borrowings.

    The Related Norwegian Businesses' effective tax rate was 30.0% in 1992 compared to 34.9% in 1991 due primarily to the impact of a tax reform in Norway, which was effective as of January 1, 1992. The Norwegian tax reform, among other things, lowered the statutory tax rate from 50.8% (or 39.1% adjusted for allowable exclusions from taxable income) to 28.0%.

   Inflation. The inflation rate in Norway, measured by the Norwegian consumer price index was 3.4%, 2.3% and 2.3% in 1991, 1992 and 1993, respectively. The effect of inflation on the Related Norwegian Businesses' operations during the reported periods was not significant.

   Liquidity and Capital Resources. The Related Norwegian Businesses have historically financed their operations, capital expenditures and acquisitions with internally generated funds and borrowings from financial institutions. From January 1, 1991 through June 30, 1994, net cash provided by operating activities totalled NOK 185.1 million. During the same period, net cash used in investing activities amounted to NOK 255.9 million.

   Total long-term debt at June 30, 1994 was NOK 451.0 million, compared with NOK 471.6 million and NOK 415.3 million at December 31, 1993 and 1992, respectively. As of June 30, 1994, all outstanding indebtedness was denominated in Norwegian kroner. The reduction in long-term debt of NOK 20.6 million in the first six months of 1994 was principally due to payments on outstanding long-term debt. The increase in long-term debt of NOK 56.3 million in 1993 from 1992 was primarily attributable to the Related Norwegian Businesses securing a NOK
120.0 million three-year credit facility during 1993. As a result of the additional capacity under the new NOK 120.0 million long-term facility, existing balances of NOK 95.0 million were classified as long-term debt rather than short-term debt. In addition, long-term debt assumed in connection with the acquisition of Norgesplaster in the second quarter of 1993 accounted for NOK 22.0 million of the total increase. The ratio of long-term debt to equity was 2.51:1 at December 31, 1992, 3.16:1 at December 31, 1993, and 2.97:1 at
June 30, 1994.

   At June 30, 1994 NOK 50.2 million of the long-term debt outstanding had a maturity of less than one year compared with NOK 45.7 million and NOK 41.6 million at December 31, 1993 and 1992, respectively.

   Working capital at June 30, 1994 was NOK 89.6 million compared to NOK 95.1 million and NOK 29.0 million at December 31, 1993 and 1992, respectively. The significant increase in working capital in 1993 resulted from an increase in accounts receivable due to higher sales by the RNB Animal Health and Bulk Antibiotics segment, increased levels of cash and the aforementioned classification of short-term debt to long-term debt. Partially offsetting these increases were reduced levels of inventory in the RNB Pharmaceuticals segment. The current ratio, measured as current assets over current liabilities, was 1.70:1 at June 30, 1994 compared to 1.79:1 and 1.19:1 at December 31, 1993 and 1992, respectively.

   At June 30, 1994, the Related Norwegian Businesses had approximately NOK
75.0 million available under existing short-term and long-term unused bank lines of credit and NOK 19.5 million in cash.

   In 1993, the Related Norwegian Businesses' capital expenditures amounted to approximately NOK 24.5 million. The Related Norwegian Businesses budgeted approximately NOK 38.9 million for capital expenditures in 1994, of which NOK
18.3 was accrued as of June 30, 1994. Capital expenditure plans for 1994 primarily relate to planned capacity expansions in the RNB Animal Health and Bulk Antibiotics segment. The Related Norwegian Businesses anticipate decreased working capital requirements in 1994 compared to 1993, due partially to a planned reduction of levels of cash, reduced inventories and increased accruals of income taxes.

   The Related Norwegian Businesses believe that the resources available under its bank credit lines and from internally generated funds will be sufficient to meet future planned capital expenditures and working capital requirements through at least 1995.

                   DESCRIPTION OF WARRANTS AND CLASS A STOCK

WARRANTS

  GENERAL. The Warrants are to be issued under a warrant agreement (the "Warrant Agreement") between the Company and The First National Bank of Boston, as the warrant agent (the "Warrant Agent"), a copy of the form of which is attached hereto as Exhibit B and is incorporated herein by reference. The statements herein relating to the Warrants and the Warrant Agreement are summaries and are subject to the detailed provisions of the Warrant Agreement, to which reference is hereby made for a complete statement of those provisions. Whenever particular provisions of the Warrant Agreement or terms defined therein are referred to herein, those provisions or definitions are incorporated by reference as part of the statements made, and the statements are qualified in their entirety by that reference.

  Warrants to purchase no more than 3,600,000 shares of Class A Stock may be issued and delivered by the Company pursuant to the Warrant Agreement and the Exchange Offer. Each Warrant entitles the registered holder thereof to purchase one share of Class A Stock at the initial Exercise Price described below under "-- Exercise Price of Warrants," subject to certain adjustments. The Exercise Price will be payable in cash only.

  EXERCISE OF WARRANTS. The Warrants will be exercisable, at the holder's option, as a whole or from time to time in part, on or after the Restricted Period Termination Date (as defined below) and prior to 5:00 p.m., New York City time, on the later of December 31, 1998 and the date which is 51 months after the Closing Date (the "Expiration Date"), in accordance with the terms of the Warrants and the Warrant Agreement. The "Restricted Period Termination Date" is the earlier of (i) the first anniversary of the Closing or (ii) the date on which the Registration Statement (as defined below) is declared effective by the Commission and such other actions required by United States Federal or State law relating to the issuance and distribution of the Warrants and the Warrant Shares shall have been taken, except that the Restricted Period Termination Date for the Warrants issued to or held by the Sissener Parties and holders who acquire such Warrants from the Sissener Parties in a Permitted Transfer (as defined below) shall be the third anniversary of the Closing. The Company will not be required to issue any fractional shares of Class A Stock or, under certain circumstances, any fractional Warrants. Holders of Warrants will receive cash in lieu of any such fractional shares or Warrants. The Company may at its option extend the Expiration Date of the Warrants for such period as it may determine. However, any such change in the terms of the Warrants is subject to certain

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restrictions on transactions with interested parties pursuant to the General
Corporation Law of the State of Delaware. Notice of such change in the Expiration Date will be given to the Warrant Agent and the holders of the Warrants.

  EXERCISE PRICE OF WARRANTS. The initial Exercise Price will equal the Average Closing Price multiplied by 1.4, except that (a) if the Average Closing Price is greater than or equal to $23.00 or is less than $13.00, then the initial Exercise Price will equal the Average Closing Price plus $7.00, (b) if the Average Closing Price is less than $23.00 and greater than $21.4286, then the initial Exercise Price will equal $30.00 and (c) if the Average Closing Price is less than $14.2857 and greater than or equal to $13.00, then the initial Exercise Price will equal $20.00.

  CERTAIN ADJUSTMENTS. No adjustment in the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants will be made for any cash dividends or distributions payable out of consolidated earnings or earned surplus. The Exercise Price and the number of Warrant Shares purchasable upon exercise of each Warrant are subject to adjustment upon (1) the payment of a dividend by the Company on its shares of Class A Stock in shares of Class A Stock or Class B Stock, (2) any subdivision, combination, or reclassification of the Class A Stock, (3) any distribution by the Company generally to the holders of the Class A Stock of certain rights, options, or warrants to subscribe for or purchase shares of Class A Stock at a price per share lower than the then current market price per share, or (4) any distribution by the Company generally to the holders of the Class A Stock of evidences of indebtedness or assets (excluding certain cash dividends or distributions), or other rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Class A Stock. No adjustment in the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants will be required until cumulative adjustments would require a change of at least 1% in the number of Warrant Shares purchasable upon exercise of the Warrants. In lieu of adjusting the number of shares of Class A Stock issuable upon exercise of each Warrant, the Company may elect to adjust the number of outstanding Warrants.

  Notwithstanding the foregoing, in case of a consolidation, merger, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall continue to have the right to exercise the Warrant for the kind and amount of shares and other securities and property receivable by a holder of the number of shares of Class A Stock for which such Warrants were exercisable immediately prior thereto.

  FORM AND DENOMINATIONS; TRANSFERABILITY. The certificates representing the Warrants will be in registered form. No Warrant may be transferred prior to the Restricted Period Termination Date for such Warrant, except in a Permitted Transfer (generally defined as a transfer by operation of law, a transfer pursuant to applicable laws of descent and distribution and a transfer to owners of an entity holder upon liquidation of such entity holder). Thereafter, any Warrant may be transferred, split up, combined or exchanged for another Warrant or Warrants entitling the registered holder thereof to purchase a like number of shares of Class A Stock as the Warrant certificate or certificates surrendered. Certificates may be exchanged for other certificates in different denominations representing Warrants to purchase the same aggregate number of shares at any time.

  NO RIGHTS AS HOLDER OF CLASS A STOCK. No holder of Warrants shall be entitled to vote or consent or receive dividends or be deemed for any other purpose the holder of Class A Stock or of any other securities of the Company that may at any time be issuable upon the exercise of the Warrants until the Warrants are properly exercised as provided in the Warrant Agreement.

  CERTAIN REGISTRATION RIGHTS. The Warrants will be issued pursuant to exemptions from the registration requirements of the Securities Act, in reliance on Regulation S promulgated under, and Section 4(2) of, the Securities Act. Pursuant to the Warrant Agreement, the Company will agree to file with the Commission and use its best efforts to cause to become effective by the first anniversary of the Closing a registration statement (the "Registration Statement") with respect to the Warrants and the Warrant Shares. The

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Company also will agree to use its best efforts to keep the Registration
Statement continuously effective from the date on which it is declared effective by the Commission through the tenth business day following the Expiration Date or in the case of any affiliate of the Company, until the earlier of (x) such time as may be necessary to permit sales of such affiliate's Warrant Shares or (y) the second anniversary of the Expiration Date. Pursuant to the Warrant Agreement, the Company will agree to take all action necessary to list the Warrants and the Warrant Shares for trading or quotation on the NYSE or, if such listing is in the opinion of the Company impracticable, on another national securities exchange or an over-the-counter quotation system as the Company's Board of Directors deems appropriate to facilitate the trading of the Warrants and the Warrant Shares.

CLASS A STOCK

  The Company's authorized capital stock currently consists of: (i) 40,000,000 shares of Class A Stock, of which, as of August 18, 1994, 13,349,560 shares were issued and outstanding, (ii) 15,000,000 shares of Class B Stock (the Class A Stock and the Class B Stock are collectively referred to as the "Common Stock"), of which, as of August 18, 1994, 8,226,562 shares were issued and outstanding, and (iii) 500,000 shares of Preferred Stock, par value $1.00 per share, of which, as of August 18, 1994, none are outstanding.

  The Class A Stock and the Class B Stock are identical in all respects, including with respect to the right to receive dividends, except as follows:
(i) the holders of the Class A Stock are currently entitled as a class to elect not less than 25% of the Board of Directors, and assuming the Transactions are consummated, will be entitled as a class to elect 33 1/3% of the Board of Directors (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled as a class to elect the remaining directors; (ii) on all other matters submitted to a vote of stockholders, the holders of the Class A Stock are entitled to one vote per share of Class A Stock held, and the holders of the Class B Stock are entitled to four votes per share of Class B Stock held; (iii) the holders of the Class B Stock have the right at any time and from time to time to convert each share of Class B Stock into one share of Class A Stock; and (iv) shares of Class A Stock may be declared and paid as dividends on shares of both Class A Stock and Class B Stock, shares of Class B Stock may be declared and paid as dividends on shares of both Class A Stock and Class B Stock, or shares of Class A Stock may be declared and paid as dividends on shares of Class A Stock and shares of Class B Stock may be declared and paid as dividends on shares of Class B Stock, and in any such case the same number of shares must be declared and paid as dividends in respect of each outstanding share of Class A Stock and each outstanding share of Class B Stock. The special voting rights of the holders of the Class A Stock as reflected in (i) above terminate if the number of outstanding shares of Class A Stock is less than 10% of the aggregate number of outstanding shares of Class A Stock and Class B Stock, and the special voting rights of the holders of the Class B Stock as reflected in (i) and (ii) above terminate if the number of outstanding shares of Class B Stock is less than 12 1/2% of such aggregate number, in each case as determined on the record date for the stockholder vote.

  The Company may not subdivide or combine either class of Common Stock without at the same time combining or subdividing shares of the other class of Common Stock in the same proportion. Upon liquidation of the Company, holders of the Class A Stock and the Class B Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company, and payments due in respect of any other senior securities of the Company, including any shares of Preferred Stock. Holders of Common Stock do not have cumulative voting rights or preemptive, subscription or, except as set forth above with respect to the Class B Stock, conversion rights.

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

                       DESCRIPTION OF CERTAIN AGREEMENTS

CERTAIN PROVISIONS OF THE RESTRUCTURING AGREEMENT

  The following is a summary of the material provisions of the Restructuring Agreement, a copy of which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Restructuring Agreement.

  CERTAIN REPRESENTATIONS AND WARRANTIES. The Restructuring Agreement contains various representations and warranties of the Company and A. L. Oslo.

  A. L. Oslo made representations and warranties to the Company relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization and authorized capital stock of A. L. Oslo, New A. L. Oslo, Norgesplaster, Apolab and Lakemedel; (ii) the authorization, execution, delivery and performance by A. L. Oslo, and the enforceability against A. L. Oslo, of the Restructuring Agreement and the Skoyen Lease; (iii) the absence of any materially misleading statements or omissions in (a) material furnished to the Company for use in this Proxy Statement and the Exchange Offer materials with respect to A. L. Oslo and its subsidiaries and affiliates (including any principal stockholders of A. L. Oslo and New A. L. Oslo while acting solely in such capacity) and the Related Norwegian Businesses (such material being referred to as the "A. L. Oslo Information") and (b) materials provided to the holders of A. L. Oslo Shares in connection with the Demerger; (iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Transactions; (v) the absence of breaches or violations of the Articles of Association (or similar organization documents) of A. L. Oslo, New A. L. Oslo or their subsidiaries, applicable law or certain contracts of A.
L. Oslo, New A. L. Oslo and their subsidiaries arising out of the Restructuring Agreement or the Transactions; (vi) compliance with applicable laws relating to the Related Norwegian Businesses; (vii) the possession of all necessary licenses and permits by New A. L. Oslo after consummation of the Demerger;
(viii) the possession by the Related Norwegian Businesses of necessary environmental permits and the absence of potential environmental claims against the Related Norwegian Businesses; (ix) the Related Norwegian Businesses' drug applications; (x) the accuracy and completeness of the financial statements of the Related Norwegian Businesses, including the balance sheet of the Related Norwegian Businesses as of December 31, 1993 (the "Opening Related Norwegian Businesses Balance Sheet"); (xi) the preparation in good faith of certain financial projections for the Related Norwegian Businesses; (xii) the conduct of the Related Norwegian Businesses in the ordinary course consistent with past practice; (xiii) the absence of certain changes or events having an RNB Material Adverse Effect and certain other changes; (xiv) the absence of pending or threatened litigation or obligations or liabilities which are reasonably likely to have an RNB Material Adverse Effect; (xv) the sufficiency of New A.
L. Oslo' assets after the Demerger to conduct the Related Norwegian Businesses;
(xvi) the indebtedness to be transferred to New A. L. Oslo in the Demerger;
(xvii) employee benefit plans of A. L. Oslo; (xviii) intellectual property of the Related Norwegian Businesses; (xix) tax matters of A. L. Oslo and its subsidiaries as they relate to the Related Norwegian Businesses; (xx) the absence of any brokerage, finder's or other fees due in connection with the Transactions (except such fees payable to Bear, Stearns & Co. Inc., financial advisor to A. L. Oslo); (xxi) opinions of A. L. Oslo's board of directors and Bear, Stearns & Co. Inc.; (xxii) insurance for the Related Norwegian Businesses; and (xxiii) material contracts of A. L. Oslo.

  The Company made certain representations and warranties to A. L. Oslo relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization and the authorized capital stock of the Company and its subsidiaries; (ii) the authorization, execution, delivery and performance by the Company and the enforceability against the Company, of the Restructuring Agreement and the Warrant Agreement; (iii) the absence of any materially misleading statements or omissions in the Proxy Statement (excluding the A. L. Oslo Information) or the written materials furnished by the Company to the holders of A. L. Oslo Shares in connection with the Exchange Offer (excluding the A. L. Oslo Information); (iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Transactions; (v) the absence of any breaches or violations of the certificates of incorporation or bylaws of the Company or its subsidiaries, applicable law or certain contracts of the Company and its subsidiaries arising out of the Restructuring Agreement or the Transactions; (vi) compliance with applicable laws; (vii) the possession of all necessary licenses and permits; (viii) reports and other documents filed with the Commission and the accuracy of the information contained therein; (ix) the conduct of the Company's business in the ordinary and usual course; (x) the absence of certain changes or events having a Material Adverse Effect; (xi) the absence of obligations or liabilities which are reasonably likely to have a Material Adverse Effect;
(xii) opinions of the Company's Board of Directors, the Special Committee and Lehman Brothers; (xiii) tax matters of the Company and its subsidiaries; and
(xiv) the absence of any brokerage, finder's or other fees due in connection with the Transactions (except such fees payable to Lehman Brothers, financial advisor to the Special Committee).

  The representations and warranties of the Company and A. L. Oslo survive Closing and expire on the first anniversary of the Closing, except that (i) the Company's representations and warranties relating to tax matters will expire on the Closing Date, (ii) the Company's representations and warranties relating to the Warrants will survive indefinitely, and (iii) A. L. Oslo's representations and warranties relating to tax matters will expire when the applicable statute of limitation expires.

  INDEMNIFICATION. From and after the Closing Date, subject to certain limitations (including those described below) and specified exceptions, A. L. Oslo will indemnify the Company and its affiliates against any and all losses, costs, liabilities, obligations, damages, claims, demands and expenses (collectively, "Damages") incurred in connection with, arising out of or resulting from: (i) the breach of any covenant, representation or warranty made by A. L. Oslo in the Restructuring Agreement, any schedule thereto or any certificate required to be delivered thereunder; (ii) liabilities for taxes imposed by the United States of America upon or with respect to any payment of the Cash Purchase Price or Warrants made by the Company to the holders of New
A. L. Oslo Shares pursuant to the Restructuring Agreement or the Exchange Offer as a result of the Company's failure to withhold taxes thereon; (iii) the operation of the Related Norwegian Businesses prior to Closing other than in compliance with applicable judgments, laws, regulations, orders and decrees in effect prior to Closing that relate to the Related Norwegian Businesses; (iv) liabilities arising in connection with the operation of A. L. Oslo (a) prior to Closing that do not relate to the Related Norwegian Businesses or liabilities of A. L. Oslo not specifically contemplated as being transferred to New A. L. Oslo pursuant to the Demerger Agreement and (b) subsequent to the Closing; (v) liabilities arising under environmental laws in effect on or prior to the Closing (or pending as a proposal on the Closing Date) in connection with the operation of the Related Norwegian Businesses prior to the Closing Date; (vi) liabilities for taxes arising in connection with the operation of the Related Norwegian Businesses on or prior to the Closing Date (or otherwise attributable to A. L. Oslo with respect to any period ending on or before the Closing Date), except for taxes that are reflected as a reserve for tax liability on the face of the Opening Related Norwegian Businesses Balance Sheet or that are incurred prior to Closing in the ordinary course of business consistent with past practice of the Related Norwegian Businesses; and (vii) liabilities for expenses incurred by A. L. Oslo and New A. L. Oslo in connection with the execution of the Restructuring Agreement and the consummation of the transactions contemplated thereby, except for certain expenses agreed to be paid by New A. L. Oslo pursuant to the Restructuring Agreement (see "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Fees and Expenses").

  No indemnification is required by A. L. Oslo for breaches of A. L. Oslo's representations and warranties relating to compliance with laws (including environmental laws) or for the liabilities described in items (iii) or (v) of the immediately preceding paragraph until Damages aggregate to more than $500,000, at which time only Damages exceeding $500,000 shall be payable to the Company unless a senior official of A. L. Oslo had knowledge of the conditions giving rise to the claim in which event all Damages shall be payable to the Company. In addition, the Company is only entitled to make a claim against A.
L. Oslo for Damages resulting from a liability described in item (iii) of the immediately preceding paragraph if it notifies A. L. Oslo of such claim prior to the fifth anniversary of the Closing Date.

  From and after the Closing Date, the Company will indemnify A. L. Oslo and its subsidiaries and affiliates against any and all Damages incurred in connection with, arising out of or resulting from: (i) the breach of any covenant, representation or warranty made by the Company in the Restructuring Agreement, any schedule thereto or any certificate required to be delivered thereunder; (ii) any failure by New A. L. Oslo to meet any obligation secured by the Skoyen Facility as credit support for obligations of New A. L. Oslo or the Company or the failure of New A. L. Oslo or the Company to release the Skoyen Facility as collateral upon the fifth anniversary of the Closing Date as contemplated by the Restructuring Agreement; (iii) except as specifically provided to the contrary in the Restructuring Agreement, liabilities specifically contemplated as being assumed by New A. L. Oslo pursuant to the Demerger Agreement or the Restructuring Agreement; (iv) liabilities arising in connection with the operation of New A. L. Oslo subsequent to the Closing; and
(v) liabilities for expenses incurred by the Company in connection with the execution of the Restructuring Agreement and the consummation of the transactions contemplated thereby.

  CONDUCT OF THE RELATED NORWEGIAN BUSINESSES PENDING THE CLOSING. A. L. Oslo has agreed that, prior to the Closing, it would cause the Related Norwegian Businesses to be conducted only in the ordinary and usual course of business consistent with past practice, except as otherwise contemplated by the Restructuring Agreement. A. L. Oslo also agreed, among other things, to, except as contemplated by the Restructuring Agreement and for certain specified exceptions, (i) use reasonable efforts to preserve, and use reasonable efforts to cause its subsidiaries to preserve, the Related Norwegian Businesses and to maintain existing relations with customers, suppliers, employees and business associates; (ii) not, nor permit any of Apolab, Lakemedel or Norgesplaster to, sell or pledge or agree to sell or pledge any stock owned by it; (iii) not, nor permit any of Apolab, Lakemedel or Norgesplaster to split, combine or reclassify its outstanding capital stock; (iv) not, nor permit any of Apolab, Lakemedel or Norgesplaster to, amend its organizational documents; (v) not, nor permit any of Apolab, Lakemedel or Norgesplaster to, declare, set aside or pay any dividends, except for annual cash dividends not in excess of NOK 10,000,000 in the aggregate; (vi) not, nor permit any of Apolab, Lakemedel or Norgesplaster to, incur or modify any indebtedness or other liability relating to the Related Norwegian Businesses; (vii) not, nor permit any of Apolab, Lakemedel or Norgesplaster to, report as deductible amortization or depreciation in connection with its Norwegian income tax returns for 1993 amounts in excess of certain specified limitations; (viii) not, nor permit any of its subsidiaries to, issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any capital stock of A. L. Oslo or of any corporation included in the Related Norwegian Businesses (including, Apolab, Lakemedel and Norgesplaster); (ix) not, nor permit any of its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets material to the Related Norwegian Businesses, or, other than in the ordinary course of business, any other assets of the Related Norwegian Businesses; (x) not, nor permit any of its subsidiaries to, cause or permit A. L. Oslo or the Related Norwegian Businesses to make any significant investment in, or acquisition of, any business; (xi) not, nor permit any of its subsidiaries to, grant any severance or termination pay or enter into any employment or severance agreement with any director, officer or other key employee of any entity included in the Related Norwegian Businesses or materially increase any compensation payable or which could become payable by New A. L. Oslo or its subsidiaries or make any material amendment to any employee benefit plan to be transferred to New A. L. Oslo in the Demerger;
(xii) keep A. L. Oslo's and its subsidiaries' books and records in accordance with applicable law; (xiii) not, nor permit any of its subsidiaries to, make any capital expenditures in excess of NOK 50,000,000 in the aggregate; (xiv) not, nor permit Apolab, Lakemedel or Norgesplaster to, enter into any transactions (including, the transfer of assets) with affiliates (including businesses of A. L. Oslo which are not to be transferred to New A. L. Oslo in the Demerger); (xv) cause New A. L. Oslo to receive certain amounts of cash; and (xvi) not, and to cause Apolab, Lakemedel and Norgesplaster to not, engage or agree to engage in any action nor permit anything to be done in the conduct of any of the Related Norwegian Businesses, or otherwise, which, in any material respect, would be contrary to or in breach of any provision of the Restructuring Agreement or would cause any of the representations of A. L. Oslo to become untrue in any material respect.

  CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING. The Company agreed that, prior to the Closing, it would conduct its business only in the ordinary and usual course consistent with past practice, except as otherwise contemplated by the Restructuring Agreement. The Company also agreed, among other things, to, except as contemplated by the Restructuring Agreement and for certain specified exceptions, (i) use, and cause each of its subsidiaries to, use reasonable efforts to preserve their respective business organizations intact and to maintain existing relations with customers, suppliers, employees and business associates; (ii) not amend its Certificate of Incorporation or bylaws; (iii) not split, combine or reclassify its capital stock; (iv) not declare, set aside or pay any dividends, except for regular quarterly cash dividends not in excess of $.045 per share;
(v) not, and to cause its subsidiaries to not, issue, sell, pledge, dispose or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any capital stock; and (vi) not, and to cause its subsidiaries to not, engage or agree to engage in any action nor permit anything to be done in the conduct of its business, or otherwise, which, in any material respect, would be contrary to or in breach of any provision of the Restructuring Agreement or would cause any of the representations of the Company to become untrue in any material respect.

  COVENANTS. The Company, A. L. Oslo and New A. L. Oslo made certain additional covenants and agreements in the Restructuring Agreement, including the following (which covenants and agreements are subject, in certain cases, to specified exceptions): (i) the Company agreed to convene a meeting of its stockholders to consider and vote on the Transactions; (ii) A. L. Oslo agreed to convene a meeting of its stockholders to consider and vote on the Demerger;
(iii) A. L. Oslo agreed to use its reasonable best efforts to obtain approval to permit New A. L. Oslo to use the name, "Apothekernes Laboratorium A.S" and if such approval is obtained, to change New A. L. Oslo's name to "Apothekernes Laboratorium A.S" and to change A. L. Oslo's name to "A.L. Industrier A.S";
(iv) the Company and A. L. Oslo each agreed to make required filings and use their best efforts to take all other required actions to consummate the Transactions; (v) the Company and A. L. Oslo agreed to afford each other's representatives complete access to their respective properties, books and records; (vi) the Company and A. L. Oslo each agreed to keep confidential all non-public information relating to the other's business; (vii) the Company and
A. L. Oslo each agreed to promptly notify the other of any inaccuracies in their respective representations and warranties or any failures to comply or satisfy any of their respective covenants; (viii) the Company and A. L. Oslo each agreed to consult with the other regarding all publicity and governmental filings relating to the Transactions; (ix) New A. L. Oslo agreed to enter into certain interim agreements with A. L. Oslo whereby New A. L. Oslo would provide certain administrative services to A. L. Oslo (see "Description of Certain Agreements -- Administrative Services Agreement" for a more detailed description of such agreement) and would license the use of the "A. L." name and logo presently used by A. L. Oslo to A. L. Oslo; (x) the Company and A. L. Oslo agreed to reexamine their material capital expenditure commitments; (xi) the Company agreed to invest NOK 100,000,000 ($14.4 million) in equity capital in New A. L. Oslo within six months after Closing; (xii) A. L. Oslo agreed to use its reasonable efforts to refinance a portion of its indebtedness related to the Related Norwegian Businesses on a basis reasonably acceptable to the Company if requested by the Company; (xiii) the Company and A. L. Oslo agreed to cooperate to obtain any necessary modifications or waivers under A. L. Oslo's existing indebtedness and to cause the release of certain collateral (other than the Skoyen Facility) which will be retained by A. L. Oslo in the Demerger that is presently securing such indebtedness and the Company agreed to use its commercially reasonable efforts to assist A. L. Oslo, if necessary, in obtaining certain required consents of A. L. Oslo's creditors; (xiv) A. L. Oslo agreed to permit the Skoyen Facility to be used as credit support for up to five years after Closing for certain of A. L. Oslo's indebtedness which would be transferred to New A. L. Oslo in the Demerger; (xv) A. L. Oslo agreed to enter into the Skoyen Lease with New A. L. Oslo; (xvi) A. L. Oslo agreed to cause any and all intercompany indebtedness owed from A/S Wangs Fabrik, a wholly owned Norwegian subsidiary of A. L. Oslo ("Wangs Fabrik"), and Nopal International AG to A. L. Oslo to be repaid prior to Closing (with the proceeds of such repayments being treated as assets of New A. L. Oslo for purposes of the Demerger); (xvii) the Company and A. L. Oslo agreed that the size of the Company's Board of Directors would be at least eight (and not more than nine) members at the time of Closing and would not be reduced below eight members or increased above nine members for at least two years after the Closing Date and that, at Closing, Einar W. Sissener would be Chief Executive Officer of the Company; (xviii) the Company and A. L. Oslo agreed that the directors, members of the Company Assembly (or any other committees required under applicable law or applicable agreements) and management of A. L. Oslo immediately prior to the Closing will be the directors, members of the Company Assembly (or any other committees required under applicable law or applicable agreements) and management of New A. L. Oslo; (xix) the Company and A. L. Oslo agreed that, immediately following the consummation of the Demerger, all employees of A. L. Oslo will become employees of New A. L. Oslo upon the same terms as applicable immediately prior to the Demerger; (xx) the Company agreed to transfer, unless it concluded that such transfer would have materially adverse tax consequences to A.L-Pharma A/S and its affiliates, the ownership of A.L-Pharma A/S, the parent holding company of Dumex, and its related assets and subsidiaries, to New A. L. Oslo after the Closing; and (xxi) A. L. Oslo agreed that, for a period of ten years following Closing, neither it, its subsidiaries, nor any of its controlling shareholders as of the date of the Restructuring Agreement would own or operate any business that competes with the Related Norwegian Businesses anywhere in the world.

  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS. Each party's respective obligations to consummate the Transactions contemplated by the Restructuring Agreement are subject to various conditions that include the following (any or all of which may be waived to the extent permitted by applicable law): (i) approval of the Restructuring Agreement by (a) the majority of the vote of the shares of Class A Stock and shares of Class B Stock voting as a single class and (b) the holders of a majority of the outstanding shares of Class A Stock voting as a single class and the holders of a majority of the outstanding shares of Class B Stock voting as a single class; (ii) approval of the Demerger by 66 2/3% of the outstanding A. L. Oslo Shares represented at a meeting of holders of A. L. Oslo Shares called to vote on such matter; (iii) the absence of any statute, rule, judgment or other order of any court or governmental or regulatory authority prohibiting or making illegal the consummation of the transactions contemplated by the Restructuring Agreement or imposing material restrictions on the Company or A. L. Oslo in connection with consummation of the Transactions or the operations of the Related Norwegian Businesses following consummation of the Transactions; (iv) the acceptance of the Exchange Offer by holders of more than 90% of the New A. L. Oslo Shares outstanding on a fully diluted basis; (v) the receipt of all concessions required under Norwegian law in order to effectuate the transactions contemplated by the Restructuring Agreement (including, without limitation, the Demerger and the Exchange Offer); (vi) the existence of an exemption or exemptions from the registration requirements of the Securities Act in respect of the issuance of the Warrants or the registration under the Securities Act of the Warrants; and
(vii) the execution of an amendment to the Control Agreement dated February 7, 1986 between A. L. Oslo and the Company which shall extend the termination date of such agreement to November 1, 1997 and shall permit bona fide pledges of up to 2,000,000 shares of the Class B Stock owned by A. L. Oslo.

  The obligation of the Company to consummate the New A. L. Labs Transfer, the Exchange Offer and the Certificate of Incorporation Amendment is also subject to, among other things, the following conditions: (i) the accuracy in all material respects when made, and except to the extent such representations and warranties speak specifically as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, of the representations and warranties of A. L. Oslo contained in the Restructuring Agreement and A. L. Oslo's performance, in all material respects, of all obligations required to be performed by it at or prior to the Closing Date; (ii) the receipt of all required consents and approvals in connection with the transactions contemplated by the Restructuring Agreement, other than those which if not made or obtained would not have a Material Adverse Effect or an RNB Material Adverse Effect; (iii) the absence of a material adverse change in the assets, liabilities, operations or prospects of the Related Norwegian Businesses from December 31, 1993 through the Closing Date (including, without limitation, any material adverse change in the prospects for the Related Norwegian Businesses as set forth in the forecasts and projections for the Related Norwegian Businesses attached to the Restructuring Agreement); (iv) the execution and delivery by A. L. Oslo and New A. L. Oslo of the Skoyen Lease; (v) the consummation of the Demerger; (vi) the receipt by the Company of certain legal opinions; and (vii) the absence of any materially adverse modification to, or any withdrawal of, the opinion of Lehman Brothers that the Consideration to be paid by the Company in the Exchange Offer is fair, from a financial point of view, to the Company and the holders of the Class A Stock.

  The obligation of A. L. Oslo to consummate the Demerger is also subject to, among other things, the following conditions: (i) the accuracy in all material respects when made, and except to the extent such representations and warrants speak specifically as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, of the representations and warranties of the Company and the Company's performance, in all material respects, of all obligations required to be performed by it at or prior to the Closing Date;
(ii) the receipt of all required consents and approvals in connection with the transactions contemplated by the Restructuring Agreement, other than those which if not made or obtained would not have a Material Adverse Effect or a RNB Material Adverse Effect; (iii) the absence of a material adverse change in the assets, liabilities, operations or prospects of the Company from December 31, 1993 through the Closing Date; (iv) the execution and delivery by the Company and the Warrant Agent of the Warrant Agreement; (v) the satisfaction or waiver of the conditions to the Company performing its obligations under the Restructuring Agreement (other than those conditions which relate to the Demerger) and the absence of a reasonable expectation on A. L. Oslo's part that such conditions shall not be satisfied as of the Closing Date; (vi) the receipt by A. L. Oslo of certain legal opinions; and (vii) the absence of any materially adverse modification to, or any withdrawal of, the opinion of Bear, Stearns & Co. Inc. that the consideration received in the Exchange Offer is fair, from a financial point of view, to the holders of the A. L. Oslo Shares.

  CLOSING. The Restructuring Agreement provides that the Closing will occur on the fifth business day after the date on which the last to be fulfilled or waived of the conditions set forth in the Restructuring Agreement shall have been fulfilled or waived, or such other date as the Company and A. L. Oslo may agree.

  TERMINATION. The Restructuring Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Transactions by the holders of the Class A Stock: (i) by mutual consent of the Company and A. L. Oslo; (ii) by the Company, if (a) there has been a material breach by A. L. Oslo of any covenant contained in the Restructuring Agreement or a breach of any representation or warranty of A. L. Oslo contained in the Restructuring Agreement which is reasonably likely to have an RNB Material Adverse Effect (and, in each case, such breach has not been cured within 20 business days after written notice thereof) or (b) A. L. Oslo's board of directors shall have withdrawn or modified, in a manner adverse to the Company, its approval of the Restructuring Agreement or any of the transactions contemplated thereby; (iii) by A. L. Oslo, if (a) there has been a material breach by the Company of any covenant contained in the Restructuring Agreement or a breach of any representation or warranty of the Company contained in the Restructuring Agreement which is reasonably likely to have a Material Adverse Effect (and, in each case, such breach has not been cured within 20 business days after written notice thereof) or (b) the Company's Board of Directors or the Special Committee shall have withdrawn or modified, in a manner adverse to A. L. Oslo, its approval of the Restructuring Agreement or any of the transactions contemplated thereby; and (iv) by either the Company or A. L. Oslo, if the Transactions shall not have been consummated by December 31, 1994 or if the stockholders of either the Company or A. L. Oslo have voted and failed to approve the Transactions, except that such right to terminate the Restructuring Agreement shall not be available to any party whose failure to perform its obligations under the Restructuring Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date.

  In the event of termination of the Restructuring Agreement by either the Company or A. L. Oslo, the Restructuring Agreement will become void and there will be no liability or obligation on the part of the Company or A. L. Oslo, other than under certain provisions of the Restructuring Agreement relating to confidential treatment of non-public information and the payment of fees and expenses (as described under "Description of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Fees and Expenses").

  AMENDMENT AND WAIVER. The Restructuring Agreement may be amended or modified in writing by the Company and A. L. Oslo. At any time prior to the Closing, either the Company or A. L. Oslo may waive any of the conditions to its obligations to consummate the Transactions or amend, modify or supplement any schedule of exceptions to any of its respective representations or warranties to the extent such amendment, supplement or modification relates to facts or events that occur after the execution of the Restructuring Agreement. However, no such amendment, supplement or modification to the schedules will be effective for purposes of determining whether the conditions to the parties' obligations to consummate the Transactions are satisfied.

  FEES AND EXPENSES. Under the Restructuring Agreement, if the Closing occurs, the Company shall pay the expenses incurred by the Company in connection with the Restructuring Agreement and the transactions contemplated thereby. The Company has already paid the investment banking, legal, accounting and other direct transaction expenses it incurred prior to March 31, 1994 and expects to incur additional expenses of approximately $2.0 million after March 31, 1994. In addition, if the Closing occurs, except for Transfer Expenses (as defined below) which shall be borne by A. L. Oslo and New A. L. Oslo as described below, A. L. Oslo shall be liable for the payment of expenses incurred by A. L. Oslo and New A. L. Oslo in connection with the Restructuring Agreement and the transactions contemplated thereby. If the Closing occurs, each of A. L. Oslo and New A. L. Oslo will pay one-half of the expenses (such as registration fees, stamp taxes and transfer taxes), excluding legal expenses directly related to the transfer of specific assets in the Demerger, incurred by A. L. Oslo or New A. L. Oslo in connection with the transfer of the Related Norwegian Businesses to New A. L. Oslo in the Demerger (collectively, the "Transfer Expenses") in excess of NOK 2,075,000 ($ .30 million), which amount shall be paid exclusively by A. L. Oslo. The total amount of Transfer Expenses is expected to be NOK 10,000,000 ($1.4 million). If the Closing does not occur, all expenses incurred in connection with the Restructuring Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

  ARBITRATION. The Company and A. L. Oslo or any of the other persons indemnified under the Restructuring Agreement shall attempt to resolve any dispute under the Restructuring Agreement amicably by mutual agreement. Any such dispute which cannot be so resolved within 60 days shall be finally resolved by arbitration in London in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration may be initiated by either the Company or A. L. Oslo by written notice to the other party following the 60-day period.

THE DEMERGER AGREEMENT

  The Demerger Agreement sets forth the terms and conditions of the Demerger. A copy of the English translation of the form of the Demerger Agreement is attached to this Proxy Statement as Exhibit C and is incorporated herein by reference. The definitive Demerger Agreement was executed as of May 16, 1994. Pursuant to the Demerger Agreement, A. L. Oslo will incorporate New A. L. Oslo under the laws of the Kingdom of Norway and will transfer all of the assets and liabilities of the Related Norwegian Businesses (except the Skoyen Facility), including the stock of Apolab, Norgesplaster and Lakemedel, to New A. L. Oslo. Pursuant to the Demerger Agreement, consummation of the Demerger is subject to the approval of the holders of A. L. Oslo Shares, and the satisfaction or waiver of the conditions to A. L. Oslo's obligations to consummate the Demerger that are set forth in the Restructuring Agreement. See "Descriptions of Certain Agreements -- Certain Provisions of the Restructuring Agreement -- Conditions to Consummation of the Transactions." Upon the effectiveness of the Demerger, the holders of A. L. Oslo Shares (other than Wangs Fabrik) shall receive one New A. L. Oslo Share for each A. L. Oslo Share. A. L. Oslo will be renamed, "A.L. Industrier A.S" and will use its best efforts to permit New A. L. Oslo to use the name, "Apothekernes Laboratorium A.S" upon consummation of the Demerger. The Demerger Agreement also provides that, immediately following the consummation of the Demerger, all of A. L. Oslo's employees will become employees of New A. L. Oslo upon the same terms as applicable immediately prior to the Demerger. For tax and accounting purposes, the Demerger will be deemed effective as of January 1, 1994 notwithstanding the actual Closing Date.

SKOYEN LEASE

  An additional condition to the consummation of the Transactions is the execution and delivery of the Skoyen Lease by A. L. Oslo and New A. L. Oslo. After the Closing, A. L. Oslo will retain ownership of the

Skoyen Facility and will lease the Skoyen Facility to New A. L. Oslo for a term of 20 years, which term shall be renewable, at the option of New A. L. Oslo, for four additional consecutive five year terms. New A. L. Oslo will have the right to terminate the Skoyen Lease at any time during its term upon twelve months written notice to A. L. Oslo.

  Basic rent will be $1.00 per year for the initial 20 year term and the then prevailing fair rental value of the leased premises for each renewal term thereafter. In addition to basic rent, New A. L. Oslo will pay all documented expenses of ownership and operation of the Skoyen Facility, other than expenses that would not be incurred if New A. L. Oslo owned the Skoyen Facility, together with all other amounts and obligations which New A. L. Oslo assumes or agrees to pay or discharge pursuant to its use of such premises. During the term of the Skoyen Lease, New A. L. Oslo will be responsible for the maintenance and repair of the Skoyen Facility and, so long as it is not in default under the Lease, will have the right to make alterations to the leased premises, including demolishing and removing existing improvements and constructing new improvements, without A. L. Oslo's consent.

  New A. L. Oslo will be responsible for maintaining customary amounts of property and liability insurance for the Skoyen Facility. If the Skoyen Facility is damaged or destroyed by fire or other casualty, New A. L. Oslo will have the option (i) to terminate the Skoyen Lease, in which event, it will be entitled to retain insurance proceeds attributable to alterations and other property or equipment owned by it and the balance will be paid to A. L. Oslo, or (ii) to restore the Skoyen Facility, in which event, it will be entitled to retain all of the insurance proceeds necessary to restore the property and any remaining balance will be paid to A. L. Oslo. If a material portion of the Skoyen Facility is condemned, New A. L. Oslo will have the option (i) to terminate the Skoyen Lease, in which event, it will be entitled to the portion of any condemnation award in respect of any alterations constructed by it on the premises and any remaining balance will be paid to A. L. Oslo or (ii) to restore the remaining property to a useable condition, in which event, it will be entitled to all condemnation awards necessary to restore the property and any remaining balance will be paid to A. L. Oslo.

  During the initial 20 year term of the Skoyen Lease, so long as it is not in default under the Lease, New A. L. Oslo will be permitted to assign the Lease or sublet all or part of the Skoyen Facility without A. L. Oslo's consent. However, during any renewal term, A. L. Oslo's consent will be required for New
A. L. Oslo to assign the Skoyen Lease or to sublet all or a portion of the Skoyen Facility, except that A. L. Oslo's consent will not be required (x) for New A. L. Oslo to assign the Skoyen Lease or sublet the Skoyen Facility in connection with a sale of the portion of New A. L. Oslo's business conducted at the Skoyen Facility or (y) for New A. L. Oslo to sublet up to 25% of the leased premises where New A. L. Oslo continues to occupy the remaining 75% of the leased premises for uses permitted by the Skoyen Lease.

  Upon termination of the Skoyen Lease, New A. L. Oslo will be required to surrender the premises to A. L. Oslo in substantially the same condition as it existed at the commencement of the Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted by the Lease, except for ordinary wear and tear and for any damage by fire or other casualty which New
A. L. Oslo is not required by the Lease to repair or restore, and except for the removal of trade equipment and other property owned by New A. L. Oslo. New
A. L. Oslo will not be required to remove any alterations constructed during the term of the Lease. However, it will be required to remove all trade equipment and other machinery it owns on or prior to such termination and repair any damage caused by the removal of such items. Subject to certain exceptions, A. L. Oslo will be required to reimburse New A. L. Oslo at the then existing book value for certain alterations constructed by New A. L. Oslo during the term of the Skoyen Lease.

  Upon a default by New A. L. Oslo under the Skoyen Lease, A. L. Oslo will have usual and customary remedies, including the right to remove New A. L. Oslo from possession, with or without terminating the Lease, and the right, in either case, to seek to relet the premises.

  All disputes between A. L. Oslo and New A. L. Oslo concerning the terms of the Skoyen Lease shall be settled by arbitration in Oslo, Norway.

ADMINISTRATIVE SERVICES AGREEMENT

  Pursuant to the Restructuring Agreement, prior to the effectiveness of the Demerger, A. L. Oslo and New A. L. Oslo will enter into the Administrative Services Agreement with respect to the provision of administrative services by New A. L. Oslo to A. L. Oslo after the Closing. The administrative services include assisting in the preparation and control of annual budgets, cash management, the collection of payables, the preparation of A. L. Oslo's accounts, annual reports and tax returns, maintaining corporate records such as the shareholders' register, preparing and issuing notices and agendas for board and shareholders meetings, assisting in the implementation of and maintenance of insurance, certain payroll and in-house medical and health services and assisting in personnel matters. New A. L. Oslo will not be obligated to provide any administrative services to A. L. Oslo to the extent that such services would have a material adverse effect on New A. L. Oslo. A. L. Oslo will pay New
A. L. Oslo a fee for such services equal to New A. L. Oslo's direct and indirect costs (including overhead and out-of-pocket costs and expenses) of providing such services, except that the fee for services rendered during calendar years 1994, 1995 and 1996 will be at least NOK 5,650,000, NOK 4,000,000 and NOK 3,000,000, respectively.

  The initial term of the Administrative Services Agreement will be the three-year period beginning on January 1, 1994 (regardless of the date of the Administrative Services Agreement). Thereafter, such term will be automatically extended each year for one-year periods unless terminated by New A. L. Oslo or
A. L. Oslo on six months prior written notice to the other party.

  Pursuant to the Administrative Services Agreement, New A. L. Oslo warrants to
A. L. Oslo that, in rendering services under such agreement, its and its personnel will act with diligence, honesty and competence in accordance with the same standard as it applies to its own affairs. A. L. Oslo has agreed that New A. L. Oslo will only be liable to A. L. Oslo under the Administrative Services Agreement for all claims, damages, causes of action, losses, penalties, fines, expenses, insurance or judgments (including attorneys' fees) (collectively, "Claims") arising out of material breaches by New A. L. Oslo of such agreement and the willful misconduct and gross negligence of New A. L. Oslo. Pursuant to the Administrative Services Agreement, A. L. Oslo has agreed to indemnify New A. L. Oslo against all Claims of third parties arising out of the Administrative Services Agreement except for such Claims which arise out of a material breach by New A. L. Oslo of the Administrative Services Agreement or the willful misconduct or gross negligence of New A. L. Oslo. New A. L. Oslo will indemnify A. L. Oslo against all Claims of third parties arising out of a material breach by New A. L. Oslo of the Administrative Services Agreement or the willful misconduct or gross negligence of New A. L. Oslo.

                              ELECTION OF DIRECTOR

ELECTION OF DIRECTOR

  Prior to the Special Meeting, the Company's Board of Directors will adopt a resolution to amend the Company's bylaws to increase the size of the Company's Board of Directors from eight members to nine members if and when Proposal #1 is approved. Eight directors were elected at the 1994 Annual Meeting. See "-- Members of the Company's Board of Directors." At the Special Meeting, if Proposal #1 is approved, the holders of Class A Stock will elect one additional director to fill the directorship created by the amendment to the Company's bylaws. If Proposal #1 is approved, the Company's Board of Directors intends to cause the nomination of the nominee listed below under "--Nominee for Class A Director" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominee as Class A Director, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

NOMINEE FOR CLASS A DIRECTOR

  Subject to approval of Proposal #1, the Class A Director is to be elected to hold office effective upon the consummation of the Acquisition until the next Annual Meeting of Stockholders and until such person's successor is chosen and qualified. The Company believes that such nominee for director will be able to serve. If such nominee would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

  The name, age, principal business experience during the last five years, and certain other information regarding the person proposed to be nominated for election as a Class A Director if Proposal #1 is approved is listed below.

Peter G. Tombros...............  Age 52. President and Chief Executive Officer
                                 of Enzon, Inc., a developer and marketer of pharmaceutical products, since April, 1994. Vice President Corporate Strategic Planning of Pfizer Inc. from 1990-1994; Executive Vice President of Pfizer Pharmaceuticals, Pfizer Inc. from 1986-1990 and various other positions with Pfizer Inc. from 1968-1986.

MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS

  At the 1994 Annual Meeting, two Class A Directors and six Class B directors were elected to hold office until the next Annual Meeting of Stockholders and until such person's successor is chosen and qualified.

  CLASS A DIRECTORS. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons elected as a Class A Director at the 1994 Annual Meeting are listed below.

James Balog....................  Age 65. Director of the Company since
                                 September 1983. Chairman of 1838 Investment
                                 Advisors, Chairman of Lambert Brussels
                                 Capital Corporation from February, 1988 to
                                 December 31, 1992.

Thomas G. Gibian...............  Age 72. Director of the Company since March
                                 1993. President and Chief Executive Officer of Henkel Corporation, a specialty chemicals manufacturer and United States subsidiary of Henkel KGaA, from 1980 to 1986.

  CLASS B DIRECTORS. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons elected as a Class B Director at the 1994 Annual Meeting are listed below.

I. Roy Cohen...................  Age 71. Director of the Company since 1975.
                                 Consultant to the Company and Chairman of the Executive Committee; Chairman of the Office of the Chief Executive of the Company from July, 1991 to December, 1992; Vice Chairman of the Board of Directors of the Company from January, 1991 to December 31, 1992; President and Chief Executive Officer of the Company from 1976 to January, 1991.

Glen E. Hess...................
                                 Age 52. Director of the Company since
                                 September 1983. Partner in the law firm of Kirkland & Ellis since 1973.

Gert W. Munthe.................
                                 Age 37. Director of the Company since June
                                 20, 1994. President and Chief Executive
                                 Officer of NetCom GSM A.S., a Norwegian
                                 mobile cellular company, since 1993.
                                 President of Nycomed (Imaging) A.S, a wholly owned subsidiary of Hafslund Nycomed A.S, from 1991 to 1993. Executive Vice President in charge of the energy business of Hafslund Nycomed A.S, an industrial group engaged in the energy and pharmaceutical businesses, from 1988 to 1991.

Einar W. Sissener..............  Age 65. Director of the Company since 1975.
                                 Chief Executive Officer of the Company since
                                 June 20, 1994; member of the Office of the Chief Executive of the Company from July, 1991 to June 20, 1994; Chairman of the Company since 1975; Chief Executive Officer and President of A. L. Oslo since 1972.

Georg W. Sverdrup..............  Age 66. Director of the Company since June
                                 20, 1994. Executive Vice President of
                                 Frydenland Ringnes Breweries A.S, a brewery in Oslo, Norway, from 1970 to 1993. Vice Chairman of the Board of A/S Elje Oslo, an investment company, since 1977. Chairman of Unger-Vetlesen Medical Fund, a beneficiary trust in Jersey Channel Islands, since 1983. Member of the Company Assembly of A. L. Oslo since 1973 and Vice Chairman of the Company Assembly of A. L. Oslo since 1986.

Erik G. Tandberg...............
                                 Age 64. Director of the Company since June
                                 20, 1994. Partner in Corporate Development
                                 International, a consulting partnership
                                 specializing in international searches for companies, since 1986. President of Arco Chemical Europe Inc., a chemical company, from 1982 to 1986.

CERTAIN RELATIONSHIPS

  Mr. Glen E. Hess's professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company and has performed and continues to perform certain legal services for A. L. Oslo and its subsidiaries.

  Mr. David E. Cohen, the President of the Company's Animal Health Division, is the nephew of Mr. I. Roy Cohen, a Class B Director.

  Mr. Gert W. Munthe, a Class B Director, is the son-in-law of Mr. Einar W. Sissener.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of August 1, 1994 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director, each nominee for director and the six named executive officers (as defined below) of the Company and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                  AMOUNT AND
                                                    NATURE      PERCENT      PERCENT OF
    TITLE OF CLASS                               OF BENEFICIAL    OF        COMMON STOCK
       OF STOCK       NAME OF BENEFICIAL OWNER     OWNERSHIP     CLASS     (BOTH CLASSES)
 -------------------- ------------------------   -------------  -------    --------------
 Class B Common Stock  A. L. Oslo(1)               8,226,562(2) 100.00%        38.13%
 Class A Common Stock  A. L. Oslo(1)                       0(3)      *(3)          *
 Class A Common Stock  Wellington Management
                       Company(4)                  1,991,450     14.92          9.23
 Class A Common Stock  Government of Singapore
                       Investment
                        Corporation Pte Ltd.
                       (5)
                       Government of Singapore
                       (5)
                       Monetary Authority of
                       Singapore (5)               1,303,800      9.77          6.04
 Class A Common Stock  State of Wisconsin
                       Investment Board (6)        1,171,400      8.77          5.43
 Class A Common Stock  INVESCO PLC (7 )
                       INVESCO North American
                       Group, Ltd.(7)
                       INVESCO, Inc. (7)
                       INVESCO North American
                       Holdings, Inc. (7)
                       INVESCO Funds Group,
                       Inc. (7)                    1,022,800      7.66          4.74
 Class A Common Stock  Vanguard Specialized
                       Portfolios, Inc. --
                        Health
                       Care Portfolio (8)            847,700      6.35          3.93
 Class A Common Stock  Einar W. Sissener (9)               0         *             *
 Class A Common Stock  James Balog                    11,000         *             *
 Class A Common Stock  I. Roy Cohen                   26,844         *             *
 Class A Common Stock  Thomas G. Gibian                  450         *             *
 Class A Common Stock  Glen E. Hess                    4,525         *             *
 Class A Common Stock  Gert W. Munthe (10)                 0         *             *
 Class A Common Stock  Georg W. Sverdrup (11)          3,000         *             *
 Class A Common Stock  Erik G. Tandberg (12)               0         *             *
 Class A Common Stock  Peter G. Tombros                    0         *             *
 Class A Common Stock  Jeffrey E. Smith (13)          58,609         *             *
 Class A Common Stock  David E. Cohen(14)             39,096         *             *
 Class A Common Stock  Niels L. Graugaard (15)        13,125
 Class A Common Stock  George S. Barrett (16)          9,329         *             *
 Class A Common Stock  All directors and
                       executive officers as a
                       group (13 persons) (17)       174,625      1.31             *

- --------
* Indicates ownership of less than one percent.

 (1) The address of A. L. Oslo is Postboks 158 Skoyen, N-0212 Oslo 2, Norway.

 (2) These shares of Class B Stock are held of record by Wangs Fabrik, a wholly owned subsidiary of A. L. Oslo, although A. L. Oslo retains full beneficial ownership of these shares. Of such amount 1,828,125 shares have been pledged to two Norwegian banks as collateral for outstanding debt and unused drawing facilities. A. L. Oslo has agreed with the Company that it will not sell or otherwise dispose of any of its Class B Stock or convert any such shares into Class A Stock at any time prior to November 1, 1994. Pursuant to the Restructuring Agreement, A. L. Oslo and the Company will amend such agreement to provide that, other than pledges of up to 2,000,000 shares (including the pledges of shares referred to above), A.
     L. Oslo will not sell or otherwise dispose of any of its Class B Stock or convert any such shares into Class A Stock at any time prior to November 1, 1997. Wangs Fabrik also owns 14,335 A. L. Oslo Shares (approximately 3.58% of the outstanding A. L. Oslo Shares).

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A. L. Oslo were converted as of August 1, 1994, A. L. Oslo would own approximately 38.13% of the then outstanding shares of Class A Stock.

 (4) The source of this information is the Amendment No. 3 to Schedule 13G dated February 10, 1994 and filed with the Commission by Wellington Management Company ("WMC"). Such Amendment No. 3 to Schedule 13G reported that WMC has shared voting power and shared dispositive power with respect to 766,250 shares and 1,991,450 shares, respectively, and does not have sole voting power or sole dispositive power with respect to any shares. WMC also reported that, other than Vanguard Specialized Portfolios, Inc.-- Health Care Portfolio ("Vanguard"), none of its clients is known to have more than 5% beneficial ownership. See footnote (8) below for information regarding Vanguard's ownership of shares of Class A Stock. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

 (5) The source of this information is the Amendment No. 1 to Schedule 13D dated May 24, 1994 and filed with the Commission by Government of Singapore Investment Corporation Pte Ltd. (the "Singapore Corporation"), Government of Singapore ("Singapore") and Monetary Authority of Singapore (the "Singapore Authority"). Such Amendment No. 1 to Schedule 13D reports that (a) the Singapore Corporation beneficially owns an aggregate of 1,303,800 shares which were bought by Singapore and the Singapore Authority and has shared voting power and shared dispositive power with respect to such shares, (b) Singapore beneficially owns 973,400 shares and has shared voting power and shared dispositive power with respect to such shares and (c) the Singapore Authority beneficially owns 330,400 shares and has shared voting power and shared dispositive power with respect to such shares. The address of the Singapore Corporation, Singapore and the Singapore Authority is 250 North Bridge Road, #33-00 Raffles City Tower, Singapore 0617.

 (6) The source of this information is the Schedule 13G dated February 8, 1994 and filed with the Commission by State of Wisconsin Investment Board (the "Wisconsin Board"), a government agency which manages public pension funds. The address of the Wisconsin Board is P.O. Box 7842, Madison, Wisconsin 53707.

 (7) The source of this information is the Amendment No. 1 to Schedule 13G dated February 8, 1994 and filed with the Commission by INVESCO PLC, a parent holding company. Such Amendment No. 1 to Schedule 13G reported that each of INVESCO PLC, INVESCO North American Group, Ltd., a holding company, INVESCO, Inc., a holding company, INVESCO North American Holdings, Inc., a holding company, and INVESCO Funds Group, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, have shared voting power and shared dispositive power with respect to 1,022,800 shares and such persons hold the shares on behalf of other persons (none of whom has more than 5% beneficial ownership) who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The address of INVESCO PLC, INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. is 11 Devonshire Square, London EC2M 4YR, England.

 (8) The source of this information is the Amendment No. 2 to Schedule 13G dated February 10, 1994 and filed with the Commission by Vanguard. Such Amendment No. 2 to Schedule 13G reported that Vanguard had sole voting power and shared dispositive power with respect to the 847,700 shares. The address of Vanguard is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

 (9) Mr. Sissener is President and Chief Executive Officer of A. L. Oslo and together with Swekk (Mr. Sissener's family-controlled private holding company) and certain of his relatives beneficially owns approximately 50.8% of the outstanding A. L. Oslo Shares.

(10) Mr. Munthe beneficially owns 11,800 A. L. Oslo Shares (approximately 3% of the outstanding A. L. Oslo Shares). The Company has been advised by Mr. Munthe that such A. L. Oslo Shares are owned by members of his immediate family and are included in the number of shares beneficially owned by Mr. Sissener (see footnote (9) above) and he does not have any voting or dispositive power over such shares.

(11) These shares of Class A Stock are owned by Unger-Vetlesen Medical Fund. Mr. Sverdrup has advised the Company that, as Chairman of the Board of Unger-Vetlesen Medical Fund, he has sole voting power with respect to, and may be deemed to be the beneficial owner of, such shares. Mr. Sverdrup is also the Vice Chairman of A. L. Oslo's Company Assembly and owns 2,000 A.
    L. Oslo Shares (approximately 0.5% of the outstanding A. L. Oslo Shares).

(12) Mr. Tandberg is a director of A. L. Oslo and owns eight A. L. Oslo Shares.

(13) Includes 47,625 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of August 1, 1994 or within sixty days thereof. The Company has been advised by Mr. Smith that his children own 2,000 of these shares but that he has voting power over such shares.

(14) Includes 30,375 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of August 1, 1994 or within sixty days thereof.

(15) Comprised of shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of August 1, 1994 or within sixty days thereof.

(16) Includes 7,500 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of August 1, 1994 or within sixty days thereof.

(17) Includes 99,500 shares that the executive officers of the Company as a group may obtain upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of August 1, 1994 or within sixty days thereof.

                              INDEPENDENT AUDITORS

  Coopers & Lybrand L.L.P. has been selected to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1994. A representative of that firm will be present at the Special Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors has been approved by the Company's Board of Directors based upon the recommendation of the Audit Committee.

              STOCKHOLDERS' PROPOSALS FOR THE 1995 ANNUAL MEETING

  In order to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 30, 1994.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 1-
8593) are incorporated by reference in this Proxy Statement:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; and

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994;

    3. The Company's Current Report on Form 8-K dated August 4, 1994, relating to a business acquisition consummated subsequent to June 30, 1994, as amended by the Company's Current Report on Form 8-KA dated August 22, 1994; and

    4. The description of the Class A Stock contained in the Company's Form 8-A Registration Statement filed with the Commission on July 3, 1989.

  All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO A. L. LABORATORIES, INC., ONE EXECUTIVE DRIVE, P.O. BOX 1399, FORT LEE, NEW JERSEY 07024 (TELEPHONE NUMBER: (201) 947-7774), ATTENTION: IRIS D. DANIELS. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED BY SEPTEMBER 20, 1994.

                                 OTHER BUSINESS

  As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Special Meeting. If any other proper business should be presented at the Special Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          Beth P. Hecht
                                          Secretary
                                          A. L. Laboratories, Inc.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                 EXHIBIT INDEX

EXHIBIT                              DESCRIPTION                             PAGE NO.
- -------                              -----------                             --------
   A     Restructuring Agreement, dated as of May 16, 1994, between A. L.
          Laboratories, Inc. and Apothekernes Laboratorium A.S.
   B     Form of Warrant Agreement between A.L. Pharma Inc. (formerly known as A. L. Laboratories, Inc.) and The First National Bank of
          Boston, as warrant agent
   C     Form of Demerger Agreement between Apothekernes Laboratorium A.S
          (to be renamed A.L. Industrier A.S) and Apothekernes Laboratorium
          AS (under incorporation)
   D     Opinion of Lehman Brothers
   E     Combined Financial Statements of the Related Norwegian Business
   99.1  Proxy Card for A.L. Laboratories Inc. Special Meeting of
          Stockholders to be held on September 27, 1994.
   99.2  Follow-up letter to be sent to stockholders who have not submitted proxy card.
   99.3  Letter to institutional beneficial owners to be sent contemporaneously with the initial mailing of the Proxy Statement.

                                                                  CONFORMED COPY
                                                                  --------------

                                                                       EXHIBIT A



                            RESTRUCTURING AGREEMENT



                                 BY AND BETWEEN



                         APOTHEKERNES LABORATORIUM A.S



                                      AND



                            A. L. LABORATORIES, INC.


                            DATED AS OF MAY 16, 1994

                               TABLE OF CONTENTS


                                   ARTICLE I

THE RESTRUCTURING..........................................................  A-7
       Section 1.1  International Holding Company..........................  A-7
       Section 1.2  The Demerger...........................................  A-8
       Section 1.3  Exchange Offer.........................................  A-8
       Section 1.4  Reasonable Efforts..................................... A-10
       Section 1.5  The Closing............................................ A-10

                                  ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................. A-10
       Section 2.1  Corporate Organization and Qualification............... A-10
       Section 2.2  Authorized Capital..................................... A-11
       Section 2.3  Corporate Authority.................................... A-11
       Section 2.4  Proxy Statement........................................ A-11
       Section 2.5  Governmental Filings; No Violations; Permits........... A-12
       Section 2.6  Company Reports; Financial Statements.................. A-13
       Section 2.7  Absence of Certain Changes............................. A-13
       Section 2.8  Liabilities............................................ A-13
       Section 2.9  Opinion of Financial Advisor........................... A-13
       Section 2.10 Taxes.................................................. A-14
       Section 2.11 Brokers and Finders.................................... A-14
       Section 2.12 Warrants............................................... A-14

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF A.L. OSLO................................ A-14
       Section 3.1  Corporate Organization and Qualification............... A-14
       Section 3.2  Authorized Capital..................................... A-14
       Section 3.3  Corporate Authority.................................... A-15
       Section 3.4  Proxy Statement; Norwegian Materials................... A-15
       Section 3.5  Governmental Filings; No Violations; Permits........... A-15
       Section 3.6  Financial Statements; Projections...................... A-17
       Section 3.7  Absence of Certain Changes............................. A-18
       Section 3.8  Litigation and Liabilities............................. A-18
       Section 3.9  Business of New A.L. Oslo; Indebtedness................ A-19
       Section 3.10 Employee Plans......................................... A-19
       Section 3.11 Intellectual Property.................................. A-20
       Section 3.12 Taxes.................................................. A-20
       Section 3.13 Brokers and Finders.................................... A-21
       Section 3.14 Opinion of Financial Advisor........................... A-21
       Section 3.15 Insurance.............................................. A-21
       Section 3.16 Material Contracts. ................................... A-21

                                  ARTICLE IV

COVENANTS.................................................................. A-21
       Section 4.1  Interim Operations of the Company...................... A-21
       Section 4.2  Interim Operations of the Related Norwegian Businesses. A-22
       Section 4.3  Additional Agreements.................................. A-23
       Section 4.4  Meeting of Stockholders................................ A-24
       Section 4.5  Filings; Other Action.................................. A-24
       Section 4.6  Access................................................. A-24
       Section 4.7  Notification of Certain Matters........................ A-25
       Section 4.8  Publicity.............................................. A-25
       Section 4.9  Governance; Corporate Headquarters..................... A-25
       Section 4.10 Reasonable Efforts..................................... A-26
       Section 4.11 Capital Expenditures................................... A-26
       Section 4.12 A.L. Oslo Finances..................................... A-26
       Section 4.13 Skoyen Lease........................................... A-27
       Section 4.14 A.L. Pharma............................................ A-27
       Section 4.15 [Reserved]............................................. A-27
       Section 4.16 Non-compete............................................ A-27

                                   ARTICLE V

CONDITIONS................................................................. A-28
       Section 5.1  Conditions to Obligations of Each Party................ A-28
       Section 5.2  Additional Conditions to Obligations of the Company.... A-28
       Section 5.3  Additional Conditions to Obligations of A.L. Oslo...... A-29

                                  ARTICLE VI

TERMINATION................................................................ A-30
       Section 6.1  Termination by Mutual Consent.......................... A-30
       Section 6.2  Termination by the Company or A.L. Oslo................ A-30
       Section 6.3  Termination by A.L. Oslo............................... A-30
       Section 6.4  Termination by the Company............................. A-30
       Section 6.5  Effect of Termination and Abandonment.................. A-31

                                  ARTICLE VII

INDEMNIFICATION............................................................ A-31
       Section 7.1  General................................................ A-31
       Section 7.2  Indemnification........................................ A-31
       Section 7.3  Third Party Claims..................................... A-33

                                 ARTICLE VIII

MISCELLANEOUS AND GENERAL.................................................. A-33
       Section 8.1  Payment of Expenses.................................... A-33
       Section 8.2  Survival............................................... A-33
       Section 8.3  Other Definitional Provisions.......................... A-34
       Section 8.4  Modification or Amendment.............................. A-34

       Section 8.5  Waiver of Conditions................................... A-35
       Section 8.6  Counterparts........................................... A-35
       Section 8.7  Governing Law.......................................... A-35
       Section 8.8  Notices................................................ A-35
       Section 8.9  Entire Agreement, etc.................................. A-36
       Section 8.10 Captions............................................... A-36
       Section 8.11 Dispute Resolution..................................... A-37

                                   EXHIBITS

1.     Form of Demerger Agreement
2. Form of Charter Amendments to the Company's Restated Certificate of Incorporation
3.     Form of Warrant Agreement
4.     Selected Combined Financial Data of A.L. Oslo
5.     Form of Shareholder Affidavit
6.     Form of Administrative Services Agreement
7.     Form of Letter from Managing Director of A.L. Oslo
8.     Form of Skoyen Lease
9.     Form of Opinion of counsel to A.L. Oslo
10.    Form of Opinion of counsel to the Company

                                     INDEX
                               OF DEFINED TERMS


483 Matters...............................................................A-32
1983 Stock Option Plan....................................................A-11
1994 Budget for Related Norwegian Businesses..............................A-22
A.L. Industrier A.S........................................................A-8
A.L. Laboratories, Inc.....................................................A-7
A.L. Labs Transfer.........................................................A-7
A.L. Oslo..................................................................A-7
A.L. Oslo Benefit Plans...................................................A-19
A.L. Oslo Indemnified Parties.............................................A-31
A.L. Oslo Information.....................................................A-11
A.L. Oslo Regulatory Approvals............................................A-15
A.L. Oslo Shares...........................................................A-7
A.L. Pharma Transfer......................................................A-27
Affiliate.................................................................A-34
Agreement..................................................................A-7
Apothekernes Laboratorium A.S..............................................A-7
Average Closing NOK Rate...................................................A-9
Average Closing Price......................................................A-9
Business Day..............................................................A-34
Cash Purchase Price........................................................A-8
Charter Amendments.........................................................A-7
Class A Stock..............................................................A-7
Class B Stock.............................................................A-11
Closing...................................................................A-10
Closing Date..............................................................A-10
Code.......................................................................A-9
Company....................................................................A-7
Company Indemnified Parties...............................................A-32
Company Permits...........................................................A-12
Company Regulatory Approvals..............................................A-12
Company Reports...........................................................A-13
Contracts.................................................................A-12
Damages...................................................................A-31
Demerger...................................................................A-8
DGCL.......................................................................A-7
Employee Stock Purchase Plan..............................................A-11
Encumbrances..............................................................A-15
Environmental Laws........................................................A-17
Exchange Act..............................................................A-11
Exchange Offer............................................................ A-7
Exchange Offer Documents..................................................A-12
Exercise Price.............................................................A-9
FDA.......................................................................A-17
ICC.......................................................................A-37
Indebtedness..............................................................A-19
Intellectual Property Rights..............................................A-20

Investigatory New Animal Drug Application.................................A-17
Investigatory New Drug Application........................................A-17
Management Committee......................................................A-26
Material Adverse Effect...................................................A-10
Minimum Condition.........................................................A-28
NCA........................................................................A-8
New A.L. Labs..............................................................A-7
New A.L. Oslo..............................................................A-7
New A.L. Oslo Permits.....................................................A-16
New A.L. Oslo Shares...................................................... A-7
New Animal Drug Application...............................................A-17
New Drug Application......................................................A-17
NOK.......................................................................A-34
Norwegian Transactions....................................................A-10
Opening Related Norwegian Businesses Balance Sheet.........................A-9
Order.....................................................................A-28
Person....................................................................A-34
Proxy Statement...........................................................A-12
Related Norwegian Businesses...............................................A-8
Related Norwegian Businesses Financial Statements.........................A-17
Related Norwegian Businesses Insurance Policies...........................A-21
Related Norwegian Businesses Intellectual Property Rights.................A-20
Representatives...........................................................A-24
Restructuring.............................................................A-10
RNB Material Adverse Effect...............................................A-16
SEC.......................................................................A-11
Securities Act............................................................A-12
Shareholder Affidavit......................................................A-9
Skoyen Amount.............................................................A-33
Special Committee.........................................................A-13
Stockholders Meeting......................................................A-11
Subsidiary................................................................A-34
Tax Return................................................................A-34
Taxes.....................................................................A-34
Transfer Expenses.........................................................A-33
Warrant Agreement..........................................................A-9
Warrants...................................................................A-8

RESTRUCTURING AGREEMENT (hereinafter the "Agreement"), dated as of May 16, 1994, by and among Apothekernes Laboratorium A.S, a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Oslo") and A. L. Laboratories, Inc., a Delaware corporation (the "Company").

          WHEREAS, the Boards of Directors of A.L. Oslo and the Company have each unanimously determined that it is in the best interests of their respective stockholders to engage in the transactions contemplated hereby to restructure and integrate their respective related businesses;

          WHEREAS, the Company shall become a holding company by transferring substantially all of its assets and liabilities (except for the capital stock of its Subsidiaries or as otherwise agreed by the parties) to a newly organized wholly owned subsidiary incorporated under Delaware law to be named "A. L. Laboratories, Inc." and by changing its name to reflect the increased international scope of the Company's business, upon the terms and subject to the conditions of this Agreement;

          WHEREAS, pursuant to the terms and conditions of the form of Demerger Agreement attached hereto as Exhibit 1, (i) the assets and liabilities of A.L. Oslo that comprise its related businesses including its Pharmaceutical (including, bulk antibiotics), Animal Health and Aquatic Animal Health Divisions and its subsidiaries Apolab OY, Norgesplaster A/S and A.L. Lakemedel AB shall be demerged into a new corporation to be organized under the laws of the Kingdom of Norway ("New A.L. Oslo") and (ii) each holder of the outstanding ordinary shares of A.L. Oslo (the "A.L. Oslo Shares") shall receive one ordinary share of New A.L. Oslo for each A.L. Oslo Share held by such holder;

          WHEREAS, the Company shall commence an offer to the prospective shareholders of New A.L. Oslo to exchange (the "Exchange Offer") for each of the New A.L. Oslo ordinary shares to be issued upon consummation of the demerger (the "New A.L. Oslo Shares") a pro rata portion of certain cash consideration and warrants to purchase 3,600,000 shares of the Company's Class A Common Stock, par value $0.20 per share (the "Class A Stock"), upon the terms and subject to the conditions of this Agreement; and

          WHEREAS, A.L. Oslo and the Company desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                               THE RESTRUCTURING

          Section 1.1  International Holding Company.  Prior to the Closing (as
                       -----------------------------
defined below), the Company shall form a new wholly owned subsidiary under the Delaware General Corporation Law (the "DGCL") to be named "A.L. Laboratories, Inc." ("New A.L. Labs"). Subject to the terms and conditions of this Agreement, at the Closing the Company shall transfer its officers and other employees to New A.L. Labs and as soon as reasonably practicable after the Closing the Company shall contribute substantially all of its assets and liabilities, including its animal health business (including related assets and liabilities), to New A.L. Labs (together, the "A.L. Labs Transfer"), except for the capital stock of its Subsidiaries or as may be agreed to by A.L. Oslo and the Company. At the Stockholders Meeting of the Company at which this Agreement (and the transactions contemplated hereby) shall be submitted for approval, the Company shall also present to its shareholders a resolution to amend the Company's Restated Certificate of Incorporation (the "Charter Amendments") to (a) increase the representation of the holders of Class A Stock on the Board of Directors from 25% to 33 1/3% of the Board of Directors (rounded to the nearest whole number, but not less than 2 members of the Board of Directors) and (b) change the name of the Company to reflect the increased international scope of the Company's business. The form of Charter Amendments to the Company's Restated Certificate of Incorporation is attached hereto as
Exhibit 2.

          Section 1.2  The Demerger.  As soon as practicable after the execution
                       ------------
of this Agreement, A.L. Oslo and New A.L. Oslo shall execute and deliver the form of Demerger Agreement attached hereto as Exhibit 1 (or a Norwegian translation thereof) and shall submit to the stockholders of A.L. Oslo (in the written materials provided to such stockholders in connection with the Demerger) a resolution for the Demerger for adoption and approval by such stockholders as required under the Norwegian Joint Stock Act of 1976, as amended ("NCA"). A.L. Oslo and New A.L. Oslo shall not modify or amend the Demerger Agreement without the express consent of the Company, which consent shall not be unreasonably withheld. Pursuant to the terms and conditions of the Demerger Agreement and the conditions set forth in Sections 5.1 and 5.3, immediately prior to the consummation of the Exchange Offer the assets and liabilities of A.L. Oslo that comprise its Pharmaceutical (including, bulk antibiotics), Animal Health and Aquatic Animal Health Divisions, and its subsidiaries Apolab OY, Norgesplaster A/S and A.L. Lakemedel AB and any other businesses whose results of operations are included in the Related Norwegian Businesses Financial Statements (as defined herein) (the "Related Norwegian Businesses") shall be demerged into New A.L. Oslo (the "Demerger"). Upon the consummation of the Demerger, New A.L. Oslo shall issue to each holder of A.L. Oslo Shares (other than ordinary shares of A.L. Oslo held by A/S Wangs Fabrik) one New A.L. Oslo Share for each A.L. Oslo Share held by such holder. A.L. Oslo will use its reasonable best efforts to obtain approval to permit New A.L. Oslo to use the name "Apothekernes Laboratorium A.S" and in the event that such approvals are obtained, New A.L. Oslo shall be renamed "Apothekernes Laboratorium A.S" and A.L. Oslo shall be renamed "A.L. Industrier A.S."

          Section 1.3 Exchange Offer.
                      --------------

          (a) At or about the time of the mailing of the proxy materials relating to the Demerger to the holders of A.L. Oslo Shares and the mailing of the Proxy Statement (as defined in Section 2.4) to the holders of Class A Stock and subject to the receipt of all governmental and regulatory approvals necessary to its commencement, the Company shall commence the Exchange Offer. The obligations of the Company to accept for payment and exchange the New A.L. Oslo Shares tendered pursuant to the Exchange Offer at the Closing shall be subject only to the conditions set forth in Sections 5.1 and 5.2 (and other customary procedural conditions), and without the written consent of A.L. Oslo, the Company shall not decrease the number of New A.L. Oslo Shares being sought, change the form of consideration payable in the Exchange Offer, add additional material conditions to the Exchange Offer or waive the Minimum Condition (as defined in Section 5.1(d)). The Company shall not consummate the Exchange Offer unless and until the Demerger shall have been consummated. The Exchange Offer shall be made by means of a written offer to exchange and related letter of transmittal and shall be made in accordance with applicable Norwegian law and regulations. The written Exchange Offer materials shall contain a statement indicating that tendering shareholders shall be obligated to reimburse A.L. Oslo for any amounts paid on their behalf by A.L. Oslo pursuant to Section 7.2(b)(ii) of this Agreement.

          (b) Pursuant to the Exchange Offer, each holder of New A.L. Oslo Shares whose shares are accepted for payment pursuant to the Exchange Offer shall receive a pro rata portion (based upon the number of New A.L. Oslo Shares validly tendered (and not withdrawn) by such holder and the number of New A.L. Oslo Shares outstanding on the date the Exchange Offer is consummated) of the Cash Purchase Price (as defined below) and warrants to purchase 3,600,000 shares of Class A Stock (the "Warrants"). The Managing Director of A.L. Oslo shall certify to A.L. Labs the number of New A.L. Oslo Shares outstanding on the date of the consummation of the Exchange Offer and eligible to be tendered in the Exchange Offer.

          (i) The "Cash Purchase Price," which shall be paid in Norwegian Kroner, shall be NOK 170,000,000; provided, however, that if the arithmetic average of the closing U.S. dollar exchange rate of the Norwegian Krone as published by The Wall Street Journal in its
                                            -----------------------
     "Exchange Rates" table for the 10 Business Days prior to the fifth Business Day prior to Closing (the "Average Closing NOK Rate") (x) exceeds NOK 7.5 to U.S. $1.00 then the Cash Purchase Price shall be an amount equal to NOK 170,000,000 divided by 7.5 and multiplied by the Average Closing NOK Rate and (y) is less than NOK 6.5 to U.S. $1.00 then the Cash Purchase Price shall be an amount equal to NOK 170,000,000 divided by 6.5 and multiplied by the Average Closing NOK Rate; provided, further, that the Cash Purchase Price shall be reduced on a Krone for Krone basis to the extent that A.L. Oslo shall pay a dividend on the A.L. Oslo Shares that would have the effect of reducing the equity of New A.L. Oslo or the Related Norwegian Businesses. The Managing Director of A.L. Oslo shall certify to A.L. Labs the amount of any such reduction on the date of the consummation of the Exchange Offer.

          (ii) The Warrants shall have the terms and conditions set forth in the form of Warrant Agreement attached hereto as Exhibit 3 (the "Warrant Agreement"), except that the exercise price for the Warrants (the "Exercise Price") shall initially be determined pursuant to this Section 1.3(b)(ii). The initial Exercise Price for the Warrants shall be equal to the arithmetic average of the daily closing price of the Class A Stock on the New York Stock Exchange (the "Average Closing Price") for the period beginning on the date the Proxy Statement (as defined in Section 2.4) is first mailed to stockholders of the Company and ending on the last trading day that is at least five trading days prior to the date of the Stockholders Meeting (as defined in Section 2.4) multiplied by 1.4; provided, however, (w) if the Average Closing Price is greater than or equal to $23.00 then the Exercise Price shall equal the Average Closing Price plus $7.00, (x) if the Average Closing Price is greater than $21.4286 and less than $23.00 then the Exercise Price shall equal $30.00, (y) if the Average Closing Price is less than $14.2857 and greater than or equal to $13.00, then the Exercise Price shall equal $20.00 and (z) if the Average Closing Price is less than $13.00 then the Exercise Price shall equal the Average Closing Price plus $7.00. The Warrants shall expire on December 31, 1998; provided, however, if the Closing Date shall occur after September 30, 1994 then the Warrants shall expire on the date that is fifty-one (51) months from the Closing Date.

          (c) The Company agrees to extend the Exchange Offer from time to time until the conditions of the Exchange Offer are satisfied or this Agreement shall have been terminated in accordance with its terms. The Company and, if applicable, A.L. Oslo agree to make all filings and to obtain all consents with respect to the Exchange Offer required by applicable Norwegian law. Upon the terms and subject to the conditions of the Exchange Offer, on the Closing Date the Company shall exchange, for the consideration set forth in Section 1.3(b) above, all the New A.L. Oslo Shares which are validly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.

          (d) A.L. Oslo has delivered to the Company an audited combined balance sheet for the Related Norwegian Businesses as of December 31, 1993 (the "Opening Related Norwegian Businesses Balance Sheet"), a copy of which is included in Exhibit 4 hereto.

          (e) The Exchange Offer materials shall require each accepting holder of New A.L. Oslo Shares to certify to the information necessary to enable the Company to determine the extent of any U.S. tax withholding obligations. The payment of the Cash Purchase Price and Warrants to each holder of New A.L. Oslo Shares by the Company shall be made free and clear of, and without deduction for, any and all U.S. withholding Taxes (as defined in Section 8.3(g); unless
(i) the Company shall not have received from such holder a duly completed and executed affidavit in the form attached as Exhibit 5 hereto (the "Shareholder Affidavit") (which shall be provided to the holders of A.L. Oslo Shares together with the materials referenced in Section 1.3), or (ii) the Company shall have received the Shareholder Affidavit, but shall have made a good faith determination that as a result of the Restructuring (as defined in Section 1.4), such holder may not have experienced a "substantially disproportionate redemption" within the meaning of Section 302(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as such section is applied pursuant to Section 304 of the Code; provided, that the Company may, in its sole discretion, waive application of the preceding clause (ii) in the case of any holder who, immediately before the Closing, owns directly, indirectly or constructively (taking into account the rules of Section 318 of the Code, applied without regard to the 50% limitation contained in Sections 318(a)(2)(C) and 318(a)(3)(C) of the Code) less than 100 New A.L. Oslo Shares. If the Company does not intend to waive application of clause (ii) in the preceding sentence with respect to any holder of New A.L. Oslo Shares, it shall prior to making any final determinations thereof consult in good faith with counsel to A.L. Oslo. In the event that the Company determines that it is required by law to withhold any Taxes, the Company shall, to the extent allowable by law, reduce the amount of any Taxes otherwise imposed upon such payment pursuant to the terms of any applicable income tax convention between the United States of America and the country in which such holder is resident.

          Section 1.4  Reasonable Efforts.  A.L. Oslo and the Company shall each
                       ------------------
use all reasonable efforts to cause (i) the A.L. Labs Transfer and the Charter Amendments to be consummated in accordance with this Agreement, (ii) the Demerger to be consummated in accordance with the Demerger Agreement and this Agreement and (iii) the Exchange Offer to be consummated in accordance with this Agreement. The Demerger and the Exchange Offer are sometimes referred to herein as the "Norwegian Transactions." The Norwegian Transactions, the A.L. Labs Transfer and the Charter Amendments are sometimes referred to herein as the "Restructuring." Contemporaneously herewith, the Company has received a letter from A.L. Oslo's Managing Director, in the form set forth in Exhibit 7 hereto, expressing his agreement (i) to vote, or cause to be voted, all A.L. Oslo Shares owned of record by him or by A/S Swekk, in favor of the transactions contemplated hereby and to tender, or cause to be tendered, all New A.L. Oslo Shares to be issued to him or A/S Swekk pursuant to the Exchange Offer and (ii) to use his reasonable efforts to obtain similar assurances from his wife and children. In addition, A.L. Oslo shall use its reasonable efforts to cause Nopal International AG to tender all New A.L. Oslo Shares owned of record by it, pursuant to the Exchange Offer.

          Section 1.5  The Closing.  The closing of the Restructuring (the
                       -----------
"Closing") shall take place (a) at the offices of A.L. Oslo, at 3:00 p.m., Oslo, Norway time, on the fifth business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article V hereof shall be fulfilled or waived in accordance herewith, or (b) at such other time and place and/or on such other date as A.L. Oslo and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company hereby represents and warrants to A.L. Oslo that:

          Section 2.1  Corporate Organization and Qualification.  Each of the
                       ----------------------------------------
Company and its Subsidiaries (as defined in Section 8.3) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries, taken as a whole as currently conducted (a "Material Adverse Effect"). Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. The Company has provided to A.L. Oslo a complete and correct copy of the Company's Certificate of Incorporation and By-Laws, each as amended to date. The Company's Certificate of Incorporation and By-Laws so delivered are in full force and effect.

          Section 2.2  Authorized Capital.  The authorized capital stock of the
                       ------------------
Company consists of: (i) 40,000,000 shares of Class A Stock of which, as of December 31, 1993, 13,320,473 shares (not including treasury shares) were issued and outstanding, (ii) 15,000,000 shares of Class B Common Stock, par value $.20 per share (the "Class B Stock") of which, as of December 31, 1993, 8,226,562 shares were issued and outstanding and (iii) 500,000 shares of Preferred Stock, par value $1.00 per share, of which, as of the date hereof, none are outstanding. All of the outstanding shares of Class A Stock and shares of Class B Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no shares of its capital stock reserved for issuance, except that, as of December 31, 1993, there were 972,648 shares of Class A Stock reserved for issuance under the Company's benefit plans including options to purchase 489,900 shares of Class A Stock outstanding pursuant to the 1983 Incentive Stock Option Plan, as amended (the "1983 Stock Option Plan") and there are no shares of Class A Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares owned, either directly or indirectly, by the Company are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, there are no, and on the Closing Date there will be no, shares of capital stock of the Company authorized, issued or outstanding and, except as set forth above or as contemplated by this Agreement, there are no, and on the Closing Date there will be no, preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries.

          Section 2.3  Corporate Authority.  The Company has the requisite
                       -------------------
corporate power and authority to execute and deliver this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Directors and no other action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company (other than the approval of the stockholders of the Company). This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

               Section 2.4  Proxy Statement.
                            ---------------

          (a) The Proxy Statement (as defined below) to be used by the Company in soliciting proxies with respect to the meeting of the Company's stockholders to be held in connection with the Agreement (the "Stockholders Meeting") will not, on the date the Proxy Statement is mailed to stockholders and on the date of such Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein (at the time and in the light of the circumstances under which they were made) not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such Stockholders Meeting that has become false or misleading at that time; provided, however, the Company makes no representations as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformance with information furnished to the Company by A.L. Oslo, New A.L. Oslo or any Subsidiaries or Affiliates thereof (excluding the Company and its Subsidiaries, but including any principal stockholders of A.L. Oslo and New A.L. Oslo while acting solely in such capacity) with respect to A.L. Oslo and its Subsidiaries and Affiliates (excluding the Company and its Subsidiaries, but including any principal stockholders of A.L. Oslo and New A.L. Oslo while acting solely in such capacity) or the Related Norwegian Businesses (the "A.L. Oslo Information"). The Proxy Statement will comply as to form and otherwise in all material respects, with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The letters and notices of meeting to the stockholders of the Company, the proxy statement (and any amendments or supplements thereto), the form of proxy to be distributed to the stockholders of the Company in connection with the Restructuring and any schedules required to be filed with the SEC in connection therewith, are collectively referred to herein as the "Proxy Statement."

          (b) The written materials furnished by the Company to the holders of A.L. Oslo Shares (or New A.L. Oslo Shares, as the case may be) in connection with the Exchange Offer (the "Exchange Offer Documents") and the information relating to the Company and its Subsidiaries furnished by the Company for use in the written materials provided to the holders of A.L. Oslo Shares in the Demerger (i) shall be accurate and complete in all material respects, (ii) shall be prepared in accordance with applicable law and (iii) shall not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein (at the time and in the light of the circumstances under which they were made) not false or misleading; provided, that the Company makes no representation or warranty as to the A.L. Oslo Information contained in or omitted from such written materials.

               Section 2.5  Governmental Filings; No Violations; Permits.
                            --------------------------------------------

          (a) Other than filings, notices, consents, registrations, approvals, permits or authorizations set forth on Schedule 2.5 (the "Company Regulatory Approvals") or those required under the DGCL, the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), or Norwegian law, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries, with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries, from, any governmental or regulatory authority of the United States, the several states or any foreign jurisdiction in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, the failure to make or obtain any or all of which is reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially burden the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Certificate of Incorporation or By-Laws of the Company or the respective governing instruments of any of its Subsidiaries, (B) a material breach or violation of, a default under or the triggering of any material payment or other obligations pursuant to, any of the existing Company employee benefit plans or any grant or award made under any of the foregoing,
(C) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, (x) except as set forth in Schedule 2.5(b), any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement, guarantee or other obligation ("Contracts") of the Company or any of its Subsidiaries or (y) any law, rule, ordinance or regulation or judgment, decree, order, injunction, award or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of the Contracts; except, in the case of clauses (B), (C) or
(D) above, for such breaches, violations, defaults, triggering, accelerations or changes that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect or to prevent, materially delay or materially burden the transactions contemplated by this Agreement.

          (c) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its Subsidiaries taken as a whole (collectively, the "Company Permits") and the Company Permits are in full force and effect.

          (d) The Company and its Subsidiaries are being, and have been operated, in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to do so would not have a Material Adverse Effect.

          Section 2.6  Company Reports; Financial Statements.  The Company has
                       -------------------------------------
filed with the SEC all registration statements, quarterly and annual reports, proxy statements, forms, schedules and other material documents required to be filed by it since January 1, 1991 under the Exchange Act or the Securities Act (including exhibits and any amendments thereto) (collectively, the "Company Reports"). At the time filed, the Company Reports (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rules and regulations of the SEC thereunder. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which were not or will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

          Section 2.7  Absence of Certain Changes.  Except as disclosed in the
                       --------------------------
Company Reports or in Schedule 2.7, since December 31, 1993, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (ii) there has not been (A) any change, or any development or combination of developments involving a prospective change of which management of the Company has knowledge, which has had or is reasonably likely to have a Material Adverse Effect (other than changes or developments that generally affect the businesses in which the Company competes); or (B) any material change by the Company in accounting principles, practices or methods (except to the extent required by U.S. generally accepted accounting principles). Since December 31, 1993, and prior to the date hereof, the Company has not taken any action which, if taken after the date hereof, would be prohibited by Section 4.1 hereof.

          Section 2.8  Liabilities.  Except as disclosed in the Company Reports
                       -----------
or as disclosed on Schedule 2.8, there are no obligations or liabilities (other than those incurred in the ordinary course of business), whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, that may reasonably be expected to result in any claims against or obligations or liabilities of the Company or any of its Subsidiaries that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect.

          Section 2.9  Opinion of Financial Advisor.  The Special Committee of
                       ----------------------------
the Board of Directors of the Company established with respect to the transactions contemplated hereunder (the "Special Committee") has determined (at meetings duly called and held) that the transactions contemplated hereby are fair to the Company and the holders of Class A Stock and the Board of Directors of the Company has determined (at meetings duly called and held) that the transactions contemplated hereby are fair to and in the best interest of the Company and fair to the holders of Class A Stock. The Board of Directors and the Special Committee of the Company has received the opinion of Lehman Brothers dated as of the date hereof to the effect that the consideration to be paid by the Company in the Exchange Offer is fair from a financial point of view to the Company and the holders of Class A Stock, a copy of which opinion has been delivered to A.L. Oslo.

               Section 2.10  Taxes.
                             -----

          (a) Each of the Company and its Subsidiaries has duly and timely filed all U.S. federal, state, local and foreign Tax Returns required to be filed by it and such Tax Returns were true, correct and complete in all material respects, and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns. There are no tax liens upon the assets of the Company or any of the Subsidiaries other than liens for Taxes not yet due.

          (b) The Company and the Subsidiaries have not filed any consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Company or any of its Subsidiaries.

          Section 2.11  Brokers and Finders.  Other than (i) Lehman Brothers,
                        -------------------
who was retained by the Special Committee in connection with the transactions contemplated by this Agreement, and (ii) a Norwegian stockbroker to be retained in connection with the Exchange Offer, the Company has not engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

          Section 2.12  Warrants.  The Company has the requisite corporate power
                        --------
and authority to execute and deliver the Warrant Agreement. The execution, delivery and performance of the Warrant Agreement has been duly authorized and approved by the Board of Directors and no other action on the part of the Company (except for approval of the stockholders of the Company) is necessary to authorize the execution, delivery, or performance of the Warrant Agreement. The Warrant Agreement, when properly executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Warrants, upon issuance pursuant to the provisions of the Warrant Agreement, will be duly authorized and validly issued. The underlying shares of Class A Stock to be issued upon exercise of the Warrants shall be duly authorized and upon the exercise as provided in the Warrant Agreement, will be validly issued, fully paid and nonassessable.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF A.L. OSLO

A.L. Oslo represents and warrants to the Company that:

          Section 3.1  Corporate Organization and Qualification.  Each of A.L.
                       ----------------------------------------
Oslo, Norgesplaster A/S, Apolab OY and A.L. Lakemedel AB is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of A.L. Oslo and its Subsidiaries has (and, on the Closing Date, New A.L. Oslo and its Subsidiaries will have) the requisite corporate power and authority to carry on the businesses of the Related Norwegian Businesses as they are now being conducted. New A.L. Oslo will be duly organized and validly existing under the laws of the Kingdom of Norway on the Closing Date. Prior to the Closing, A.L. Oslo shall provide to the Company a complete and correct copy of New A.L. Oslo's organizational documents, as amended to date, and such organizational documents shall be in full force and effect.

          Section 3.2  Authorized Capital.  As of the date hereof, the
                       ------------------
authorized share capital of A.L. Oslo is NOK 40,000,000 divided into 400,000 issued and outstanding ordinary shares, NOK 100 per share (including 17,420 shares held by A/S Wangs Fabrik and Nopal International AG) and A.L. Oslo has no shares of capital stock reserved for issuance. The certificate referenced in
Section 1.3(b) shall be true and correct as of its date. Except as set forth in such certificate, at the Closing, there will be no shares of capital stock of New A.L. Oslo authorized, issued or outstanding, and except as set forth under the NCA, there will be no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of New A.L. Oslo. Except as set forth on Schedule 3.2, the outstanding shares that constitute all the share capital of Norgesplaster A/S, Apolab OY and A.L. Lakemedel A.B have been fully paid; and, all of such shares are owned, directly or indirectly, by A.L. Oslo (and will be owned, directly or indirectly, immediately after the Closing by New A.L. Oslo) free and clear of all liens, pledges, security interests, claims or other encumbrances ("Encumbrances"), other than Encumbrances reflected on the Related Norwegian Businesses Financial Statements or the Opening Related Norwegian Businesses Balance Sheet or Encumbrances relating to indebtedness that may be refinanced or modified as contemplated by Section 4.12(c) hereof.

          Section 3.3  Corporate Authority.  A.L. Oslo has the requisite
                       -------------------
corporate power and authority to execute and deliver this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of A.L. Oslo, and no other action on the part of A.L. Oslo is necessary to authorize the execution, delivery and performance of this Agreement by A.L. Oslo (other than (i) the approval of the stockholders of A.L. Oslo to the extent required by applicable law, and (ii) the certifications of the Board of Directors of A.L. Oslo with respect to the Demerger and the Exchange Offer required under the NCA). This Agreement has been duly executed and delivered by A.L. Oslo and is a valid and binding agreement of A.L. Oslo enforceable against A.L. Oslo in accordance with its terms. The lease referenced in Section 4.13 hereof relating to the Skoyen facility, will be a valid and binding agreement of A.L. Oslo enforceable against A.L. Oslo in accordance with its terms.

               Section 3.4  Proxy Statement; Norwegian Materials.
                            ------------------------------------

          (a) The A.L. Oslo Information contained in the Proxy Statement will not on the date the Proxy Statement is first mailed to stockholders, nor on the date of the Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein (at the time and in the light of the circumstances under which they were made) not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for such Stockholders Meeting that has become false or misleading at the time.

          (b) The A.L. Oslo Information contained in the Exchange Offer Documents (i) shall be accurate and complete in all material respects, (ii) shall be prepared in accordance with applicable law and (iii) shall not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein (at the time and in the light of the circumstances under which they were made) not false or misleading. The written materials provided to the holders of A.L. Oslo Shares in connection with the Demerger shall be accurate and complete in all material respects and shall be prepared in accordance with applicable law; provided, that A.L. Oslo makes no representations as to information contained in or omitted from such materials relating to the Company and its Subsidiaries.

               Section 3.5  Governmental Filings; No Violations; Permits.
                            --------------------------------------------

          (a) Other than filings, notices, consents, registrations, approvals, permits or authorizations set forth on Schedule 3.5 hereto (the "A.L. Oslo Regulatory Approvals") or required under the NCA, the Exchange Act and the Securities Act, no notices, reports or other filings are required to be made by A.L. Oslo or New A.L. Oslo with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by A.L. Oslo or New A.L. Oslo from, any governmental or regulatory authority of the United States, the several states or any foreign jurisdictions (including, without limitation, Norway) in connection with the execution and delivery of this Agreement by A.L. Oslo, and the consummation of the transactions contemplated hereby by A.L. Oslo and New A.L. Oslo, the failure to make or obtain any or all of which is reasonably likely to (A) have a material adverse effect on the financial condition, properties, business, or results of operations of the Related Norwegian Businesses, taken as a whole as currently conducted (a "RNB Material Adverse Effect") or (B) prevent, materially delay or materially burden the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by A.L. Oslo does not, and the consummation of the transactions contemplated hereby by A.L. Oslo and New A.L. Oslo will not, constitute or result in (A) a breach or violation of, or a default under, the Articles of Association, of A.L. Oslo, New A.L. Oslo or any of their respective Subsidiaries, (B) a material breach or violation of, a default under or the triggering of any material payment or other material obligations pursuant to, any of the existing A.L. Oslo Benefit Plans (as defined in Section 3.10) or any grant or award made under any of the foregoing, (C) except to the extent the transactions contemplated hereby may require the consents set forth on Schedule 3.5, a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrances on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contract of A.L. Oslo, New A.L. Oslo or any of their respective Subsidiaries or any law, ordinance, rule or regulation or judgment, injunctions, decree, order, award or governmental or nongovernmental permit or license to which A.L. Oslo, New A.L. Oslo or any of their respective Subsidiaries is subject or (D) any change in any of the rights or obligations of any party under such Contracts, except, in the case of clauses
(B), (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate, are not reasonably likely to (x) have an RNB Material Adverse Effect or (y) prevent or materially delay or materially burden the transactions contemplated by this Agreement.

          (c) Except as set forth in Schedule 3.5(c), upon the consummation of the Demerger, New A.L. Oslo (A) will hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary for the operation of the Related Norwegian Businesses as currently conducted (collectively, the "New A.L. Oslo Permits"), (B) will be in compliance with the terms of the New A.L. Oslo Permits and with all representations (such as master file descriptions) that have been made to governmental regulatory officials (foreign and domestic including, without limitation, Norwegian) and upon which the compliance status of products made from A.L. Oslo's materials are based, and (C) except for the Skoyen facility (in which New A.L. Oslo will hold a valid leasehold interest in accordance with the terms of the form of lease referenced in Section 4.13), will hold good, valid and marketable title to all real properties reflected as owned on the Opening Related Norwegian Businesses Balance Sheet, except where the failure to so hold or so comply would not have a RNB Material Adverse Effect. Except as set forth on Schedule 3.5, all such real property referred to in clause (C) of the preceding sentence is in good operating condition and, subject to normal maintenance, is available for continuing use by the Related Norwegian Businesses in the manner in which it has previously been used.

          (d) Except as set forth in Schedule 3.5(d), A.L. Oslo and its Subsidiaries are being, and have been operated, in compliance with all applicable A.L. Oslo Permits, judgments, laws, regulations, orders and decrees that relate to the Related Norwegian Businesses except where the failure to do so would not have an RNB Material Adverse Effect. To the knowledge of A.L. Oslo and except as set forth in Schedule 3.5(d), the Related Norwegian Businesses hold and are in substantial compliance with, all material permits, licenses and governmental authorizations required for A.L. Oslo to conduct the Related Norwegian Businesses under applicable Environmental Laws (as defined below), and are otherwise in compliance with such laws, except where the failure to be in compliance would not have an RNB Material Adverse Effect. To the knowledge of A.L. Oslo and except as set forth in Schedule 3.5(d), A.L. Oslo has not received any request for information from a governmental entity or third person with respect to the potential liability of the Related Norwegian Businesses for environmental pollution, and has not received any written notification from a governmental entity or a third person alleging that the Related Norwegian Businesses are or may be liable for the cost of remediating environmental pollution, under any applicable Environmental Laws. To the knowledge of A.L. Oslo, there are no facts, events or circumstances that would reasonably be expected to cause liability for remediating environmental pollution under existing Environmental Laws. For purposes of this Section 3.5(d), the term "Environmental Laws" means all legal requirements (including laws, codes, rules, regulations, orders, decrees, permits, licenses and other governmental authorizations) applicable to the Related Norwegian Businesses relating to pollution, the preservation of the environment or the discharge, emission, disposal or escape of materials into the environment.

          (e) Except as set forth in Schedule 3.5(e), A.L. Oslo is not aware of any facts (i) which could furnish a basis for the recall, withdrawal or suspension of any approved new drug application (a "New Drug Application" or "New Animal Drug Application") or other pre-market product notification or approval, or any investigatory new drug application (an "Investigatory New Drug Application" or "Investigatory New Animal Drug Application") or other application for exemption from pre-market approval for the purpose of conducting investigations on the product by the U.S. Food and Drug Administration (the "FDA") or any other governmental regulatory agency (foreign or domestic including, without limitation, Norwegian) insofar as the status of the requested product is affected by any product being sold (as of the date hereof) or proposed to be sold by any of the Related Norwegian Businesses (including, any product proposed to be sold by the Biotechnical division) being in compliance with representations or filings of any type (including Master File or similar submissions which are not approved, per se) made to any governmental regulatory agency) or (ii) which could otherwise cause A.L. Oslo or its Subsidiaries (or New A.L. Oslo or any of its Subsidiaries after the Closing Date) to withdraw any product sold by any of them as of the date hereof (including any product sold by the Biotechnical division) from the market or to change the marketing classification of any such product or to terminate or suspend clinical testing of any such product (including, without limitation, with respect to each of the foregoing clauses (i) and (ii), any pending or threatened safety or efficacy hearing with respect to a product not required to have obtained any such pre-market approval); except for such recalls, withdrawals, suspensions, changes in marketing, terminations, suspensions or pending or threatened efficacy hearings which would not have a RNB Material Adverse Effect.

               Section 3.6  Financial Statements; Projections.
                            ---------------------------------

          (a) Set forth as Exhibit 4 hereto are (x) the audited Combined Balance Sheets of the Related Norwegian Businesses for the years ended December 31, 1992, and December 31, 1993, and the unaudited Interim Combined Balance Sheet of the Related Norweigan Businesses for the three months ended March 31, 1994; (y) the audited Combined Statements of Income for the years ended December 31, 1991, December 31, 1992, and December 31, 1993, the unaudited Interim Combined Statement of Income for the three months ended March 31, 1994, and the unaudited Interim Combined Statement of Cash Flows for the three months ended March 31, 1994; and (z) the Combined Statements of Cash Flows for the years ended December 31, 1991, December 31, 1992, and December 31, 1993 (including any related notes and schedules) (together, the "Related Norwegian Businesses Financial Statements"). Each such combined balance sheet set forth in the Related Norwegian Businesses Financial Statements has been prepared in accordance with the books and records of A.L. Oslo kept in the normal course of business and fairly presents in all material respects the combined financial position of the Related Norwegian Businesses as of its date, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and, in the case of the unaudited Interim Combined Balance Sheet, for normal year-end audit adjustments and for the absence of footnotes that may be required by U.S. generally accepted accounting principles). Each of the combined statements of income and combined statements of cash flow included in the Related Norwegian Businesses Financial Statements (including any related notes and schedules) has been prepared in accordance with the books and records of A.L. Oslo, which books and records are accurate and complete and kept in the normal course of business, and fairly presents in all material respects the results of operations and changes in cash flow, respectively, of the Related Norwegian Businesses for the periods set forth therein, in each case in accordance with U.S. generally accepted accounting principles consistently applied (including, without limitation, principles relating to the reflection of assets (including accounts receivable, inventory and prepaid expenses) and liabilities) during the periods involved (except as may be noted therein and, in the case of the unaudited Interim Combined Statement of Income and the unaudited Interim

Combined Statement of Cash Flows, for normal year-end audit adjustments and for the absence of footnotes that may be required by U.S. generally accepted accounting principles).

          (b) Except as set forth in the Related Norwegian Businesses Financial Statements, Schedule 4.2(g), or as otherwise contemplated hereunder, as of the date hereof none of A.L. Oslo, Apolab OY, Norgesplaster A/S nor A.L. Lakemedel AB is a party to transactions with Affiliates.

          (c) The financial projections for the Related Norwegian Businesses attached as Schedule 3.6(c) hereto were prepared by A.L. Oslo in good faith based upon certain estimates and assumptions that A.L. Oslo in good faith believed to be reasonable both on the date such financial projections were prepared and, except as modified by the 1994 Budget for the Related Norwegian Businesses (as hereinafter defined), as of the date of this Agreement. The Company acknowledges and agrees that such financial projections were not prepared with a view toward compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts or Norwegian or U.S. generally accepted accounting principles, and that such financial projections necessarily make numerous estimates and assumptions with respect to industry performance, general business and economic conditions, taxes and other matters, which are beyond the control of A.L. Oslo. The Company also acknowledges and agrees that such financial projections are not necessarily indicative of current values or the future performance of the Related Norwegian Businesses, which may be significantly different as compared to such financial projections, and that A.L. Oslo makes no representation or warranty that the results set forth in such financial projections will be achieved.

          Section 3.7  Absence of Certain Changes.  Except as set forth in
                       --------------------------
Schedule 3.7(a) or as contemplated by this Agreement or the Demerger Agreement, since December 31, 1993 (i) the Related Norwegian Businesses have been operated only in the ordinary course of business, consistent with past practice; and (ii) there has not been (A) any change, or any development or combination of developments involving a prospective change which has had or is reasonably likely to have an RNB Material Adverse Effect (other than changes or developments that generally affect the businesses in which A.L. Oslo competes);
(B) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of A.L. Oslo other than regular annual cash dividends on its ordinary shares not in excess of NOK 10,000,000;
(C) extraordinary increases in indebtedness; or (D) any material change by A.L. Oslo in accounting principles, practices or methods (except as required by U.S. or Norwegian generally accepted accounting principles). Since December 31, 1993, other than in the ordinary course of business, there has not been any material increase in the compensation payable or which could become payable by A.L. Oslo and its Subsidiaries to their key employees, or any material amendment of any A.L. Oslo Benefit Plan (as defined in Section 3.10(a)). Except as set forth on Schedule 3.7(b) since December 31, 1993, and prior to the date hereof, A.L. Oslo has not taken any action which, if taken after the date hereof, would have been prohibited by Section 4.2 hereof.

          Section 3.8  Litigation and Liabilities.  Except as disclosed in the
                       --------------------------
Related Norwegian Businesses Financial Statements, in the Opening Related Norwegian Businesses Balance Sheet or in Schedule 3.8, there are no (i) actions, suits or proceedings or investigations pending or, to the knowledge of the management of A.L. Oslo, threatened against or affecting New A.L. Oslo or its Subsidiaries (at the time of the Closing) or the Related Norwegian Businesses or
(ii) obligations or liabilities (other than those incurred in the ordinary course of business consistent with past practice), whether or not accrued, contingent or otherwise, relating to the Related Norwegian Businesses, or for which New A.L. Oslo or its Subsidiaries shall be liable following the Demerger including, without limitation, those relating to environmental and occupational safety and health matters, that may reasonably be expected to result in any claims against or obligations or liabilities of New A.L. Oslo or any of its Subsidiaries or the Related Norwegian Businesses that, alone or in the aggregate, are reasonably likely to have an RNB Material Adverse Effect.

          Section 3.9  Business of New A.L. Oslo; Indebtedness.  Upon
                       ---------------------------------------
consummation of the Demerger, New A.L. Oslo shall hold or have appropriate rights to use all the assets (including contracts), property, real and personal, tangible and intangible (including, without limitation, technology), used or held for use by the Related Norwegian Businesses immediately prior to the Demerger or otherwise necessary for the conduct of the Related Norwegian Businesses as they are being conducted by A.L. Oslo on the date hereof (except as otherwise contemplated under Section 4.13), including the assets which are reflected on the Opening Related Norwegian Businesses Balance Sheet (except for assets thereafter disposed of in the ordinary course of business consistent with past practice). As of the Closing Date, the total indebtedness associated with the Related Norwegian Businesses shall not be in excess of NOK 490,000,000.
Upon consummation of the Demerger, all of the assets of New A.L. Oslo will be owned free and clear of all Encumbrances except for Encumbrances evidenced by indebtedness reflected on the Opening Related Norwegian Businesses Balance Sheet (or the refinancing or modification of such indebtedness) or Encumbrances which do not materially interfere with the use and enjoyment of such assets. Except as contemplated hereunder or under the Demerger Agreement, prior to the Closing Date New A.L. Oslo shall not have engaged in any businesses. Upon the consummation of the Demerger, New A.L. Oslo shall not have assumed or otherwise be liable for any liabilities other than contemplated herein or under the Demerger Agreement. Except as set forth in Schedule 3.9 and Schedule 4.16, upon the consummation of the Demerger A.L. Oslo shall not have retained any pharmaceutical-related (including, bulk antibiotics), animal health, aquatic animal health businesses or any other business similar to those whose results of operations are included in the Related Norwegian Businesses Financial Statements. For purposes of this Section 3.9, the term "indebtedness" shall include indebtedness for money borrowed (including, current portion of long term debt, long term debt and short term debt), capitalized leases, guarantees of the indebtedness of third parties and amounts not drawn on open letters of credit for the benefit of A.L. Oslo; and shall not include accounts payable, accrued expenses, accrued and deferred income taxes, other current liabilities or other non-current liabilities.

               Section 3.10  Employee Plans.
                             --------------

          (a) A.L. Oslo has made available to the Company a true and complete copy of each material deferred compensation, incentive compensation, stock purchase, stock option, employment, severance, health, life or other insurance, supplemental unemployment benefits, profit-sharing, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by A.L. Oslo or any of its Subsidiaries for the benefit of any employee or former employee of A.L. Oslo or any of its Subsidiaries (the "A.L. Oslo Benefit Plans").

          (b) Except as set forth on Schedule 3.10, after the consummation of the Demerger, neither New A.L. Oslo nor any of its Subsidiaries will have any material unfunded liabilities (not otherwise set forth on the Opening Related Norwegian Businesses Balance Sheet) with respect to any A.L. Oslo Benefit Plan.

          (c) Neither A.L. Oslo nor any of its Subsidiaries has engaged in a transaction with respect to any A.L. Oslo Benefit Plan in connection with which A.L. Oslo or any of its Subsidiaries could be subject to either a civil penalty assessed pursuant to or a tax imposed pursuant to applicable law.

          (d) Each A.L. Oslo Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law. There are no material pending or, to the best knowledge of the A.L. Oslo, threatened claims involving any A.L. Oslo Benefit Plan.

          (e) Except as provided pursuant to applicable law or in Schedule 3.10(e), no A.L. Oslo Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of A.L. Oslo or any of its Subsidiaries beyond their retirement or other termination of service.

          (f) Except as provided in Schedule 3.10(f), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of A.L. Oslo or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               Section 3.11  Intellectual Property.
                             ---------------------

          (a) Except as set forth in Schedule 3.11: (i) A.L. Oslo owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property Rights (as defined below) necessary for the operation of the Related Norwegian Businesses as currently conducted (the "Related Norwegian Businesses Intellectual Property Rights");
(ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Related Norwegian Businesses Intellectual Property Rights has been made, is currently outstanding or is threatened; (iii) A.L. Oslo has not received any notices, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Related Norwegian Businesses Intellectual Property Rights (including, without limitation, any demand or request that A.L. Oslo license any rights from a third party); and (iv) A.L. Oslo has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties and A.L. Oslo is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Related Norwegian Businesses as currently conducted, except, with respect to clauses (ii), (iii) and (iv) of this Section 3.11, for claims, infringements, misappropriations, conflicts or other actions which are not likely to have a RNB Material Adverse Effect.

          (b) All of the Related Norwegian Businesses Intellectual Property Rights are or will be owned by, or properly assigned or licensed to, New A.L. Oslo at the time of the Closing, except as set forth in Schedule 3.11. Except as set forth in Schedule 3.11, the transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest in and to the Related Norwegian Businesses Intellectual Property Rights. A.L. Oslo has taken all necessary action to maintain and protect the Related Norwegian Businesses Intellectual Property Rights and will continue to maintain and protect the Related Norwegian Businesses Intellectual Property Rights prior to the Closing Date so as to not materially adversely affect the validity of enforceability of the Related Norwegian Businesses Intellectual Property Rights.

          (c) Schedule 3.11 sets forth all patents, trademarks, and trade names held or used by the Related Norwegian Businesses.

          (d) For purposes of this Agreement, the term "Intellectual Property Rights" shall mean all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; trademarks, service marks, trade dress, logos, trade names and corporate names (and all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; mask works; and registrations, applications and renewals for any of the foregoing; and trade secrets.

          Section 3.12  Taxes.  Except as set forth in Schedule 3.12, each of
                        -----
A.L. Oslo and its Subsidiaries has duly and timely filed all Tax Returns relating to the Related Norwegian Businesses (in whole or in part) required to be filed by it and such Tax Returns were true, correct and complete in all material respects, and has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns. Except as set forth in Schedule 3.12 hereto, with respect to the Related Norwegian Businesses (A) no claims for applicable Taxes have been asserted against A.L. Oslo or any of its Subsidiaries, and no deficiency for any applicable Taxes has been proposed, asserted or assessed which has not been resolved or paid in full or which is not being contested in good faith through appropriate proceedings, (B) no Tax Return or taxable period of A.L. Oslo or any of its Subsidiaries is under audit, investigation or examination and none of A.L. Oslo or any of its Subsidiaries has received notice of any pending audit, investigation or examination, (C) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period of A.L. Oslo or the Subsidiaries, (D) there are no tax liens upon the Related Norwegian Businesses other than tax liens for Taxes not yet due, and (E) no power of attorney has been granted by A.L. Oslo or its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

          Section 3.13  Brokers and Finders.  Other than Bear, Stearns & Co.
                        -------------------
Inc., who was retained by A.L. Oslo in connection with the transactions contemplated by this Agreement, A.L. Oslo has not engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon consummation thereof.

          Section 3.14  Opinion of Financial Advisor.    The Board of Directors
                        ----------------------------
of A.L. Oslo (at meetings duly called and held) has determined that the transactions contemplated hereby are fair to and in the best interest of the stockholders of A.L. Oslo and has determined to recommend the transactions contemplated hereby to the holders of A.L. Oslo ordinary shares. A.L. Oslo has received the opinion of Bear, Stearns & Co. Inc. dated as of the date hereof to the effect that the consideration received in the Exchange Offer is fair from a financial point of view to the shareholders of A.L. Oslo. A copy of such opinion has been provided to the Company.

          Section 3.15  Insurance.  A.L. Oslo holds insurance policies covering
                        ---------
the Related Norwegian Businesses sufficient for compliance with all requirements of applicable law and of all agreements to which A.L. Oslo is a party (the "Related Norwegian Businesses Insurance Policies"). The Related Norwegian Businesses Insurance Policies are valid, outstanding and enforceable policies; provide insurance coverage for the assets and operations of the Related Norwegian Businesses at levels that are customary in the Related Norwegian Businesses' industry; will remain in full force and effect through the Closing Date; and, except as set forth in Schedule 3.15, will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          Section 3.16  Material Contracts.  Except as set forth in Schedule
                        ------------------
3.16, neither A.L. Oslo nor, to the best knowledge of A.L. Oslo, any other party (except for the Company) to any material contract to which A.L. Oslo is a party is in material violation thereof or in material default with respect thereto. All of the material agreements, contracts and arrangements to which A.L. Oslo is a party are listed in the attachments to the Schedules to this Agreement.

                                   ARTICLE IV

                                   COVENANTS

          Section 4.1  Interim Operations of the Company.  The Company covenants
                       ---------------------------------
and agrees that, prior to the Closing (unless A.L. Oslo shall otherwise agree in writing or except as otherwise contemplated by this Agreement, including the agreements contemplated hereby):

          (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, the Company and its Subsidiaries shall use their reasonable efforts to preserve their business organization intact and maintain their existing relations with customers, suppliers, employees and business associates;

          (b) the Company shall not (i) amend its Certificate of Incorporation or By-Laws; (ii) split, combine or reclassify the outstanding shares of Class A Stock or Class B Stock; or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the shares of Class A Stock or the Class B Stock, except for regular quarterly cash dividends not in excess of $.045 per share;

          (c) neither the Company nor any of its Subsidiaries shall issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class of the Company or its Subsidiaries other than, in the case of the Company, shares of Class A Stock issuable pursuant to options issued in the ordinary course of business under the 1983 Stock Option Plan or the Employee Stock Purchase Plan;

          (d) neither the Company nor any of its Subsidiaries will take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the Company and its Subsidiaries, or otherwise, which would in any material respect be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Company contained herein to be or become untrue in any material respect; and

          (e) neither the Company nor any of its Subsidiaries will enter into an agreement to do any of the foregoing.

          Section 4.2  Interim Operations of the Related Norwegian Businesses.
                       ------------------------------------------------------
A.L. Oslo covenants and agrees that, prior to the Closing (unless the Company shall otherwise agree in writing or except as otherwise contemplated by this Agreement, including the agreements contemplated hereby):

          (a) A.L. Oslo shall cause the Related Norwegian Businesses to be conducted only in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, A.L. Oslo shall use all reasonable efforts to preserve, and use all reasonable efforts to cause its Subsidiaries to preserve, the Related Norwegian Businesses and maintain existing relations with customers, suppliers, employees and business associates;

          (b) Neither A.L. Oslo, Apolab OY, A.L. Lakemedel AB nor Norgesplaster A/S shall (i) sell or pledge or agree to sell or pledge any stock owned by it;
(ii) amend its organizational documents; (iii) split, combine or reclassify its outstanding capital stock; or (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to its capital stock other than annual cash dividends on its capital stock not in excess of NOK 10,000,000; (v) incur indebtedness (as defined in Section 3.9), except indebtedness relating to working capital requirements, capital expenditures contemplated by Section 4.2(f), A.L. Oslo's 1994 Budget previously provided to the Company on January 7, 1994 and February 25, 1994 (the "1994 Budget for Related Norwegian Businesses"), as set forth on Schedule 4.2(b), or for expenditures contemplated hereby or (vi) report as deductible amortization or depreciation in connection with its Norwegian income tax returns for the year ended December 31, 1993 in excess of the higher of the (x) minimum amount required by law or (y) the amount necessary to reduce applicable Norwegian income tax for the year ended December 31, 1993 to zero (so as to preserve such depreciation and amortization expense for deductions during the periods after the Closing);

          (c) except as set forth in Schedule 4.2(c), A.L. Oslo shall not nor shall it permit any of its Subsidiaries to: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the capital stock of A.L. Oslo or any corporation included in the Related Norwegian Businesses (including, Apolab OY, Lakemedel AB and Norgesplaster A/S); (ii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets material to the Related Norwegian Businesses as conducted on the date hereof (except as contemplated in Section 4.12) or transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any other assets of the Related Norwegian Businesses, other than in the ordinary course of business or as contemplated in Section 4.12; (iii) incur or modify any indebtedness or other liability relating to the Related Norwegian Businesses other than in the ordinary and usual course of business consistent with past practice (except as contemplated by

Section 4.12 or Section 4.2(b)); or (iv) cause or permit A.L. Oslo or the Related Norwegian Businesses to make any significant investment in, or acquisition of, any business;

          (d) neither A.L. Oslo nor its Subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other key employee of any entity included in the Related Norwegian Businesses, other than pursuant to any A.L. Oslo Benefit Plan in existence as of the date of this Agreement and in the ordinary course of business consistent with past practice, or materially increase any compensation payable or which could become payable by A.L. Oslo or its Subsidiaries to their key employees or make any material amendment to an A.L. Oslo Benefit Plan;

          (e) neither A.L. Oslo nor its Subsidiaries shall keep their books and records other than in accordance with applicable law (including the provisions governing demergers);

          (f) neither A.L. Oslo nor its Subsidiaries will make capital expenditures in excess of NOK 50,000,000 in the aggregate;

          (g) except as contemplated by this Agreement or the Demerger Agreement, none of A.L. Oslo, Apolab OY, Norgesplaster A/S nor A.L. Lakemedel AB shall enter into transactions (including, the transfer of assets) with Affiliates (including businesses which are not to be transferred to New A.L. Oslo in the Demerger) other than transactions contemplated by Section 4.2(h) or resulting from arrangements set forth on Schedule 4.2(g) or Schedule 4.3;

          (h) except as otherwise contemplated by this Agreement, the Demerger Agreement or the Opening Related Norwegian Businesses Balance Sheet, upon the consummation of the Demerger A.L. Oslo shall cause New A.L. Oslo to receive the amount of cash set forth on the Opening Related Norwegian Businesses Balance Sheet, plus any cash generated (only to the extent generated) in the operation
       ----
of the Related Norwegian Businesses from the date of the Opening Related Norwegian Businesses Balance Sheet until the Closing Date, plus cash resulting
                                                           ----
from the repayment of indebtedness owed by A/S Wangs Fabrik and Nopal to A.L. Oslo, less cash used (only to the extent used) in the operation of the Related
      ----
Norwegian Businesses (including, without limitation, to repay indebtedness of the Related Norwegian Businesses, which would otherwise be assumed (pursuant to the terms of the Demerger Agreement) or refinanced by New A.L. Oslo upon the consummation of the Demerger) since such date until the Closing Date, less cash
                                                                      ----
used to pay any dividend on A.L. Oslo ordinary shares to the extent that such dividend would reduce the Cash Purchase Price;

          (i) A.L. Oslo shall not, and shall cause any of Apolab OY, Norgesplaster A/S, or A.L. Lakemedel AB not to, take, agree to take, or knowingly permit to be taken any action to do or knowingly permit to be done anything in the conduct of any of the Related Norwegian Businesses, or otherwise, which would in any material respect be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of A.L. Oslo contained herein to be or become untrue in any material respect; and

          (j) A.L. Oslo shall not and shall not cause or permit any of the entities included in the Related Norwegian Businesses to enter into an agreement to do any of the foregoing.

          Section 4.3  Additional Agreements.  Prior to the effectiveness of the
                       ---------------------
Demerger, A.L. Oslo and New A.L. Oslo shall enter into: (i) an Administrative Services Agreement with respect to the provision of administrative services by New A.L. Oslo to A.L. Oslo in the form attached hereto as Exhibit 6 and (ii) a license agreement to allow A.L. Oslo to use the "A.L." name and logo (presently used by A.L. Oslo) for so long as A.L. Oslo, directly or indirectly has the right to elect a majority of directors of the Company (it being understood by the parties that following the Closing Date A.L. Oslo shall not be entitled to use the "A.L." logo to identify products sold by A.L. Oslo and its Affiliates, except that for a period of five years after the Closing Date with respect to products being sold by A.L. Oslo or its Affiliates on the Closing Date). In addition, should other agreements be necessary for A.L. Oslo to operate independently, the parties will discuss such agreements in good faith. It is the understanding of the parties that the supply, distribution and other arrangements set forth on Schedule 4.3 shall continue in place following the Closing Date upon the same terms as in effect immediately prior to the Closing Date, and shall be formalized in a written agreement (if not formalized in writing as of the date hereof), upon the consent of the Company (which consent shall not be unreasonably withheld) prior to the Closing Date.

               Section 4.4  Meeting of Stockholders.
                            -----------------------

          (a) The Company will take all action reasonably necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene the Stockholders Meeting as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereunder. Subject to fiduciary requirements of applicable law, the Board of Directors of the Company shall recommend such approval. At any such meeting of the Company, A.L. Oslo agrees to cause all of the shares of Class B Stock then owned, directly or indirectly, by A.L. Oslo and its Affiliates to be voted in favor of this Agreement and the transactions contemplated hereunder. As soon as practicable after the date hereof, the Company shall (i) file the Proxy Statement with the SEC, (ii) obtain and furnish the information required to be included therein, (iii) after consultation with A.L. Oslo, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and (iv) use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date.

          (b) A.L. Oslo will take all action reasonably necessary in accordance with applicable law and its organizational documents to convene a stockholders meeting as promptly as practicable to consider and vote upon the approval of the Demerger. Subject to fiduciary requirements of applicable law, the Board of Directors of A.L. Oslo shall (i) recommend such approval to its stockholders, and (ii) recommend that its stockholders tender their New A.L. Oslo Shares pursuant to the Exchange Offer. A.L. Oslo shall cooperate with, and provide reasonable assistance to, the Company in order to facilitate consummation of the Exchange Offer by the Company, including providing a list of the names and addresses of its stockholders. A.L. Oslo shall provide assistance to the Company in connection with the preparation of the Proxy Statement (to the extent requested by the Company), including by promptly providing the A.L. Oslo Information.

          Section 4.5  Filings; Other Action.  Subject to the terms and
                       ---------------------
conditions herein provided, the Company and A.L. Oslo shall: (a) promptly make any filings or required submissions with respect to the Restructuring and (b) use their best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

               Section 4.6  Access.
                            ------

          (a) Upon reasonable notice, unless this Agreement is terminated pursuant to Article VI hereof, each of A.L. Oslo and the Company shall (and shall cause each of its Subsidiaries to) afford the other and the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing Date, to its properties, books and records and any copies thereof that the other may reasonably request and, during such period, each of A.L. Oslo and the Company shall (and shall each cause each of its Subsidiaries to) furnish promptly to the other copies of and/or reasonable access to all information concerning its business, properties and personnel as each may reasonably request; provided, however, that no investigation pursuant to this
Section 4.6 shall affect or be deemed to modify any representation or warranty contained herein.

          (b) Except as required by applicable law, pending consummation or termination of the transactions herein contemplated, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 4.6 unless such information (i) was already known to such party or its Representatives, (ii) becomes available to such party or its Representatives from other sources not known by such party or its Representatives to be bound by a confidentially obligation, (iii) is independently acquired by such party or its Representatives as a result of work carried out by any employee or representative of such party or its Representatives to whom no disclosure of such information has been made,
(iv) is disclosed with the prior written approval of such party or (v) is or becomes readily ascertainable from published information or trade sources. To the extent permitted by applicable law, A.L. Oslo and the Company agree to give the other notice a reasonable time prior to any disclosure of confidential information by such party or its Representatives required by applicable law. Upon any termination of this Agreement, A.L. Oslo and the Company will either
(i) collect and deliver to the other all documents obtained or examined by (or derived from documents obtained or examined by) its Representatives who are not employees of such party then in their possession and any copies thereof or (ii) cause such Representatives to destroy such documents and copies and deliver to the other certificates of destruction with respect to such documents and copies.

          (c) From and after the Closing Date, the Company, A.L. Oslo and New A.L. Oslo shall cooperate and shall deliver to the other such information and data concerning the Related Norwegian Businesses and make available such knowledgeable employees of the Company, A.L. Oslo and New A.L. Oslo as the other may reasonably request in order to enable the Company, A.L. Oslo and New A.L. Oslo to complete and file all Tax Returns which they may be required to file with respect to the Related Norwegian Businesses.

          Section 4.7  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to A.L. Oslo and A.L. Oslo shall give prompt notice to the Company, of (i) any representation or warranty contained in this Agreement which shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in all material respects, and (ii) any failure of the Company or A.L. Oslo, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each of the Company and A.L. Oslo shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Prior to the Closing, each of the Company and A.L. Oslo may amend, modify or supplement any Schedule to any representation or warranty hereunder (or add a Schedule to any representation or warranty hereunder) to the extent such amendment, modification or supplement relates to facts or events that occur after the execution of this Agreement by written notice to the other party hereto; provided, however that any such amendment, modification or supplement shall not be deemed effective for purposes of Article V.

          Section 4.8  Publicity.  The Company and A.L. Oslo shall consult with
                       ---------
each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

               Section 4.9  Governance; Corporate Headquarters.
                            ----------------------------------

          (a) It is the intention of A.L. Oslo and the Company that after the Closing Date the Company shall be managed on the basis of a global business strategy and perspective. In furtherance thereof, as of Closing, (A) it is the intention of the parties that the Board of Directors of the Company shall be reconstituted to reflect the increased international scope of the Company's business and to comply with the provisions of the Charter Amendment, (B) the Company shall have headquarters in both Oslo, Norway and the New York metropolitan area (or another convenient location in the United States) with each of the Chief Executive Officer and the Chief Financial Officer of the Company maintaining a presence in each of the Company's headquarters and (C) consideration shall be given by the Chief Executive Officer to the establishment of a management committee (the "Management Committee") to include the operating managers of the Company's key strategic business units.

          (b) It is the intention of the parties for the Board of Directors of the Company to meet in the United States and Norway with at least one meeting a year in each of the United States and Norway.

          (c) Following the Closing Date, the Company intends to cause New A.L. Labs to maintain its headquarters in its current location (or, if appropriate, in another convenient location within the United States) and to cause New A.L. Oslo to continue to maintain its headquarters in Norway.

          (d) At the time of the Closing, (i) the size of the Board of Directors of the Company shall be at least eight members (and not more than nine) and the size of the Board of Directors shall not be reduced below eight members or increased above nine members for at least two years after the Closing Date and (ii) Einar W. Sissener shall be the Chief Executive Officer of the Company.

          (e) At the time of the Closing, the Directors, members of the Corporate Assembly (or any other committees required under applicable law or applicable agreements) and management of New A.L. Oslo will be the Directors, members of the Corporate Assembly (or any other committees required under applicable law or applicable agreements) and management of A.L. Oslo immediately prior to the Closing.

          (f) As contemplated by the Demerger Agreement, immediately following the consummation of the Demerger, all the employees of A.L. Oslo shall become employees of New A.L. Oslo, upon the same terms as applicable immediately prior to the Demerger.

          Section 4.10  Reasonable Efforts.  Subject to the terms and conditions
                        ------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions thereto, and shall use their reasonable efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

          Section 4.11  Capital Expenditures.  During the period between the
                        --------------------
execution of this Agreement and the Closing, each of the Company and A.L. Oslo shall reexamine their respective material commitments for capital expenditures in light of the anticipated Restructuring.

               Section 4.12  A.L. Oslo Finances.
                             ------------------

          (a) A.L. Oslo and the Company agree that it is their intention to be committed to the continued growth and development of the Related Norwegian Businesses in the context of the Company's global business strategy and perspective. In furtherance thereof, within six months of the Closing, the Company shall provide additional equity capital to New A.L. Oslo in an amount equal to NOK 100,000,000. Such additional equity shall be used by New A.L. Oslo (in view of the best interests of all shareholders of the Company) to fund any future capital expenditures and for working capital purposes.

          (b) Prior to the Closing Date, and only upon the request of the Company, A.L. Oslo shall use all reasonable efforts to refinance a portion of its indebtedness related to the Related Norwegian Businesses on a basis reasonably acceptable to the Company. The Company and A.L. Oslo shall cooperate with each other in seeking any modifications or waivers which may be required under the terms of A.L. Oslo's existing indebtedness on terms reasonably acceptable to the Company and A.L. Oslo and causing the release of any existing collateral (other than as specifically contemplated herein or assets that will be transferred to New A.L. Oslo in the Demerger) relating to existing indebtedness of A.L. Oslo. In addition, any and all the indebtedness of A/S Wangs Fabrik and Nopal owed to A.L. Oslo shall be repaid on or prior to Closing, with the proceeds of any such repayment being treated as assets of New A.L. Oslo for purposes of the Demerger.

          (c) The Company recognizes that as a result of the Demerger, certain creditors of New A.L. Oslo for indebtedness for borrowed money may require credit support from the Company for existing or refinanced indebtedness of New A.L. Oslo in order to secure their consents for the transactions contemplated hereby. The Company shall use its commercially reasonable efforts, as determined in good faith by the Company, to provide assistance, if necessary, to A.L. Oslo in obtaining any such consents on or prior to the Closing Date. In connection with obtaining such consents, A.L. Oslo shall permit the Skoyen facility (but no other asset which is to be retained by A.L. Oslo in the Demerger) to be used as credit support for debt obligations of New A.L. Oslo and A.L. Oslo will agree to permit the continued use of the Skoyen facility as credit support following the Closing Date; provided, that (i) the Skoyen facility shall be used as credit support only until the fifth anniversary of the Closing, and (ii) the Company shall take all necessary action to cause the Skoyen facility to be released from any such encumbrance no later than such fifth anniversary, (including, without limitation, if necessary, the repayment of any indebtedness with respect to which the Skoyen facility serves as collateral.)

          Section 4.13  Skoyen Lease.  Contemporaneously with the Demerger, A.L.
                        ------------
Oslo and New A.L. Oslo shall enter into a lease relating to the Skoyen facility substantially in the form attached hereto as Exhibit 8.

          Section 4.14  A.L. Pharma.  As soon as practicable after the Closing
                        -----------
Date, the Company shall transfer the ownership of A.L. Pharma A.S. and its related assets and subsidiaries to New A.L. Oslo (the "A.L. Pharma Transfer") to facilitate the operation of the Company's European pharmaceutical businesses; provided, however, if the Company concludes (based upon applicable law then in effect) in good faith that such transfer would have adverse tax consequences based upon the tax characteristics relevant to A.L. Pharma A.S. and its Affiliates, then the A.L. Pharma Transfer may be postponed until the law or other relevant circumstance changes so that the A.L. Pharma Transfer would not have adverse tax consequences.

               Section 4.15  [Reserved]

          Section 4.16  Non-compete.  For a period of ten years from the Closing
                        -----------
Date, neither A.L. Oslo, its Subsidiaries nor any controlling shareholder of A.L. Oslo as of the date hereof shall own or operate any business that competes anywhere in the world, (excluding any business being conducted by A.L. Oslo or its Subsidiaries upon the consummation of the Demerger as set forth in Schedule 4.16) directly or indirectly, with the Related Norwegian Businesses as the same may be conducted on the Closing Date. Notwithstanding the foregoing, A.L. Oslo, its Subsidiaries and any controlling shareholder of A.L. Oslo, as of the date hereof, may (x) own or operate any entity not more than 15% of the gross revenues of which are derived from any business that competes, directly or indirectly, with the Related Norwegian Businesses or (y) invest in the capital stock of any entity that competes, directly or indirectly, with the Related Norwegian Businesses, provided, that, such investment shall not be in excess of 5% of the capital stock of such entity on a fully diluted basis.
Notwithstanding the foregoing, neither A.L. Oslo, its Subsidiaries nor any controlling shareholder of A.L. Oslo as of the date hereof shall be precluded from selling or disposing of A.L. Oslo or any portion or interest of A.L. Oslo to any person or entity (irrespective of the business of such person or entity); provided, that the controlling shareholders of A.L. Oslo as of the date hereof shall receive no more than 25% of the capital stock of such entity; and provided, further, that any controlling shareholder of A.L. Oslo as of the date hereof may not be an executive officer of such person or entity, but may serve as a director of such person or entity. To the extent that any term of this
Section 4.16 is deemed to be unenforceable because of its scope or term, the parties agree that the scope or term of this Section 4.16 may be limited so as to be enforceable and shall not affect the validity or enforceability of any other term of this Section 4.16, which shall remain in full force and effect.

                                   ARTICLE V

                                   CONDITIONS

          Section 5.1  Conditions to Obligations of Each Party.  The respective
                       ---------------------------------------
obligations of each party to consummate the Restructuring are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by A.L. Oslo or the Company, as the case may be, to the extent permitted by applicable law:

          (a)  U.S. Stockholder Approval.  This Agreement shall have been duly
               -------------------------
approved in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company (i) by the majority of the vote of the outstanding shares of Class A Stock and shares of Class B Stock voting as a single class and
(ii) by the holders of a majority of the outstanding shares of Class A Stock voting as a single class and by the holders of a majority of the outstanding shares of Class B Stock voting as a single class;

          (b)  Norwegian Stockholder Approval.  The Demerger (including the
               ------------------------------
waiver of any preemptive rights that may be exercisable pursuant to Section 5.1(g)) shall have been duly approved in accordance with applicable law by the stockholders of A.L. Oslo (i.e., by the approval of 66 2/3% of the outstanding
                           ----
shares of A.L. Oslo represented at the meeting);

          (c)  Litigation.  No court or governmental or regulatory authority of
               ----------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated by this Agreement or imposes material restrictions on A.L. Oslo or the Company in connection with consummation of the Restructuring or the operation of the Related Norwegian Businesses following consummation of the Restructuring (collectively, an "Order");

          (d)  Minimum Participation in Exchange Offer.  There shall have been
               ---------------------------------------
validly tendered and not properly withdrawn pursuant to the Exchange Offer a number of New A.L. Oslo Shares representing more than 90% of the New A.L. Oslo Shares outstanding on a fully diluted basis (the "Minimum Condition");

          (e)  Norwegian Concessions.   The Company and, if applicable, New A.L.
               ---------------------
Oslo shall have received all concessions required under Norwegian law (upon customary terms) in order to effectuate the transactions contemplated by this Agreement, including the Demerger and the Exchange Offer;

          (f)  Warrants.   The issuance of the Warrants by the Company shall be
               --------
exempt from the registration requirements of the Securities Act, or the Warrants shall have been duly registered under the Securities Act; and

          (g)  Control Agreement.  The Control Agreement dated February 7, 1986
               -----------------
between A.L. Oslo and the Company shall be amended to extend the Termination Date to November 1, 1997 and to permit bona fide pledges of up to 2,000,000 shares of the Class B Stock.

          Section 5.2  Additional Conditions to Obligations of the Company.  The
                       ---------------------------------------------------
obligations of the Company to consummate the A.L. Labs Transfer, the Exchange Offer and the Charter Amendments are also subject to the fulfillment of each of the following additional conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a)  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties of A.L. Oslo set forth in this Agreement shall be true and correct in all material respects as of the date of this

Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and A.L. Oslo shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of A.L. Oslo by the Managing Director of A.L. Oslo to such effect;

          (b)  Consents and Approvals.  All consents and approvals of third
               ----------------------
parties and governmental bodies and authorities required to be made or obtained prior to the Closing Date in connection with the transactions contemplated hereby shall have been made or obtained (as the case may be) other than those which if not made or obtained, would not have a RNB Material Adverse Effect or a Material Adverse Effect;

          (c)  No Material Adverse Change.  There shall have been no material
               --------------------------
adverse change in the assets, liabilities, operations or prospects of the Related Norwegian Businesses from December 31, 1993 through the Closing Date (including, without limitation, any material adverse change in the prospects for the Related Norwegian Businesses as set forth in the financial projections for the Related Norwegian Businesses attached hereto as Schedule 3.6(c) and the Company shall have received the certificate of the Managing Director of A.L. Oslo on behalf of A.L. Oslo dated as of the Closing Date to such effect;

          (d) Execution of Other Agreements. A.L. Oslo shall have entered into
              -----------------------------
the form of lease attached hereto as Exhibit 8;

          (e) Consummation of Demerger. The Demerger shall have become effective
              ------------------------
in accordance with applicable Norwegian law;

          (f)  Legal Opinions.  The Company shall have received (i) an opinion
               --------------
of counsel to A.L. Oslo substantially in the form set forth in Exhibit 9 and
(ii) an opinion of counsel to the Company that the Charter Amendments will not result in U.S. federal income tax to the holders of Class A Stock; and

          (g)  Opinion of Financial Advisor.  The opinion of Lehman Brothers
               ----------------------------
referenced in Section 2.9 shall not have been modified, in a materially adverse manner, or withdrawn.

          Section 5.3  Additional Conditions to Obligations of A.L. Oslo.  The
                       -------------------------------------------------
obligations of A.L. Oslo to consummate the Demerger are also subject to the fulfillment of each of the following additional conditions any or all of which may be waived in whole or in part by A.L. Oslo, to the extent permitted by law:

          (a)  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and A.L. Oslo shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect;

          (b)  Norwegian Consents and Approvals.  All consents and approvals of
               --------------------------------
third parties and governmental bodies and authorities required to be made or obtained prior to consummation of the transactions contemplated by this Agreement shall have been made or obtained (as the case may be) other than those which if not made or obtained, will not have a Material Adverse Effect or a RNB Material Adverse Effect;

          (c)  No Material Adverse Change.  There shall have been no material
               --------------------------
adverse change in the assets, liabilities, operations or prospects of the Company from December 31, 1993 through the Closing Date and A.L. Oslo shall have received the certificate of a senior executive officer of the Company on behalf of the Company dated as of the Closing Date to such effect;

          (d)  Execution of Other Agreements.  The Company and the warrant agent
               -----------------------------
shall have executed the Warrant Agreement attached hereto as Exhibit 3;

          (e)  Satisfaction of other Conditions.  The conditions to the Company
               --------------------------------
performing its obligations set forth in Sections 5.1 and 5.2 (other than as they relate to the Demerger) shall have been satisfied or waived or A.L. Oslo shall have no reasonable expectation that they will not be satisfied as of the Closing Date (or with respect to the transfer of assets and liabilities pursuant to the A.L. Labs Transfer, as soon as reasonably practicable thereafter). A.L. Oslo shall also have received an undertaking by the Company dated as of the Closing Date that the Company will consummate the Exchange Offer in accordance with its terms promptly following the consummation of the Demerger;

          (f)  Legal Opinions.  A.L. Oslo shall have received an opinion of
               --------------
counsel to the Company substantially in the form set forth in Exhibit 10; and

          (g)  Opinion of Financial Advisor.  The opinion of Bear, Stearns & Co.
               ----------------------------
Inc. referenced in Section 3.14 shall not have been modified, in a materially adverse manner, or withdrawn.

                                   ARTICLE VI

                                  TERMINATION

          Section 6.1  Termination by Mutual Consent.  This Agreement may be
                       -----------------------------
terminated and the Restructuring may be abandoned at any time prior to the Closing Date, before or after the approval by holders of Class A Stock, by the mutual consent of A.L. Oslo and the Company, by action of their respective Boards of Directors.

          Section 6.2  Termination by the Company or A.L. Oslo.  This Agreement
                       ---------------------------------------
may be terminated and the Restructuring may be abandoned by action of the Board of Directors of the Company or A.L. Oslo if the Restructuring shall not have been consummated by December 31, 1994 or if the shareholders of the respective parties have voted and failed to approve the Restructuring; provided, that the right to terminate this Agreement under this Section 6.2 shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has been the cause of or resulted in the failure of the Restructuring to occur on or before such date.

          Section 6.3  Termination by A.L. Oslo.  This Agreement may be
                       ------------------------
terminated and the Restructuring may be abandoned at any time prior to the Closing Date, before or after the approval by holders of Class A Stock, by action of the Board of Directors of A.L. Oslo, if (x) there has been a material breach of any covenant or a breach of any representation or warranty by the Company which breach of representation or warranty individually or, together with all other such breaches, is reasonably likely to have a Material Adverse Effect, provided that any such breach of a covenant, representation or warranty has not been cured within 20 Business Days following receipt by the Company of written notice of such breach or (y) the Board of Directors of the Company or the Special Committee shall have withdrawn or modified in a manner adverse to A.L. Oslo its approval or recommendation of this Agreement, or any of the transactions contemplated hereby.

          Section 6.4  Termination by the Company.  This Agreement may be
                       --------------------------
terminated and the Restructuring may be abandoned at any time prior to the Closing Date, before or after the approval by holders of Class A Stock, by action of the Board of Directors of the Company, if (x) there has been a material breach of any covenant or a breach of any representation or warranty by A.L. Oslo which breach of representation or warranty individually or, together with all other such breaches is reasonably likely to have an RNB Material Adverse Effect, provided that any such breach of a covenant, representation or warranty has not been cured within 20 Business Days following receipt by A.L. Oslo of written notice of such breach or (y) the Board of Directors of A.L. Oslo shall have withdrawn or modified in a manner adverse to the Company its approval of this Agreement or any of the transactions contemplated hereby.

          Section 6.5  Effect of Termination and Abandonment.  In the event of
                       -------------------------------------
termination of this Agreement and abandonment of the Restructuring pursuant to this Article VI, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement and the transactions contemplated by this Agreement shall be abandoned and no party hereto (or any of its directors, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 6.5 and Section 8.2 and except that nothing herein will relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

          Section 7.1  General.  No action or proceeding may be brought for
                       -------
indemnification pursuant to Section 7.2(a)(i) or 7.2(b)(i) with respect to any of the representations and warranties which survive pursuant to Section 8.2 unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, shall have been delivered to the party alleged to have breached such representation or warranty prior to expiration of the applicable period of survival for such representation or warranty. No action or proceeding may be brought for indemnification pursuant to Section 7.2 with respect to items contained in any Schedule attached hereto if such item was part of such Schedule as amended, modified or supplemented pursuant to Section
4.7 on or prior to the Closing Date. After the Closing Date, the Company's exclusive remedy for any breach of any representation or warranty by A.L. Oslo that shall survive hereunder shall be to proceed against A.L. Oslo pursuant to the provisions of this Article VII. After the Closing Date, A.L. Oslo's exclusive remedy for any breach of any representation or warranty by the Company that shall survive hereunder shall be to proceed against the Company pursuant to the provisions of this Article VII. Any amounts paid under this Article VII shall be treated by the parties as adjustments to the Cash Purchase Price. Any payment of Damages (as defined below) under this Article VII shall be made net of any Tax benefit and increased by the amount of any Tax detriment, to the recipient of such payment for Damages.

          Section 7.2  Indemnification.
                       ---------------

          (a) From and after the Closing Date, the Company shall indemnify and hold harmless A.L. Oslo, its Subsidiaries and Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "A.L. Oslo Indemnified Parties") from and against all losses, costs, liabilities, obligations, damages, claims, demands and expenses including reasonable attorney's fees (herein, "Damages") incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation or warranty made by or on behalf of the Company under this Agreement or in any Schedule hereto (or in any certificate required to be delivered hereunder), (ii) any failure by New A.L. Oslo to meet any obligation secured by the Skoyen facility as credit support for obligations of New A.L. Oslo or the Company or the failure of New A.L. Oslo or the Company to release the Skoyen facility upon the fifth anniversary of the Closing Date as contemplated hereby, (iii) except as specifically provided to the contrary herein, liabilities specifically contemplated as being transferred to New A.L.

Oslo pursuant to the Demerger Agreement or this Agreement, (iv) liabilities arising in connection with the operation of New A.L. Oslo subsequent to the Closing and (v) liabilities for expenses incurred by the Company in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (b) From and after the Closing Date, A.L. Oslo shall indemnify and hold harmless the Company, its Subsidiaries and Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Company Indemnified Parties") from and against all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation or warranty made by or on behalf of A.L. Oslo under this Agreement or in any Schedule hereto (or in any certificate required to be delivered hereunder), (ii) liabilities for Taxes imposed by the United States of America upon or with respect to any payment of the Cash Purchase Price or Warrants made by the Company to a holder of New A.L. Oslo Shares pursuant to the terms of this Agreement or the Exchange Offer (including penalties, additions to tax, interest and any costs directly associated therewith) as a result of the Company's failure to withhold Taxes thereon, (iii) the operation of the Related Norwegian Businesses prior to the Closing other than in compliance with all applicable judgements, laws, regulations, orders and decrees in effect on or prior to the Closing that relate to the Related Norwegian Businesses, (iv) liabilities arising in connection with the operation of A.L. Oslo prior to the Closing, which do not relate to the Related Norwegian Businesses or liabilities of A.L. Oslo not specifically contemplated as being transferred to New A.L. Oslo pursuant to the Demerger Agreement (including Schedule I attached thereto), except for such liabilities which are reflected on the Opening Related Norwegian Businesses Balance Sheet, (v) liabilities arising under Environmental Laws in effect on or prior to the Closing (or pending as a proposal on the Closing Date) in connection with the operation of the Related Norwegian Businesses prior to the Closing Date, (vi) liabilities for Taxes arising in connection with the operation of A.L. Oslo on or prior to the Closing Date (or otherwise attributable to A.L. Oslo with respect to any period ending on or before the Closing Date), except for Taxes that are reflected as a reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face (rather than in any notes thereto) on the Opening Related Norwegian Businesses Balance Sheet or that are incurred in connection with the Related Norwegian Businesses in the ordinary course of business consistent with past practice with respect to the period from the date of the Opening Related Norwegian Businesses Balance Sheet through the Closing Date, (vii) liabilities for expenses incurred by A.L. Oslo and New A.L. Oslo in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, except as contemplated by
Section 8.1, and (viii) liabilities arising in connection with the operations of A.L. Oslo subsequent to the Closing; except, with respect to clauses (iii) and
(v) of this Section 7.2(b), for such liabilities which are reflected or reserved against in the Opening Related Norwegian Businesses Balance Sheet or which are incurred in the ordinary course of business consistent with past practice from the date of the Opening Related Norwegian Businesses Balance Sheet through the Closing Date and except, with respect to any claims for Damages relating to
Section 483 matters set forth on Schedule 3.5(c) ("483 Matters"), Damages shall not include employee costs or expenses (other than (x) the cost of additional employees hired specifically for the purpose of remediating 483 Matters in excess of one man-year and (y) overtime expenses of employees for remediating 483 Matters). For five years following the Closing, A.L. Oslo shall not be liquidated or take any other action which would be reasonably likely to impair A.L. Oslo's ability to meet any obligation for indemnification hereunder. Notwithstanding any provision to the contrary contained in this Agreement, the Company or any Company Indemnified Party shall only be entitled (x) to make a claim for indemnification against A.L. Oslo for breaches of the representations and warranties contained in Section 3.5(d) or pursuant to clause (iii) or (v) of this Section 7.2(b) of this Agreement after the amount of all Damages in the aggregate resulting from the foregoing shall exceed $500,000 and then the Company shall only be entitled to recover any amount of loss in excess of such $500,000 threshold; provided, however, that such threshold shall not apply if any senior official of A.L. Oslo had knowledge of the conditions giving rise to any such claim (it being expressly understood that senior officials at A.L. Oslo shall be deemed to have knowledge of all items and conditions included on the Schedules to this Agreement) or (y) to make a claim pursuant to clause (iii) of this Section 7.2(b) of this Agreement if the Company shall provide notice to A.L. Oslo of such claim prior to the fifth anniversary of the Closing. The parties acknowledge that the scheduling of any item pursuant to Article III hereof shall not exclude such items from the provisions of clauses (iii), (v) and (vi) of this Section 7.2(b).

          Section 7.3  Third Party Claims.  From and after the Closing Date, if
                       ------------------
a claim by a third party is made against an indemnified party and if such party intends to seek indemnity with respect thereto under this Article VII such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (reasonably acceptable to the indemnified party) and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided that the indemnified party may participate in such settlement or
- -------- ----
defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party unless the indemnifying party shall have consented to such settlement, which consent shall, upon request, not be unreasonably withheld. If the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all indemnified parties (i.e. the A.L. Oslo Indemnified Party or the
                                  ----
Company Indemnified Party, as the case may be) of unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

          Section 8.1  Payment of Expenses.  In the event the Restructuring is
                       -------------------
consummated, the Company shall pay the expenses incurred by the Company in connection with the transactions contemplated hereunder and the execution of this Agreement, and A.L. Oslo shall pay the expenses incurred by A.L. Oslo and New A.L. Oslo in connection with the transactions contemplated hereunder and the execution of this Agreement; provided, that any transaction expenses incurred by A.L. Oslo or New A.L. Oslo relating to the transfer of the Related Norwegian Businesses to New A.L. Oslo in the Demerger (the "Transfer Expenses") (such as registration fees, stamp taxes and transfer taxes) shall be divided in accordance with the next sentence; provided, however, that Transfer Expenses shall specifically not include legal expenses directly related to the transfer of specific assets in the Demerger. In the event the Restructuring Agreement is consummated, each of A.L. Oslo and New A.L. Oslo (with funds supplied by the Company, if necessary) shall pay one-half of the Transfer Expenses in excess of NOK 2,075,000 (the "Skoyen Amount") which Skoyen Amount shall be paid exclusively by A.L. Oslo. In the event of any termination of this Agreement, the Company and A.L. Oslo shall each pay expenses incurred by them in connection with the transactions contemplated hereunder or the execution of this Agreement.

          Section 8.2  Survival.  The agreements of the Company and A.L. Oslo
                       --------
contained in Sections 4.6(b), 6.5 and 8.1 shall survive any Article VI termination of this Agreement indefinitely. The agreements and representations and warranties of the Company and A.L. Oslo contained in Sections 1.1, 1.4, 4.6(c), 4.8, 4.9, 4.11, 4.12, 4.13, 4.14 and 4.16, Article VII, Sections 8.1,
8.2, 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10 and 8.11 shall survive the Closing.  All of the representations and warranties of the Company and A.L. Oslo contained in
Article II and Article III (and the related Sections 4.1 and 4.2) shall survive the Closing and shall expire on the first anniversary of the Closing (except that the representations and warranties contained in Section 2.10 shall expire on the Closing Date and the representations and warranties contained in Section
2.12 shall survive indefinitely and the representations and warranties contained in Section 3.12 shall survive until the expiration of the applicable statute of limitations). All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the transactions contemplated by this Agreement or any Article VI termination of this Agreement.


          Section 8.3  Other Definitional Provisions.
                       -----------------------------

          (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) The term "Affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (d) The term "Business Day" shall mean a day other than a Saturday, Sunday or day on which commercial banks are authorized or permitted to close in the State of New York or Oslo, Norway.

          (e) The term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

          (f) The term "Subsidiary" with respect to any party shall mean any corporation or other organization whether incorporated or unincorporated of which at least 50% of the securities or interests having by the terms thereof ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries and shall expressly not include, in the case of A.L. Oslo, the Company and its subsidiaries (other than A.L. Oslo and its subsidiaries) and in the case of the Company, A.L. Oslo and its subsidiaries.

          (g) The term "Taxes" shall mean all taxes, fees, levies, duties, charges or other like assessments including, without limitation, income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, value added and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto, whether disputed or not.

          (h) The term "Tax Return" shall mean any report, return, declaration, schedule or other information required to be supplied to a taxing authority in connection with Taxes.

          (i)  "NOK" shall mean Norwegian Kroner.

          Section 8.4  Modification or Amendment.  Except as otherwise provided
                       -------------------------
in Section 4.7, the parties hereto (acting, in the case of the Company, pursuant to authority of its Board of Directors) may modify or amend this Agreement, by written agreement, executed and delivered by duly authorized officers of the respective parties.

          Section 8.5  Waiver of Conditions.  The conditions to each of the
                       --------------------
parties' obligations to consummate the Restructuring (or parts thereof) are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          Section 8.6  Counterparts.  For the convenience of the parties hereto,
                       ------------
this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          Section 8.7  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law; provided, that, clause (ii) of
Section 7.2(b) shall be governed by and construed in accordance with the laws of the Kingdom of Norway without regard to any applicable principles of conflicts of law.

          Section 8.8  Notices.  Any notice, request, instruction or other
                       -------
document to be given hereunder by any party to the others shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier or by registered or certified mail (return receipt requested), postage prepaid, or telecopied (which is confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                            (a)  if to A.L. Oslo, to

                                 APOTHEKERNES LABORATORIUM A.S.
                                 Postboks 158 Skoyen
                                 N-0212 Oslo 2
                                 Norway

                                 Attention:  Einar W. Sissener
                             Managing Director

                                 with copies to

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                 919 Third Avenue
                                 New York, New York 10022

                                 Attention:  David J. Friedman

                                 and

                                 WIERSHOLM MELLBYE & BECH
                                 Kirkegaten 15
                                 Postboks 400 Sentrum
                                 0103 Oslo
                                 Norway

                                 Attention:  Per Raustol

                            (b)  if to the Company at any time, to

                                 A.L. LABORATORIES, INC.
                                 One Executive Drive
                                 Fort Lee, NJ 07024

                                 Attention:  Jeffrey Smith,
                            Executive Vice President and
                            Beth P. Hecht
                            Corporate Counsel

                                 with copies to

                                 KIRKLAND & ELLIS
                                 Citicorp Center
                                 153 East 53rd Street
                                 New York, New York 10022

                                 Attention:  Frederick Tanne

                                 and

                                 DEBEVOISE & PLIMPTON
                                 875 Third Avenue
                                 New York, New York 10022

                                 Attention:  Meredith M. Brown

                                 and

                                 ADVOKATFIRMAET FOYEN & CO ANS.
                                 Oscarsgate 52
                                 N-0258 Oslo
                                 Norway

                                 Attention:  Heikki Giverholt


          Section 8.9  Entire Agreement, etc.  This Agreement (including any
                       ----------------------
exhibits, schedules or annexes hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto except as specifically provided herein; provided, that it is expressly agreed that the provisions of Section 4.9(f) shall not create any rights and obligations in respect of any third parties.

          Section 8.10  Captions.  The Article, Section and paragraph captions
                        --------
herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          Section 8.11  Dispute Resolution.  The parties hereto, any Company
                        ------------------
Indemnified Party and any A.L. Oslo Indemnified Party shall attempt to resolve any dispute under this Agreement amicably by mutual agreement. Any such dispute which cannot be resolved by agreement within a period of sixty (60) days shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC"). Any such arbitration may be initiated by the delivery of a notice in writing by either party hereto to the other party following any such sixty (60) day period. The arbitration panel shall comprise three (3) arbitrators, one (1) to be appointed by the Company, one (1) to be appointed by A.L. Oslo, and the third by the first two (2) arbitrators. If either of the first two (2) arbitrators are not appointed within the time provided by said rules, or the two (2) arbitrators fail to agree on the choice of the third within thirty (30) days after their respective appointments become effective, such arbitrator(s) shall be appointed by the International Court of Arbitration of the ICC. The place of arbitration shall be London, England. The language to be used in the arbitral proceeding shall be English. The decision and award of the arbitration panel shall be final, non-appealable and binding on both parties and their successors and assigns hereunder, shall include a decision regarding the allocation of costs relating to any such arbitration and all matters related thereto, and shall be enforceable in any court of competent jurisdiction in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.



                                 APOTHEKERNES LABORATORIUM A.S


                                 By:     /s/ Einar W. Sissener
                                      ---------------------------
                                      Name:  Einar W. Sissener
                                      Title: Managing Director


                                 A. L. LABORATORIES, INC.


                                 By:      /s/ I. Roy Cohen
                                      ---------------------------
                                      Name:  I. Roy Cohen
                                      Title: Chairman of the Executive Committee

                                                                       EXHIBIT B

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           FORM OF WARRANT AGREEMENT

                                    BETWEEN

                                A.L. PHARMA INC.

                                      AND

                       THE FIRST NATIONAL BANK OF BOSTON,
                                 WARRANT AGENT

                   WARRANTS TO PURCHASE CLASS A COMMON STOCK

                                       , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  This WARRANT AGREEMENT (the "Agreement") is dated as of      , 1994, between
A.L. PHARMA INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as warrant agent (the "Warrant Agent").

  WHEREAS, the Company proposes to issue Warrants (the "Warrants") entitling the holders to purchase an aggregate of up to three million, six hundred thousand (3,600,000) shares ("Shares") of the Company's Class A Common Stock, $.20 par value (the "Class A Common Stock"); and

  WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of Warrants;

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

  Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

  Section 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than three million, six hundred thousand (3,600,000) Shares may be issued and delivered by the Company hereunder.

  Section 3. Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates and the forms of election to purchase Shares and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any Warrantholder, or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

  Section 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

  If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

  Section 5. Registration and Countersignature. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

  The Warrant Agent's countersignature on all Warrants shall be in substantially the form set forth in Exhibit A hereto.

  The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

  Section 6. Registration of Transfers and Exchanges. No Warrant may be transferred prior to the Restricted Period Termination Date except in a Permitted Transfer. Prior to the Restricted Period Termination Date, the Warrant Agent shall not register the transfer of any outstanding Warrant Certificate except a Permitted Transfer. Following the Restricted Period Termination Date until the Close of Business on the Expiration Date (as hereinafter defined), the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender of such Warrant Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Warrants or a Permitted Transferee accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. For purposes of this Agreement the "Restricted Period Termination Date" shall be the earlier of
    , 1995(1) or the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Warrants and Shares shall have been declared effective by the Securities and Exchange Commission (the "SEC"), and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, except that with respect to Warrants issued to or held by Einar W. Sissener or A/S Swekk or holders who acquire such warrants from Einar W. Sissener or A/S Swekk in a Permitted Transfer, the Restricted Period Termination Date shall be [THE DATE OF THE THIRD ANNIVERSARY OF THE DATE OF THIS AGREEMENT]. For purposes of this Agreement a "Permitted Transfer" shall be any of the following: (i) a transfer by operation of law, (ii) a transfer pursuant to applicable laws of descent and distribution, and (iii) a transfer to the owners of an entity holder upon the liquidation of such entity; provided, however, that the restrictions contained in this Section 6 and elsewhere in this Agreement shall continue in effect with respect to any Warrant in the hands of the transferee of a Permitted Transfer. For purposes of this Agreement, the term "Permitted Transferee" shall mean any holder who acquired Warrants in a Permitted Transfer.

  Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Warrants (a "Warrant Agent Office,") or at the offices of any successor Warrant Agent as provided in Section 18 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and of this Section 6, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by Section 13.
- --------
(1) 1st Anniversary of date of this Agreement.

  For purposes of this Agreement, "AFFILIATE" or "AFFILIATE" means, with respect to any person, (i) any other person or entity controlling, controlled by or under common control with such person, and (ii) any officer, director, partner, trustee, beneficiary or employee of any person referred to in clause
(i) above.

  Section 7 Duration and Exercise of Warrants. The Warrants shall expire at (a) 5:00 p.m. New York City Time (the "Close of Business") on [DECEMBER 31, 1998](2) or (b) the Close of Business on such later date as shall be determined in the sole discretion of the Company in a written statement to the Warrant Agent and with notice to registered holders of Warrants in the manner provided for in Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). The Warrants shall not be exercisable prior to the Restricted Period Termination Date. At such time as the Warrants become exercisable, and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

  Subject to the provisions of this Agreement, including Section 13, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and
nonassessable Share at the price of $   (U.S.)(3) (such price, as may be
adjusted from time to time as provided in Section 13, being the "Exercise Price"). The holder of a Warrant shall exercise such holder's right to purchase Shares by depositing with the Warrant Agent at a Warrant Agent Office the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Warrants or a Permitted Transferee) to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange, and paying to the Warrant Agent in lawful money of the United States of America an amount equal to the Exercise Price multiplied by the number of Shares in respect of which such Warrants are being exercised.

  Subject to Section 9, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the Company's Class A Common Stock transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate duly executed and payment of the aggregate Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the number of Warrants evidenced by the Warrant Certificate so surrendered that have not been exercised, and the Warrant Agent is hereby authorized to countersign such new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this Section 7.

  The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of Shares through the exercise of Warrants.
- --------
(2) In the event the closing contemplated by the Restructuring Agreement occurs after September 30, 1994 this date will be the date which is 4 years and three months after the issuance date.
(3) Exercise price to be determined pursuant to the Restructuring Agreement by and between Apothekernes Laboratorium A.S and A.L. Laboratories, Inc. dated as of May 16, 1994.

  Section 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates representing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

  Section 9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

  Section 10. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

  Section 11. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Class A Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Class A Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 12. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

  Before taking any action that would cause an adjustment pursuant to Section 13 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

  The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

  Section 12. Registration of Warrants and Shares and Stock Exchange Listings; Prospectus Delivery. (a) The Company will file with the SEC and use its best efforts to have declared effective by the first anniversary of the issuance of the Warrants a registration statement, on Form S-3 or such other form as is then available for such use by the Company, covering all Warrants and the Shares. The Company will use it best efforts to keep such registration statement continuously effective from the date on which it is first declared effective by the SEC through the Close of Business ten (10) business days following the Expiration Date; provided however, that if the Company has received a written request from any person who in the judgment of the

Company may be deemed to be an affiliate of the Company, (as that term is defined in Rule 144 promulgated under the Securities Act) prior to the Expiration Date that any Shares acquired as the result of the exercise of a Warrant are owned or deemed to be owned by such affiliate and that such Shares will be owned or will be deemed to be owned by such affiliate on and after the Expiration Date, then the Company shall use its best efforts to keep the registration statement provided for by this Section 12 effective for so long as necessary to permit sales of such Shares to be made by such affiliate but in no event longer than the second anniversary of the Expiration Date. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act, the Company agrees that it will file such post-effective amendments to the registration statement provided for in this Section 12. So long as any Warrants remain outstanding (and so long as necessary to permit affiliates to sell Shares in the circumstances and subject to the limitations described in the second preceding sentence), the Company will take all necessary action (a) to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) to have the Warrants (no later than the first anniversary of the issuance of the Warrants) and the Shares (immediately upon their issuance upon exercise of Warrants) listed for trading or quotation on the New York Stock Exchange or, if such listing is in the opinion of the Company impracticable, on one of the following securities exchanges or securities markets, as the board of directors of the Company deems appropriate to facilitate the trading of the Warrants: (i) another national securities exchange; (ii) quotation on the National Association of Security Dealers Automated Quotations system ("NASDAQ") or the National Association of Security Dealers Automated Quotation/National Market System ("NASDAQ/NMS"); or (iii) such other over-the-counter quotation system.

  (b) On the date of its effectiveness and on the date of any Warrant sale or exercise, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the final prospectus contained in the Registration Statement, if not filed pursuant to rule 424(b), will not, and on the date of any filing pursuant to rule 424(b) and upon the date of any Warrant sale or exercise or any resale by an affiliate, such final prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (c) The Company will indemnify and hold harmless, to the fullest extent permitted by law, the holders of Warrants and Shares and each person, if any, who controls each such holder within the meaning of the Securities Act, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the holders or any such controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included prospectus, as amended or supplemented, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse the holders and each such controlling person of the holders promptly upon demand for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any holder in any such case to the extent, but only to the extent, that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information about such holder furnished by such holder or such controlling persons for use in the preparation thereof, provided further, that the Company shall not be liable to any person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter, within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus prepared by the Company and made available to such persons, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any holder or any controlling person of the holder, and shall survive the transfer of such securities by the holder. In the event that indemnity is not available, the Company agrees to contribute to any and all losses based on the relative faults of the parties involved as well as other equitable factors which may be appropriate.

  (d) Each holder of Warrants or Shares covered by any registration statement contemplated by this Section 12 will severally indemnify and hold harmless to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with such holder's consent) to which the Company or any such controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included prospectus, as amended or supplemented, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (z) the failure of such holder to send or give a copy of the final prospectus prepared by the Company and made available to such holder to any person, and such holder will reimburse the Company and each such controlling person of the Company promptly upon demand for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding to the extent, but only to the extent, that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information about such holder furnished by such holder or such controlling persons for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto. Each holder, by accepting delivery of any Warrant, agrees to be bound by the provisions of this Section 12(d). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any controlling person of the Company. In the event that indemnity is not available, each such holder severally agrees to contribute to any and all losses based on the relative faults of the parties involved as well as any other equitable factors which may be appropriate.

  (e) If requested by the original holders of not less than 25% of the outstanding Warrants, the Company and such holders shall enter into an underwriting agreement with an investment banking firm containing customary representations, warranties and provisions relating to indemnification and contribution. In addition, the Company shall use its reasonable efforts to cooperate with such investment banking firm to facilitate any such offering.

  (f) The Company shall make available to the holders of Warrants copies of the prospectus so that such holders may comply with their prospectus delivery requirements.

  (g) The Company shall pay all out-of-pocket expenses incurred in connection with the Registration Statement including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, fees and disbursements of the Company's and the Warrant holders' counsel (provided however that the Warrant holders are only entitled to one counsel as a group selected by the holders of a majority of the Shares) and accountants and fees and disbursements of experts used by the Company in connection with such registration, provided, that the Company shall not be required to pay any underwriting discounts or commissions.

  (h) The provisions of this Section 13 are for the benefit of the holders of Warrants and persons who may be deemed to be affiliates of the Company acquiring Shares upon the exercise of Warrants and shall survive the expiration and/or exercise of the Warrants.

  Section 13. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13.

  (a) If the Company shall (i) pay a dividend on its shares of Class A Common Stock in shares of either Class A Common Stock or shares of the Company's Class B Common Stock, $.20 par value, (ii) subdivide its outstanding shares of Class A Common Stock, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (iv) reclassify the Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Class A Common Stock, references in this Agreement to Class A Common Stock shall thereafter be deemed to refer to the securities into which the Class A Common Stock shall have been reclassified.

  (b) If the Company shall issue rights, options or warrants to all holders of its outstanding Class A Common Stock entitling them for a period of 45 days or less to subscribe for or purchase shares of Class A Common Stock at a price per share that is lower than the market price per share of Class A Common Stock (as defined in paragraph (f) below) as of the record date mentioned below, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, (i) the numerator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Class A Common Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered would purchase at the market price per share of Class A Common Stock at such record date (the date of computation referenced in paragraph (f) below). Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

  For the purposes of adjustments required by paragraph (b) of this Section 13, the shares of Class A Common Stock that the holder of any outstanding rights, options or warrants shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of sale, issuance or distribution of such securities to the extent that an adjustment has been made for such issuance pursuant to such paragraph (b), and the consideration, if any, received by the Company therefor shall be deemed to be the consideration received by the Company for such securities, plus the consideration or premiums stated in such securities to be paid for the shares of Class A Common Stock covered thereby.

  (c) If the Company shall distribute to all holders of its shares of Class A Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Class A Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, (i) the numerator of which shall be the then current market price per share of Class A Common Stock (as defined in paragraph (f) below) on the date of such distribution (the date of computation referenced in paragraph (f) below), and (ii) the denominator of which shall be the then current market price per share of Class A Common Stock (as defined in paragraph (f) below) on the date of such distribution (the date of computation referenced in paragraph (f) below), less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed or of subscription rights, options or warrants or convertible or exchangeable securities, in each instance applicable to one share of Class A Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

  (d) For the purpose of any computation under paragraph (b) of this Section 13, the current or closing market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices (determined as provided in Section 14(c)) for the 15 consecutive trading days commencing 20 trading days before the date of such computation.

  (e) Except for adjustments required by paragraph (k) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

  (f) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (k) hereof), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

  (g) For the purpose of this Section 13, the term "shares of Class A Common Stock" shall mean (i) the class of stock designated as the Class A Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or (c) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Class A Common Stock, thereafter the provisions of this Agreement with respect to Shares, including, without limitation, the provisions regarding adjustments to be made from time to time to the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares, shall apply as nearly as practicable in an equivalent manner to such other shares.

  (h) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Class A Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Class A Common Stock so issued were the shares of Class A Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Class A Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

  (i) The Company in its discretion may elect, on or after the date of any adjustment required by paragraphs (a) and (b) of this Section 13, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of Section 14, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to
Section 14, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4, 5 and 6 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be, registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

  (j) Except as provided in paragraphs (a) and (b) of this Section 13, no adjustment to the number of Shares which may be purchased upon exercise of any Warrant in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

  (k) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Warrant shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this paragraph (k) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement

  (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

  Section 14. Fractional Warrants and Fractional Shares.

  (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 13(k) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this
Section 14(a), the current market value of a Warrant shall be the closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

  (b) Notwithstanding any adjustment pursuant to Section 13 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Class A Common Stock minus the equivalent fraction of the exercise price. For purposes of this Section 14(b), the current market value of a share of Class A Common Stock shall be the closing price of a share of Class A Common Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

  (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Warrants or Class A Common Stock, as the case may be, are not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or Class A Common Stock, respectively, is listed or admitted to trading, or if the Warrants or Class A Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or Class A Common Stock, as the case may be, is not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

  Section 15. Notices to Warrantholders. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 13, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause the Warrant Agent to give to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

  If:

    (a) the Company shall declare any dividend payable in any securities upon its shares of Class A Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Class A Common Stock, or

    (b) the Company shall offer to the holders of its shares of Class A Common Stock any additional shares of Class A Common Stock or securities convertible or exchangeable into shares of Class A Common Stock or any right to subscribe for or purchase Class A Common Stock, or

    (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily morning English language newspaper of general circulation in New York City, New York, and in a daily morning Norwegian language newspaper of general circulation in Oslo, Norway, of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

  Section 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

  If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

  Section 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

    (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

    (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

    (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

    (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed in good faith by it to be genuine and to have been signed, sent or presented by the proper party or parties.

    (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties, under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

    (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding related thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

    (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

    (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

    (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing the provisions of this Agreement.

    (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

    (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

  Section 18. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

  Section 19. Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

  Section 20. Delivery of Prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant

Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

  Section 21. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

    A.L. Pharma Inc.
    One Executive Drive
    Fort Lee, New Jersey 07024

  If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

  Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

    The First National Bank of
    Boston
    _____________________________
    _____________________________
    _____________________________

The Warrant Agent maintains a Warrant Agent Office at_____________________.

  Section 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants in any material respect.

  Any supplement or amendment of this Agreement which may not be made by the Company and the Warrant Agent without the approval of holders of Warrant Certificates pursuant to the preceding paragraph shall require the approval of the holders of Warrant Certificates entitled to purchase upon exercise thereof a majority of the Shares which may be purchased upon the exercise of all outstanding Warrant Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would change the Expiration Date to a date prior to December 31, 1998 or which would provide for an adjustment to either (i) the number of Shares purchasable upon exercise of a Warrant or (ii) the exercise price for which Shares are purchasable upon exercise of a Warrant, in either case, in a manner not provided for in this agreement and in a manner that would have a substantial negative impact on the holders of Warrant Certificates, then such amendment or supplement shall require the consent of the holders of all Warrant Certificates.

  Section 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  Section 24. Termination. This Agreement shall terminate at the Close of Business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

  Section 25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law or choice of laws of the State of New York or any other jurisdiction which would cause the application of any laws other than of the State of New York.

  Section 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

  Section 27. Counterparts. This Agreement may be executed in a number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

  Section 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                              *   *   *   *   *

  In Witness Whereof the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                          A.L. Pharma Inc.


                                          By___________________________________
                                                          [TITLE]

Attest:

_____________________________________

                                          The First National Bank of Boston


                                          By___________________________________
                                                          [TITLE]

Attest:

_____________________________________

                                   Exhibit A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

    THIS WARRANT WAS ORIGINALLY ISSUED ON     , 1994 AND SUCH ISSUANCE
  WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS WARRANT NOR THE CLASS A COMMON STOCK OBTAINABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAW COVERING SUCH SECURITY OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. THE TRANSFER AND EXERCISE OF THIS WARRANT ARE ALSO SUBJECT TO THE CONDITIONS ON TRANSFER AND EXERCISE SPECIFIED IN THE
  WARRANT AGREEMENT, DATED AS OF     , 1994 (AS AMENDED AND MODIFIED
  FROM TIME TO TIME), BETWEEN THE ISSUER HEREOF (THE "COMPANY") AND THE FIRST NATIONAL BANK OF BOSTON, AS WARRANT AGENT; THE COMPANY AND THE WARRANT AGENT EACH RESERVE THE RIGHT TO REFUSE THE TRANSFER OF THIS WARRANT UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                          Void After December 31, 1998

No. C-                                                       WARRANT TO PURCHASE
                                                  SHARES OF CLASS A COMMON STOCK

                                A.L. PHARMA INC.

                    Warrant to Purchase Class A Common Stock

  This Warrant Certificate certifies that       or registered assigns, is the
registered holder of a Warrant (the "Warrant") of A.L. Pharma Inc., a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Class A Common Stock, $.20 par value (the "Class A Common Stock"), of the Company set forth above. This Warrant expires at the close of business on December 31, 1998 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price of [$ ]* (the "Exercise Price"), payable in lawful money of the United States of America.

  Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of an amount equal to the Exercise Price multiplied by the number of Shares to be purchased upon
exercise hereof at the office or agency of the Warrant Agent in      (the
"Warrant Agent Office").

  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The holder hereof by accepting this Warrant Certificate hereby acknowledges and consents to the restrictions regarding transfer and exercise of this Warrant contained in the Warrant Agreement.
- --------
* Exercise price to be determined pursuant to the Restructuring Agreement by and between Apothekernes Laboratorium A.S and A. L. Laboratories, Inc. dated as of May 16, 1994

  No Warrant may be exercised prior to the earlier of     , 1995 or the date on
which a registration statement under the Securities Act covering the Warrants and the Shares shall have been declared effective by the SEC, and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken (the "Restricted Period Termination Date"), or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

  This Warrant Certificate shall not be valid unless manually countersigned by the Warrant Agent.

  In Witness Whereof, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

  Dated:    .


                                          A.L. Pharma Inc.


                                          By___________________________________
                                                          [TITLE]


[Corporate Seal of A.L. Pharma Inc.]

Attest:


By___________________________________
                [TITLE]



Countersigned: The First National
 Bank of Boston, as Warrant Agent


By___________________________________

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                A.L. PHARMA INC.

  The warrant evidenced by this warrant certificate is part of a duly authorized issue of Warrants to purchase a maximum of three million, six hundred thousand (3,600,000) Shares of Class A Common Stock issued pursuant to
a Warrant Agreement, dated as of     , 1994 (the "Warrant Agreement"), duly
executed and delivered by the Company and The First National Bank of Boston, as Warrant Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and it should be referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.

  Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.

  In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become void and of no value.

  The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share minus the same fraction of the exercise price.

  Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

  Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.

  The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for any other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                             ELECTION TO EXERCISE

                 (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

  The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate to purchase     Shares and herewith tenders in
payment for such Shares $    in lawful money of the United States of America,
in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:

     _______________________________________________________________
                                  Name

     _______________________________________________________________
                                 Address

     _______________________________________________________________
                     Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:

     _______________________________________________________________
                                  Name

     _______________________________________________________________
                                 Address

     _______________________________________________________________
                     Delivery Address (if different)


_________________________  ____________________________________________________
SOCIAL SECURITY OR OTHER                        SIGNATURE
 TAXPAYER IDENTIFICATION
    NUMBER OF HOLDER


                           NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. IN ADDITION, THE SIGNATURE OF THE HOLDER HEREOF MUST BE GUARANTEED.

Signature Guaranteed:
_________________________

                                   ASSIGNMENT

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
              HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

  For Value Received, the undersigned registered holder hereby sells, assigns and transfers unto

     _______________________________________________________________
                            Name of Assignee

     _______________________________________________________________
                           Address of Assignee

this Warrant Certificate, together with all right, title and interest therein,
and does irrevocably constitute and appoint     attorney, to transfer the
within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

_________________________  ____________________________________________________
          DATED                                 SIGNATURE

                            NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE
                              NAME AS WRITTEN UPON THE FACE OF THIS WARRANT
                           CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
                               OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. IN
                            ADDITION, THE SIGNATURE OF THE HOLDER HEREOF MUST
                                              BE GUARANTEED.

_________________________
SOCIAL SECURITY OR OTHER
 TAXPAYER IDENTIFICATION
    NUMBER OF HOLDER

Signature Guaranteed:
_________________________

                                                                       EXHIBIT C

                                               (Office translation into English)

                                    FORM OF
                               DEMERGER AGREEMENT
                                    between
                         Apothekernes Laboratorium A.S
                      (to be renamed A.L. Industrier A.S)
                                      and
              Apothekernes Laboratorium A.S (under incorporation)


          This agreement is entered into on this May __, 1994 between Apothekernes Laboratorium A.S (to be renamed A.L. Industrier A.S) ("Parent") and Apothekernes Laboratorium A.S (under incorporation) ("New A.L. Oslo").

          Whereas, Parent and A. L. Laboratories, Inc. ("A.L. Labs") have entered into a Restructuring Agreement, dated May 16, 1994 (the "Restructuring Agreement"), pursuant to which Parent and A.L. Labs have agreed to combine their respective related businesses; and

          Whereas, in furtherance thereof and pursuant to this Demerger Agreement (i) the assets and liabilities of Parent relating to Parent's Pharmaceutical (including bulk antibiotics), Animal Health and Aquatic Animal Health Divisions and its subsidiaries Apolab OY, Norgesplaster A/S and A.L. Lakemedel AB shall be and certain other assets shall be demerged (the "Demerger") into New A.L. Oslo and (ii) each holder of ordinary shares of Parent shall receive one ordinary share of New A.L. Oslo for each ordinary share of Parent held by such holder (other than ordinary shares of Parent held by A/S Wangs Fabrik).

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I - THE DEMERGER

          Section 1.1 - Incorporation. New A.L. Oslo shall be incorporated by
                        -------------
Parent under laws of the Kingdom of Norway.

          Section 1.2 - Demerger.  Subject to the terms and conditions hereof
                        --------
and in Sections 5.1 and 5.3 of the Restructuring Agreement:

          (a) Parent shall reduce its share capital by NOK 20,000,000 from NOK 40,000,000 to NOK 20,000,000 by reducing the nominal value of each share of its capital stock from NOK 100 to NOK 50 and an amount equal to the reduced share capital shall be allocated to a fund to be disposed of by the General Meeting of shareholders of Parent in accordance with Schedule II;

          (b) Immediately after the reduction in share capital referenced in (a) above, Parent shall reduce its share capital further by NOK 2,600,000 from NOK 20,000,000 to NOK 17,400,000 by reducing the nominal value of each share of its capital stock from NOK 50 to NOK 43.50. NOK 2,506,822.50 of the reduced share capital shall be transferred to New. A.L. Oslo as provided in Schedule III as payment of the share capital of New A.L. Oslo as issued pursuant to Section 1.3 below;

          (c) At the General Meeting of the shareholders of Parent approving the reduction of the share capital, (i) Den norske Bank, or a substitute Norwegian entity (the "Investor"), shall subscribe for 520,000 ordinary shares of Parent, nominal value NOK 43.50 per share, at a price of NOK 43.50 per share (the "Investor Subscription") and (ii) the shareholders of Parent shall vote on a resolution to waive any applicable preemptive rights in connection with the Investor Subscription;

          (d) Attached as Schedule II are pro forma balance sheets of New A.L. Oslo and Parent, as of December 31, 1993. Subject to the assumption of certain liabilities as set forth in Section 1.2(e), Parent shall convey, transfer and assign all of Parent's interest to the assets described in Schedule I (the "Transferred Assets") to New A.L. Oslo; and

          (e) In consideration of the conveyance, transfer and assignment of all of Parent's interest in the Transferred Assets, New A.L. Oslo shall assume and agree to pay and discharge the liabilities described in Schedule I (the "Transferred Liabilities").

          Section 1.3 - New A.L. Oslo Shares.  Upon the effectiveness of the
                        --------------------
Demerger with the Registry, the holders of ordinary shares of Parent (other than A/S Wangs Fabrik) shall be entitled to receive one ordinary share of New A.L. Oslo, of NOK 6.50 each, for each share of Parent held by such holder. No other compensation shall be payable to the shareholders of Parent with respect to the Demerger.

          Section 1.4 - Transfer Documentation.  From time to time, whether
                        ----------------------
before or after the effectiveness of the Demerger, (i) Parent shall execute and deliver such documents to New A.L. Oslo as New A.L. Oslo may reasonably request in order to consummate the conveyance, transfer and assignment of all of Parent's interest in the Transferred Assets and (ii) New A.L. Oslo shall deliver to Parent such documents as Parent may reasonably request to make effective or otherwise evidence New A.L. Oslo's assumption and agreement to pay and discharge the Transferred Liabilities.

          Section 1.5 - Name Change.  Upon the consummation of the Demerger,
                        -----------
Parent shall be renamed "A.L. Industrier A.S" and Parent shall use its reasonable best efforts to permit New A.L. Oslo to use the name Apothekernes Laboratorium A.S.


                   ARTICLE II - REPRESENTATION AND WARRANTIES

          Parent represents and warrants to New A.L. Oslo that:

          Section 2.1 - No Conflict.  Except as set forth in the Restructuring
                        -----------
Agreement, the transfer of the Transferred Assets and the assumption of the Transferred Liabilities will not (A) result in a violation or breach of, or constitute a default under the provisions of any instrument of indebtedness, agreement, license or other instrument or obligation to which Parent is a party,
(B) violate any applicable law, rule or regulation or (C) violate Parent's Articles of Association; excluding from the foregoing clauses violations, breaches or defaults which would not have a material adverse effect on the Transferred Assets.

          Section 2.2 - Consents and Approvals.  Except for the applicable
                        ----------------------
requirements under the Norwegian Joint Stock Companies Act (the "NCA") and the consents and approvals set forth on Schedule 3.5 to the Restructuring Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory agency is required to be obtained by Parent in connection with the execution, delivery and performance of this Demerger Agreement.

                    ARTICLE III - CONDITIONS; EFFECTIVENESS

          Section 3.1 - Conditions.  This Demerger Agreement shall be subject to
                        ----------
the adoption and approval of the shareholders of Parent. The effectiveness of the Demerger shall be subject to the satisfaction or waiver by Parent of the conditions set forth in Sections 5.1 and 5.3 of the Restructuring Agreement. As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 5.1 and 5.3 of the Restructuring Agreement and prior to the Closing (as such term is defined in the Restructuring Agreement), Parent shall cause the final Certificate of Demerger to be duly registered with the Registry. The Demerger shall become effective upon the time that such final Certificate of Demerger shall have been duly filed with the Registry.

          Section 3.2 - Tax and Accounting.  Notwithstanding the provisions of
                        ------------------
Section 3.1, the Demerger shall be effective for tax and accounting purposes as of January 1, 1994.

          Section 3.3 - Termination.  This Agreement may be terminated and the
                        -----------
Demerger may be abandoned at any time by action of the Board of Directors of Parent upon termination of the Restructuring Agreement.

          Section 3.4 - Employees.  Immediately following the consummation of
                        ---------
the Demerger, all employees of Parent shall become employees of New A.L. Oslo upon the same terms as applicable immediately prior to the Demerger.

          Section 3.5 - Arbitration.  The parties hereto shall attempt to
                        -----------
resolve any dispute under this Agreement amicably by mutual agreement. Any such dispute which cannot be resolved by agreement within a period of sixty (60) days shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC"). Any such arbitration may be initiated by the delivery of a notice in writing by either party hereto to the other party following any such sixty (60) day period. The arbitration panel shall comprise three (3) arbitrators, one (1) to be appointed by Parent, one (1) to be appointed by New A.L. Oslo, and the third by the first two (2) arbitrators. If either of the first two (2) arbitrators are not appointed within the time provided by said rules, or the two (2) arbitrators fail to agree on the choice of the third within thirty (30) days after their respective appointments become effective, such arbitrator(s) shall be appointed by the International Court of Arbitration of the ICC. The place of arbitration shall be London, England. The language to be used in the arbitral proceeding shall be English. The decision and award of the arbitration panel shall be final, non-appealable and binding on both parties and their successors and assigns hereunder, shall include a decision regarding the allocation of costs relating to any such arbitration and all matters related thereto, and shall be enforceable in any court of competent jurisdiction in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

          Section 3.6 - Entire Agreement, etc.  This Agreement (including any
                        ---------------------
schedules hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto except as specifically provided herein; provided, that it is expressly agreed that the provisions of Section 3.4 shall not create any rights and obligations in respect of any third parties.

          Section 3.7 - Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the Kingdom of Norway without regard to any applicable principles of conflicts of law.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                             Oslo, __________, 1994


Apothekernes Laboratorium A.S               Apothekernes Laboratorium A.S
(to be renamed A.L. Industrier A.S)         (under incorporation)



___________________________________         ____________________________
By:                                         By:
Title:                                      Title:

                                                                  CONFORMED COPY
                                                                       EXHIBIT D

                                LEHMAN BROTHERS

                                                                    May 16, 1994

The Special Committee of the Board of Directors
A. L. Laboratories, Inc.
One Executive Drive
Fort Lee, New Jersey 07024

Members of the Special Committee:

  We understand that A. L. Laboratories, Inc. (the "Company") and Apothekernes Laboratorium A.S ("A. L. Oslo") propose to enter into a Restructuring Agreement to be dated May 16, 1994 (the "Restructuring Agreement"). Under the terms of the Restructuring Agreement, the Company will commence an offer to the shareholders of New A. L. Oslo (as hereinafter defined) to exchange (the "Exchange Offer") for the outstanding New A. L. Oslo ordinary shares held by the holders of such shares (i) 170.0 million Norwegian Kroner (approximately $23.5 million, at the exchange rate on May 13, 1994), subject to adjustment as specified in the Restructuring Agreement and (ii) warrants (the "Warrants") to purchase 3,600,000 shares of the Company's Class A common stock, par value $0.20 per share, through December 31, 1998, subject to the price and terms as set forth in the Restructuring Agreement and in a Warrant Agreement between the Company and a warrant agent (the "Warrant Agreement") (the "Proposed Transaction"). Immediately prior to the commencement of the Exchange Offer, pursuant to the terms and conditions of a Demerger Agreement between A. L. Oslo and New A. L. Oslo, a wholly owned subsidiary of A. L. Oslo to be 100% spun-off to shareholders of A. L. Oslo ("New A. L. Oslo"), certain assets and liabilities of A. L. Oslo shall have been transferred to New A. L. Oslo (the "Demerger") and New A. L. Oslo will consist of the Pharmaceutical (including Bulk Antibiotics), Animal Health and Aquatic Animal Health Divisions of A. L. Oslo and the Apolab OY, Norgesplaster A/S and A. L. Lakemedel AB subsidiaries of A. L. Oslo (collectively, the "Related Norwegian Businesses"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Restructuring Agreement.

  We have been requested by the Special Committee of the Board of Directors of the Company (the "Special Committee") to render our opinion with respect to the fairness, from a financial point of view, to the Company and, accordingly, to the holders of the Class A common stock, of the consideration to be paid by the Company in the Proposed Transaction.

  In arriving at our opinion, we reviewed and analyzed: (1) the Restructuring Agreement, the Warrant Agreement and the Demerger Agreement, (2) such other publicly available and non-public information concerning the Company and A. L.Oslo which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Related Norwegian Businesses through the end of 1995 furnished to us by A.
L. Oslo, (4) a comparison of the historical financial results and present financial condition of the Related Norwegian Businesses of A. L. Oslo with those of other companies which we deemed relevant, and (5) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the managements of A. L. Oslo and the Company concerning the business, operations, assets, financial condition and prospects for the Related Norwegian Businesses and the possible strategic benefits of a combination of the businesses of the Company and the Related Norwegian Businesses and undertook such other studies, analyses and investigations as we deemed appropriate.

  We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification and have further relied upon the assurances of management of A. L. Oslo and the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Related Norwegian Businesses for 1994 and 1995, we have assumed with the Special Committee's permission that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of A. L. Oslo as to the future financial performance of the Related Norwegian Businesses and that the Related Norwegian Businesses will perform substantially in accordance with such projections. In addition, for purposes of our analysis, we also have considered the evaluations of the business, operations and prospects of the Related Norwegian Businesses by the management of the Company. In arriving at our opinion, we have conducted physical inspections of certain (but not all) of the properties and facilities of the Related Norwegian Businesses but have not made or obtained any evaluations or appraisals of the assets or liabilities of the Related Norwegian Businesses. Our opinion is necessarily based upon market, economic, legislative and other conditions as they exist on, and can be evaluated as of, the date of this letter. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction. In addition, we express no opinion as to the impact of the Proposed Transaction on the price of the Class A common stock of the Company or the prices at which the Class A common stock will actually trade at any time.

  We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company and to the holders of the Class A common stock.

  This opinion is solely for the use and benefit of the Special Committee and the Board of Directors of the Company. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          Lehman Brothers

                                                    /s/ Peter J. Mixter
                                          By: _________________________________
                                                     Managing Director

                                                                       EXHIBIT E

                     INDEX TO COMBINED FINANCIAL STATEMENTS
                      OF THE RELATED NORWEGIAN BUSINESSES

                                                                           PAGE
                                                                           ----
Unaudited Interim Financial Statements:
  Combined Balance Sheet as of June 30, 1994..............................  E-2
  Combined Statements of Income for the three months ended June 30, 1994 and 1993 and the six months ended June 30, 1994 and 1993...............  E-3
  Combined Statements of Cash Flows for the six months ended June 30, 1994 and 1993...............................................................  E-4
  Notes to Combined Financial Statements..................................  E-5
Audited Year End Financial Statements:
  Independent Accountant's Report.........................................  E-6
  Combined Balance Sheets as of December 31, 1993 and 1992................  E-7
  Combined Statements of Income for the years ended December 31, 1993,
   1992 and 1991..........................................................  E-8
  Combined Statements of Cash Flows for the years ended December 31, 1993,
   1992 and 1991..........................................................  E-9
  Notes to Combined Financial Statements.................................. E-10
Financial Statement Schedules:
  Independent Accountant's Report......................................... E-27
  Schedule V -- Property, Plant and Equipment............................. E-28
  Schedule VI -- Accumulated Depreciation and Amortization of Property,
   Plant and Equipment.................................................... E-29
  Schedule VIII -- Valuation and Qualifying Accounts...................... E-30
  Schedule IX -- Short Term Borrowings.................................... E-31
  Schedule X -- Supplementary Income Statement Information................ E-32

                        THE RELATED NORWEGIAN BUSINESSES

                            COMBINED BALANCE SHEETS
                       (in thousands of Norwegian Kroner)

                                                      JUNE 30, 1994 DECEMBER 31,
                                                       (UNAUDITED)      1993
                                                      ------------- ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................     19,522       24,295
  Accounts receivable, net...........................     79,150       76,122
  Receivables from related parties...................     29,511       27,001
  Inventories........................................     79,795       82,457
  Prepaid expenses and other current assets..........      9,121        5,675
                                                         -------      -------
    Total current assets.............................    217,099      215,550
  Long-term receivables from related parties.........     43,700       43,700
  Property plant and equipment, net..................    397,340      396,552
  Intangible assets, net.............................    143,001      147,966
  Other assets and deferred charges..................         50           49
                                                         -------      -------
TOTAL COMBINED ASSETS................................    801,190      803,817
                                                         =======      =======
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt..................     50,214       45,726
  Short-term debt....................................      1,487          116
  Payable to related party...........................      9,000
  Accounts payable...................................     23,063       30,431
  Accrued expenses...................................     41,770       41,893
  Accrued and deferred income taxes..................      2,003        2,263
                                                         -------      -------
    Total current liabilities........................    127,537      120,429
                                                         -------      -------
  Long-term debt.....................................    451,010      471,597
  Deferred income tax................................     46,605       41,306
  Other non-current liabilities......................     23,991       21,394
Contingencies and Commitments
EQUITY:
  Net investment.....................................    152,182      149,212
  Foreign currency translation adjustment............       (135)        (121)
                                                         -------      -------
    Total equity.....................................    152,047      149,091
                                                         -------      -------
TOTAL COMBINED LIABILITIES AND EQUITY................    801,190      803,817
                                                         =======      =======

                        THE RELATED NORWEGIAN BUSINESSES

                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
                       (in thousands of Norwegian Kroner)

                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      --------------------  ------------------
                                        1994       1993       1994      1993
                                      ---------  ---------  --------  --------
Net Sales............................   141,782    130,556   290,631   267,551
Other Revenue........................     6,215      6,190    12,313    11,948
                                      ---------  ---------  --------  --------
  Total revenue......................   147,997    136,746   302,944   279,499
Cost of sales........................    71,922     69,676   144,090   135,675
                                      ---------  ---------  --------  --------
  Gross profit.......................    76,075     67,070   158,854   143,824
Selling, general and administrative
 expenses............................    58,837     54,408   118,862   112,181
                                      ---------  ---------  --------  --------
  Operating income...................    17,238     12,662    39,992    31,643
Interest expense.....................   (10,674)   (14,466)  (23,147)  (31,259)
Foreign exchange gains (losses)......      (138)     1,641      (494)      620
Other income, net....................     1,083      1,868     2,248     3,604
                                      ---------  ---------  --------  --------
  Income before provision for income
   taxes.............................     7,509      1,705    18,599     4,608
Provision for income taxes...........     2,277        658     5,629     1,553
                                      ---------  ---------  --------  --------
  Net income.........................     5,232      1,047    12,970     3,055
                                      =========  =========  ========  ========

                        THE RELATED NORWEGIAN BUSINESSES

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                       (in thousands of Norwegian Kroner)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                            ------------------
                                                              1994      1993
                                                            --------  --------
OPERATING ACTIVITIES:
 Net income................................................   12,970     3,055
 Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization............................   22,433    21,561
  Deferred income taxes....................................    5,629     1,553
  Unrealized exchange differences..........................      597     1,287
 Changed in assets and liabilities, net of effect from
  business acquisitions:
  (Increase) decrease in accounts receivable...............   (5,573)  (13,059)
  (Increase) decrease in receivables from related parties..   (2,505)   (7,007)
  (Increase) decrease in inventory.........................    2,661     1,865
  (Increase) decrease in prepaid expenses and other current
   assets..................................................   (3,380)  (10,022)
  (Increase) decrease in accounts payable and accrued ex-
   penses..................................................   (8,396)   (6,099)
  (Increase) decrease in accrued and deferred income taxes.     (582)   (2,392)
  Increase in pension liabilities..........................    2,597     3,683
  Other, net...............................................    2,548
                                                            --------  --------
    Net cash provided by operating activities..............   28,999    (5,575)
                                                            --------  --------
INVESTING ACTIVITIES:
 Capital expenditures......................................  (18,251)  (10,327)
 Acquisition of Norgesplaster A/S, net of cash acquired....             (5,780)
 (Increase) decrease in interest bearing receivables.......             (4,500)
                                                            --------  --------
    Net cash used in investing activities..................  (18,251)  (20,607)
                                                            --------  --------
FINANCING ACTIVITIES:
 Net borrowing under lines of credit.......................    1,368    79,576
 Proceeds from long-term debt..............................   25,000
 Reduction of long-term debt...............................  (40,882)  (37,702)
 Payable to related party..................................    9,000
 Dividends paid............................................  (10,000)   (8,000)
                                                            --------  --------
    Net cash (used in) provided by financing activities....  (15,514)   33,874
                                                            --------  --------
Effect of exchange rate changes on cash....................       (7)      (33)
                                                            --------  --------
Increase (decrease) in cash and cash equivalents...........   (4,773)    7,659
Cash and cash equivalents at beginning of year.............   24,295     6,611
                                                            --------  --------
Cash and cash equivalents at end of period.................   19,522    14,270
                                                            ========  ========

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                       (in thousands of Norwegian Kroner)

1. GENERAL

  These combined financial statements include all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, considered necessary for a fair presentation of the results for the periods presented. The reported results for the six-month period ended June 30, 1994 are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the combined financial statements of the Related Norwegian Businesses (as described in Note 1 to the combined financial statements) as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 which financial statements are included as an exhibit to the proxy statement.

2. INVENTORIES

  Inventories consist of the following:

                                                 JUNE 30, 1994 DECEMBER 31, 1993
                                                 ------------- -----------------
   Finished goods..............................     42,969          50,420
   Work in process.............................     18,650          15,759
   Raw materials...............................     18,176          16,278
                                                    ------          ------
                                                    79,795          82,457
                                                    ======          ======

3. SUPPLEMENTAL DATA

                                                 JUNE 30, 1994   JUNE 30, 1993
                                                 ------------- -----------------
   Cash paid for interest......................     27,396          33,549
   Cash paid for taxes.........................        582           2,392

4. RELATED PARTY TRANSACTIONS

  Transactions with A. L. Laboratories Inc. and subsidiaries (A. L. Labs):

                                                    SIX MONTHS ENDED JUNE 30,
                                                 -------------------------------
                                                     1994            1993
                                                 ------------- -----------------
   Inventory purchased from A. L. Labs.........      2,395           4,276
   License fees received from A. L. Labs.......      7,432           6,670
   Sales to and commissions received from A. L.
    Labs.......................................     53,447          45,032

  As of June 30, 1994 there was a net current receivable of NOK 15,235 from A.
L. Labs.

5. NET INVESTMENT

  The following is a reconciliation of the net investment in the Related Norwegian Businesses:

   Balance December 31, 1993.......................................... 149,212
   Net income.........................................................  12,970
   Dividends paid..................................................... (10,000)
                                                                       -------
   Balance June 30, 1994.............................................. 152,182
                                                                       =======

            FINISHED PHARMACEUTICAL, ANIMAL HEALTH, BULK ANTIBIOTICS
                    AND AQUATIC ANIMAL HEALTH BUSINESSES OF
       APOTHEKERNES LABORATORIUM A.S (THE "RELATED NORWEGIAN BUSINESSES")

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and the Shareholders of Apothekernes Laboratorium A.S

We have audited the combined balance sheets of the finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses of Apothekernes Laboratorium A.S, herein referred to as the Related Norwegian Businesses (as described in Note 1), as of December 31, 1993 and 1992, and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1993. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared to present the financial position, results of operations and cash flows of the finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses of Apothekernes Laboratorium A.S on the basis described in Note 1 and are not intended to be a complete presentation of the consolidated financial position, results of operations and cash flows of the finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses of Apothekernes Laboratorium A.S.

In our opinion, the aforementioned combined financial statements (Pages E-7 to E-26) present fairly, in all material respects, the combined financial position of the Related Norwegian Businesses (as described in Note 1) as of December 31, 1993 and 1992 and the combined results of operations and cash flows for each of the three years in the period ended December 31, 1993, in conformity with United States generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, the Related Norwegian Businesses changed their method of accounting for income taxes in 1992.

COOPERS & LYBRAND AS
/s/COOPERS & LYBRAND
Oslo, Norway
May 11, 1994, except for Note 2 and Note 3 which are as of May 16, 1994.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

                            COMBINED BALANCE SHEETS
                       (in thousands of Norwegian Kroner)

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                         1993          1992
                                                     ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................       24,295         6,611
  Accounts receivable, net..........................       76,122        60,332
  Receivables from related parties..................       27,001        27,585
  Inventories.......................................       82,457        78,849
  Prepaid expenses and other current assets.........        5,675         6,398
                                                     ------------  ------------
    Total current assets............................      215,550       179,775
  Investment in company under equity method.........                      8,192
  Long-term receivables from related parties........       43,700        43,700
  Property, plant and equipment, net................      396,552       395,703
  Intangible assets, net............................      147,966       152,571
  Other assets and deferred charges.................           49            24
                                                     ------------  ------------
TOTAL COMBINED ASSETS...............................      803,817       779,965
                                                     ============  ============
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.................       45,726        41,586
  Short-term debt...................................          116        36,702
  Accounts payable..................................       30,431        26,379
  Accrued expenses..................................       41,893        42,797
  Accrued and deferred income taxes.................        2,263         3,345
                                                     ------------  ------------
    Total current liabilities.......................      120,429       150,809
                                                     ------------  ------------
  Long-term debt....................................      471,597       415,333
  Deferred income taxes.............................       41,306        33,490
  Other non-current liabilities.....................       21,394        14,900
Contingencies and Commitments
EQUITY:
  Net investment....................................      149,212       165,474
  Foreign currency translation adjustment...........         (121)          (41)
                                                     ------------  ------------
    Total equity....................................      149,091       165,433
                                                     ------------  ------------
TOTAL COMBINED LIABILITIES AND EQUITY...............      803,817       779,965
                                                     ============  ============

 The notes on pages E-10 to E-26 are an integral part of the combined financial statements.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

                         COMBINED STATEMENTS OF INCOME
                       (in thousands of Norwegian Kroner)

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1993      1992      1991
                                                   --------  --------  --------
Net sales........................................   528,688   457,304   378,935
Other revenue....................................    27,626    28,803    34,566
                                                   --------  --------  --------
  Total revenue..................................   556,314   486,107   413,501
Cost of sales....................................   268,575   248,200   207,058
                                                   --------  --------  --------
  Gross profit...................................   287,739   237,907   206,443
Selling, general and administrative expenses.....   226,822   192,910   179,022
                                                   --------  --------  --------
  Operating income...............................    60,917    44,997    27,421
Interest expense.................................   (59,454)  (51,846)  (21,493)
Foreign exchange gains...........................     1,770    20,506    44,239
Other income (expense), net......................     8,083     6,113    (2,138)
Equity in net earnings of affiliated company.....               1,555       723
                                                   --------  --------  --------
  Income before provision for income taxes, and
   cumulative effect of change in accounting
   principle.....................................    11,316    21,325    48,752
Provision for income taxes.......................     4,120     6,400    16,994
                                                   --------  --------  --------
Income before cumulative effect of change in ac-
 counting principle..............................     7,196    14,925    31,758
Cumulative effect of change in accounting princi-
 ple.............................................              16,210
                                                   --------  --------  --------
  Net income.....................................     7,196    31,135    31,758
                                                   ========  ========  ========


 The notes on pages E-10 to E-26 are an integral part of the combined financial statements.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                       (in thousands of Norwegian Kroner)

                                                   YEARS ENDED DECEMBER 31,
                                                   --------------------------
                                                    1993     1992      1991
                                                   -------  -------  --------
OPERATING ACTIVITIES:
  Net income......................................   7,196   31,135    31,758
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization...................  42,879   39,041    17,882
  Deferred income taxes...........................   6,945    3,355    14,552
  (Gain) loss on disposals property, plant and
   equipment......................................    (293)  (1,828)    4,395
  Loss from sale of shares........................              287
  Equity in net income of affiliated company, net
   of dividends received..........................           (1,355)     (573)
  Unrealized exchange differences.................   1,362   30,453   (30,313)
  Cumulative effect of change in accounting prin-
   ciple..........................................          (16,210)
Change in assets and liabilities, net of effect
 from business acquisitions:
  (Increase) decrease in accounts receivable...... (11,050) (10,407)      205
  Decrease (increase) in receivables from related
   parties........................................   3,608    3,489   (12,822)
  Decrease (increase) in inventory................   4,701  (11,526)     (257)
  (Increase) decrease in prepaid expense and other
   current assets.................................    (741)   4,101      (573)
  (Decrease) increase in accounts payable and ac-
   crued expenses.................................  (3,468)   3,506      (789)
  (Decrease) in accrued and deferred income taxes.  (2,837)  (3,299)   (1,075)
  Increase in pension liabilities.................   7,147    5,177     2,154
  Other, net......................................               56        85
                                                   -------  -------  --------
    Net cash provided by operating activities.....  55,449   75,975    24,629
                                                   -------  -------  --------
INVESTING ACTIVITIES:
  Proceeds from sale of property, plant and equip-
   ment...........................................   1,905    3,521     1,338
  Proceeds from sale of shares....................            4,495
  Capital expenditures............................ (24,466) (41,107) (148,431)
  Acquisition of Norgesplaster A/S, net of cash
   acquired.......................................  (5,780)
  Acquisition of product lines....................           (5,463)   (5,677)
  (Increase) decrease in interest bearing receiv-
   ables..........................................  (3,000) (17,500)    2,500
                                                   -------  -------  --------
    Net cash used in investing activities......... (31,341) (56,054) (150,270)
                                                   -------  -------  --------
FINANCING ACTIVITIES:
  Net borrowing under lines of credit............. (36,585)  15,359     2,015
  Proceeds from long-term debt....................  95,000            105,911
  Reduction of long-term debt..................... (41,364) (37,435)   (4,825)
  Dividends paid..................................  (8,000)  (6,000)   (4,800)
  Change in net investment........................ (15,458)  (9,732)    6,781
                                                   -------  -------  --------
    Net cash (used in) provided by financing ac-
     tivities.....................................  (6,407) (37,808)  105,082
                                                   -------  -------  --------
  Effect of exchange rate changes on cash.........     (17)     (67)      (83)
                                                   -------  -------  --------
  (Decrease) increase in cash and cash equiva-
   lents..........................................  17,684  (17,954)  (20,642)
  Cash and cash equivalents at beginning of year..   6,611   24,565    45,207
                                                   -------  -------  --------
  Cash and cash equivalents at end of year........  24,295    6,611    24,565
                                                   =======  =======  ========

 The notes on pages E-10 to E-26 are an integral part of the combined financial statements.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.ACCOUNTING POLICIES

  (a) Reorganization:

  These combined financial statements have been prepared in connection with the proposed combination of the assets and liabilities of the finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses of Apothekernes Laboratorium A.S with A. L. Laboratories, Inc. ("A.
L. Labs"). A. L. Labs is a specialized international pharmaceutical company engaged in developing, manufacturing and marketing branded, value-added generic pharmaceuticals, animal health micronutrients and bulk antibiotics. Thus, these statements combine the various subsidiaries, businesses, and assets (such as licenses, patents and trademarks) and liabilities of Apothekernes Laboratorium A.S ("A. L. Oslo") which are proposed to be combined with A. L. Labs. The above-described finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses of A. L. Oslo consist principally of certain of the accounts of A. L. Oslo and its Swedish, Finnish and Norwegian subsidiaries, A. L. Lakemedel AB, Apolab OY and Norgesplaster A/S, respectively (exclusive of the Skoyen real estate and certain leasehold improvements), and are herein referred to as the Related Norwegian Businesses. Refer also to Notes 2 and 3 on Pages E-12 and E-13.

  (b) Basis of presentation:

  The financial statements of the various entities comprising the Related Norwegian Businesses follow the generally accepted accounting principles of their respective countries. The individual statements have then been restated to reflect accounting principles generally accepted in the United States.

  These statements reflect certain combined subsidiaries, businesses or assets at their historical cost to A. L. Oslo. The results of operations and cash flows of the combined entities are reflected at their historical bases. The combined financial statements of the Related Norwegian Businesses also include certain allocations from A. L. Oslo of costs attributable to operating assets (the Skoyen real estate and certain leasehold improvements) not included in these financial statements. The methods by which such amounts are allocated are deemed reasonable by management.

  The financial statements of the Related Norwegian Businesses may not necessarily be indicative of the results that would have been attained had the Related Norwegian Businesses operated independently of A. L. Oslo.

  All significant transactions between the combined entities have been eliminated.

  All amounts included herein are in thousands (000's), except where otherwise noted.

  (c) Cash equivalents:

  Cash equivalents include all highly liquid investments that have an original maturity of three months or less. Cash equivalents that are restricted total NOK 6,162 and NOK 5,154 in 1993 and 1992, respectively, and relate to employee payroll withholding taxes.

  (d) Inventories:

  Inventories are valued at the lower of cost or market and are stated on the first-in, first-out (FIFO) and average cost methods.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  (e) Property, plant and equipment:

  Property, plant and equipment are recorded at cost. Expenditures for additions, major renewals and betterments are capitalized whereas expenditures for maintenance and repairs are charged to income as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in net income.

  Interest is capitalized as part of the acquisition cost of major construction projects. In 1991, NOK 19,139 of interest costs were capitalized.

  Depreciation is computed on a straight-line basis over estimated useful lives which are as follows:

   Buildings........................................................    30 years
   Building improvements............................................ 10-15 years
   Machinery and equipment..........................................  5-15 years

  (f) Intangible assets:

  Intangible assets represent the excess cost of acquired businesses over the underlying fair value of the tangible net assets acquired and the cost of technology, trademarks, and other non-tangible assets acquired in product line acquisitions. Intangible assets are amortized on a straight-line basis over their estimated period of benefit. The following table is net of accumulated amortization at December 31, 1993 and 1992 of NOK 24,884 and NOK 14,953, respectively.

                                                   DECEMBER 31,   ESTIMATED LIFE
                                                  --------------- --------------
                                                   1993    1992
                                                  ------- -------
Excess cost of acquired businesses over fair
 value of the net assets acquired...............  132,385 133,083     20 years
Technology, non-competition agreements and pen-
 sion adjustment related to unfunded accumulated
 benefit obligations............................   15,581  19,488   6-20 years
                                                  ------- -------
  Total.........................................  147,966 152,571
                                                  ======= =======

  (g) Foreign currency translation:

  The assets and liabilities of the Related Norwegian Businesses' foreign subsidiaries are translated, where appropriate, from their respective functional currencies into Norwegian Kroner at rates in effect at the balance sheet date. Results of operations are translated using average rates in effect during the year. Foreign currency transaction gains and losses are included in income. Foreign currency translation adjustments are accumulated in a separate component of equity.

  (h) Interest rate hedging transactions:

  The Related Norwegian Businesses from time to time enter into interest rate hedge agreements which fix the interest rate to be paid for specified periods on variable rate long-term debt. The differential to be paid or received is recorded as of the value date and recognized over the life of the agreements as an adjustment to interest expense.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  (i) Taxes:

  The provision for income taxes includes Norwegian and other foreign income taxes currently payable and those deferred because of temporary differences between income for financial statement purposes and tax purposes.

  In 1992, the Related Norwegian Businesses adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 involves the utilization of the liability method of accounting for deferred taxes based on enacted tax rates.

  (j) Foreign exchange contracts:

  The Related Norwegian Businesses enter into foreign exchange contracts as a hedge against foreign debt payable. Market value gains and losses are recognized, and the resulting credit or debit offsets foreign exchange gains or losses on the foreign debt. Results of foreign exchange contracts that are not recognized as hedges are taken to income currently.

2. PROPOSED COMBINATION

  A.S Wangs Fabrik, a wholly owned subsidiary of A. L. Oslo, is a holding company whose principal asset is its investment in A. L. Labs. The common stock of A. L. Labs is comprised of two different classes, Class A and Class B Common Stock. A.S Wangs Fabrik owns all of the Class B Common Stock which, as of December 31, 1993, represents 38.2% of A. L. Labs' outstanding stock. The Class B Common Stock enables A. L. Oslo (through A.S Wangs Fabrik) to elect 75% of the Board of Directors of A. L. Labs as long as the Class B Common Stock constitutes 12.5% or more of the total share capital of A. L. Labs.

  Pursuant to the Restructuring Agreement dated May 16, 1994 between A. L. Oslo and A. L. Labs (the "Restructuring Agreement"), A. L. Oslo and A. L. Labs have agreed to the combination of the Related Norwegian Businesses of A. L. Oslo with A. L. Labs. The consummation of the Restructuring Agreement is subject to a number of conditions including the approval of the shareholders of A. L. Oslo and A. L. Labs.

3. DEMERGER AND REORGANIZATION

  As part of the reorganization, A. L. Oslo will enter into a Demerger Agreement. Pursuant to the Demerger Agreement, the Related Norwegian Businesses will be transferred to a newly incorporated Norwegian company ("New A. L. Oslo") as follows:

  --A. L. Oslo will form New A. L. Oslo, and will cause all shares of capital stock of New A. L. Oslo to be distributed to the shareholders of A. L. Oslo in proportion to their share ownership of A. L. Oslo;

  --A. L. Oslo would transfer substantially all of the assets and liabilities of the Related Norwegian Businesses (except the Skoyen real estate and leasehold improvements used in the Related Norwegian Businesses which will be leased to New A. L. Oslo on a long term basis) to New A. L. Oslo in a demerger under applicable Norwegian laws, and A. L. Oslo (which will be renamed A.L. Industrier A.S following the demerger), will retain its shares of Class B Common Stock of A. L. Labs, its interests in Dynal A/S, its various subsidiaries engaged in the food business and certain other assets not used in the Related Norwegian Businesses. Following the demerger, New A. L. Oslo will provide administrative services to A. L. Oslo on a full cost reimbursement basis;

  --In the demerger, A. L. Oslo would retain all liabilities and obligations not arising out of the Related Norwegian Businesses and would indemnify New A. L. Oslo against such liabilities as well as certain

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1) pre-transaction liabilities and obligations of the Related Norwegian Businesses relating to taxes, environmental law compliance and regulatory matters;

  --A. L. Oslo would retain its interest in the Skoyen real estate and leasehold improvements used in the Related Norwegian Businesses and A. L. Oslo's administrative offices subject to lease of such property to New A.
    L. Oslo for a term of 20 years (plus certain options) for a nominal rent plus New A. L. Oslo's agreement to pay taxes, insurance and normal maintenance costs during the lease term;

  --A. L. Labs would offer to acquire from the shareholders of A. L. Oslo, all of their shares of New A. L. Oslo's capital stock in exchange for a proportionate interest in a) a cash payment equal to NOK 170 million, less any dividends paid on the A. L. Oslo ordinary shares after January 1, 1994 that would have the effect of reducing the equity of the Related Norwegian Businesses and subject to adjustment for significant changes in the exchange rate between the Norwegian Kroner and the U.S. dollar, and
    (b) certain warrants to purchase 3,600,000 of Class A Common Stock of A.
    L. Labs at a price to be determined based on the market price of the Class A Common Stock of A. L. Labs during a specified period prior to the meeting of A. L. Labs' shareholders called to vote on the reorganization. Acceptance of such offer by holders of a minimum percentage of A. L. Oslo shares is a condition to the combination;

  --A. L. Labs will invest up to NOK 100 million in New A. L. Oslo as a capital investment within six months following closing;

  In connection with the reorganization, A.S Wangs Fabrik will pay its existing obligation to A. L. Oslo (which will be included in the assets of the Related Norwegian Businesses). Certain debt of A. L. Oslo to banks and other lenders which will be transferred to New A. L. Oslo may be guaranteed or otherwise supported by A. L. Labs or refinanced.

  Pursuant to the Restructuring Agreement, A. L. Labs would transfer substantially all its assets and personnel to a wholly-owned subsidiary. In accordance with the Restructuring Agreement, the personnel transfer will occur simultaneously with the reorganization and the transfer of substantially all of the assets of A. L. Labs will occur as soon as practicable after the consummation of the reorganization. In addition, A. L. Labs would amend its Certificate of Incorporation to change its name and to increase the number of directors elected by the holders of its Class A Common Stock from 25% to 33 1/3%.

  Except as indicated, all of the proposed transactions described above are to occur at or about the same time. New A. L. Oslo is referred to elsewhere herein as the Related Norwegian Businesses.

4. ACQUISITIONS

  On January 1, 1993, the Related Norwegian Businesses acquired the remaining outstanding shares (50% ownership) of Norgesplaster A/S from an unrelated third party for NOK 15.0 million in cash. The acquisition has been accounted for using the purchase method and the results of operations have been included in the Related Norwegian Businesses' financial statements from the date of acquisition. The excess of the total cost of the acquisition over the fair value of the net assets aggregated approximately NOK 6.6 million and has been recorded as goodwill.

  As noted above, the results of operations of Norgesplaster A/S have been included in the statement of income for the Related Norwegian Businesses from January 1, 1993. The unaudited proforma results of operations for the year ended December 31, 1992, as if the acquisition of Norgesplaster A/S had occurred at the beginning of that period, are as follows: revenues NOK 531,060 and net income NOK 32,162.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  In March 1992, the Related Norwegian Businesses purchased the distribution rights for the antibiotics Tyrothricin and Gramicidin from an independent French company. The purchase price of the intangible assets was NOK 5.5 million and is being amortized over 20 years.

  In November 1991, the Related Norwegian Businesses purchased the bulk antibiotic assets of an unrelated Danish company, H. Lundbeck AS. Simultaneously, Dumex, a wholly owned Danish subsidiary of A. L. Labs purchased from the Related Norwegian Businesses, the polymyxin product line included in the purchased bulk antibiotic assets for approximately $6 million in cash plus an additional amount for inventory on hand. The Related Norwegian Businesses recognized no gain or loss on the subsequent sale to Dumex.

  The remaining bulk antibiotic assets acquired from H. Lundbeck AS consist mainly of intangible assets, which are being amortized on a straight-line basis over 20 years. The remaining assets were purchased with cash of DKK 5,565 (NOK 5,677) and a non-interest bearing note of DKK 160,000 (NOK 163,200), which is payable over four years.

5. INVENTORIES

  Inventories consist of the following:

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1993   1992
                                                                   ------ ------
   Finished goods................................................. 50,420 47,222
   Work-in-process................................................ 15,759 16,022
   Raw materials.................................................. 16,278 15,605
                                                                   ------ ------
     Total........................................................ 82,457 78,849
                                                                   ====== ======

6. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1993      1992
                                                             --------  --------
   Land.....................................................   18,965    18,662
   Buildings and building improvements......................  173,664   169,677
   Machinery and equipment..................................  337,658   318,530
   Construction in progress.................................    9,185     3,811
   Less, accumulated depreciation........................... (142,920) (114,977)
                                                             --------  --------
     Total..................................................  396,552   395,703
                                                             ========  ========

7. SHORT-TERM DEBT

  The Related Norwegian Businesses had short term debt in the form of credit lines and bank overdrafts amounting to NOK 116 and NOK 36,702 as of December 31, 1993 and December 31, 1992, respectively. NOK 50,000 has been utilized on a NOK 70,000 short-term line of credit with Sparebanken NOR. Since, however, it is management's intention to refinance this debt in 1994 utilizing the existing long-term line of credit with Den norske Bank, this amount has been classified as long-term (see Note 10).

  At December 31, 1993, the Related Norwegian Businesses had available bank lines of credit totaling NOK 83,363. Borrowings under these lines are generally made for periods of up to three months. Interest

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1) rates on these lines ranged from 6.34% to 15.25% at December 31, 1993. At December 31, 1993 the amount of unused short term lines of credit totaled NOK 33,247.

  The available bank lines of credit at December 31, 1993 (NOK 83,363) include a credit line of NOK 70 million which is required to be collateralized by Class B Common Stock of A. L. Labs. 160,000 shares must be pledged for each NOK 10 million utilized. As of December 31, 1993, 1,128,125 shares were pledged.

8. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                               FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------
                                                     1993             1992
                                               ---------------- ----------------
   Accrued VAT, holiday pay and duties........           22,089           20,397
   Accruals and other current liabilities.....           19,804           22,400
                                               ---------------- ----------------
     Total....................................           41,893           42,797
                                               ================ ================

9. INCOME TAXES

  The provision for income taxes, which does not include significant foreign amounts, consists of the following:

                                              FOR THE YEARS ENDED DECEMBER 31,
                                             -----------------------------------
                                                1993         1992       1991
                                             -----------  ---------- -----------
   Current..................................      (2,825)      3,045       2,442
   Deferred.................................       6,945       3,355      14,552
                                             -----------  ---------- -----------
     Provision for income taxes.............       4,120       6,400      16,994
                                             ===========  ========== ===========

  Deferred tax liabilities (assets) are comprised of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1992
                                                                 ------  ------
   Accelerated depreciation and amortization for income tax
    purposes...................................................  46,514  36,580
   Difference between inventory valuation methods used for book
    and tax purposes...........................................   3,706   2,267
   Other.......................................................     231     214
                                                                 ------  ------
   Gross deferred tax liabilities..............................  50,451  39,061
                                                                 ------  ------
   Pension liabilities.........................................  (5,275) (3,090)
   Other.......................................................  (1,183)   (225)
                                                                 ------  ------
   Gross deferred tax assets...................................  (6,458) (3,315)
                                                                 ------  ------
     Net deferred tax liabilities..............................  43,993  35,746
                                                                 ======  ======

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Reconciliation of Norwegian statutory tax rate to the effective tax rate:

                                            FOR THE YEARS ENDED DECEMBER 31,
                                            --------------------------------
                                               1993       1992        1991
                                            ---------- ----------  -----------
                                                  (AMOUNTS IN PERCENT)
   Provision for income taxes at statutory
    rate..................................        28.0       28.0         50.8
   Non-deductible costs...................         7.1        2.9          1.7
   Allowable exclusions from taxable in-
    come..................................                               (14.4)
   Equity in net earnings of affiliated
    company...............................                   (1.8)        (0.6)
   Dividend exclusion.....................                                (3.4)
   Other..................................         1.3        0.9          0.8
                                            ---------- ----------  -----------
                                                  36.4       30.0         34.9
                                            ========== ==========  ===========

10. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1993    1992
                                                                 ------- -------
   Norgeskreditt................................................ 226,088 231,280
    (11.36% fixed, NOK)
   SND..........................................................  58,107  50,721
    (11.50% fixed, NOK)
   Nordiska Investeringsbanken..................................  59,167  60,833
    (NIBOR plus 0.60%, NOK)
   Lundbeck.....................................................  78,331 112,270
    (10.00% fixed, DKK)
   Lines of credit..............................................  95,000
    (floating rate, NOK)
   Other........................................................     630   1,815
                                                                 ------- -------
                                                                 517,323 456,919
   Less: current portion........................................  45,726  41,586
                                                                 ------- -------
                                                                 471,597 415,333
                                                                 ======= =======

  In October 1989, the Related Norwegian Businesses secured NOK 200,000 of mortgage financing from Norgeskreditt in connection with the construction of the new pharmaceutical production facility. Repayment of this mortgage will begin with an instalment of NOK 800 in 1994 and continue with semiannual instalments through 2021. An additional loan of NOK 24,713 collateralized by the Skoyen production facility, was obtained from Norgeskreditt in October 1991 to retire the Related Norwegian Businesses' outstanding bonds. This loan is payable in semiannual instalments of NOK 2,471 through 1998. The remaining NOK 1,375, collateralized by the Skoyen production facility, is payable in semiannual amounts of NOK 125 through 1999. The outstanding principal on the loans from Norgeskreditt are subject to interest rate adjustments as follows:
NOK 80,000 during the first and second quarter of 1994, NOK 40,000 in 1995, and NOK 104,713 in 1996. Interest rates obtained will depend on the effective yield on actual Norgeskreditt bonds to which the loans are linked, plus a lending margin of approximately 0.70%.

  The Related Norwegian Businesses' borrowings from SND include a loan of NOK 50,000 which was obtained in connection with the construction of the new pharmaceutical production facility. Instalments of

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

NOK 1,471 are payable semiannually beginning in 1995 and terminating in 2011. This financing is subject to an interest rate adjustment in April 1994. The interest rate expected to be obtained on the adjustment date, will be a function of market interest rate plus a margin of approximately 1.00%. Three smaller loans aggregating NOK 1,107 are also outstanding with SND. The SND debt is collateralized by the Skoyen production facility.

  Following the acquisition of antibiotics product lines during the fourth quarter of 1991, the Related Norwegian Businesses secured a NOK 50,000 loan from Nordiska Investeringsbanken (NIB). This loan is payable in semiannual amounts of NOK 3,571, commencing in September, 1997, and a final payment in 2004. A second loan of NOK 9,167 from NIB is payable in semiannual amounts of NOK 833 terminating in June 1999. The Skoyen facility serves as collateral for both NIB loans.

  The NOK 78,331 outstanding debt to Lundbeck represents the present value of the two remaining instalments of DKK 40,000 payable on the first business day of 1994 and 1995. The Related Norwegian Businesses have hedged the currency exposure arising from the Lundbeck instalments by purchasing DKK 40,000 forward exchange contracts which mature on the same dates as the DKK instalments are due. This debt has been accounted for using the interest method applying an interest rate of 10.00%. Payments on this debt have been guaranteed by Den norske Bank via a guarantee fee amounting to 0.75% per annum. The Den norske Bank guarantee requires that certain minimum current, quick and interest cover ratios, as defined, be maintained. Den norske Bank holds shares of the A. L. Oslo subsidiary A/S Nopal as collateral.

  As of December 31, 1993, the Related Norwegian Businesses had utilized NOK 45,000 of a total NOK 120,000 available long-term line of credit with Den norske Bank. Amounts drawn on this line are due December 31, 1996 and bear interest at NIDOR plus 0.875%. This credit line requires that certain minimum current, quick and interest cover ratios, as defined, be maintained. 700,000 shares of A.S. Wangs Fabrik serve as a collateral for this credit facility.

  Since it is management's intention to refinance the NOK 50,000 drawn on the short-term line of credit with Sparebanken NOR (see Note 7) utilizing the existing long-term line of credit with Den norske Bank during 1994, this amount has been classified as long-term. The Sparebanken NOR line of credit bears interest at NIBOR plus 0.90 %. The amounts drawn on the Den norske Bank and Sparebanken NOR lines of credit, NOK 45,000 and NOK 50,000, respectively, aggregate the total lines of credit classified as long-term debt. Unused long-term bank lines of credit amount to NOK 25,000.

  The A/S Nopal shares and the Skoyen production facility which serve as collateral for certain of the above loans are owned by A. L. Oslo. These assets will not be owned by the Related Norwegian Businesses subsequent to the reorganization. The Skoyen production facility will, however, be available to the Related Norwegian Businesses as collateral for financing purposes a limited period of time, pursuant to the terms of the Restructuring Agreement. Further, alternative pledging arrangements may be made in connection with the completion of the combination agreement.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Maturities of long-term debt during each of the next five years and thereafter are as follows:

                                                        YEAR ENDING DECEMBER 31,
                                                        ------------------------
   1994................................................          45,726
   1995................................................          53,907
   1996................................................         112,665
   1997................................................          21,876
   1998................................................          25,370
   Thereafter..........................................         257,779
                                                                -------
                                                                517,323
                                                                =======

11. NET INVESTMENT

  Management believes that the costs related to the use of operating assets not included in the financial statements of the Related Norwegian Businesses (the Skoyen real estate and certain leasehold improvements) have been allocated to the finished pharmaceutical, animal health, bulk antibiotics and aquatic animal health businesses included herein on a reasonable basis.

  Certain non-operating assets and liabilities of A. L. Oslo have been excluded from the financial statements of the Related Norwegian Businesses.

  The following is a summary of the net investment in the Related Norwegian
Businesses:

                                             FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                                1993        1992        1991
                                             ----------  ----------  ----------
Balance, beginning of period................    165,474     150,071     116,332
Net income..................................      7,196      31,135      31,758
Dividends paid..............................     (8,000)     (6,000)     (4,800)
Group contributions.........................      2,606     (12,224)     (3,410)
Cash advance (reimbursement)................    (18,064)      2,492      10,191
                                             ----------  ----------  ----------
Balance, end of period......................    149,212     165,474     150,071
                                             ==========  ==========  ==========

  The group contributions included in the above table were made in connection with intra-group tax allocations.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

12. OTHER REVENUE

                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                   1993       1992       1991
                                                ---------- ---------- ----------
   License fees received from A. L.
    Laboratories, Inc. and Subsidiaries.......      13,470     10,852      9,796
   Commissions received from A. L.
    Laboratories, Inc. and Subsidiaries.......         100        740      1,533
   Compensation received for management
    services rendered to A.L. Industrier A.S,
    Subsidiaries and Affiliated Companies.....       6,220      7,206      8,281
   Commissions received from A.L. Industrier
    A.S, Subsidiaries and Affiliated
    Companies.................................         427      4,443      6,663
   Commissions received from unrelated
    parties...................................       2,989      2,426      1,837
   Research and development contributions
    received from unrelated parties...........       3,932      2,500      4,100
   Royalties and other received from unrelated
    parties...................................         488        636      2,356
                                                ---------- ---------- ----------
                                                    27,626     28,803     34,566
                                                ========== ========== ==========

13. OTHER INCOME (EXPENSE), NET

  Other income (expense), net consists of the following:

                                              FOR THE YEARS ENDED DECEMBER 31,
                                              ---------------------------------
                                                 1993       1992       1991
                                              ---------- ---------- -----------
   Interest income...........................      8,083      6,113       4,737
   Professional fees.........................                            (6,875)
                                              ---------- ---------- -----------
                                                   8,083      6,113      (2,138)
                                              ========== ========== ===========

  Certain non-recurring professional fees were incurred in connection with a corporate reorganization study in 1991.

14. PENSION COMMITMENTS

  The Related Norwegian Businesses' defined benefit plans cover the majority of its employees. These pension commitments are funded through a collective agreement with a Norwegian insurance company. The Related Norwegian Businesses make annual contributions to the plan in accordance with Norwegian insurance principles and practices. In addition to the annual premiums, the Related Norwegian Businesses have made prepayments to specific premium funds. These premium funds are used to cover ordinary future annual premiums. The pension plan assets are deposited in the insurance company's general account which is principally invested in fixed income securities.

  The Related Norwegian Businesses also maintain a direct pension arrangement with certain employees. These pension commitments are paid out of the Related Norwegian Businesses' general assets and the obligations are accrued but not prefunded.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Net pension cost includes the following components:

                           PLANS WITH ASSETS IN EXCESS OF     PLANS WITH ACCUMULATED BENEFIT
                          ACCUMULATED BENEFIT OBLIGATION:     OBLIGATION IN EXCESS OF ASSETS:
                          ----------------------------------  ----------------------------------
                              YEARS ENDED DECEMBER 31,           YEARS ENDED DECEMBER 31,
                          ----------------------------------  ----------------------------------
                             1993        1992        1991        1993        1992       1991
                          ----------  ----------  ----------  ----------- ----------- ----------
Service cost............       4,970       3,901       2,607          205         179
Interest cost...........       5,509       4,162       3,429          849         778       409
Actual return on plan
 assets.................         (85)     (2,896)     (3,116)
Net amortization and de-
 ferral.................      (3,830)       (551)       (598)         432         412        17
                          ----------  ----------  ----------  ----------- ----------- ---------
                               6,564       4,616       2,322        1,486       1,369       426
                          ==========  ==========  ==========  =========== =========== =========

  The following tables set forth the plans' funded status as of December 31,:

                          PLANS WITH ASSETS IN EXCESS OF    PLANS WITH ACCUMULATED BENEFIT
                          ACCUMULATED BENEFIT OBLIGATION:   OBLIGATION IN EXCESS OF ASSETS:
                          --------------------------------  --------------------------------
                               1993             1992             1993             1992
                          ---------------  ---------------  ---------------  ---------------
Actuarial present value
 of accumulated benefit
 obligation:
  Vested................           44,566           34,713            8,056            9,084
  Nonvested.............              676                               580
                          ---------------  ---------------  ---------------  ---------------
                                   45,242           34,713            8,636            9,084
                          ===============  ===============  ===============  ===============
Projected benefit obli-
 gation.................           68,705           58,821            9,090           10,084
Plan assets, primarily
 fixed income securi-
 ties...................          (57,338)         (49,095)
                          ---------------  ---------------  ---------------  ---------------
Excess of projected ben-
 efit obligation over
 plan assets............           11,367            9,726            9,090           10,084
Unrecognized net gain
 (loss) from past expe-
 rience different from
 that assumed...........           17,737           11,871              818             (752)
Unrecognized prior serv-
 ice cost...............           (6,109)          (5,917)          (3,552)          (3,947)
Unfunded projected bene-
 fit obligation, at Jan-
 uary 1, 1988...........          (10,237)         ( 9,864)            (274)            (165)
Additional minimum lia-
 bility.................                                              2,554            3,864
                          ---------------  ---------------  ---------------  ---------------
Accrued pension cost....           12,758            5,816            8,636            9,084
                          ===============  ===============  ===============  ===============

  The discount rates used to determine the pension expenses are 7.00%, 8.50% and 8.75% for 1993, 1992 and 1991, respectively. The rates of future compensation levels were 3.5% per annum for 1993 and 5.00% per annum for 1992 and 1991. The expected long-term rate of return on assets was assumed to be 7.00% for 1993 and 8.00% for 1992 and 1991.

15. CONTINGENCIES AND COMMITMENTS

  In March 1994, a court injunction was filed in the Court of Enforcement (Namsretten) in Oslo against Apothekernes Laboratorium A.S related to a patent infringement claim for a medicinal process. Management asserts that their process is an independent process and believes the ultimate outcome of such a claim will not have a material impact on the financial statements of the Related Norwegian Businesses.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Rental expense under operating leases was NOK 4,610 in 1993, NOK 4,000 in 1992 and NOK 7,229 in 1991. Future minimum lease commitments under non-cancellable operating leases during each of the next five years and thereafter are as follows:

   YEARS ENDING DECEMBER 31,
   -------------------------
   1994................................................................. 3,905
   1995................................................................. 1,345
                                                                         -----
   Total................................................................ 5,250
                                                                         =====

16. OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

  During 1993, the Related Norwegian Businesses purchased a forward rate agreement with a notional amount of NOK 50 million which is effective for the period from March 7 to September 7, 1994. The contracted interest rate is 5.12%.

  At December 31, 1993, the Related Norwegian Businesses had forward currency contracts maturing in January, 1994 and January, 1995 to purchase DKK 40.0 million on each respective date. These currency contracts hedge the corresponding instalments payable on the Lundbeck debt on the respective dates at forward rates of NOK/DKK 1.0451 and 1.0524.

  The Related Norwegian Businesses had forward currency contracts maturing on January 13, 1993 to sell $1.0 million and to purchase $1.0 million at spot rates of 6.1020 and 5.6960, respectively.

  As of December 31, 1993, the following DKK forward currency contracts, as discussed above, were outstanding relating to the Related Norwegian Businesses:

   THE RELATED NORWEGIAN      THE RELATED NORWEGIAN
   BUSINESSES AS RECEIVER       BUSINESSES AS PAYER
   ----------------------------------------------------   AVERAGE
     CURRENCY     AMOUNT        CURRENCY     AMOUNT     FORWARD RATE MATURITY
     --------   ------------- ------------ ------------ ------------ ---------
   DKK                 40,000         NOK        41,804    104.51    Jan. 1994
   DKK                 40,000         NOK        41,096    105.24    Jan. 1995

  As of December 31, 1992, the following forward currency contracts were outstanding:

   THE RELATED NORWEGIAN      THE RELATED NORWEGIAN
   BUSINESSES AS RECEIVER       BUSINESSES AS PAYER
   ----------------------------------------------------   AVERAGE
     CURRENCY     AMOUNT        CURRENCY     AMOUNT     FORWARD RATE MATURITY
     --------   ------------- ------------ ------------ ------------ ---------
   DKK                 40,000         NOK        41,636   104.090    Jan. 1993
   DKK                 40,000         NOK        41,804   104.510    Jan. 1994
   DKK                 40,000         NOK        42,096   105.240    Jan. 1995
   NOK                  6,102         USD         1,000     6.102    Jan. 1993
   USD                  1,000         NOK         5,696     5.696    Jan. 1993

  The DKK forward currency contracts in the table above hedge the currency exposure arising from the DKK installments payable on the Lundbeck debt. The USD 1,000 forward currency contract was executed in order to hedge future revenue streams. The NOK 6,102 forward currency contract was purchased at a later date to lock in a gain realized on the USD forward currency contract.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  As of December 31, 1991, the following forward currency contracts were outstanding:

   THE RELATED NORWEGIAN      THE RELATED NORWEGIAN
   BUSINESSES AS RECEIVER       BUSINESSES AS PAYER
   ----------------------------------------------------   AVERAGE
     CURRENCY     AMOUNT        CURRENCY     AMOUNT     FORWARD RATE   MATURITY
     --------   ------------- ------------ ------------ ------------ -------------
   NOK                 61,737   USD               9,550      6.46    Jan--Oct 1992
   USD                    550         NOK         3,494      6.35    Apr--Oct 1992
   DEM                 10,229         NOK        40,205    393.05         Aug 1992
   DKK                 40,000         NOK        40,588    101.47         Jan 1992

  As of December 31, 1991, the following foreign currency swap contracts were outstanding:

      THE RELATED NORWEGIAN            THE RELATED NORWEGIAN
      BUSINESSES AS RECEIVER             BUSINESSES AS PAYER
   --------------------------------  ------------------------------
   CURRENCY    AMOUNT    RATE REF.   CURRENCY   AMOUNT   RATE REF.   MATURITY
   --------    -------   ---------   --------   ------   ---------   ---------
   NOK          68,730   floating      USD      10,000   fixed       July 1994
   NOK         137,400   fixed         USD      20,000   floating    July 1994
   NOK          25,010   fixed         USD       3,862   floating     Oct 1998

  Floating interest rates are based on the 3 month London interbank offered rate (LIBOR).

  The USD currency swap with a notional amount of $3,862 at December 31, 1991, requires the Related Norwegian Businesses to maintain a liquidity level, as defined, of at least 10% of the last 12 months sales.

  During 1991, the Related Norwegian Businesses entered into United States dollar swap contracts, United States dollar loans and forward currency contracts, which combined totalled $45.0 million. These contracts resulted in gains of NOK 14.8 million and NOK 27.2 million for the years ending December 31, 1992 and 1991.

  During 1991, the Related Norwegian Businesses entered into an interest rate collar agreement for a notional amount of $10 million. The index rate is three month LIBOR. This agreement is comprised of a cap of 9.75% for the entire contract period, January 25, 1992 through July 25, 1994, and a floor of 6.90% and 7.35% for the first and second years, respectively, and 7.50% for the period from January 25, 1994 through July 25, 1994. Under this collar agreement, the Related Norwegian Businesses are paying three month LIBOR up to 9.75% and receiving the floor rate on the notional amount during the contract period.

  After the purchase of the above described collar agreement, the relevant interest rates declined significantly. In order to offset the exposure to the collar agreement floor, the Related Norwegian Businesses purchased for $459 an interest rate floor agreement with a notional amount of $10 million in December 1991. The index rate is three month LIBOR. The strike price is: 6.90% from January 27, 1992 through January 25, 1993; 7.35% from January 25, 1993 through January 25, 1994; and 7.50% from January 25, 1994 through July 25, 1994. This floor agreement effectively offsets the floor portion of the collar agreement noted above (i.e. the Related Norwegian Businesses pay and receive the same amounts quarterly).

  Counterparties to the forward rate agreement, forward exchange contracts and interest rate contracts are major financial institutions. Management believes the risk of incurring losses related to credit risk is remote and any losses would be immaterial.

17. DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Cash and cash equivalents:

    The carrying amount approximates fair value because of the short maturity of these instruments.

  Long-term receivables:

    The carrying amount approximates the fair value since this amount is due from a related company in the A. L. Oslo Group.

  Short-term debt:

    The carrying amount of the Related Norwegian Businesses' short-term debt approximates the fair value because of the short maturity of the debt.

  Long-term debt:

    The fair value of the Related Norwegian Businesses' long-term debt is estimated based on the current rates offered to A. L. Oslo for debt with similar remaining maturities.

  Forward rate agreement:

    The fair value of the forward rate agreement is estimated by obtaining a quote from a broker.

  Foreign currency contracts:

    The fair value of foreign currency contracts is estimated by obtaining quotes from brokers.

  Interest rate agreements:

    The fair value of interest rate agreements is estimated by obtaining quotes from brokers.

                                           DECEMBER 31, 1993  DECEMBER 31, 1992
                                           ------------------ ------------------
                                           CARRYING    FAIR   CARRYING    FAIR
                                            AMOUNT    VALUE    AMOUNT    VALUE
                                           ------------------ ------------------
Cash and cash equivalents.................   33,295    33,295    6,611     6,611
Long-term receivables.....................   43,700    43,700   43,700    43,700
Short-term debt...........................      116       116   36,702    36,702
Long-term debt............................  517,323   534,774  456,919   450,667
Forward rate agreement....................        0        20
Foreign currency contracts................    5,294     5,294    9,671     9,671
Interest rate agreements..................        0         0        0         0

18. RELATED PARTY TRANSACTIONS

  Certain expenses for direct and indirect corporate overhead, including legal, depreciation, marketing, insurance and pensions have been reimbursed to the Related Norwegian Businesses from the demerged entities. Accordingly, these statements may not be indicative of the expenses that might have resulted in the Related Norwegian Businesses had they operated on a stand-alone basis.

  For purposes of disclosing related party transactions, the Related Norwegian Businesses have presented such transactions with A. L. Laboratories, Inc. and Subsidiaries separate from A. L. Oslo and its other subsidiaries and affiliates.

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  Transactions with A. L. Laboratories, Inc. and Subsidiaries:

                                                       YEARS ENDED DECEMBER 31,
                                                      --------------------------
                                                        1993     1992     1991
                                                      -------- -------- --------
   Inventory purchased from A. L. Laboratories, Inc.
    and Subsidiaries................................     5,217    1,892    8,952
   License fees received from A. L. Laboratories,
    Inc.
    and Subsidiaries................................    13,470   10,852    9,796
   Sales to and commissions received from A. L. Lab-
    oratories, Inc. and Subsidiaries................    88,434   90,150   75,671

  As of December 31, 1993 and 1992, there was a net current receivable of NOK 18,413 and NOK 15,253 respectively, receivable from A. L. Laboratories, Inc. and Subsidiaries.

  In March 1992, the Related Norwegian Businesses sold certain production equipment to A. L. Laboratories, Inc. for $400.

  In November 1991, the Related Norwegian Businesses sold a polymyxin product line to Dumex in Denmark, a subsidiary of A. L. Laboratories Inc., for $6,000.

  Transactions with A. L. Oslo, Subsidiaries and Affiliated Companies:

                                                           YEARS ENDED DECEMBER
                                                                   31,
                                                           --------------------
                                                            1993   1992   1991
                                                           ------ ------ ------
   Inventory purchased from and commission paid to A. L.
    Oslo, Subsidiaries and Affiliated Companies..........   4,117 10,763  7,751
   Compensation received for management services rendered
    to A. L. Oslo, Subsidiaries and Affiliated Companies.   6,220  7,206  8,281
   Sales to and commissions received from A. L. Oslo,
    Subsidiaries and Affiliated Companies................  20,278 10,644 12,076

  As of December 31, 1993 and 1992, there was a net current receivable of NOK 8,588 and NOK 12,332 respectively, receivable from A. L. Oslo, Subsidiaries and Affiliated Companies.

  As of December 31, 1993 and 1992, there was a long-term, interest bearing receivable of NOK 43,700 and NOK 43,700, respectively, receivable from A. L. Oslo, Subsidiaries and Affiliated Companies. This receivable will be settled in connection with the proposed demerger. The rate of interest at December 31, 1993 was 13%.

19. SUPPLEMENTAL DATA

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1993     1992     1991
                                                     -------- -------- --------
Allowance for doubtful accounts receivable at year
 end................................................    3,200    2,743    2,740
Research and development expense....................   47,720   39,125   37,587
Depreciation expense................................   32,948   29,488   16,482
Amortization expense................................    9,931    9,553    1,400
Interest cost incurred..............................   59,454   51,846   40,632
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest (net of amount capitalized)..   60,118   48,828   17,981
Cash paid for income taxes..........................    2,902    4,569    5,361

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

  In 1991, the Related Norwegian Businesses acquired product lines from an unrelated Danish Company for DKK 165,565 through a cash payment of DKK 5,565 (NOK 5,677) and the issuance of a note payable of DKK 160,000 (NOK 163,200).

  As of January 1, 1993, the Related Norwegian Businesses acquired the remaining outstanding shares (50% ownership) of Norgesplaster A.S for NOK 15.0 million in cash.

20. INFORMATION CONCERNING BUSINESS SEGMENTS AND GEOGRAPHICAL OPERATIONS

  The Related Norwegian Businesses' two general business segments are: (1) Finished Pharmaceuticals; (2) Animal Health, Bulk Antibiotics and Aquatic Animal Health.

                                                         DEPRECIATION AND
                          TOTAL   OPERATING IDENTIFIABLE   AMORTIZATION     CAPITAL
                         REVENUE   INCOME      ASSETS        EXPENSES     EXPENDITURES
                         -------  --------- ------------ ---------------- ------------
1993
Business segments:
  Finished Pharmaceuti-
   cals................. 279,630*  18,551     388,574         21,401         13,579
  Animal Health, Bulk
   Antibiotics and
   Aquatic Animal
   Health............... 269,719   47,849     334,218         20,705          9,295
  Unallocated...........   6,965   (5,483)     90,025            773          1,592
                         -------   ------     -------         ------         ------
                         556,314   60,917     812,817         42,879         24,466
                         =======   ======     =======         ======         ======
Geographical distribu-
 tion of revenue:
  Norway................ 232,493*
  Europe except Norway.. 178,802
  North America.........  61,208
  South America.........  22,926
  Asia..................  54,869
  Australia and Africa..   6,016
                         -------
                         556,314
                         =======
1992
Business segments:
  Finished Pharmaceuti-
   cals................. 241,440*  19,911     368,633         18,744         14,276
  Animal Health, Bulk
   Antibiotics and
   Aquatic Animal
   Health............... 233,608   30,409     329,145         19,414         25,921
  Unallocated...........  11,059   (5,323)     82,187            883            910
                         -------   ------     -------         ------         ------
                         486,107   44,997     779,965         39,041         41,107
                         =======   ======     =======         ======         ======
Geographical distribu-
 tion of revenue:
  Norway................ 191,187*
  Europe except Norway.. 175,627
  North America.........  53,135
  South America.........  18,968
  Asia..................  44,554
  Australia and Africa..   2,636
                         -------
                         486,107
                         =======

                   THE RELATED NORWEGIAN BUSINESSES (NOTE 1)

                                                         DEPRECIATION AND
                          TOTAL   OPERATING IDENTIFIABLE   AMORTIZATION     CAPITAL
                         REVENUE   INCOME      ASSETS        EXPENSES     EXPENDITURES
                         -------  --------- ------------ ---------------- ------------
1991
Business segments:
  Finished Pharmaceuti-
   cals................. 210,772*  14,606     364,035          6,983        133,154
  Animal Health, Bulk
   Antibiotics and
   Aquatic Animal
   Health............... 188,063   15,240     304,134          9,727         15,252
  Unallocated...........  14,666   (2,425)    124,952          1,172             25
                         -------   ------     -------         ------        -------
                         413,501   27,421     793,121         17,882        148,431
                         =======   ======     =======         ======        =======
Geographical distribu-
 tion of revenue:
  Norway................ 182,383*
  Europe except Norway.. 140,430
  North America.........  43,212
  South America.........  13,822
  Asia..................  31,330
  Australia and Africa..   2,324
                         -------
                         413,501
                         =======

* In 1993, 1992 and 1991, revenue from one unaffiliated customer approximated NOK 125,400, NOK 134,500 and NOK 121,700, respectively.

                        INDEPENDENT ACCOUNTANTS' REPORT

  In connection with our audits of the combined financial statements of the Related Norwegian Businesses (as described in Note 1 to the combined financial statements) as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which financial statements are included as an exhibit to the Proxy Statement, we have also audited the financial statement schedules V, VI, VIII, IX and X.

  In our opinion, these financial statements, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

  As discussed in our report on the above mentioned financial statements, the Related Norwegian Businesses changed their method of accounting for income taxes in 1992.

Coopers & Lybrand AS
/s/Coopers & Lybrand
Oslo, Norway

May 11, 1994, except for Note 2 and
Note 3 to the combined financial
statements for which the date is May
16, 1994.

  THE RELATED NORWEGIAN BUSINESSES (REFER TO NOTE 1 TO THE COMBINED FINANCIAL
                                  STATEMENTS)

                   SCHEDULE V--PROPERTY, PLANT AND EQUIPMENT

                       (in thousands of Norwegian Kroner)

COLUMN A                   COLUMN B   COLUMN C    COLUMN D       COLUMN E       COLUMN F
- --------                 ------------ ---------  ----------- ------------------ ---------
                                                               OTHER CHANGES
                                                               ADD (DEDUCT)
                                                             ------------------
                         BALANCE                                                 BALANCE
                         AT BEGINNING ADDITIONS                       ACQUIRED   AT END
CLASSIFICATION           OF PERIOD     AT COST   RETIREMENTS OTHER*  BUSINESSES OF PERIOD
- --------------           ------------ ---------  ----------- ------  ---------- ---------
Year ended December 31,
 1993:
  Land..................    18,662                                        303     18,965
  Buildings and improve-
   ments................   169,677          37                          3,950    173,664
  Machinery and equip-
   ment.................   318,530      18,625      (6,147)    (71)     6,721    337,658
  Construction in pro-
   gress................     3,811       5,804        (430)                        9,185
                           -------    --------     -------   -----     ------    -------
                           510,680      24,466      (6,577)    (71)    10,974    539,472
                           =======    ========     =======   =====     ======    =======
Year ended December 31,
 1992:
  Land..................    18,461         201                                    18,662
  Buildings and improve-
   ments................   166,182       3,495                                   169,677
  Machinery and equip-
   ment.................   286,754      37,160      (5,228)   (156)              318,530
  Construction in pro-
   gress................     2,149         251               1,411                 3,811
                           -------    --------     -------   -----               -------
                           473,546      41,107      (5,228)  1,255               510,680
                           =======    ========     =======   =====               =======
Year ended December 31,
 1991:
  Land..................    15,964       2,497                                    18,461
  Buildings and improve-
   ments................               166,182                                   166,182
  Machinery and equip-
   ment.................   184,959     118,405     (16,501)   (109)              286,754
  Construction in pro-
   gress................   140,802    (138,653)                                    2,149
                           -------    --------     -------   -----               -------
                           341,725     148,431     (16,501)   (109)              473,546
                           =======    ========     =======   =====               =======

- --------
* Represents foreign currency translation adjustments and transfers between classifications.

  THE RELATED NORWEGIAN BUSINESSES (REFER TO NOTE 1 TO THE COMBINED FINANCIAL
                                  STATEMENTS)

           SCHEDULE VI--ACCUMULATED DEPRECIATION AND AMORTIZATION OF
                         PROPERTY, PLANT AND EQUIPMENT

                       (in thousands of Norwegian Kroner)

 COLUMN A                  COLUMN B    COLUMN C   COLUMN D     COLUMN E    COLUMN F
 --------                ------------ ---------- ----------- ------------- ---------
                                      ADDITIONS
                           BALANCE    CHARGED TO                            BALANCE
                         AT BEGINNING  COST AND              OTHER CHANGES  AT END
CLASSIFICATION            OF PERIOD    EXPENSES  RETIREMENTS ADD (DEDUCT)* OF PERIOD
- --------------           ------------ ---------- ----------- ------------- ---------
Year ended December 31,
 1993:
  Buildings and improve-
   ments................     6,803       5,887                               12,690
  Machinery and equip-
   ment.................   108,174      27,061      (4,965)       (40)      130,230
                           -------      ------     -------        ---       -------
                           114,977      32,948      (4,965)       (40)      142,920
                           =======      ======     =======        ===       =======
Year ended December 31,
 1992:
  Buildings and improve-
   ments................     1,153       5,650                                6,803
  Machinery and equip-
   ment.................    87,958      23,838      (3,535)       (87)      108,174
                           -------      ------     -------        ---       -------
                            89,111      29,488      (3,535)       (87)      114,977
                           =======      ======     =======        ===       =======
Year ended December 31,
 1991:
  Buildings and improve-
   ments................                 1,153                                1,153
  Machinery and equip-
   ment.................    83,451      15,329     (10,768)       (54)       87,958
                           -------      ------     -------        ---       -------
                            83,451      16,482     (10,768)       (54)       89,111
                           =======      ======     =======        ===       =======

- --------
* Represents foreign currency translation adjustments and transfers between classifications.

  THE RELATED NORWEGIAN BUSINESSES (REFER TO NOTE 1 TO THE COMBINED FINANCIAL
                                  STATEMENTS)

                SCHEDULE VIII--VALUATION AND QUALIFYING ACCOUNTS

                       (in thousands of Norwegian Kroner)

COLUMN A                    COLUMN B        COLUMN C            COLUMN D   COLUMN E
- --------                  ------------ ----------------------  ----------- ---------
                                            ADDITIONS
                                       CHARGED (CREDIT) TO
                                       ----------------------
                            BALANCE                                         BALANCE
                          AT BEGINNING COST AND      OTHER                  AT END
DESCRIPTION:               OF PERIOD   EXPENSES    ACCOUNTS    DEDUCTIONS* OF PERIOD
- ------------              ------------ ---------   ----------  ----------- ---------
Reserve for doubtful ac-
 counts:
Year ended December 31,
  1993..................     2,743            343         291*   (177)**     3,200
  1992..................     2,740            998       (965)*    (30)**     2,743
  1991..................     2,740          1,622       (780)*   (842)**     2,740

- --------
 * Includes (NOK 169), (NOK 1,009), and (NOK 780) in 1993, 1992, and 1991,
   respectively, of cash collected on previously written off accounts, and NOK 460 in 1993 related to business acquisition.
** Account written off to reserve.

  THE RELATED NORWEGIAN BUSINESSES (REFER TO NOTE 1 TO THE COMBINED FINANCIAL
                                  STATEMENTS)

                       SCHEDULE IX--SHORT TERM BORROWINGS

                       (in thousands of Norwegian Kroner)

COLUMN A                     COLUMN B  COLUMN C  COLUMN D    COLUMN E   COLUMN F
- --------                    ---------- -------- ----------- ----------- --------
                                                                (A)       (B)
                                                             WEIGHTED   WEIGHTED
                                                  MAXIMUM     AVERAGE   AVERAGE
                                       WEIGHTED   AMOUNT      AMOUNT    INTEREST
                            BALANCE AT AVERAGE  OUTSTANDING OUTSTANDING   RATE
                               END     INTEREST   DURING      DURING     DURING
CATEGORY OF BORROWINGS      OF PERIOD    RATE     PERIOD      PERIOD     PERIOD
- ----------------------      ---------- -------- ----------- ----------- --------
Bank borrowings:
Year ended December 31,
  1993.....................      116    15.25%    116,384     50,955      9.58%
  1992.....................   36,702    12.97%    100,886     68,173      8.87%
  1991.....................   19,840     7.83%     45,314     32,468      9.14%

- --------
(A) Average amount outstanding during the period is computed on a monthly basis.
(B) Weighted average interest rate during the period is computed by dividing the actual short-term interest expense by the average short-term debt outstanding.

  THE RELATED NORWEGIAN BUSINESSES (REFER TO NOTE 1 TO THE COMBINED FINANCIAL
                                  STATEMENTS)

             SCHEDULE X--SUPPLEMENTARY INCOME STATEMENT INFORMATION

                       (In thousands of Norwegian Kroner)

COLUMN A                                                     COLUMN B
- --------                                           -----------------------------
                                                   CHARGED TO COSTS AND EXPENSES
                                                   -----------------------------
ITEM                                                 1993      1992      1991
- ----                                               --------- --------- ---------
Maintenance and repairs...........................    17,177    13,423     9,925
Advertising costs.................................    22,712    19,390    19,752

- --------
Note: All other items have been omitted because they amounted to less than 1% of total revenues or because they are disclosed in the consolidated financial statements.